                          Conversion Valuation Report


                       -----========================-----

                         Valued as of November 7, 1997


                                Cavalry Banking



                            Murfreesboro, Tennessee





                                  Prepared By:



                               Ferguson & Company
                                   Suite 305
                            860 West Airport Freeway
                                Hurst, TX  76054
                                  817-577-9558

[LETTERHEAD OF FERGUSON & COMPANY APPEARS HERE]


                     STATEMENT OF APPRAISER'S INDEPENDENCE

                                Cavalry Banking
                                ---------------
                            Murfreesboro, Tennessee
                            -----------------------

     We are the appraiser for Cavalry Banking, Murfreesboro, Tennessee, in connection with its conversion, reorganization and issuance of Public Shares.
We are submitting our independent estimate of the pro forma market value of the Cavalry Banking's stock to be issued in the conversion and reorganization. In connection with our appraisal of the to-be-issued stock, we have received a fee which was not related to the estimated final value. The estimated pro forma market value is solely the opinion of our company and it was not unduly influenced by Cavalry Banking, its conversion counsel, its selling agent, or any other party connected with the conversion.

     Cavalry Banking has agreed to indemnify Ferguson & Company under certain circumstances against liabilities arising out of our services. Specifically, we are indemnified against liabilities arising from our appraisal except to the extent such liabilities are determined to have arisen because of our negligence or willful conduct.

                                               Ferguson & Company

                                               /s/ Charles M. Hebert

                                               Charles M. Hebert
                                               Principal

November 20, 1997

[LETTERHEAD OF FERGUSON &
  COMPANY APPEARS HERE]

                               November 20, 1997



Board of Directors
Cavalry Banking
114 West College Street
Murfreesboro, Tennessee

Dear Directors:

  We have completed and hereby provide, as of November 7, 1997, an independent appraisal of the estimated pro forma market value of Cavalry Banking ("Cavalry" or the "Bank"), Murfreesboro, Tennessee, in connection with the conversion of Cavalry from the mutual form to the stock form of organization ("Conversion"). This appraisal report is furnished pursuant to the regulatory filing of the Bank's Application for Conversion ("Form AC") with the Office of Thrift Supervision ("OTS").

  Ferguson & Company ("F&C") is a consulting firm that specializes in providing financial, economic, and regulatory services to financial institutions. The background and experience of F&C is presented in Exhibit I. We believe that, except for the fees we will receive for preparing the appraisal and assisting with Cavalry's business plan, we are independent. F&C personnel are prohibited from owning stock in conversion clients for a period of at least one year after conversion.

  In preparing our appraisal, we have reviewed Cavalry's Application for Approval of Conversion, including the Proxy Statement as filed with the OTS. We conducted an analysis of Cavalry that included discussions with Rayburn, Betts & Bates, P.C., the Bank's independent auditors, and with Breyer & Aguggia, the Bank's conversion counsel. In addition, where appropriate, we considered information based on other available published sources that we believe is reliable; however, we cannot guarantee the accuracy or completeness of such information.

  We also reviewed the economy in Cavalry's primary market area (assessment area) and compared the Bank's financial condition and operating results with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrifts stocks in particular.

  Our appraisal is based on Cavalry's representation that the information contained in the Form AC and additional evidence furnished to us by the Bank and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by Cavalry and its auditors, nor did we independently value the Bank's assets or liabilities. The valuation considers Cavalry only as a going concern and should not be considered an indication of its liquidation value

  It is our opinion that, as of November 7, 1997, the estimated pro forma market value of Cavalry was $57,000,000, or 5,700,000 shares at $10.00 per share. The resultant valuation range was $48,450,000 at the minimum (4,845,000 shares at $10.00 per share) to $65,550,000 at the maximum (6,555,000 shares at $10.00 per share), based on a range of 15 percent below and above the midpoint valuation. The supermaximum was $75,382,500 (7,538,250 shares at $10.00 per share).

Board of Directors
November 20, 1997
Page 2


  Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank's pro forma market value. F&C is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by F&C shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

  Our opinion is based on circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of Cavalry, could materially affect the assumptions used in preparing this appraisal.

  The valuation reported herein will be updated as provided in the OTS conversion regulations and guidelines. All updates will consider, among other things, any developments or changes in Cavalry's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments will be made to the estimated pro forma market value. The reasons for any such adjustments will be explained in detail at the time.

                                               Respectfully,
                                               Ferguson & Company

                                               /s/ Charles M. Hebert

                                               Charles M. Hebert
                                               Principal

FERGUSON & COMPANY
------------------


                               TABLE OF CONTENTS

                                Cavalry Banking
                            Murfreesboro, Tennessee

                                                 PAGE
                                                 ----
INTRODUCTION                                        1

SECTION I. - FINANCIAL CHARACTERISTICS              3

PAST & PROJECTED ECONOMIC CONDITIONS                3

FINANCIAL CONDITION OF INSTITUTION                  4

     Balance Sheet Trends                           4
     Asset/Liability Management                     5
     Income and Expense Trends                     10
     Regulatory Capital Requirements               10
     Lending                                       11
     Nonperforming Assets                          18
     Loan Loss Allowance                           18
     Mortgage Backed Securities and Investments    21
     Savings Deposits                              22
     Borrowings                                    23
     Subsidiaries                                  23
     Legal Proceedings                             23

EARNINGS CAPACITY OF THE INSTITUTION               23

     Asset-Size-Efficiency of Asset Utilization    24
     Intangible Values                             24
     Effect of Government Regulations              24
     Office Facilities                             25


FERGUSON & COMPANY
------------------

                         TABLE OF CONTENTS - CONTINUED

                                Cavalry Banking
                            Murfreesboro, Tennessee

                                                      PAGE
                                                      ----
SECTION II - MARKET AREA                                 1

DEMOGRAPHICS                                             1

SECTION III - COMPARISON WITH PUBLICLY TRADED THRIFTS    1

COMPARATIVE DISCUSSION                                   1

     Selection Criteria                                  1
     Profitability                                       2
     Balance Sheet Characteristics                       2
     Risk Factors                                        2
     Summary of Financial Comparison                     3

FUTURE PLANS                                             3

SECTION IV - CORRELATION OF MARKET VALUE                 1

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED          1

     Financial Aspects                                   1
     Market Area                                         3
     Management                                          3
     Dividends                                           3
     Liquidity                                           3
     Thrift Equity Market Conditions                     4

EFFECT OF INTEREST RATES ON THRIFT STOCK                 4

TENNESSEE ACQUISITIONS                                   5

FERGUSON & COMPANY
------------------

                         TABLE OF CONTENTS - CONTINUED

                                Cavalry Banking
                            Murfreesboro, Tennessee

                                                     PAGE
                                                     ----
SECTION IV - CORRELATION OF MARKET VALUE - continued
     Adjustments Conclusion                             7
     Comparison to Banks                                7
     Valuation Approach                                 7
     Valuation Conclusion                               8


FERGUSON & COMPANY
------------------


                                 LIST OF TABLES

                                Cavalry Banking
                            Murfreesboro, Tennessee


TABLE
NUMBER                  TABLE TITLE                  PAGE
-------                 -----------                  ----
         SECTION I - FINANCIAL CHARACTERISTICS

  1      Selected Financial and Other Data             6
  2      Selected Operating Ratios                     7
  3      Loan Maturity Schedule                        8
  4      Maturities by Rate Type                       8
  5      Interest Rate Sensitivity                     9
 5a      Net Portfolio Value                          10
  6      Regulatory Capital Compliance                11
  7      Analysis of Loan Portfolio                   12
  8      Loan Activity                                13
  9      Average Balances, Yields, Costs              14
 10      Rate/Volume Analysis                         16
 11      Non-Performing Assets                        17
 12      Schedule of Classified Assets                18
 13      Analysis of Allowance for Loan Losses        19
 14      Allocation of Allowance for Loan Losses      20
 15      Classification of Investment Securities      21
 16      Deposit Portfolio                            22
 17      Jumbo CD's at June 30, 1997                  23
 18      Office Facilities and Locations              25

         SECTION II - MARKET AREA

  1      Key Economic Indicators                       2
  2      Employment by Industry                        4
  3      Market Area Deposits                          5


FERGUSON & COMPANY
------------------
                           LIST OF TABLES - continued

                                Cavalry Banking
                            Murfreesboro, Tennessee


TABLE
NUMBER                 TABLE TITLE                 PAGE
------                 -----------                 ----
          SECTION III - COMPARISON WITH PUBLICLY
          TRADED THRIFTS

  1       Comparatives General                         4
  2       Key Financial Indicators                     5
  3       Pro Forma Comparisons                        6
  4       Comparative Selection                        8

          SECTION IV - CORRELATION OF MARKET VALUE

  1       Appraisal Adjustments to Earnings            2
  2       Acquisitions Since January 1, 1996           9
  3       Recent Conversions                          12
  4       Comparison of Pricing Ratios                15
  5       Other Thrift Conversions                    17
  6       Pink Sheet Banks                            18


FERGUSON & COMPANY
------------------

                                    EXHIBITS

                                Cavalry Banking
                            Murfreesboro, Tennessee


                                 EXHIBIT TITLE

Exhibit I - Ferguson & Co., LLP. Qualifications

Exhibit II - Selected National, Region, State, and Comparatives Information

Exhibit III - Financial Highlights Cavalry Banking

Exhibit IV - Comparative Group TAFS and BankSource Reports

Exhibit V - Pro Forma Calculations

     Pro Forma Assumptions
     Pro Forma Effect of Conversion Proceeds at the Minimum of the Range Pro Forma Effect of Conversion Proceeds at the Midpoint of the Range Pro Forma Effect of Conversion Proceeds at the Maximum of the Range Pro Forma Effect of Conversion Proceeds at the SuperMax of the Range Pro Forma Analysis Sheet

                                   SECTION I
                           FINANCIAL CHARACTERISTICS

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

                                 INTRODUCTION

                                CAVALRY BANKING

     Cavalry Banking ("Cavalry" or "Bank") operates as a federally chartered mutual savings bank located in Murfreesboro, Tennessee. Founded in 1929 as a Tennessee-chartered mutual building association, the original title was "Murfreesboro Building and Loan Association." The Bank converted to a federally chartered association in 1936, and adopted the name "Murfreesboro Federal Savings and Loan Association. In 1936, when the Association received its federal charter, it received insurance of accounts (currently insured by the FDIC under the SAIF). In 1984, the Bank adopted the name "Cavalry Banking Federal Savings and Loan Association." In 1991, the Bank adopted the name "Cavalry Banking, A Federal Savings Bank," and in 1996, the Bank amended its mutual charter to adopt its current name. The Bank now conducts its business through its main office, eight branch offices, and one loan production office. The main office (114 West College Street) and four branches are located in Murfreesboro, Tennessee; one branch in Shelbyville, Tennessee (Bedford County); and three branch offices in Smyrna, Tennessee (Rutherford County). The loan production office is located in Franklin, Tennessee (Williamson County). At September 30, 1997, the Bank had $275.5 million in total assets, $242.0 million in deposits, and equity capital of $29.5 million which equated to 10.71% of total assets.

                             CAVALRY BANCORP, INC.

     Cavalry Bancorp, Inc. ("the Company" or "CB"), a Tennessee Corporation, was organized by the Bank in 1997 for the purpose of holding all of the common stock of the Bank. The Company has received conditional approval from the Office of Thrift Supervision ("OTS") to become a savings and loan holding company through the acquisition of 100% of the capital stock of the Bank. Upon completion of the Conversion and Reorganization, the only significant assets of the Company will be all of the Bank's outstanding Common Stock, 50% of the net proceeds of the Offering as permitted by the OTS to be retained by it, less the note evidencing the loan to the ESOP to enable the purchase of 8% of the Common Stock issued in the Conversion. That portion of the net proceeds from the offering retained by the company are to be used for general business activities.

     Cavalry is not a traditional thrift. The asset composition of the institution suggests that it is primarily managed as a traditional commercial bank. A traditional thrift mainly makes long-term residential loans that are funded primarily with certificates of deposits and savings accounts. A traditional commercial bank primarily originates commercial business, consumer and other short-term non-real estate loans funded by non-interest bearing demand accounts and other short-term liabilities. To illustrate the change in assets, at December 31, 1992, the one-to-four-family loans were 50.6% of total loans. At September 30, 1997, one-to-four-family loans represented only 32.7% of total loans. Funding sources have also changed. At December 31, 1994, certificates of deposits comprised 61.2%. At September 30, 1997, certificates were only 54.6% of total deposits. Moreover, unlike a traditional thrift, Cavalry offers trust services to its customer base.

     The Bank offers a variety of loan products to accommodate its customer base. Single family loans, both fixed rate and adjustable rate mortgages ("ARM's"), are originated. Generally, the ARM's are retained in the Bank's portfolio, and the fixed rate mortgages are sold into the secondary market. The bank is active in interim construction lending. At September 30, 1997, construction loans were $68.8 million, or 26.7% of the total loan portfolio. At the same period, acquisition and development loans totaled $10.6 million (4.1% of total loans). Also at September 30, 1997, commercial real estate loans were $37.1 million (14.4% of total loans), and commercial business loans were $22.1 million (8.6% of total loans). Clearly, the asset

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

composition of the Bank and the risk component of the portfolio more closely resemble that of a traditional commercial bank than the asset composition of a traditional thrift. Cavalry Banking's management has recognized the higher risk levels associated with its portfolio by providing a depth of management and an array of lending skills and expertise often lacking in a traditional thrift. In addition, the Bank has provided adequate loan and lease loss reserves, not based on historical data, but in recognition of the inherent risk in a bank-type loan portfolio.

     Cavalry had $59 thousand in non-performing assets at September 30, 1997 (0.02% of total assets) as compared to $51 thousand at September 30, 1996 (0.02% of total assets). At September 30, 1997, assets classified as "Substandard" were $863 thousand (0.39% of net loans and 0.31% of total assets). The current level of nonperforming assets and classified loans is nominal. Management has adequate control of the problem assets and does a more than adequate job of managing such assets. The current nonperforming or classified asset level is not likely to have a significant impact on the future earning capacity or capital position of the Bank.

     Deposit accounts have increased during the four years and nine months from December 31, 1992, to September 30, 1997, by $61.7 million. Between December 31, 1992, and December 31, 1993, deposits increased from $180.3 million to $185.2 million. In 1994, deposits decreased $4.9 million. Following 1994, growth continued between 1994 and 1995 with deposits increasing $16.4 million. December 31, 1996, saw another increase of $17.8 million to $214.5 million. Between December 31, 1996, and September 30, 1997, deposits continued growing by $27.5 million to their current level of $241.95 million.

     The Bank's capital to assets ratio has shown steady growth. Equity capital, as a percentage of average assets, increased from 8.13% at December 31, 1992, to 9.11% at December 31, 1993. Between December 31, 1993, and December 31, 1994, capital increased as a percentage of assets, to 10.17%. December 31, 1995, saw equity capital as a percentage of assets climb to 10.91%. Between December 31, 1995, and December 31, 1996, equity capital increased further to 11.12% of assets. In the nine months ended September 30, 1997, capital decreased to 10.71% of assets due to asset growth, but it increased in real dollars. The period between December 31, 1992 and September 30, 1997, reflects an increase in equity accounts of 31.73%. This growth in equity supported asset growth of 38.71%, and pre-conversion capital levels remain ample. Equity capital, in dollars, has increased from $16.2 million to $29.5 million in four years and nine months.

     Calvary's profitability, as measured by return on average assets ("ROAA"), was above its peer group average of thrifts filing TFR's with the OTS, consisting of OTS supervised thrifts with assets from $100 million to $300 million, between December 31, 1994, and June 30, 1997. For the years ending December 31, 1994, 1995, 1996, and the six months ended June 30, 1997, Cavalry ranked in the 80th, 94th, 94th, and 90th, percentile, respectively, in ROAA. In return on equity (ROAE) for the same periods, Cavalry ranked in the 70th, 87th, 89th, and 78th percentile, respectively./1/ The disparity between the peer rankings on ROAA and ROAE reflect the higher capital ratios of the institution. Although considered "Well Capitalized" by any regulatory standard, the lower performance in ROAE is, of course, the result of having higher than peer average capital. After conversion, the return on equity ratios will trend downward as equity capital levels increase.

-------------------------------
/1/ "TAFS" by Sheshunoff Information Services, Inc., as of June 30, 1997.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

                         I. FINANCIAL CHARACTERISTICS

PAST & PROJECTED ECONOMIC CONDITIONS

     Fluctuations in thrift earnings in recent years have occurred within the time frames as a result of changing temporary trends in interest rates and other economic factors. However, the year-to-year results have been upward, while the general trends in the thrift industry have been improving as interest rates declined. Interest rates began a general upward movement during late 1993, followed by a decline in interest margins and profitability. Rates began a general decline in mid 1995. Since early 1996, rates have moved in a narrow band. From mid-March until early June there was a slight upward trend, with the spread between the short end and the long end increasing. Early July saw the jobless rate dip, and responding to inflation fears, the rates rose slightly. In late July, Greenspan's comments sparked a rise in the Dow-Jones, but rates remained steady. Mid-August's report on the rising CPI caused a slight increase in rates, but they remained within the narrow band. The recent pass by the Federal Reserve in October 1997, to raise rates provided some stability in rates and the equities market until the latter days of October when the equities market demonstrated its ability to stage a market event by falling and rising rapidly without real stimulus from the economy.

     The overall economic environment has been conducive to profitability in the industry as well as in the area of equity markets. The economy continues to expand slowly, unemployment is at recent record low levels, and for the moment, inflation seems to be in restraint. However, there is some preemptive concern that the lower unemployment rates could be a harbinger of higher inflation rates. Currently, a consensus indicates that although growing, the economy is not as robust as some would desire, that inflation is for the moment under control, and that the chance of a rate increase is nominal, for the moment. These factors have caused the equities market to rise beyond the expectations of most reasonable analysts. In addition, there is tremendous pressure on the general equities market produced by the volume of new dollars entering the mutual funds market. It is unreasonable to assume that the thrift equities market would escape the buying pressures that have driven up other markets.

     The general rise in the equity market has translated into overall gains in the thrift equity market. Recently, conversion stocks have become of interest to some mutual funds and institutional buyers. These factors, coupled with the circumstances of having fewer conversions in 1996 and 1997, have produced some dramatic results in the thrift equities market. The number of "conversion stock speculators" has grown as thrift and bank acquisitions have continued. The hope of a quick profit has many speculative dollars chasing fewer good conversion opportunities, bringing into play the principal of supply and demand.

     In the recent months, the thrift equities market has generally paralleled the other major equities markets. Some interim fluctuations have been caused by changes or anticipated changes in interest rates or other economic conditions that influence, or that are perceived to influence the market. In the general equities market, increased prices usually response to improved profits or anticipated improvements in profits, with price-to-earnings ratios increasing as increased earnings potentials are anticipated. There is little economic news that would indicate that the market will stop its upward trend although there may be periodic adjustments similar to the one in late October. However, it is not realistic to think that any market can continue to rise at a 15% to 20% rate per annum for an indefinite period, but accurately anticipating the change is unlikely.

     The thrift industry generally is better equipped to cope with changing interest rates than it was in the past, and investors have recognized the demonstrated ability of the thrift industry to maintain interest margins in spite of rising interest rates. However, much of the industry is still a long lender and, for the most part, a short borrower. Periods of gradually rising interest rates can be readily managed, but periods of

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

rapidly rising rates and interest rate spikes can negate, to a certain degree, the positive impact of adjustable rate loans and investments.

FINANCIAL CONDITION OF INSTITUTION

Balance Sheet Trends

     As Table I.1 shows, Cavalry demonstrated an increase in assets during the four year and nine month period between December 31, 1992, and September 30, 1997. Assets increased from $198.60 million at December 31, 1992, to $206.10 million at December 31, 1993, to $208.84 million at December 31, 1994, to $223.90 million at December 31, 1995, to $244.96 million at December 31, 1996, and finally to $278.49 million at September 30, 1997. The loan portfolio reflects an overall upward trend from $162.54 million at December 31, 1992, to $216.41 million at September 30, 1997. Although the trend in lending has been up, loans dropped from $162.54 million in 1992, to $154.14 million at December 31, 1993. Loans decreased once more at year end December 31, 1994, to $159.94 million. However, since the end of 1994, loans have recorded a steady increase.

     Cavalry's ratio of interest earning assets ("IEA's") to interest bearing liabilities ("IBL's") has been on an upward trend, reflecting 105.29%, 106.51%, 108.20%, 109.11%, 109.31%, and 108.45% at December 31, 1992, 1993, 1994, 1995,
1996, and September 30, 1997, respectively (see Table I.2). A consistent average interest spread and a strong net interest margin have served to ascertain the sustainability of earnings. The general upward trend in IEA's and the strong net interest margins have provided for excellent returns on average equity and average assets. The capital infused by the Conversion will improve profitability measured by return on assets, but the additional capital will likely have a negative impact on the return on equity calculation. It is unlikely that in the coming years Cavalry will have to bear expenses like the SAIF assessment in 1976. Prospects for continued high earnings are excellent with but one serious caveat--the high levels of risk lending could present some problems in an uncertain economic environment. However, for the present, Management apparently has the high-risk lending well monitored and controlled.

     Equity accounts increased steadily from $16.16 million at December 31, 1992, to $18.78 million at December 31, 1993, and to $21.24 million in 1994. Equity further increased to $24.44 million in 1995, to $27.25 million at December 31, 1996. Equity was $29.50 million at the end of September 30, 1997. During this period, net interest margins, net interest spread, and net interest income have been stable, reflecting some changes due to interest rate variations, but have maintained remarkable stability. Profitability has trended upwards during the entire five year and nine month period. The SAIF assessment recorded in 1996 did not produce a noticeable impact on net income when the net income for the year is compared to other years. Net interest income was $2.24 million in 1992, $2.62 million in 1993, $2.46 million in 1994, $3.20 million in 1995, and $2.81 million in 1996, and $2.26 million for the first nine months of 1997. The income for the year ended December 31, 1996, was negatively impacted by the SAIF assessment of $1.65 million. The earnings for the 12 months ending September 30, 1997, included an excessive allocation to the reserve for loan and lease losses of $390 thousand, pretax. Adjusting the trailing 12 months for the excess loan loss allocation, earnings for the 12 months ending September 30, 1997, were $3.47 million. This level of income is close to the historical earnings capacity of the Bank. Net interest spread paralleled net interest income at 3.85% in 1992, 4.18% in 1993, 4.28% in 1994, 4.11% in 1995, 4.50% in
1996, and 4.75% for the first nine months of 1997. Net interest margin, which is net interest income divided by average interest earning assets, was 4.07%, 4.38%, 4.54%, 4.44%, 4.83%, and 4.75% at December 31, 1992, 1993, 1994, 1995,
1996, and September 30, 1997, respectively. Net interest margins are high for a thrift by any reasonable comparison and reflect the commercial banking characteristics of the loan portfolio. Deposit composition has not changed as much as loans. Cavalry is still dependent on certificates of deposit and does not have the transaction accounts of a bank.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

Asset/Liability Management

     Managing interest rate risk is a major and necessary component of the strategy used in operating a financial institution. Most of a thrift's interest earning assets are long term, while most of the interest bearing liabilities have short to intermediate terms to contractual maturity. To compensate, asset/liability management techniques include: (1) making long-term loans with interest rates that adjust to market periodically, (2) investing in assets with shorter terms to maturity, (3) lengthening the terms of savings deposits, and
(4) seeking to employ any combination of the aforementioned techniques artificially through the use of synthetic hedge instruments.

     Table I.3 contains information on contractual loan maturities at September 30, 1997. However, this table must be read in conjunction with Table I.4, Table I.5, and Table I.5(a). Table I.3 shows that $85.4 million of the loan portfolio (38.14%) matures in one year. Loans with maturities more than one year through three years total $32.57 million (14.53% of the portfolio). Loans with maturities between three and five years total $27.70 million (12.36% of the portfolio). Five through 10 years maturities total $19.44 million (8.67% of the portfolio). Loans that mature in excess of 10 years total $58.94 million (26.30% of the portfolio). Table I.4 shows that loans that mature after September 30, 1998 (one year) total $138.65 million, and $57.92 million of the $138.65 million are fixed rate loans, and the remaining $80.72 million are adjustable rate loans. Table I.5, shows the interest rate sensitivity of the interest earning assets ("IEA's") in comparison to the interest bearing liabilities ("IBL's"). This table reveals that in the first year there are $111.20 million in IEA's maturing to offset the $129.27 million in IBL's that are also maturing. This asset-liability mix results in a one year cumulative negative gap position of only $18.07 million, which is 7.10% cumulative gap to total assets. The negative gap position progresses until the end of the five year maturities to a total cumulative negative gap position of $40.68 million, or a negative 15.99% gap to total assets. This is a very limited interest rate risk position. This limited level of interest rate risk is not usual in thrift portfolios. Efforts on the part of Management to mitigate interest rate risk have been successful and are reflected in the asset composition. The lack of interest rate risk reflected in Tables I.3, I.4, and I.5 are confirmed by table I.5(a), which shows only a limited amount of change in the net portfolio value in a scenario where interest rates increase 200 basis points and 400 basis points. At the 400 basis point level the net portfolio value would decrease only $7.65 million. In addition, the additional capital that comes with the Conversion can be used to help with interest rate risk.

     The Bank has no significant interest rate risk and would suffer minor deterioration in profitability, as well as an erosion in the value of its portfolio equity.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

            Table I.1 - SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                             At
                                                 At                       December
                                              September                      31,
                                                 30    ----------------------------------------------------
                                                1997       1996       1995       1994      1993      1992
                                              --------   --------   --------   --------  --------  --------
                                                                 (Dollars in thousands)
FINANCIAL CONDITION DATA:

Total assets.                                  275,490    244,964    223,882    208,844   206,078   198,600
Loans receivable, net.                         216,411    200,600    159,943    165,481   154,139   162,537
Loans held-for-sale.                             4,149      5,253      3,689      1,452     4,804     7,378
Investment securities held-to-maturity.          3,700      7,705     35,550     19,898    13,535     7,522
Investment securities available-for-sale.       10,107          0          0          0         0         0
Mortgage-backed securities held-to-maturity.     1,333      1,419      1,541      1,665     2,108     2,446
Mortgage-backed securities available for sale.       0          0          0          0         0         0
Cash, federal funds sold and overnight
 interest-bearing deposits                      26,690     19,519     13,935     11,978    22,660     9,954
Deposit accounts.                              241,950    214,533    196,734    180,283   185,174   180,294
Borrowings.                                          0          0          0      5,000         0         0
Total equity, substantially restricted          29,501     27,250     24,436     21,236    18,778    16,155

                                         At September 30,                       At December 31,
                                       ------------------------------------------------------------------------
                                         1997       1996       1996       1995       1994      1993      1992
                                       --------   --------   --------   --------   --------  --------  --------
                                                                       (Dollars in thousands)
OPERATING DATA:

Interest income                          16,160    14,380     19,584     17,222     15,394    14,963    15,849
Interest expense                          6,815     6,117      8,268      7,696      6,299     6,317     8,116

Net interest income                       9,345     8,263     11,316      9,526      9,095     8,646     7,733
Provision for loan losses                   700        90        120         80        113       690       366

Net interest income
 after provision for losses               8,645     8,173     11,196      9,446      8,982     7,956     7,367

Gains (losses ) from sale of loans          674       733        890        882        531     1,552       945
Gains (losses ) from sale of securities       0         0          0          0          0         0        46
Other income.                             1,840     1,580      2,267      2,082      1,484     1,618     1,418
Other expenses.                           7,154     7,517      9,786      7,498      7,001     7,000     6,263

Income before income taxes
 and extraordinary item                   4,005     2,969      4,567      4,912      3,996     4,126     3,513
Provision for income taxes (benefit)      1,748     1,129      1,754      1,711      1,538     1,504     1,272

Income before extraordinary items         2,257     1,840      2,813      3,201      2,458     2,622     2,241
Extraordinary item, net of tax                0         0          0          0          0         0         0
Net income.                               2,257     1,840      2,813      3,201      2,458     2,622     2,241

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

             Table I.2 - Selected Operating Ratios and Other Data

                                  At September 30,                                        At December 31,
                                  ----------------                 --------------------------------------------------------
                                        1997                        1996        1995          1994         1993       1992
                                       ------                      ------      ------        ------       ------     ------
OTHER DATA:
Number of:
  Real estate loans outstanding             4,816                    4,693       4,559           4,690      5,912     5,469
  Deposit accounts                         22,772                   20,687      18,891          17,812     17,610    16,960
     Full-service offices.                      9                        7           7               6          6         6
                                              At or For Nine
                                               Months Ended
                                               September 30,
                                              ---------------
                                             1997         1996
                                            ------       ------
KEY FINANCIAL RATIOS(1):
Performance Ratios:
 Return on average assets(2)                1.168%       1.058%      1.200%      1.479%          1.185%     1.296%    1.154%
 Return on average equity(3).              10.791%       9.676%     10.885%     14.017%         12.286%    15.012%   14.905%
 Interest rate spread(5).                   4.844%       4.466%      4.498%      4.111%          4.279%     4.175%    3.847%
 Net interest margin(6).                    4.749%       4.834%      4.826%      4.438%          4.537%     4.383%    4.073%
 Average interest-earning assets
  to average interest-bearing
  liabilities.                            108.448%     110.077%    109.305%    109.111%        108.199%   106.519%  105.293%
 Noninterest expense as a
 percent of average total
  assets.                                   2.597%       3.133%      3.995%      3.349%          3.352%     3.397%    3.154%
 Efficiency ratio(7)                       60.325%      71.076%     67.616%     60.032%         63.015%    59.242%   61.753%

Asset Quality Ratios:
 Nonaccrual and 90 days or more
  past due loans as a percent
  of total loans, net                       0.027%       0.015%      0.025%      0.066%          0.223%     0.487%    0.841%
 Nonperforming assets as a
 percent of total assets.                   0.021%       0.013%      0.021%      0.048%          0.224%     0.721%    1.231%
 Allowance for losses as a
 percent of gross
 loans receivable.                          1.089%       1.038%      0.866%      1.005%          0.932%     0.924%    0.812%
 Allowance for losses as a
 percent of nonperforming loans           4747.46%     6986.67%    8492.00%     672.39%         829.91%    491.52%   191.92%
 Net charge-offs to average
 outstanding loans                         -0.010%      -0.001%      0.003%      0.089%         -0.011%    -0.313%   -0.125%

Capital Ratios:
Total equity-to-assets ratio.               10.71%       10.95%      11.12%      10.91%          10.17%      9.11%     8.13%
Average equity to average
 assets.(4)                                 10.90%       11.04%      11.02%      10.55%           9.64%      8.63%     7.74%

(1) Annualized, where appropriate, for the nine months ended September 30, 1997, and 1996
(2)  Net earnings divided by average total assets.
(3)  Net earnings divided by average equity.
(4)  Average total equity divided by average total assets.
(5) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(6)  Net interest income as a percentage of average interest-earning assets.
(7)  Other expenses divided by the sum of net interest income and other income.

           Source: Offering Circular

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

                      Table I.3 - Loan Maturity Schedule

                                                               After     After
                                                    One Year  3 Years   5 Years
                                           Within   Through   Through   Through
                                          One Year  3 Years   5 Years   10 Years  10 Years    Total
                                          --------  --------  --------  --------  --------  ---------
                                                                (In Thousands)
Mortgage loans:
   Residential..........................   $ 6,801   $10,488   $11,972   $14,802   $56,831   $100,894
Construction............................   $44,144   $ 3,672   $     -   $     -   $     -   $ 47,816
   Commercial...........................   $14,212   $ 6,272   $ 9,117   $ 4,046   $   289   $ 33,936
Consumer and other loans................   $ 9,462   $ 6,956   $ 4,608   $   203   $   165   $ 21,394
Commercial business loans...............   $10,858   $ 5,177   $ 2,004   $   387   $ 1,656   $ 20,082
    Total...............................   $85,477   $32,565   $27,701   $19,438   $58,941   $224,122

Source:  Offering circular

                   Table I.4 - Loan Maturities by Rate Type

                                                All Loans Due After September 30, 1998
                                                  Fixed                   Floating or
                                                  Rates                 Adjustable Rates
                                            -----------------           ----------------
                                                           (In thousands)
Mortgage loans:
 Residential                                 $   21,508                   $   72,586
 Construction                                         0                        3,673
 Commercial                                      18,886                          838
 Consumer and other loans                         8,358                        3,574
 Commercial business loans                        9,171                           52
                                             ----------                   ----------
    Total                                    $   57,923                   $   80,723
                                             ==========                   ==========

Source:  Offering circular

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


                      Table I.5 Interest Rate Sensitivity

                                            Within   6 Months    One to    Three     Over
                                              Six     to One     Three    to Five     Ten
                                            Months     Year      Years     Years     Years    Total
                                            -------  ---------  --------  --------  -------  --------
                                                                 (In Thousands)
Interest-earning assets:
 Loans receivable, net.                     46,632     38,484    31,846    26,981   76,616   220,559
 Mortgage-backed securities                     15         15        67        77    1,159     1,333
 FHLB Stock                                    160        160       641       641        -     1,602
 Investment securities                       3,698      5,038     5,072         -        -    13,808
 Federal funds sold and overnight
  interest-bearing deposits                 17,000          -         -         -        -    17,000
                                          ----------------------------------------------------------
   Total rate sensitive assets              67,505     43,697    37,626    27,699   77,775   254,302
                                          ==========================================================

Interest-bearing liabilities:
Deposits:
 NOW accounts                                2,999      2,999    11,996    11,996        -    29,990
 Passbook savings accounts                   1,520      1,520     6,081     6,081        -    15,202
 Money market deposit accounts               3,990      3,990    15,961    15,961        -    39,902
 Certificates of deposit.                   66,916     45,334    17,412     2,446        -   132,108
 Other
                                          ----------------------------------------------------------
   Total rate sensitive liabilities.        75,425     53,843    51,450    36,484            217,202
                                          ==========================================================

Excess (deficiency) of interest sensitive
 assets over interest sensitive
  liabilities                               (7,920)   (10,146)  (13,824)   (8,785)  77,775    37,100
Cumulative excess(deficiency) of
 interest sensitive assets                  (7,920)   (18,066)  (31,890)  (40,675)  37,100    37,099
Cumulative ratio of interest-earning
 assets
 to interest-bearing liabilities             89.50%     86.02%    82.35%    81.27%  117.08%   117.08%
Interest sensitivity gap to total assets     -3.11%     -3.99%    -5.44%    -3.45%   30.58%    14.59%
Ratio of interest-earning assets to
 interest -bearing liabilities               89.50%     81.16%    73.13%    75.92%   N/A      117.08%
Ratio of cumulative gap to total assets.     -3.11%     -7.10%   -12.54%   -15.99%   14.59%    14.59%

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

                      Table I.5 (a) - Net Portfolio Value

                              As of June 30, 1997


 Changes (In Basis Points)                        Estimated Change in
 in Interest Rates /(1)/                          Net Portfolio Value
 -----------------------                          -------------------
                                                 (Dollars in Thousands)
             +400 bp                                     -7,654
             +300 bp                                     -5,302
             +200 bp                                     -3,120
             +100 bp                                     -1,297
                0 bp                                          0
             -100 bp                                        632
             -200 bp                                        709
             -300 bp                                        842
             -400 bp                                      1,738


/(1)/ Assumes an instantaneous and sustained uniform change in interest rates at all maturities.

Source:  Office of Thrift Supervision, Risk Management Division

Income and Expense Trends

      Cavalry was profitable for the five years and nine months ending September 30, 1997. Profits stated as a return on average assets have been remarkably stable. Return on average assets was 1.15%, 1.30%, 1.19%, 1.48%, 1.20% and 1.17%, at December 31, 1992, 1993, 1994, 1995, 1996, and for the nine months ending September 30, 1997, respectively (see Table I.2). As discussed earlier, this earnings performance is above thrift peer average and reflects the bank-like composition of the portfolio. In addition, having the ability to reprice a large portion of the loan portfolio frequently adds to the overall profitability, especially in the rate environment of the last three to five years. The earnings for the year ending December 31, 1996, is one of the lowest in the five years and nine months reported above, yet the earning level was acceptable and that was the period that absorbed the SAIF assessment. The ability to generate core earnings will further improve with the anticipated infusion of capital generated by the Conversion. It is likely that Cavalry will continue to outperform its peers when measured in relation to return on average assets.

Regulatory Capital Requirements

      As Table I.6 demonstrates, Cavalry Banking meets all regulatory capital requirements and meets the regulatory definition of a "Well Capitalized" institution. Moreover, the additional capital raised in the stock conversion will add to the existing capital cushion.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


                                  Table I.6 - Regulatory Capital Compliance
                                            September 30, 1997
                                                 Capital
                            --------------------------------------------------
                              Required             Actual               Excess
                              --------             ------             (Deficit)
                                                                      ---------
                                               (In thousands)
Tangible Capital              $ 4,089              $29,507             $25,418
Core Capital                  $ 8,178              $29,507             $21,329
Risk-based Capital            $19,746              $32,308             $12,562

Source:  Cavalry Banking  TFR, Form S-1, and F&C calculations.


Lending

      Table I.7 provides an analysis of the Bank's loan portfolio by type of loan security. This analysis shows that Cavalry's loan composition still reflects a commitment to one-to-four-family dwelling loans. However, there is a noticeable increase in the amount of commercial real estate loans, construction loans, land loans, and consumer loans that are being added to the portfolio. This trend is consistent with the Bank's business strategy of developing a loan portfolio that is similar to a community oriented bank. In effect, Cavalry will be a thrift that is operating like a commercial bank.

      Table I.8 provides information with respect to loan originations, purchases, and repayments. It also clearly shows the changing structure of the loan portfolio. Moreover, the table relates the impact upon the types of loans originated by changing interest rates. In the year ended December 31, 1995, the Bank originated $178.0 million in loans. As rates fell in the years ending December 31, 1995, and 1996, we can see the impact of the refinancing activity. In 1996, $235.86 million in loans were originated. A large portion of the increase in these two years can be attributed to refinancing activity. This is the only year showing a marked increase in residential originations. However, in 1995, and in 1996, the Bank sold $145.93 million and $71.23 million, respectively. This was consistent with the strategy of selling the majority of fixed rate residential loans into the secondary market. The only conclusion that can be drawn from the information in Table I.8 is that the strategy of changing the portfolio is in place and is working.

      Table I.9 provides rates, yields, and average balances for the three years ended December 31, 1994, 1995, 1996, and for the nine month periods that ended September 30, 1996, and 1997. Net interest income increased from $9.07 million at December 31, 1994, to $9.53 million at December 31, 1995. From December 31, 1995, to December 31, 1996, it increased once again to $11.40 million. For the nine months ending September 30, 1997, net interest income was $9.36 million, which annualized to $12.47 million. Net interest margins show the same rate of improvement. Net interest margins were 4.58%, 4.78%, 5.19%, and 5.24%, at the end of December 31, 1994, 1995, 1996, and the nine months ended September 30, 1997, respectively. Also contributing to the increase in earnings is the general upward trend in the relationship between interest earning assets ("IEA's"), and interest bearing liabilities ("IBL's"). In 1994, IEA's were 115.31% of IBL's. In 1995, they were 116.64%, and 117.96% in 1996. This ratio fell slightly in the nine months ending September 30, 1997, when IEA's were 116.77% of IBL's. The impact of higher priced loan transactions, and more adjustable rate transactions can be seen. Coupled with a general rise in a more efficient use of assets, the profitability of the Bank seems sustainable. The high risk portion of the portfolio could eventually present some problems, but currently that risk seems to be well managed--but not impervious to problems.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------



                                       Table I.7 - Loan Portfolio Composition

                                                          At December 31,
                                            -----------------------------------------
                                               1996                  1995
                                            -----------            --------
                                              Amount     Percent    Amount   Percent
                                            -----------  --------  --------  --------
                                                     (Dollars in thousands)
Mortgage Loans:
   One-to four-family                            81,278     33.1%    72,302     36.4%
   Multi-family                                   2,847      1.2%     1,705      0.9%
   Commercial                                    30,099     12.3%    22,140     11.1%
   Construction                                  61,032     24.9%    47,416     23.9%
   Land.                                         18,799      7.7%    13,815      6.9%
                                          ------------------------------------------
     Total mortgage loans                       194,055     79.1%   157,378     79.2%
                                          ------------------------------------------
Consumer Loans:
   Home equity and second mortgage                1,964      0.8%       941      0.5%
   Automobile                                     3,716      1.5%     2,736      1.4%
   Credit card                                        0      0.0%         0      0.0%
   Loans secured by deposits                         32      0.0%        70      0.0%
   Unsecured                                      1,779      0.7%     1,996      1.0%

   Other                                         23,005      9.4%    20,912     10.5%

                                          ------------------------------------------
Commercial Business Loans.                       20,697      8.4%    14,771      7.4%
                                          ------------------------------------------
     Total loans                                245,248    100.0%   198,804    100.0%
                                          ==========================================


Less:
Undisbursed portions of loans in process         36,573              32,615
Net deferred loans fees                             701                 561
Allowance for loan losses                         2,123               1,997
                                          -------------         -----------
Total loans receivable, net                     205,851             163,631
                                          =============         ===========
                                          -------------         -----------
Loans available for sale                          5,253            3,689.00
                                          -------------         -----------

Source: Offering Circular

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------



         Table I.8 - Loan Activity -Origination's - Sales - Repayments

     Table I.8 clearly demonstrates why Cavalry cannot be considered a traditional thrift. The information reveals that commercial real estate loans, construction loans, consumer and business type loans are becoming more common and are the growing portion of the loan portfolio. The residential loan portfolio, although still a significant portion of the portfolio of the Bank, is being replaced by more traditional banking-type assets. The major portion of loans sold are fixed-rate one-to-four residential loans.


                                                                 Nine Months
                                                                    Ended
                                                                September 30,            Year Ended December 31,
                                                              ------------------      -----------------------------
                                                              1997         1996          1996       1995      1994
                                                              ----         ----          ----       ----      ----
                                                                              (Dollars in thousands)
Loans Originated:
   Mortgage loans:
     One- to four- family                                       54,597    57,501         73,075    63,175    57,145
     Multi-family                                                    -         -              -         -       730
     Commercial                                                  7,291    13,749         20,041    17,314    12,333
     Construction                                               59,137    63,335         78,901    66,798    63,196
     Land                                                            -         -              -         -         -
     Consumer                                                   21,326    16,641         22,625    15,842    15,653
     Commercial business loans.                                 30,599    30,601         41,222    14,875    16,142
                                                        -----------------------------------------------------------
      Total loans originated                                   172,950   181,827        235,864   178,004   165,199
                                                        -----------------------------------------------------------
Loans purchased.
   Mortgage loans
     One- to four-family                                             -     3,947          3,947         -         -
     Multi-family                                                    -         -              -         -         -
     Commercial.                                                     -         -              -         -         -
     Construction                                                    -         -              -         -         -
     Land                                                            -         -              -         -         -
     Consumer                                                        -         -              -         -         -
Commercial business loans                                            -         -              -         -         -
                                                        -----------------------------------------------------------
      Total loans purchased.                                         -     3,947          3,947         -         -
                                                        -----------------------------------------------------------

      Total loans originated.                                  172,950   185,774        239,811   178,004   165,199
                                                        -----------------------------------------------------------

Loans sold:
   Total whole loans sold.                                      46,208    49,670         71,234   145,932    48,939
   Participation loans                                               -         -              -         -
                                                        -----------------------------------------------------------
   Total loans sold                                             46,208    49,670         71,234   145,932    48,939
                                                        -----------------------------------------------------------

Loan principal repayments                                       64,499    52,670         81,711    72,743    46,981
                                                        -----------------------------------------------------------
Increase (decrease) in other items, net                        (47,535)  (48,012)       (44,646)   37,372   (61,293)
                                                        -----------------------------------------------------------
Net increase (decrease) in loans receivable, net                14,708    35,422         42,220    (3,299)    7,986
                                                        -----------------------------------------------------------

Source:  Offering Circular

FERGUSON & COMPANY                                                   Section I.
------------------                                                   ----------

                 Table I.9 - Rates, Yields, & Average Balances

                                                                    Nine Months Ended September 30,
                                              ------------------------------------------------------------------------
                                                 1997                                 1996
                                              ------------------------------------------------------------------------
                                                           Interest                             Interest
                                               Average       and        Yield/      Average       and        Yield/
                                               Balance     Dividend      Cost       Balance     Dividend      Cost
                                              ----------  ----------  -----------  ----------  ----------  -----------
                                                                       (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net(1)                        212,161      15,062        9.47%     180,579      13,691       10.11%
 Mortgage-backed securities                        1,387          70        6.73%       1,509          78        6.89%
 Investment securities                             6,857         316        6.14%      24,754       1,039        5.60%
 FHLB stock.                                       1,544          83        7.17%       1,442          76        7.03%
 Federal funds sold and overnight
 interest-bearing deposits.                       15,658         629        5.36%       7,948         332        5.57%
  Total interest-earning assets                  237,607      16,160        9.07%     216,232      15,216        9.38%

 Non-interest-earning assets                      17,823                               14,766
   Total assets                                  255,430                              230,998
 Interest-bearing liabilities:
  Passbook accounts                               15,354         217        1.88%      16,821         272        2.16%
  Money Market accounts                           33,243       1,040        4.17%      25,286         795        4.20%
  NOW accounts.                                   27,892         356        1.70%      25,849         386        1.99%
  Certificates of Deposits                       126,987       5,192        5.45%     115,675       4,664        5.39%
   Total deposits                                203,476       6,805        4.46%     183,631       6,117        4.45%

Securities sold under agreements to repo.              0                                    0           0

FHLB advances.                                         0                                    0           0
  Total interest-bearing liabilities             203,476       6,805        4.46%     183,631       6,117        4.45%
Non-interest-bearing liabilities. (.2)            23,625                               21,890
   Total liabilities                             227,101                              205,521
Retained earnings                                 28,329                               25,477
   Total liabilities and retained earnings       255,430                              230,998

Net interest income                                            9,355                                9,099

Interest rate spread                                                        4.61%                                4.93%

Net interest margin                                                         5.24%                                5.62%
Ratio of average interest-earning assets  to
  average interest bearing liabilities                                    116.77%                              117.75%

                                                                    Year ended December 31,
                                             ------------------------------------------------------------------------
                                                1996                                1995
                                             ------------------------------------------------------------------------
                                                          Interest                             Interest
                                              Average       and        Yield/      Average       and        Yield/
                                              Balance     Dividend      Cost       Balance     Dividend      Cost
                                             ----------  ----------  -----------  ----------  ----------  -----------
Interest-earning assets:
 Loans receivable, net(1)                       186,393      17,768        9.53%     158,043      14,901        9.43%
 Mortgage-backed securities                       1,497         101        6.75%       1,626         109        6.70%
 Investment securities                           21,933       1,236        5.64%      29,090       1,550        5.33%
 FHLB stock.                                      1,454         102        7.02%       1,357          93        6.85%
 Federal funds sold and overnight
 interest-bearing deposits.                       8,293         464        5.60%       9,160         570        6.22%
  Total interest-earning assets                 219,570      19,671        8.96%     199,276      17,223        8.64%

 Non-interest-earning assets                     15,028                               13,648
   Total assets                                 234,598                              212,924
 Interest-bearing liabilities:
  Passbook accounts                              16,581         351        2.12%      17,943         398        2.22%
  Money Market accounts                          25,851       1,090        4.22%      16,352         681        4.16%
  NOW accounts.                                  26,257         505        1.92%      22,052         464        2.10%
  Certificates of Deposits                      116,828       6,287        5.38%     113,498       6,096        5.37%
   Total deposits                               185,517       8,233        4.44%     169,845       7,639        4.50%

Securities sold under agreements to repo.             0           0                        0           0

FHLB advances.                                      628          36        5.73%       1,000          56        5.60%
  Total interest-bearing liabilities            186,145       8,269        4.44%     170,845       7,695        4.50%
Non-interest-bearing liabilities. (.2)           22,726                               19,556
   Total liabilities                            208,871                              190,401
Retained earnings                                25,727                               22,523
   Total liabilities and retained earnings      234,598                              212,924

Net interest income                                          11,402                                9,528

Interest rate spread                                                       4.52%                                4.14%

Net interest margin                                                        5.19%                                4.78%
Ratio of average interest-earning assets to
  average interest bearing liabilities                                   117.96%                              116.64%

                                                Year ended December 31,
                                            --------------------------------
                                                1994
                                            --------------------------------
                                                          Interest
                                              Average       and      Yield/
                                              Balance     Dividend    Cost
                                             ----------  ----------  -------
Interest-earning assets:
 Loans receivable, net(1)                       163,370      13,881    8.50%
 Mortgage-backed securities                       1,882          86    4.57%
 Investment securities                           22,873       1,014    4.43%
 FHLB stock.                                      1,299          74    5.70%
 Federal funds sold and overnight
 interest -bearing deposits.                      8,540         339    3.97%
  Total interest-earning assets                 197,964      15,394    7.78%

 Non-interest-earning assets                     11,577
   Total assets                                 209,541
 Interest-bearing liabilities:
  Passbook accounts                              21,202         472    2.23%
  Money Market accounts                          12,258         396    3.23%
  NOW accounts.                                  21,535         431    2.00%
  Certificates of Deposits                      114,438       4,908    4.29%
   Total deposits                               169,433       6,207    3.66%

Securities sold under agreements to repo.             0

FHLB advances.                                    2,245         119    5.30%
  Total interest-bearing liabilities            171,678       6,326    3.68%
Non-interest-bearing liabilities. (.2)           16,553
   Total liabilities                            188,231
Retained earnings                                21,310
   Total liabilities and retained earnings      209,541

Net interest income                                           9,068

Interest rate spread                                                   4.09%

Net interest margin                                                    4.58%
Ratio of average interest-earning assets  to
  average interest bearing liabilities                               115.31%

(1) Does not include interest on loans 90 days or more past due. Includes loans originated for sale
(2) Includes non-interest bearing deposits of $19 million and $17 million for the nine months ended September 30,1997 and 1996, respectively, and $18 million,$15 million, and $14 million for the years ended December 31, 1996, 1995 and 1994, respectively. Source: Offering Circular/

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

  Table I.10 provides a rate volume analysis, measuring differences in interest earning assets ("IEA's") and interest bearing liabilities ("IBL's"), and the interest rates thereon comparing the year ended December 31, 1995, with December 31, 1994, and then comparing the year ended December 31, 1996, with December 31, 1995, and finally comparing the nine months ending September 30, 1997, with the nine months ending September 30, 1996. The table shows the effect of the changes in interest income and funding cost between 1995 and 1994 produced an increase in net interest income of $427 thousand. A positive $1.70 million in interest income can be attributed to rate (rates increased), and a positive $102 thousand can be attributed to volume (loans increased). The increase in interest income totaled $1.80 million. For the same period, the interest expense increased $1.41 million due to rate and decreased $31 thousand due to volume. The increase in interest expense was $1,377 million. Increased income of $1.80 million and increased interest expense of $1.38 million result in the income increase of $427 thousand. Comparing 1996 with 1995, income increased $2.39 million (both rate and volume increased) and interest expense increased $585 thousand ($689 thousand due to volume and a decrease of $103 thousand due to falling rates), resulting in an increase in income of $1.80 million. The nine months ending September 30, 1996, compared to the same period in 1997, saw income decrease $670 thousand due to rates falling and income increase $2.00 million due to increases in volumes, netting $1.34 million in increase interest income. Interest expense increased $901 thousand, both rates and volumes were slightly higher. The net effect was an increase in net interest income of $434 thousand for the period. Clearly, the major factor in changes in net interest income in 1994, 1995, 1996, and the nine months ending September 30, 1997, has been increases in volume. This is reflecting the growth of Cavalry and it also is indicative of the large number of adjustable rate loans.

FERGUSON & COMPANY
------------------

                        Table I.10 Rate Volume Analysis

                                                       Nine Months Ended September 30,                  Year Ended December 31,
                                                        1997 Compared to Nine Months                    1996 Compared to Year
                                                          Ended September 30, 1996                      Ended December 31, 1995
                                                             Increase (Decrease)                          Increase (Decrease)
                                                                  Due to                                       Due to
                                                    Rate          Volume         Total             Rate        Volume       Total
                                                    ----          ------         -----             ----        ------       -----
Interest-earning assets:
   Loans receivable (1)                        $   (1,156)    $    3,193     $    2,037       $     158    $    2,673    $   2,831
   Mortgage-backed securities                  $       (2)            (9)    $      (11)      $       2    $       (9)   $      (7)
   Investments                                 $      134     $   (1,002)    $     (869)      $      90    $     (381)   $    (291)
   FHLB stock.                                 $        2     $        7     $        9       $       2    $        7    $       9
   Federal funds sold and overnight.
     interest-bearing deposits.                $      (17)    $      429     $      413       $     (57)   $      (54)   $    (111)

Total net change in income
  on interest-earning assets                   $     (670)    $    2,005     $    1,335       $     638    $    1,753    $   2,391

Interest-bearing liabilities:
   Passbook accounts.                          $      (47)    $      (32)    $      (79)      $     (18)   $      (30)   $     (48)
   NOW accounts                                $      (74)    $       41     $      (33)      $     (40)   $       88    $      49
   Money market accounts.                      $       (8)    $      334     $      327       $      10    $      395    $     405
   Certificate accounts.                       $       69     $      505     $      574       $      11    $      179    $     190
  Securities sold under agreements
   to repurchase.                              $        -     $        -     $        -       $       -    $        -    $       -
   FHLB advances.                              $        -     $        -     $        -       $       1    $      (21)   $     (20)

Total net change in expense
  on interest-bearing liabilities.             $       18     $      883     $      901       $    (103)   $      689    $     586

Net Change in net interest income.             $     (688)    $     1122     $      434       $     740    $    1,065    $   1,805

                                                           Year Ended December 31,
                                                           1995 Compared to Year
                                                           Ended December 31,1994
                                                             Increase (Decrease)
                                                                  Due to
                                                    Rate          Volume         Total
                                                    ----          ------         -----
Interest-earning assets:
   Loans receivable (1)                        $    1,519     $     (453)    $    1,067
   Mortgage-backed securities                  $       40     $      (12)    $       28
   Investments                                 $      206     $      275     $      481
   FHLB stock.                                 $       15     $        3     $       18
   Federal funds sold and overnight.
     interest-bearing deposits.                $      192     $       25     $      217

Total net change in income
  on interest-earning assets                   $    1,702     $      102     $    1,805

Interest-bearing liabilities:
   Passbook accounts.                          $       (2)    $      (73)    $      (75)
   NOW accounts                                $       22     $       10     $       32
   Money market accounts.                      $      114     $      132     $      246
   Certificate accounts.                       $    1,236     $      (40)    $    1,196
  Securities sold under agreements
   to repurchase.                              $        -     $        -     $        -
   FHLB advances.                              $        7     $      (66)           (59)

Total net change in expense
  on interest-bearing liabilities.             $    1,408     $      (31)    $    1,377

Net Change in net interest income.             $      295     $      133     $      427

(1) Does not include interest on 90 days or more past due. Includes loans originated for sale.

FERGUSON & COMPANY                                         Section I.
------------------                                         ----------


                       Table I.11 - Non-Performing Assets

                                                  At
                                             September 30,                   At December 31,
                                             -------------                   ---------------
                                                 1997         1996       1995       1994     1993     1992
                                               --------   -----------------------------------------------------
                                                                        (Dollars in thousands)
Loans accounted for on a nonaccrual basis:
   Mortgage loans:
     One- to four- family                             -          9            37      204      657      968
     Multi-family                                                -             -        -        -        -
     Commercial                                                  -             -       61        4      187
     Construction                                                -             -        -        -        -
     Land                                                        -             -        -        -
   Consumer loans                                    59         42            71      108      113      274
     Home equity and second mortgage.                            -             -        -                 -
     Automobile                                                                         -                 -
     Credit card                                                 -             -        -                 -
     Loans secured by deposits                                   -             -        -                 -
     Unsecured                                                                          -                 -
     Other                                                       -             -        -                 -
                                               -------------------------------------------------------------
          Total                                      59         51           108      373      774    1,429
                                               -------------------------------------------------------------
Accruing loans which are contractually
 past due 90 days or more:
 Mortgage loans                                       -          -             -        -        -
 Consumer loans                                       -          -             -        -        -        -
 Commercial business loans                                                     -        -        -        -
                                               -------------------------------------------------------------
          Total                                       -          -             -        -        -        -
                                               -------------------------------------------------------------
Total of nonaccrual and 90 days past
 due loans                                           59         51           108      373      774    1,429

Real estate owned                                     -          -             -       95      711    1,015
Other repossessed assets                              -          -             -                 -        -
                                               -------------------------------------------------------------
          Total nonperforming assets                 59         51           108      468    1,485    2,444
                                               -------------------------------------------------------------

Restructed loans                                      -          -             -       95      711    1,015
                                               -------------------------------------------------------------

Nonaccrual and 90 days or more past due loans         -          -             -        -        -        -
as a percentage of loans receivable, net              -          -             -        -        -        -
Nonaccrual and 90 days or more past due loans         -          -             -        -        -        -
 as a percentage of total assets                      -          -             -        -        -        -
                                               -------------------------------------------------------------
Nonperforming assets as a percentage of
 total assets                                         -          -             -        -        -        -
                                               -------------------------------------------------------------

Loans receivable net                            220,560    205,847       163,622  166,921  158,923  170,217
                                               -------------------------------------------------------------
Total assets                                    275,490    242,750       223,845  208,828  206,073  199,161
                                               -------------------------------------------------------------

Source: Offering Circular

FERGUSON & COMPANY                                                 Section I.
------------------                                                 ----------

Non-performing Assets


  As shown in Table I.11 above, Cavalry's total non-performing loans as of September 30, 1997, were a nominal $59 thousand and represented 0.027% of total loans and 0.021% of total assets. All of the non-performing loans as of that date were secured. The level of non-performing assets does not appear to be a significant threat to the capitalization or future earnings of the institution.


                   Table I.12 - Schedule of Classified Assets

                                        At September 30,              At December 31,
                                             1997                     1996        1995
                                       ----------------           ------------------------
                                                                  (In thousands)
                                                                   ------------
Loss. Assets                                          -                  -               -
Doubtful Assets                                       -                  -               -
Substandard assets                                  863                735             748
Special mention Assets                            1,398                245             252


General loss allowances                           2,801              2,128           2,006
Specific loss allowances                              -                  -               -

          Source:  Offering Circular

  The volume of total classified assets is nominal for an institution this size, and the classified assets are centered in Special Mention at $1,398 million (0.63% of loans and 0.51% of total assets), with an additional Substandard classification of $863 thousand (0.39% of loans and 0.31% of assets). It is apparent that Management has developed adequate management techniques for dealing with the classified assets of the Bank. In addition, the low level of classified assets is currently indicative that Management has also developed techniques for managing the high--risk portion of the portfolio. Equally as important is the fact that the majority of the assets classified by the examiner had already been identified as problem assets by Management. In other words, the portfolio is believed to hold only a minimum of asset quality surprises.

Loan Loss Allowance

     The following table (Table I.13) sets forth an analysis of the Bank's allowance for possible loan losses for the periods indicated: As of September 30, 1997, the provision for loan and lease losses was equal to1.27% of gross loans and 47 times non-performing loans. Considering the conservative underwriting of Management and the management of credit risk in the recent past, the Allowance for Loan and Lease Losses is adequate.

  Significant increases to the loan loss reserves were made during the quarter ended September 30, 1997. These increases in loan loss reserves were not dictated by historical experience or anticipated losses, but instead were provisions made adjust the percentage to levels that were more near a banking peer average.

FERGUSON & COMPANY                                                  Section I.
------------------                                                  ----------

               Table I.13 - Analysis of Allowance for Loan Losses

                                                         Nine Months
                                                            Ended
                                                        September 30,                     Year Ended December 31,
                                                        -------------                     -----------------------
                                                      1997       1996        1996       1995    1994    1993    1992
                                                 -----------------------  ------------------------------------------
                                                                                           (Dollars in thousands)
                                                                                            --------------------
Allowance at beginning of period.                       2,122   1,997          1,997   1,776   1,681   1,520   1,353
Provision for loan losses                                 700      90            120      80     113     690     366
Recoveries
 Mortgage loans
   One-to four-family                                               2             14       8       8       6       -
   Multi-family                                                                    -      68      26       -       -
   Commercial                                                                      1     101       7       -       -
   Construction                                                                            3       -       -       -
   Land                                                                            -       -       -       -       -
 Consumer loans                                            14                      -
   Home equity and second mortgage                                                 -       -       -       -       -
   Automobile                                                                      -       -       -       -       -
   Credit card                                                                             -       -       -       -
   Loans secured by deposit accounts                                                       -       -       -       -
   Unsecured                                                      194            191       -       -       -       -
   Other                                                           15             12      12      17      12
 Commercial business loans                                  1                      -       -       1       -
                                                 -------------------------------------------------------------------
   Total recoverie                                         15     211            218     192      59      18       9
                                                 -------------------------------------------------------------------
Charge-offs
 Mortgage loans
   One-to four-family                                                             10       -      54               -
   Multi-family                                                                    -       -               -       -
   Commercial.                                                                     -       -               -       -
   Construction                                                                    -       6               -       -
   Land                                                                            -       -               -       -
 Consumer loans                                            10                      -       -               -
   Home equity and second mortgage                                                 -       -               -       -
   Automobile                                              25                                              -       -
   Credit card                                              1                      -       -               -       -
   Loans secured by deposit accounts                                               -                       -       -
   Unsecured.                                                     196            196       -               -       -
   Other                                                           16              7      34      23     547     208
 Commercial business loans                                          -              -       7               -       -
                                                 -------------------------------------------------------------------
   Total charge-offs                                       36     212            213      51      77     547     208
                                                 -------------------------------------------------------------------
   Net charge-offs                                        (21)     (1)             5     141     (18)   (529)   (199)
                                                 -------------------------------------------------------------------
     Balance at end of period                           2,801   2,086          2,122   1,997   1,776   1,681   1,520
                                                 -------------------------------------------------------------------

Allowance for loan losses as a  % of total loans
 outstanding at the end of the period                   1.270%  1.048%         1.031%  1.220%  1.064%  1.058%  0.894%

          Source:  Offering Circular

FERGUSON & COMPANY                                        Section I.
------------------                                        ----------

     Table I.14 shows the allocation of the loan loss allowance among the various loan categories for the years ending December 31, 1992, 1993, 1994, 1995, 1996 and September 30, 1997.


                Table I.14 - Allocation of Loan Loss Allowance

                             At September 30,                             At December 31,
                                                                          ---------------
                                 1997                           1996                           1995
                                 ----                           ----                           ----
                                                Percent                        Percent                        Percent
                                                of Loans                       of Loans                       of Loans
                                              In Category                    In Category                    In Category
                                               to Total                       to Total                       to Total
                                Amount          Loans          Amount          Loans          Amount          Loans
                                ------          -----          ------          -----          ------          -----
Mortgage loans:
 One-to four-family             $    840         32.7%         $    122         33.0%         $    108         36.4%
 Multi-family                   $     14          0.5%         $      4          1.2%         $      3          0.9%
 Commercial                     $    464         14.4%         $    301         12.3%         $    221         11.1%
 Construction                   $    445         26.7%         $    245         24.9%         $    148         23.9%
 Land                           $    133          4.0%         $    188          7.7%         $    138          6.9%

Nonmortgage loans
Consumer loans
 Home equity and
  second
  mortgage                      $     35          1.1%         $   24.6          0.8%         $      9          0.5%
 Automobile                     $     51          1.9%         $   46.5          1.5%         $     27          1.4%
 Credit card.                   $      2          0.1%         $      -          0.0%         $      -          0.0%
 Loans secured by
  deposits
  accounts                      $      0          0.0%         $    0.4          0.0%         $      1          0.0%
 Unsecured                      $     21          0.6%         $   22.2          0.7%         $     20          1.0%
 Other                          $    297          9.2%         $  287.6          9.4%         $    209         10.5%
Commercial business
 loans                          $    277          8.6%         $  258.7          8.4%         $    148          7.4%
Unallocated                     $    222                       $  623.0                       $    964
    Total allowance
    for loan losses             $  2,801          100%         $  2,123          100%         $  1,997        100.0%

                                                                   At December 31,
                                                                   ---------------
                                 1994                           1993                           1992
                                 ----                           ----                           ----
                                                Percent                        Percent                        Percent
                                                of Loans                       of Loans                       of Loans
                                              In Category                    In Category                    In Category
                                               to Total                       to Total                       to Total
                                Amount          Loans          Amount          Loans          Amount          Loans
                                ------          -----          ------          -----          ------          -----
Mortgage loans:
 One-to four-family             $    124         43.6%         $    115         42.1%         $    142         50.5%
 Multi-family                   $      3          1.2%         $     13          4.7%         $     12          4.4%
 Commercial                     $    168          8.8%         $    176          9.7%         $     72          3.8%
 Construction                   $    190         21.1%         $    153         19.8%         $    126         14.6%
 Land                           $    100          5.2%         $     75          4.1%         $     86          4.6%

Nonmortgage loans
Consumer loans
 Home equity and
  second
  mortgage                      $      2          0.1%         $      0          0.0%         $      0          0.0%
 Automobile                     $     21          1.1%         $     21          1.2%         $      9          0.5%
 Credit card.                   $      -          0.0%         $      -          0.0%         $      -          0.0%
 Loans secured by
  deposits
  accounts                      $      1          0.2%         $      6          0.3%         $      7          0.4%
 Unsecured                      $     20          1.1%         $     21          1.1%         $      1          0.1%
 Other                          $    209         11.6%         $    220         12.1%         $    208         11.1%
Commercial business
 loans                          $    148          6.0%         $     88          4.9%         $    187         10.0%
Unallocated                     $    789                       $    793                       $    670
    Total allowance
    for loan losses             $  1,776        100.0%         $  1,681        100.0%         $  1,520        100.0%

Source:  Offering Circular

FERGUSON & COMPANY                                                   Section I.
------------------                                                   ----------


     The preceding table (Table I.14) allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

Mortgage-Backed Securities and Investments

     Table I.15 provides a breakdown of mortgage-backed securities and investments as of September 30, 1997.

             Table I.15 - Classification of Investment Securities

                                                At September 30,                          At December 31,
                                                                                          ---------------
                                                      1997                                     1996
                                          -------------------------------         -----------------------------
                                             Amortized       Percent of            Amortized      Percent of
                                              Cost(1)           Total                 Cost           Total
                                          ---------------------------------------------------------------------
                                                                      (In thousands)
Held to Maturity:
Debt Securities:
   U.S. Treasury obligations.                  3,000           17.91%                7,005          65.82%
   U.S. Government agency obligations.           700            4.18%                  700           6.58%
Mortgage backed securities.                    1,333            7.96%                1,419          13.33%
FHLB stock                                     1,602            9.56%                1,519          14.27%
                                          ---------------------------------------------------------------------
Total held to maturity securities.             6,635           39.60%               10,643         100.00%
                                          ---------------------------------------------------------------------

Available for Sale:
Debt Securities
   U.S. Treasury obligations                   3,052           18.22%                    -           0.00%
   U.S. Government agency obligations.         7,066           42.18%                    -           0.00%
Mortgage backed securities                         -            0.00%                    -           0.00%
Marketable equity securities(2)                    -            0.00%                    -           0.00%
                                          ---------------------------------------------------------------------
  Total available for sale securities         10,118           60.40%                    -           0.00%
                                          ---------------------------------------------------------------------
Total portfolio                               16,753          100.00%               10,643         100.00%
                                          =====================================================================

                                                                     At December 31,
                                                                     ---------------
                                                        1995                                 1994
                                          ---------------------------------------------------------------------
                                             Amortized       Percent of            Amortized      Percent of
                                              Cost(1)           Total                 Cost           Total
                                          ---------------------------------------------------------------------
                                                                      (In thousands)
Held to Maturity:
Debt Securities:
   U.S. Treasury obligations.                 12,062           31.32%                8,109          35.48%
   U.S. Government agency obligations.        23,488           60.99%               11,789          51.55%
Mortgage backed securities.                    1,541            4.00%                1,665           7.27%
FHLB stock                                     1,418            3.68%                1,304           5.70%
                                          ---------------------------------------------------------------------
Total held to maturity securities.            38,509          100.00%               22,867         100.00%
                                          ---------------------------------------------------------------------

Available for Sale:
Debt Securities
   U.S. Treasury obligations                       -            0.00%                    -           0.00%
   U.S. Government agency obligations.             -            0.00%                    -           0.00%
Mortgage backed securities                         -            0.00%                    -           0.00%
Marketable equity securities(2)                    -            0.00%                    -           0.00%
                                          ---------------------------------------------------------------------
  Total available for sale securities              -            0.00%                    -           0.00%
                                          ---------------------------------------------------------------------
Total portfolio                               38,509          100.00%               22,867         100.00
                                          =====================================================================


(1) The market value of the Savings Bank's investment portfolio was $16,760, at September 30, 1997

     Source: Offering Circular

          Table I.15 is notable for showing that as of September 30, 1997, the portion of the investment portfolio that was classified as "Held to Maturity" totaled $6.64 million or 39.60% of investment securities. Investment securities that were classified as "Available for Sale" totaled $10.12 million or 60.40% of the portfolio. At September 30, 1997, Cavalry had no trading securities. Having a large portion of all investments classified "Available for Sale" enhances actual liquidity of the institution and provides Management with the flexibility to properly manage the investment portfolio of the Bank. All securities classified as "Available for Sale" are carried at their fair value as of September 30, 1997. In addition, as of September 30, 1997, the market value of the portfolio was $16.76 million.

          Management has not committed a significant amount of its assets to Mortgage-Backed Securities ("MBS's"). This is due mainly to the strong demand for loans in the primary assessment area. Except for MBS's, the investment portfolio of Cavalry is short. The majority U.S. Government securities and agencies have a maturity that is less than three years. The deposits in domestic banks and Fed funds have a maturity that is less than one year.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

                        Table I.16 - Deposit Portfolio

     Deposits in the Bank at September 30, 1997, were represented by the various types of deposit programs described below.

                                                                 At December 31,
                         At September 30,                        ---------------
                             1997                   1996                            1995
              -----------------------------------------------------------------------------------------------------
                            Percent                           Percent                        Percent
                               of      Increase                  of      Increase               of      Increase
                  Amount     Total    (Decrease)    Amount     Total    (Decrease)  Amount    Total    (Decrease)
                ----------  --------  ----------  ----------  --------  ----------  -------  --------  ----------
                                                    (Dollars in thousands)

Non-interest-
bearing             24,744    10.23%      4,900       19,844     9.25%        (31)   19,875    10.10%      5,141
NOW checking        29,989    12.39%      2,253       27,736    12.93%      3,410    24,326    12.36%      1,838
Passbook savings
accounts            15,202     6.28%       (604)      15,806     7.37%     (1,422)   17,228     8.76%     (2,552)
Money market
deposits            39,902    16.49%     11,403       28,499    13.28%      8,054    20,445    10.39%      6,553

Fixed-rate
certificates
which  mature:
 Within 1 year     116,778    48.27%     24,674       92,104    42.93%      4,453    87,651    44.55%     11,434
 1 year, to
 2 years            14,157     5.85%     (8,329)      22,486    10.48%      8,654    13,832     7.03%     (3,365)
 2 years, to
 5 years             1,178     0.49%     (6,876)       8,054     3.75%     (5,290)   13,344     6.78%     (2,540)
CD's maturing
thereafter               -     0.00%         (4)           4     0.00%        (29)       33     0.02%        (58)

Other                    -     0.00%          -            -     0.00%          -         -     0.00%          -
              -----------------------------------------------------------------------------------------------------
Total...           241,950    100.0%     27,417      214,533    100.0%     17,799   196,734    100.0%     16,451
              -----------------------------------------------------------------------------------------------------

                        At December 31,
                        ---------------
                               1994
                  -----------------------------
                           Percent
                              of      Increase
                  Amount    Total    (Decrease)
                  -------  --------  ----------
                     (Dollars in thousands)

Non-interest-
bearing            14,734     8.17%        384
NOW checking       22,488    12.47%      3,078
Passbook savings
accounts           19,780    10.97%     (1,497)
Money market
deposits           13,892     7.71%      2,655

Fixed-rate
certificates
which  mature:
 Within 1 year     76,217    42.28%     (7,006)
 1 year, to
 2 years           17,197     9.54%     (7,692)
 2 years, to
 5 years           15,884     8.81%      5,097
CD's maturing
thereafter             91     0.05%         91

Other                   -     0.00%          -
              --------------------------------
Total...          180,283    100.0%     (4,890)
              --------------------------------

Source:  Offering circular

Savings Deposit

     The Bank offers a variety of deposit products that have a wide range of interest rates and terms. As the general customer base continues to become more sophisticated, Cavalry is likely to become more susceptible to short-term interest rate changes. The Bank experiences a higher cost of funds than its peers mainly due to its mix of transaction accounts and certificate accounts. However, the margins of the Bank are ample due to the composition of the lending portfolio.

     At September 30, 1997, Cavalry's deposit portfolio of $241.95 million was composed as follows: total transaction type accounts--$94.64 million, or 39.12%; savings deposits and passbook account--$15.20 million, or 6.28%%, and certificate accounts--$132.11 million, or 54.60%. Certificates totaling $116.78 million, or 48.27% of total deposits, mature in less than one year.

     Table I.16 displayed above shows the totals of certificates of deposits and their maturity ranges at September 30, 1997. This clearly shows the cost of funds for the institution is affected more by rate than term.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

     Cavalry has limited dependency on jumbo certificates of deposit. At September 30, 1997, the Bank had $25.91 million in certificates that were issued for $100 thousand or more, or 10.71% of its total deposits (see Table I.17). The jumbo dependency is not considered excessive.

                 Table I.17 - Jumbo CD's at September 30, 1997

               Time Deposits over $100,000 - Maturity Schedules

                                                Certificates of
                     Maturity Period                Deposits
               ---------------------------      ----------------
               Three months or less                      $ 4,286
               Over three through six months               6,770
               Over six through 12 months                 11,395
               Over 12 months                              3,458
                                                     -----------
                                                         $25,909
                                                     ===========

Source:  Offering circular

Borrowings

     At September 30, 1997, Cavalry was a member of FHLB of Atlanta and had the availability of advances from the FHLB. However, no advances were used. Advances are not being utilized at this time, but remain a viable alternative source of funding to the Bank.

Subsidiaries

     At September 30, 1997, Cavalry had no subsidiaries. Prior to September 30, 1997, all subsidiaries were in dissolution into the Bank.

Legal Proceedings

     From time to time, Cavalry becomes involved in legal proceedings principally related to the enforcement of its security interest in real estate loans. In the opinion of Management of the Bank, no legal proceedings are in process or pending that would have a material effect on Cavalry's financial position, results of operations, or liquidity.

EARNINGS CAPACITY OF THE INSTITUTION

     As in any interest sensitive industry, the future earnings capacity of Cavalry will be affected by the interest rate environment. Historically, the thrift industry has performed at less profitable levels in periods of rising interest rates. This performance is due principally to the general composition of the assets and the limited repricing opportunities afforded even the adjustable rate loans. The converse earnings situation (falling rates) does not afford the same degree of profitability potential for thrifts due to the tendency of borrowers to refinance both high rate loans, fixed rate loans, and adjustable loans as rates decline.

     Cavalry is no exception to the aforementioned paradox. However, with its current asset and liability structure, the effect of rising interest rates will have less negative impact on earnings. Management's strategy of offering an array of loan products that provide additional repricing opportunities through the cash flow of payments or in the adjustability of rates will mitigate the effects of interest rate risk, and help sustain the Bank's profitability.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

     The addition of capital through the conversion will allow Cavalry to grow. As growth is attained, the leverage of that new capital should, from a ratio of expenses to total assets standpoint, reduce the operating expense ratio. However, growth and additional leverage will likely be well controlled to maintain the current acceptable risk levels inherent in the Bank's asset base.

Asset-Size-Efficiency of Asset Utilization

     At its current size and in its current asset configuration, Cavalry is an efficient operation. With total assets of approximately $275.9 million, Cavalry has 151 full time equivalent employees. Cavalry has the infrastructure, the officers and the employees to grow without significant growth in staff.

Intangible Values

     Cavalry's greatest intangible value lies in its loyal deposit base, its diversified portfolio and in its excellent staff of officers and employees. Cavalry has a 68 year history of sound operations, well managed growth, and consistent earnings. The Bank currently has 13.23% of the deposit market in its area, and it has the ability to increase market share (see Table II.3 in Section
II). In addition, the Bank has an active Trust Department that manages approximately $184 million in trust assets and the Bank has generated mortgage loan servicing by selling loans into the secondary market, service retained.

     Cavalry has no significant intangible values that could be attributed to unrecognized asset gains on investments and real estate.

Effect of Government Regulations

     Government regulations will have the greatest impact in the area of cost of compliance and reporting. The Conversion will create an additional layer of regulations and reporting, and thereby increase the cost to the Bank. Moreover, no future plans currently exist to make additional acquisitions, purchase additional branches, or complicate operations with matters that would add to reporting and regulatory compliance. However, economic situations change, and if an appropriate opportunity arises, it will be considered, and a proper request will be made of the regulators, if necessary.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

Office Facilities

     Cavalry's main office is an adequately maintained facility. Table I.18 provides information on all of the Bank's offices. The Bank's facilities are currently adequate for the convenience and needs of the Bank's customer base.

                 Table I.18 - Office Facilities and Locations

                                                              Year     Square      Deposits.
Physical address                                             Opened    Footage    September 30
----------------                                             ------    -------    ------------
                                                                         ($000's)

Main Office:
-----------
 114 West College Street, Murfreesboro, TN                     1974     32,385        $174,076

Branch Office
-------------
804 Tennessee Blvd., Murfreesboro, TN (1)                      1983        578           2,477
1745 Memorial Blvd., Murfreesboro, TN                          1984      1,500           8,858
1645 N. W. Broad Street, Murfreesboro, TN                      1995      1,500           5,525
12 Cason Lane, Murfreesboro, TN (2)                            1997      1,500          10,810
604 North Main Street, Shelbyville, TN                         1958      1,500          17,647
269 South Lowry Street, Smyrna, TN                             1972      3,898          22,202
Hazelwood Dr. and Nashville Hwy., Smyrna, TN                   1997      1,100             253
Almaville Road and Interstate 24 East, Smyrna, TN (3)          1997        935             112

Loan Production Office
----------------------
236 Public Square, Franklin, TN (4)

(1) Bank has OTS approval to relocate office to Manchester Hwy. & Rutherford
    Blvd.
(2) The Bank relocated this office June 16, 1997.
(3) Leased month--to--month.
(4) Lease expires in April 2001, with a 5--year option to renew.

Source:  Cavalry unaudited financial statement and the Offering Circular.

                                  SECTION II
                                  MARKET AREA

FERGUSON & COMPANY                                                   Section II.
------------------                                                   -----------

                                II. MARKET AREA

DEMOGRAPHICS

     Cavalry operates from its main office in Murfreesboro, Tennessee. In addition, to its home office, it has 8 banking offices. Four are located in Murfreesboro, three in Smyrna, and one in Shelbyville. All of its offices are in central Tennessee, southeast of Nashville.

     Cavalry considers its primary Assessment Area to be the counties of Rutherford and Bedford. In addition, there is a loan production office located in Franklin, which is in Williamson County. Table II.1, below, presents historical and projected trends for the United States, Tennessee, Rutherford County, and Bedford County, along with the two zip codes that include the City of Murfreesboro. The information addresses population, income, employment, and housing trends.

     As indicated in Table II.1, below, the State of Tennessee, the counties of Rutherford and Bedford, and the two zip codes have experienced extraordinary growth rates in terms of population. The State of Tennessee experienced a growth rate from 1990 to 1996, of 9.39%, which is higher than the recorded growth rate of 6.69% for the U. S. Within the trade area, Bedford County grew 10.59%, Rutherford County grew 30.38%, one of the Murfreesboro Zip Codes (37129) grew 34.62% and the other (37130) grew 21.89%. Future prospects are similar to historical growth rates. Between 1996 and 2001, the State is expected to grow 6.87%; the Bedford and Rutherford Counties are expected to grow 7.66% and 18.64%, respectively. The two Zip Codes are expected to grow 20.42% and 14.68%. Growth rates between 1996 and 2001 are not expected to be as great as those recorded in the previous six years, but the growth rates are still dramatic.

     Another impressive demographic factor about Cavalry's assessment area is the Estimated Household Income for 2001. All of the surrounding area is anticipated to have the majority of its population in the two household income ranges that are between $25,000 to $100,000. Rutherford County will have 66% in that range and the Zip Code will have 53%. This compares to the 58% of the population in that range in the United States and 54% of the State population in that range. Moreover, Rutherford County and the Zip Code 37129 areas are expected to have a disproportionate percentage of their population in the $100,000 to $150,000 household income range Clearly, the economic base of the assessment area is excellent. It records high household incomes and rapid growth of this successful population base.

     These growth rates are obviously being pushed along by the population and industrial growth rates that have been experienced in the assessment area.

FERGUSON & COMPANY                                                   Section II.
------------------                                                   -----------

                         Table II.1 Demographic Trends
            United States, State of Tennessee, Rutherford County,
                  Bedford County and Zip Codes 37129 & 37130

==============================================================================================================
                                                 United       State    County     County    Zip Code  Zip Code
Key Economic Indicator                           States     Tennessee  Bedford  Rutherford    37129     37130
--------------------------------------------------------------------------------------------------------------
Total Population, 2001 Est.                   278,802,003   5,701,304   36,209     183,416    54,290    48,715
  1996 - 2001 Percent Change, Est.                   5.09        6.87     7.66       18.64     20.42     14.68
Total Population, 1996 Est.                   265,294,885   5,335,034   33,633     154,596    45,084    42,478
  1990 - 96 Percent Change, Est.                     6.67        9.39    10.59       30.38     34.62     21.89
Total Population, 1990                        248,709,873   4,877,185   30,411     118,570    33,490    34,849
--------------------------------------------------------------------------------------------------------------

Household Income, 2001 Est.                        33,189      30,044   28,178      38,050    44,596    29,727
  1996 - 2001 Percent Change, Est.                  (3.88)       0.98     2.43        3.02      2.99      3.92
Household Income, 1996 Est.                        34,530      29,752   27,510      36,935    43,301    28,606
--------------------------------------------------------------------------------------------------------------
Per Capita Income, 1990                            16,738      15,058   13,281      15,509    17,474    14,861
--------------------------------------------------------------------------------------------------------------

Household Income Distribution-2001 Est. (%)
  $15,000 and less                                     20          23       26          16        12        25
  $15,000 - $25,000                                    16          18       19          14        11        17
  $25,000 - $50,000                                    34          34       36          39        37        37
  $50,000 - $100,000                                   24          20       17          27        34        17
  $100,000 - $150,000                                   4           3        2           3         5         3
  $150,000 and over                                     2           2        1           1         1         1
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Unemployment rate, 1990                              6.24        6.34     5.09        4.70      4.63      5.93
--------------------------------------------------------------------------------------------------------------

Median Age of Population, 1996 Est.                  34.3        35.2     36.2        31.4      31.7      31.7
Median Age of Population, 1990                       32.9        33.6     34.9        29.8      30.3      30.6
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Average Housing Value, 1990                        79,098      70,769   55,103      79,174    91,229    77,704
--------------------------------------------------------------------------------------------------------------

Total Households, 2001 Est.                   103,293,062   2,173,336   13,873      65,599    19,038    19,971
  1996 - 2001 Percent Change, Est.                   5.14        6.94     7.78       18.90     20.35     14.81
Total Households, 1996                         98,239,161   2,032,277   12,871      55,170    15,819    17,395
  1990 - 96 Percent Change, Est.                     6.84        9.63    10.88       30.99     34.53     22.21
Total Households, 1990                         91,947,410   1,853,725   11,608      42,118    11,759    14,234
--------------------------------------------------------------------------------------------------------------

Total Housing Units, 1990                     101,641,260   2,026,067   12,638      45,755    10,118    14,647
  % Vacant                                          10.07        8.51     8.15        7.95      6.77      9.18
  % Occupied                                        89.93       91.49    91.85       92.05     93.23     90.82
     % By Owner                                     57.78       62.24    65.90       60.82     65.62     42.17
     % By Renter                                    32.15       29.25    25.95       31.24     27.61     48.65
==============================================================================================================

(*)  These two ZIP Codes contain the City of Murfreesboro, Tennessee.
Source:  Scan/US, Inc.

FERGUSON & COMPANY                                                   Section II.
------------------                                                   -----------

     Tennessee, one of the East South Central states of the United States. It is bordered on the north by Kentucky and Virginia; on the east by North Carolina; on the south by Georgia, Alabama, and Mississippi; and on the west by Arkansas and Missouri. The Mississippi River forms the western boundary. Nashville is the capital of Tennessee. Memphis is the largest city. Tennessee is the 36th largest state in the United States. The population estimate for 1996 is 5,335,034. Tennessee was predominately an agricultural state as late as 1940. Following World War II, the growth of manufacturing has been rapid, encouraged by low-- cost power provided by the Tennessee Valley Authority ("TVA"). Currently, manufacturing remains an important source of income, along with trade, tourism and other services and government. /1/

     Important to any financial institution that is in the business of financing the construction and purchase of homes is the growth in the number of households. Table II.1 shows that the prospects for the establishment of new households in the trade area are excellent. From 1990 until 1996, all of the counties in the trade area experienced an increase in the number of households. The greatest increase was seen in Zip Code 37129. Between 1990 and 1996, the number of household increased 34.53%, and an additional 20.35% is expected between 1996 and 2001. Rutherford County's households increased 30.99% between 1990 and 1996, and an additional 18.90% growth is expected between 1996 and 2001. Zip Code 37130's growth rate between 1990 and 1996 was 22.21% and an additional 14.81% is expected in the coming five years. Bedford County experienced 10.88% growth between 1990 and 1996, and it also expects to grow 7.78% in the next five years. Such levels of household growth presents an aggressive and well managed financial institution with multiple lending opportunities. Some of the opportunities are the construction of new houses and commercial businesses, the financing of the purchase of these houses and businesses, consumer goods, such as autos, boats and RV's, plus the financing of businesses to serve the new and existing population.

     When home ownership is compared to the United States and the State of Tennessee, all, except one of the trade area has a higher incidence of home ownership than the United States and the State of Tennessee. Occupancy rates can also reflect the economic viability of an area. Cavalry's assessment area has occupancy levels that range from a low of 90.82% up to 93.23%.

     The principal sources of employment in Cavalry's assessment area are shown in Table II.2 below. On average, the major sources of employment are manufacturing, trade, services, and public administration. The counties in the delineated trade area show significantly more people engaging in manufacturing activity than the State. People engaged in trade in Rutherford County exceed those engaged in trade in Bedford County, and both counties are slightly below that percentage for the State. Services, the third highest category in both Rutherford and Bedford Counties are below that of the State. The State has 28% employed in trade, while Rutherford county reports 23.0% and Bedford County has 15.5%. The manufacturing portion of the economic base contributes to the generous measure of the local household incomes and gives some dimension to the stability of the local economy.


-----------------------------------
/1/ Tennessee, Encarta 96 Encyclopedia

FERGUSON & COMPANY                                                  SECTION II.
------------------                                                  -----------

                      Table II.2 - EMPLOYMENT BY INDUSTRY

                                                           As of Year End 1995

                                              United      State of       Bedford      Rutherford
                                               State     Tennessee        County        County
                                            ----------------------------------------------------
Employment by Industry (percent                                     (%)
-------------------------------
Construction/Agriculture/Mining                  9.5%           7.0%         3.4%         5.0%
Manufacturing                                   17.7%          18.0%        43.3%        28.0%
Transportation/Utilities                         7.1%           5.0%         5.0%         3.0%
Trade                                           21.2%          23.0%        16.2%        22.0%
Finance/Insurance                                6.9%           6.0%         2.0%         6.0%
Services                                        32.7%          28.0%        15.5%        23.0%
Public Administration                            4.9%          13.0%        14.6%        13.0%
                                            ----------------------------------------------------
                                      Total    100.0%         100.0%       100.0%       100.0%
                                            ====================================================

Source:  State of Tennessee, Department of Economic Development

     This information gives rise to understanding the other demographic information. With manufacturing, trade, services, and public administration employing such high percentages of the population and contributing to the earnings of the citizenry, the concentration of income in the middle range is more clear, as is the estimated increase in household income. Obviously, on average, the population within the assessment area of Cavalry is better employed than the State average. This should equate to continued economic growth which should translate into more home buyers, more consumer goods being purchased, more businesses being started, and a growing, stable economy.

     In summary, the demographics of the assessment area are very favorable. The area has and is expected to have an overall growth in population. This growth in population is being accompanied with an anticipated increase in household income that is creating a more stable per capita income and an anticipated increase in the number of new households that will be created. These factors, coupled with a strong tradition of home ownership in the area, should translate into an increased number of housing units being built and a good market for previously owned housing. Moreover, the robust economic growth of the area should provide more than an average amount of business opportunity to Cavalry. The change in business strategy that allows Cavalry to participate in more than just the business benefits of increased home ownership, should produce varied lending opportunities in the area of consumer loans, business loans, construction loans, development loans, trusts and other ancillary business stimulated by the economic growth.

     Based on information publicly available on deposits as of June 30, 1996 (see Table II.3), in the two counties and the two Zip Code areas which Cavalry considers its assessment area, there are $1.55 billion in total deposits. Banks controlled $1.24 billion, credit unions $81.53 million, and other thrifts $20.10 million. As of that date, Cavalry had 13.23% of the total deposit market, or $204.55 million.

FERGUSON & COMPANY                                                   Section II.
------------------                                                   -----------

     The Bank is a major player in the total market area that is located within the delineated market area. The statistics reveal success and opportunities for the institution. Additional capital infused by the Conversion will assist the Bank in becoming more competitive.

                       Table II.3 - Market Area Deposits

                                                            As of June 30,
                                                    1996         1995         1994
                                                        (Dollars in Thousands)
Cavalry Banking - Total                          $  204,546   $  185,714   $  184,899
                                               ----------------------------------------
     Number of Offices                                    7            7            6

Other Savings and Loan Associations              $   20,060   $   21,033   $   27,869
                                               ----------------------------------------
     Number of Branches                                   1            1            2

Total Savings and Loan Association Deposits      $  244,606   $  206,747   $  212,768
                                               ----------------------------------------
    Total Number of Branches                              8            8            8

Total Credit Union Deposits                      $   81,532   $   72,777   $   69,135
                                               ----------------------------------------
    Total Number of Branches                              7            7            7

Total Bank Deposits                              $1,239,730   $1,180,237   $1,037,806
                                               ----------------------------------------
     Total Number of Branches                            41           42           43

Total Market Area Deposits                       $1,545,868   $1,459,761   $1,319,709
                                               ========================================

Cavalry Banking - Market Share                        13.23%       12.72%       14.01%
------------------------------
                                               ========================================

Source:  BranchSource, June 30, 1996, a product of Sheshunoff Information
Services.


     Growth opportunities for Cavalry can be assessed by reviewing economic factors in its market area. The salient factors include growth trends, economic trends, and competition from other financial institutions. We have reviewed these factors to assess the potential for the market area. In assessing the growth potential of Cavalry Banking, we must also assess the willingness and flexibility of Management to respond to the competitive factors that exist in the market area. It is our analysis that the economic environment and the potential of the area is excellent, moreover, we feel that the current Management team can readily realize the potential afforded by the area's economic base. Our analysis of the economic potential and the potential of Management has a positive effect on the valuation of the institution.

                                  SECTION III
                            COMPARISON WITH PUBLICLY
                                 TRADED THRIFTS

FERGUSON & COMPANY                                                 Section III.
------------------                                                 ------------

                 III.  COMPARISON WITH PUBLICLY TRADED THRIFTS

COMPARATIVE DISCUSSION

  This section presents an analysis of Cavalry relative to a group of 12 publicly traded thrift institutions ("Comparative Group"). Such analysis is necessary to determine the adjustments that must be made to the pro forma market value of Cavalry's stock. Table III.1 presents a listing of the comparative group with general information about the group. Table III.2 presents key financial indicators relative to profitability, balance sheet composition and strength, and risk factors. Table III.3 presents a pro forma comparison of Cavalry to the comparative group. Exhibits III and IV contain selected financial information on Cavalry and the comparative group. This information is derived from quarterly TFR's filed with the OTS. The selection criteria and comparison with the Comparative Group are discussed below.

Selection Criteria

  Ideally, the comparative group would consist of thrifts in the same geographic region with identical local economies, asset size, capital level, earnings performance, asset quality, etc. However, there are few comparably sized institutions with stock that is liquid enough to provide timely, meaningful market values. Therefore, we have selected a group of comparatives that are listed on either the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX"), or NASDAQ. We excluded companies that are apparent takeover targets and companies with unusual characteristics that tend to distort both mean and median calculations. For example, we have excluded all companies with losses during the trailing 12 months (see Exhibit II.1).

  The principal source of data was SNL Securities, Charlottesville, Virginia. There are approximately 414 publicly traded thrifts listed on NYSE, AMEX, or NASDAQ. In developing statistics for the entire country, we eliminated certain institutions that skewed the results, in order to make the data more meaningful:

  .  We eliminated companies with losses,
  . We eliminated indicated acquisition targets, . We eliminated companies with price/earnings ratios in excess of 35, . We eliminated companies that had not reported as a stock institution for one complete year, and

  The resulting group of approximately 282 publicly traded thrifts is included in Exhibit II.1.

  Because of the limited number of similar size thrifts with sufficient trading volume, we refined the search looking for members of the comparative groups among thrifts with assets between $200 million and $300 million. From that group we then eliminated the following:

  .  Merger Targets,
  .  Eliminated MHC's,
  . Eliminated companies with loans to deposits less than 50%, . Eliminated companies with loans to deposits greater than 100%, . Eliminated companies with non-performing assets greater than 1%, . Eliminated companies with BIF insurance, . Eliminated companies with equity to assets greater than 20%, . Eliminated companies with equity to assets less than 7.5%, and . Eliminated companies with equity to assets less than 10%.


                                       I

FERGUSON & COMPANY                                                  Section III.
------------------                                                  ------------

The result was a group of 12 thrifts. Normally, we consider 10 to be the desired sample, but provided the extra two comparative in case there are changes before this Conversion is completed.

  The selected group of comparatives has sufficient trading volume to provide meaningful price data. Four of the comparative group members are located in the Midwest, seven in the Mid-Atlantic, and one in the Southwest. Three of the group are located in New Jersey, two in Pennsylvania, two in Ohio, and one each in Illinois, Indiana, Maryland, Texas, and New York. With total assets of approximately $275.9 million, Cavalry is near the group selected, which has average assets of $251.1 million and median assets of $245.5 million.

Profitability

  Using the comparison of profitability components as a percentage of average assets and using appraisal earnings, Cavalry was above the comparative group in return on assets, 1.35% to 0.90%, based on appraisal earnings; and core income, 1.19% to 0.99%. Cavalry was above the comparative group in other operating income, 0.72% to 0.21% and net interest income, 3.64% to 3.40%; but above the group in operating expense, 2.86% to 1.75%. After conversion, deployment of the proceeds will provide additional income, and Cavalry will compare even more favorably with the comparative group in terms of return on average assets, with a return of 1.51% at the midpoint of the appraisal range. Pro forma return on average equity is 6.00% at the midpoint, versus a mean of 7.12%, and median of 6.40% for the comparative group. After conversion, the employment of funds and the growth of asset and liabilities will improve the profitability of this institution.

Balance Sheet Characteristics

  The general asset composition of the Bank is more oriented to loans than that of the comparative group. Cavalry has a lower level of passive investments with 15.16% of its assets invested in cash, investments, and mortgage-backed securities, versus 38.06% for the comparative group. In the investment portfolio, Cavalry has 14.68% in cash and investment securities, and 0.48% in mortgage backed securities. The comparative group has 22.96% in cash and investments, and 15.10% in mortgage backed securities. Cavalry has a higher percentage of its assets in loans at 78.43%, versus 58.05% for the comparative group. The Bank's percentage of interest earning assets to interest bearing liabilities is about equal to that of the group. Cavalry has 116.77%, and the comparative group averages 116.00%. Cavalry is considered "Well Capitalized" has 10.69% of assets in equity capital, and the comparative group has an average of 13.22% in equity to assets. After conversion, and after the utilization of the capital infusion for earning assets and supporting growth, Cavalry's ratio will be higher than that of the group of comparatives. Management plans to utilize the capital from the Conversion to increase asset and liabilities, but does not plan to lower lending and underwriting standards. Consequently, the capital will not be completely utilized for some time, and the ROAE will be lower until the capital can be leveraged.

  The liability side differs mainly in that the Bank has no borrowings and a higher percentage of deposits. The Bank funds its assets with 87.69% deposits, expressed as a percentage of total assets. On the other hand, the comparative group has deposits of 73.75% and borrowings of 12.50%. The comparison between the Bank's capital level and that of the comparative group will improve after conversion. After the Conversion, the Bank's equity to assets will be 24.17%, at the midpoint. The average equity to assets of the comparative group is 13.22% and the median is 13.17%.

Risk Factors

     Both Cavalry and the comparative group have well controlled levels of non-performing assets, with the Bank being lower than the comparative group, 0.02% to 0.43% of assets. Cavalry's loan loss allowance is 1.27% of net loans, which compares favorably with the comparative group's 0.84%. However, the composition of Cavalry's loan portfolio has a greater level of risk than the comparable group. Management

FERGUSON & COMPANY                                                 Section III.
------------------                                                 ------------

has recognized that risk and provided accordingly. In the area of interest rate risk and the implications of one year gap assets, Cavalry and the comparative group are not far apart. Cavalry has a negative one year gap of 7.10%, and the group has a negative 11.35%. Cavalry's low level of interest rate risk is managed in the portfolio by making loans that have adjustable rates, loans that produce cash flow, and loans that have shorter maturities. The comparatives manage interest rate risk with short term investments. Both methods lower interest rate risk but the latter is more debilitating to profitability than the former.


Summary of Financial Comparison

  Based on the above discussion of operational, balance sheet, and risk characteristics of Cavalry compared with the group, we believe that Cavalry's performance is superior to that of the comparative group. Moreover, the profitability of Cavalry is sustainable due to the composition of the loan portfolio and the lack of significant interest rate risk. The Bank's appraisal profitability levels are higher than the comparative group, capital levels are almost equal to the comparative group, the conversion proceeds will increase its capital levels above comparative levels, and will enhance profitability.

FUTURE PLANS

  Cavalry's future plans are to remain an independent, well capitalized, profitable institution with good asset quality, a commitment to serving the needs of its trade area, and emphasizing all types of lending. The current strategy, which is reflected in the business plan, projects increased growth in commercial real estate lending, commercial loans, consumer loans and construction loans. Management recognizes that it will take time to invest the proceeds of its capital infusion in a manner consistent with its historic performance and current lending policies. During that period of time, Management is willing to accept a lower return on assets, as well as a lower return on equity capital.

  Cavalry has adhered to a measured-growth policy. In fact, the Bank has experienced asset and liability growth in the last five years and nine months. However, that growth has been supported by simultaneous growth in the equity accounts. Total assets, total loans, and total deposits have increased approximately 38.9% during that period, and equity has increased 82.6%, growing from 8.13% of assets to 10.69% of assets The additional capital raised by the sale of Common Stock will initially be used to purchase short term investment securities. Adjustable rate and short term loans will continue to be emphasized. The Bank will continue to minimize long term, fixed rate loans. The Bank's business plan projects that it will experience growth in loans, deposits, and liquidity.

  Cavalry anticipates continued growth. It will continue to diversify the assets of the institution including increasing the market penetration of it trust department. The additional capital and the continuation of the holding company concept would make the acquisition of another institution or branches a viable option, along with de novo branching. At this time there are no plans for acquisition of institutions or new branches, but the business plan does call for the opening of two additional branches in the next year. If an economically viable opportunity arises, proper approval will be sought from the regulatory agencies.

  Increasing market penetration by increasing the number of services and products available, coupled with expanded marketing efforts and improved service, are the most likely methods to be employed to achieve growth.

FERGUSON & COMPANY                                                   Section III
------------------                                                   -----------

               Table III.1 - Comparative General Characteristics


                                                                                            Total                  Current  Current
                                                                   Number       Type        Assets                  Stock    Market
                                                                     of          of         ($000)                  Price    Value
Ticker      Short Name                       City           State  Offices     Thrift       Mst RctQ    IPO Date     ($)      ($M)

BFFC        Big Foot Financial Corp.         Long Grove       IL      3      Traditional     212,245    12/20/96    18.38     46.17
FBER        1st Bergen Bancorp               Wood-Ridge       NJ      4      Traditional     284,739    04/01/96    18.38     52.64
HRBF        Harbor Federal Bancorp Inc.      Baltimore        MD      9      Traditional     217,202    08/12/94    21.50     36.41
JXVL        Jacksonville Bancorp Inc.        Jacksonville     TX      6      Traditional     226,182    04/01/96    18.88     46.12
LARL        Laurel Capital Group Inc.        Allison Park     PA      6      Traditional     209,980    02/20/87    26.50     38.32
LFBI        Little Falls Bancorp Inc.        Little Falls     NJ      6      Traditional     299,989    01/05/96    18.63     48.57
MFFC        Milton Federal Financial Corp.   West Milton      OH      3      Traditional     209,958    10/07/94    15.00     34.57
OHSL        OHSL Financial Corp.             Cincinnati       OH      5      Traditional     234,600    02/10/93    27.50     33.95
PFDC        Peoples Bancorp                  Auburn           IN      6      Traditional     287,564    07/07/87    35.00     79.58
WVFC        WVS Financial Corp.              Pittsburgh       PA      5      Traditional     294,693    11/29/93    33.38     58.34
WYNE        Wayne Bancorp Inc.               Wayne            NJ      5      Traditional     267,285    06/27/96    21.75     43.80
YFCB        Yonkers Financial Corporation    Yonkers          NY      4      Traditional     312,956    04/18/96    18.50     55.88

Maximum                                                               9                      312,956                35.00     79.58
Minimum                                                               3                      209,958                15.00     33.95
Average                                                               5                      254,783                22.78     47.86
Median                                                                5                      250,943                20.19     46.15


Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                                                 Section III.
------------------                                                 ------------

                    TAble III.2 - Key Financial Indicators


                                              Cavalry          Comparative
                                              Banking             Group
                                          ---------------    ---------------

Profitability
  (% of average assets)
Net income                                     1.35(*)             0.90
Net interest income                            3.64                3.40
Loss (recovery) provisions                     0.27                0.07
Other operating income                         0.72                0.21
Operating expense                              2.86                1.75
Core income (excluding gains
  and losses on asset sales)                   1.19                0.99


Balance Sheet Factors
  (% of assets)
Cash and investments                          14.68               22.96
Mortgage-backed securities                     0.48               15.10
Loans                                         78.43               58.05
Savings deposits                              87.69               73.75
Borrowings                                      -                 12.50
Equity                                        10.69               13.22
Tangible equity                               10.69               13.15


Risk Factors
  (%)
Earning assets/costing liabilities           116.77              116.00
Non-performing assets/assets                   0.02                0.43
Loss allowance/non performing assets       4,747.46              232.16
Loss allowance/loans                           1.27                0.84
One year gap/assets                           (7.10)             (11.35)


(*) Based on Appraisal Earnings


Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                                                  Section III.
------------------                                                  ------------

                      Table III.3 - Pro Forma Comparison
                  Converting Institution to Comparative Group



As of November 7, 1997

Ticker       Name                            Price     Mk Value        PE     P/Book     P/TBook    P/Assets   Div Yld    Assets
                                              ($)       ($Mil)        (X)       (%)        (%)        (%)        (%)      ($000)
             Cavalry Banking
             ---------------
             Before Conversion                 N/A          N/A        N/A       N/A        N/A         N/A       N/A     275,925
             Pro Forma Supermax             10.000       75.383      15.13     79.80      79.80       22.11      2.00     340,889
             Pro Forma Maximum              10.000       65.550      13.70     76.27      76.27       19.72      2.00     332,371
             Pro Forma Midpoint             10.000       57.000      12.36     72.57      72.57       17.54      2.00     324,965
             Pro Forma Minimum              10.000       48.450      10.91     68.11      68.11       15.26      2.00     317,559

             Comparative Group
             -----------------
             Averages                       22.781        47.86      20.92    141.89     142.78       18.81      1.99     254,783
             Medians                        20.188        46.15      19.48    130.17     133.66       18.06      1.90     250,943

             Tennessee Public Thrifts
             ------------------------
             Averages                       14.250        18.13      23.75    131.09     131.09       16.96      2.81     106,931
             Medians                        14.250        18.13      23.75    131.09     131.09       16.96      2.81     106,931

             Southeast Region Thrifts
             ------------------------
             Averages                       26.280       132.32      21.66    178.01     184.97       22.72      1.91     618,859
             Medians                        22.250        78.62      22.44    152.97     166.67       19.21      2.09     338,857

             All Public Thrifts
             ------------------
             Averages                       25.964       271.41      19.87    164.93     173.16       17.71      1.65   1,735,205
             Medians                        23.500        65.50      18.87    152.02     159.37       16.35      1.66     382,984

             Comparative Group
             -----------------

BFFC         BigFootFinancl-IL              18.375        46.17      28.65    128.05     128.05       21.75       -       212,245
FBER         1stBergenBancrp-NJ             18.375        52.64      25.17    135.41     135.41       18.49      1.09     284,739
HRBF         HarborFedBancp-MD              21.500        36.41      22.87    128.43     128.43       16.76      2.23     217,202
JXVL         Jacksonville-TX                18.875        46.12       8.28    139.30     139.30       20.78      2.65     226,182
LARL         LaurelCapitalGp-PA             26.500        38.32      14.02    174.34     174.34       18.25      1.96     209,980
LFBI         LittleFallsBncp-NJ             18.625        48.57      35.14    128.36     138.99       17.04      1.07     299,989
MFFC         MiltonFedFinCrp-OH             15.000        34.57      26.79    121.85     121.85       16.47      4.00     209,958
OHSL         OHSLFinancial-OH               27.500        33.95      17.30    128.38     128.38       14.47      3.20     234,600
PFDC         PeoplesBancorp-IN              35.000        79.58      18.82    182.01     182.01       27.68      1.83     287,564
WVFC         WVSFinancialCp-PA              33.375        58.34      15.89    177.34     177.34       19.79      3.60     294,693
WYNE         WayneBancorp-NJ                21.750        43.80      20.14    131.90     131.90       16.39      0.92     267,285
YFCB         YonkersFinCorp-NY              18.500        55.88      17.96    127.32     127.32       17.86      1.30     312,956


          Note: Stock prices are closing prices or last trade. Pro forma calculations for Cavalry Banking are based on sales at $10 per share with a midpoint of $57,000,000, minimum of $48,450,000, and maximum of $65,550,000.



Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                                                 Section III.
------------------                                                 ------------

                      Table III.3 - Pro Froma Comparison
                  Converting Institution to Comparative Group


As of November 7, 1997

Ticker       Name                                Eq/A        TEq/A         EPS         ROAA        ROAE
                                                  (%)         (%)          ($)          (%)        (%)
             Cavalry Banking
             ---------------
             Before Conversion                   10.69       10.69          N/A        1.35       10.61
             Pro Forma Supermax                  27.71       27.71         0.66        1.55        5.37
             Pro Forma Maximum                   25.86       25.86         0.79        1.53        5.67
             Pro Forma Midpoint                  24.17       24.17         0.87        1.51        6.00
             Pro Forma Minimum                   22.40       22.40         0.99        1.49        6.39

             Comparative Group
             -----------------
             Averages                            13.22       13.15         1.27        0.97        7.12
             Medians                             13.17       12.82         1.06        0.87        6.40

             Tennessee Public Thrifts
             ------------------------
             Averages                            12.94       12.94         0.60        0.72        5.59
             Medians                             12.94       12.94         0.60        0.72        5.59

             Southeast Region Thrifts
             ------------------------
             Averages                            14.50       14.28         1.26        1.12        9.00
             Medians                             12.94       12.94         1.23        1.06        8.26

             All Public Thrifts
             ------------------
             Averages                            11.59       11.33         1.41        0.98        9.48
             Medians                              9.74        9.63         1.24        0.94        8.78

             Comparative Group
             -----------------

BFFC         BigFootFinancl-IL                   16.98       16.98         0.64        0.70        4.13
FBER         1stBergenBancrp-NJ                  13.65       13.65         0.73        0.77        4.94
HRBF         HarborFedBancp-MD                   13.06       13.06         0.94        0.71        5.50
JXVL         Jacksonville-TX                     14.92       14.92         2.28        1.33        8.42
LARL         LaurelCapitalGp-PA                  10.47       10.47         1.89        1.41       13.60
LFBI         LittleFallsBncp-NJ                  13.28       12.39         0.53        0.47        3.43
MFFC         MiltonFedFinCrp-OH                  12.57       12.57         0.56        0.65        4.52
OHSL         OHSLFinancial-OH                    10.92       10.92         1.59        0.88        7.86
PFDC         PeoplesBancorp-IN                   15.20       15.20         1.86        1.46        9.55
WVFC         WVSFinancialCp-PA                   11.16       11.16         2.10        1.32       10.71
WYNE         WayneBancorp-NJ                     12.43       12.43         1.08        0.86        6.01
YFCB         YonkersFinCorp-NY                   14.02       14.02         1.03        1.07        6.79


Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                                                   Section III
------------------                                                   -----------

                   Table III.4 - Selection of Comparatives


                                                                                  Deposit                                 Current
                                                                                 Insurance                                 Stock
                                                                                  Agency                                   Price
Ticker    Short Name                         City             State    Region   (BIF/SAIF)     Exchange     IPO Date        ($)

BFFC      Big Foot Financial Corp.           Long Grove         IL       MW        SAIF         NASDAQ      12/20/96       17.375
FBER      1st Bergen Bancorp                 Wood-Ridge         NJ       MA        SAIF         NASDAQ      04/01/96       18.375
HRBF      Harbor Federal Bancorp Inc.        Baltimore          MD       MA        SAIF         NASDAQ      08/12/94       22.750
JXVL      Jacksonville Bancorp Inc.          Jacksonville       TX       SW        SAIF         NASDAQ      04/01/96       17.250
LARL      Laurel Capital Group Inc.          Allison Park       PA       MA        SAIF         NASDAQ      02/20/87       24.875
LFBI      Little Falls Bancorp Inc.          Little Falls       NJ       MA        SAIF         NASDAQ      01/05/96       18.500
MFFC      Milton Federal Financial Corp.     West Milton        OH       MW        SAIF         NASDAQ      10/07/94       15.250
OHSL      OHSL Financial Corp.               Cincinnati         OH       MW        SAIF         NASDAQ      02/10/93       26.000
PFDC      Peoples Bancorp                    Auburn             IN       MW        SAIF         NASDAQ      07/07/87       29.250
WVFC      WVS Financial Corp.                Pittsburgh         PA       MA        SAIF         NASDAQ      11/29/93       29.125
WYNE      Wayne Bancorp Inc.                 Wayne              NJ       MA        SAIF         NASDAQ      06/27/96       24.500
YFCB      Yonkers Financial Corporation      Yonkers            NY       MA        SAIF         NASDAQ      04/18/96       19.875

Maximum                                                                                                                    29.250
Minimum                                                                                                                    15.250
Average                                                                                                                    21.927
Median                                                                                                                     21.313


         ---------------------------------------
         Start With 400 Thrifts
         ---------------------------------------
         1.  Delete all merger targets.
            Remaining 380
         2. Delete less than $100 million and greater than $500 million Remaining 186
         3.  Delete MHC's
            Remaining 171
         4.  Delete Loans to Deposits less than 50%
            Remaining 167
         5.  Delete Loans to Deposits greater than 100%
            Remaining 100
         6.  Eliminate NPA's greater than 1.0%
            Remaining 74
         7.  Eliminate BIF insured
            Remaining 65
         8.  Eliminate equity to Assets greater than 20%
            Remaining 56
         9.  Eliminate equity to assets less than 7.5%
            Remaining 47
         10. Eliminate total assets greater than $300 million
            Remaining 32
         11. Eliminate total assets less than $200 million
            Remaining 15
         12. Eliminate equity to assets less than 10%
            Remaining 12




Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                                                   Section III
------------------                                                   -----------

                   Table III.4 - Selection of Comparatives


               Current        Price/       Price/      Current       Current                   Current      Total      Equity/
                Market         LTM          Core        Price/      Price/ Tang    Price/      Dividend    Assets      Assets
                Value        Core EPS       EPS       Book Value    Book Value     Assets       Yield      ($000)        (%)
Ticker           ($M)          (x)          (x)          (%)           (%)          (%)          (%)      Mst RctQ     Mst RctQ

BFFC            43.66            NA        27.15       121.08        121.08        20.57          -        212,245      16.98
FBER            55.13         26.63        21.88       136.41        136.41        19.36         1.09      284,765      14.19
HRBF            38.53         24.46        22.75       138.05        138.05        17.81         2.11      216,370      12.89
JXVL            42.54          7.57        10.52       127.31        127.31        18.99         2.90      226,182      14.92
LARL            35.89         13.30        12.96       168.76        168.76        16.93         2.09      211,987      10.03
LFBI            48.25         34.91        30.83       127.50        138.06        16.93         1.08      299,989      13.28
MFFC            35.15         27.23        25.42       124.39        124.39        17.59         3.93      200,238      13.12
OHSL            31.09         17.45        16.25       122.58        122.58        13.52         3.39      230,035      11.03
PFDC            66.51         15.73        15.23       152.11        152.11        23.13         2.19      287,564      15.20
WVFC            50.89         13.87        14.56       154.76        154.76        17.27         2.75      294,693      11.16
WYNE            49.34         22.07        22.69       149.03        149.03        19.90         0.82      261,027      13.35
YFCB            60.04         19.30        18.40       140.56        140.56        20.94         1.21      288,089      14.90

Maximum         66.51         34.91        30.83       168.76        168.76        23.13         3.93      299,989      16.98
Minimum         31.09          7.57        10.52       121.08        121.08        13.52          -        200,238      10.03
Average         46.42         20.23        19.89       138.55        139.43        18.58         1.96      251,099      13.42
Median          45.96         19.30        20.14       137.23        138.06        18.40         2.10      245,531      13.32



Source: SNL Securities F&C calculations.

FERGUSON & COMPANY                                                   Section III
------------------                                                   -----------

                    Table III.4 - Selection of Comparatives



                Tangible                             Return on       Return on      ROACE        ROACE
                 Equity/       Core        Core      Avg Assets      Avg Assets     Before       Before
             Tang Assets       EPS         EPS      Before Extra    Before Extra    Extra        Extra       Merger      Current
                     (%)       ($)         ($)          (%)             (%)          (%)          (%)       Target?      Pricing
Ticker          Mst RctQ       LTM       Mst RctQ       LTM           Mst RctQ       LTM        Mst RctQ     (Y/N)        Date
BFFC               16.98        NA        0.16           NA            0.70           NA         4.13           N        09/30/97
FBER               14.19      0.69        0.21         0.45            0.85         2.72         5.57           N        09/30/97
HRBF               12.89      0.93        0.25         0.46            0.74         3.53         5.80           N        09/30/97
JXVL               14.92      2.28        0.41         1.02            1.75         6.42        11.48           N        09/30/97
LARL               10.03      1.87        0.48         1.13            1.42        10.82        14.00           N        09/30/97
LFBI               12.39      0.53        0.15         0.27            0.63         1.94         4.75           N        09/30/97
MFFC               13.12      0.56        0.15         0.50            0.74         3.14         5.44           N        09/30/97
OHSL               11.03      1.49        0.40         0.60            0.90         5.27         8.25           N        09/30/97
PFDC               15.20      1.86        0.48         1.12            1.53         7.29        10.08           N        09/30/97
WVFC               11.16      2.10        0.50         1.06            1.21         8.63        10.92           N        09/30/97
WYNE               13.35      1.11        0.27         0.43            0.83         2.90         6.02           N        09/30/97
YFCB               14.90      1.03        0.27         0.86            1.11         5.07         7.37           N        09/30/97

Maximum            16.98      2.28        0.50         1.13            1.75        10.82        14.00
Minimum            10.03      0.53        0.15         0.27            0.63         1.94         4.13
Average            13.35      1.31        0.31         0.72            1.03         5.25         7.82
Median             13.24      1.11        0.27         0.60            0.88         5.07         6.70




Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                                                   Section III
------------------                                                   -----------

                    Table III.4 - Selection of Comparatives

                                                                                                     Loans
                   NPAs/           Loans/          Loans/        Deposits/      Borrowings/        Serviced
                   Assets         Deposits         Assets          Assets          Assets         For Others
                    (%)             (%)             (%)             (%)             (%)             ($000)
Ticker            Mst RctQ        Mst RctQ        Mst RctQ        Mst RctQ        Mst RctQ         Mst RctQ

BFFC                 -             69.60           41.04           58.97           21.96             -
FBER                0.83           57.50           43.27           75.25            9.60              69
HRBF                0.05           86.74           68.38           78.84            6.24             355
JXVL                0.78           91.84           75.36           82.06            0.88              NA
LARL                0.43           84.81           70.02           82.56            5.21           1,229
LFBI                0.98           57.32           43.07           75.13           11.17             -
MFFC                0.15           87.20           60.39           69.26           16.79          10,017
OHSL                0.01           95.77           72.64           75.85           12.52          24,527
PFDC                0.34           95.85           79.92           83.38            0.99             -
WVFC                0.30           93.72           54.34           57.99           28.72             985
WYNE                0.91           93.13           65.99           70.86           15.25             -
YFCB                0.57           51.38           36.41           70.87           13.84          14,517

Maximum             0.98           95.85           79.92           83.38           28.72          24,527
Minimum              -             51.38           36.41           57.99            0.88             -
Average             0.45           80.41           59.24           73.42           11.93           4,700
Median              0.39           86.97           63.19           75.19           11.85             355



Source: SNL Securities and F&C calculations.

                                   SECTION IV

                          CORRELATION OF MARKET VALUE

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------

                        IV.  CORRELATION OF MARKET VALUE



MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED

  This section addresses the aforementioned factors and the estimated pro forma market. Certain factors must be considered to determine whether adjustments are required in correlating Cavalry's market value to the comparative group. Those factors include financial aspects, market area, management, dividends, liquidity, thrift equity market conditions, and subscription interest value of the to-be-issued common shares, and compares the resulting market value of the Bank to the members of its comparative group and the selected group of publicly held thrifts.

Financial Aspects

  Section III includes a discussion regarding a comparison of Cavalry's earnings, balance sheet characteristics, and risk factors with its comparative group. Table III.2 presents a comparison of certain key indicators, and Table
III.3 presents certain key indicators on a pro forma basis after conversion.

  As shown in Table III.2, from an earnings viewpoint, Cavalry is above its comparative group in return on assets (based on appraisal earnings) as a percentage of average assets. This is principally a result of Cavalry's higher net interest income and higher net interest margins. Another comparison is the core earnings of Cavalry to the comparative group. In that comparison Cavalry is higher than the comparative group in core earnings to assets (1.19% to 0.99%). Cavalry has a higher net interest income than the comparables, 3.64% to the comparative group's 3.40%. Cavalry has a higher loss provision than the comparative group (0.27% vs. 0.07%). However, if you adjust Cavalry's 0.23% provision to a normal provision, the comparison would be 0.12% to 0.07%.
Cavalry has a higher other operating income (0.72% vs. 0.21%), and higher operating expenses than the comparative group (2.86% vs. 1.75%). After considering all of the analytical factors, and adjusting to core earnings, Cavalry has higher earnings, but is similar in results to the comparative group. After Cavalry completes its stock conversion, its return on average assets and core income as a percentage of average assets will increase, and it will continue to out perform the comparative. Table III.3 projects that Cavalry will out-perform the comparative group in return on assets with 1.51% at the midpoint, versus a mean of 0.97% and median of 0.87% for the comparative group.

  Cavalry's pro forma equity to assets ratio at the midpoint is 24.17%, versus a mean of 13.22%, and median of 13.17% for the comparative group. Cavalry's pro forma return on equity is lower than the comparative group--6.00% at the midpoint versus a mean of 7.12% and median of 6.40% for the comparative group. The post--conversion ROAE is lower due to the high post--conversion capital levels.

  Cavalry's recorded earnings have been adjusted for appraisal purposes (see Table IV.1). The Bank recorded loan loss provisions of $730 thousand for the twelve months ending September 30, 1997. A study of banks in its peer group, determined by size, showed that the average loan loss provision was $340 thousand. The difference in provisions was $390 thousand, pretax. This was the only earnings adjustment made. During the twelve months discussed above, the Bank opened one new branch and relocated an existing branch. These openings occurred early in 1997 and the significant portion of the related expenses were recorded in 1996. No major advertising campaigns were associated with the branch activities and no significant funds were spent on opening parties or ceremonies.

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------


                  Table IV.1 - Appraisal Earnings Adjustments
                for the Twelve Months Ending September 30, 1997


                                                         (In Thousands)
                   Appraisal Earnings

                    Year End September 30, 1997                $3,232
                                                           ----------

                   Excess Loss Provision                          390
                                                           ----------
                                                                  390
                   Tax @ 38%                                     (148)
                   Net Adjustments                                242
                                                           ----------

                   Adjusted Earnings                           $3,474
                                                           ==========


Source:  Cavalry Banking's  audited financial statements and F&C calculations.

  Cavalry's asset composition is lending oriented, with 78.43% of total assets dedicated to lending. The comparative group is also lending oriented (more than 50% of total assets are in loans); however, the percentage of total assets assigned to lending is only 58.05%. The comparative group uses mortgage--backed securities to augment loans (15.10%). Taking loans and MBS's as a total, Cavalry has 78.91% of total assets in that combination and the comparable group has 73.15%. The different combinations also will produce different income results. Cavalry's mixture of loans and MBS's is more profitable that the mix reported by the comparative group. Another area of significant difference in assets is in cash and investments. Cavalry has 14.68% of its assets in that category and the comparable group has 22.99. Another notable difference in Cavalry and the comparative group, is the funding sources for the earning assets, besides capital. Cavalry has a line of credit with the FHLB, but has not used it in the recent past. Instead, assets are funded with deposits, which are 87.69% of total assets. The comparative group has deposits of only 73.75% of assets and borrowings of 12.5% of total assets. Cavalry has an extensive and efficient branching operation that has the potential of capturing a larger segment of the market at a lower cost of funds. Branch systems like the branch system of Cavalry are not prevalent in the comparative group.

  From the viewpoint of risk, Cavalry is similar to the comparative group. Cavalry has 0.02% in nonperforming assets, and the comparative group has 0.43% in nonperforming assets. Obviously, Cavalry's percentage is much smaller, but both levels are indicative of quality portfolios, and neither should present any problems related to capital or future earnings of Cavalry or the comparative group. Cavalry's loan loss allowance is1.27% of net loans, comparing favorably with the comparative group, which is 0.84%. Cavalry's loan loss reserve is greater, mainly due to Management's recognition that its asset composition has more risk than a traditional thrift and resembles the risk normally found in banking institutions. The increase in provisions for loan and lease losses recorded in the quarter ending September 1997, was designed to bring the reserves to near peer--levels of a banking peer group. Its ratio of interest earning assets to interest bearing liabilities (116.77%) is nearly the same as the comparative group (116.0%). Cavalry's earnings ratios will be greater than the comparative group due to its composition of the lending portfolio and the repricing opportunities within that portfolio. After the Conversion, Cavalry's earnings capacity will increase even more due to the capital infusion. From an interest rate risk factor, Cavalry has

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------

less risk than the comparative group. Both Cavalry and the comparative group have amounts of interest rate risk that is manageable. The Bank's interest rate risk will decrease further after the Conversion with the employment of the subsequent capital infusion.

     We believe that an upward adjustment is necessary relative to financial
                     --------------------
aspects of Cavalry Banking.

Market Area

     Section II describes Cavalry's market area.

     We believe that an upward adjustment is required for Cavalry's market area.
                     --------------------

Management

     The CEO has served as President, CEO, and Director since 1982. He joined the Bank in 1968, and has significant experience in financial institution management. He is well qualified for the position he holds.

     The senior staff is extremely well qualified and possess the necessary intellect, skills, levels of expertise, and experience to maintain the integrity of the assets and to implement the strategic goals of the organization. This management team has depth and experience seldom seen in a thrift. Cavalry's results are well above the comparative group. Therefore, the Bank's Management has done a higher quality job than its selected comparatives. There is a management succession plan in effect. There is sufficient depth of management that the Bank would not be vulnerable to the loss of the CEO.

     We believe that an upward adjustment is required for Cavalry's Management.
                     --------------------

Dividends

     Table III.3 provides dividend information relative to the comparative group and the thrift industry as a whole. The comparative group is paying a mean yield on a market price of 1.99% and a median of 1.90%, while all public thrifts are paying a mean of 1.65% and median of 1.66%. Tennessee public thrifts are so few in number that the comparison is moot, but they are paying a mean of 2.81% and a median of 2.81%. Cavalry intends to pay a dividend at an initial annual rate of 2.0%, on an offering price of $10.00 per share ($0.20 per share). With market appreciation, Cavalry's dividend rate will be slightly less than the comparative group.

     We believe that no adjustment is required relative to Cavalry's intention
                     -------------
to pay dividends.

Liquidity

     The Holding Company has never issued capital stock to the public, and as a result, there is no existing market for the Common Stock. Although the Holding Company has applied to list its Common Stock on NASDAQ, there can be no assurance that a liquid trading market will develop.

     A public market having the desirable characteristics of depth, liquidity, and orderliness depends upon the presence in the marketplace of both willing buyers and sellers of the Common Stock. These characteristics are not within the control of the Association or the market.

     The peer group includes companies with sufficient trading volume to develop meaningful pricing characteristics for the stock. The market value of the comparative group ranges from $33.95 million to $79.58 million, with a mean value of $47.86 million. The midpoint of Cavalry's valuation range is $57.0 million at $10.00 a share, or 5,700,000 shares. The liquidity of the stock can be affected by the size of the issue ($57.00 million at the midpoint at $10.00 per share). Of the 5,700,000 shares in the offering, approximately 1,100,000 shares will be purchased by insiders, 456,000 by the ESOP, leaving approximately

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------

4,144,000 shares available to the market. Such a number of shares should produce the trading volume necessary to develop a meaningful, liquid market.

  We believe that no adjustment is required relative to the liquidity of Cavalry
                  -------------
Banking.


Thrift Equity Market Conditions

  As shown in Figure IV.1, which is a graph of the SNL Thrift Index covering from January 31, 1994, through November 7, 1997, the market, as reflected by the index, experienced fluctuations but ended in 1994-down 13.74, which is only 5.3%. Since year end 1994, the market has continued with a well defined increase and has moved from 244.7 at December 31, 1994, to 376.51 at December 29, 1995, an increase of 53.84%. From that point, the SNL Index rose consistently from the 376.51 reported at December 31, 1995, to 486.67 at December 31, 1996. The Index increased further until the end of February 1997, reaching 569.67. March 1997 brought the first retrenchment of the Index and it fell to 517.63 in April of 1997. From April 11, 1997, forward, the Index increased, with one noticeable decline in value in the third week of April 1997. By the end of the month of April, the Index rebounded, and has rebounded robustly since then, increasing from 537.21 at April 30, 1997, to 684.51 reported July 31, 1997. From July through the first three week of October 1997, the market continued to climb. Late October saw significant market adjustments. The market fell sharply then started an unsure rise. The SNL Index fell from
773.33 at October 21, 1997, to 745.83 at October 28, 1997.  At November 7, 1997,
the index had reclaimed some of its loss and closed at 755.07.

EFFECT OF INTEREST RATES ON THRIFT STOCK

  The current interest rate environment and the anticipated rate environment will affect the pricing of thrift stocks and all other interest sensitive stocks. As the economy continues to expand, the fear of inflation can return. The Federal Reserve, in its resolve to curb inflation, has increased rates in the past, but has more recently relented and passed several opportunities to increase rates, until March 25, 1997, when the Federal Open Market Committee
(FOMC) increased the discount rate 25 basis points. In some minds, this was an attempt to head off inflationary trends. According to the FOMC, "This action was taken in light of persisting strength in demand, which is progressively increasing the risk of inflationary imbalances developing in the economy that would eventually undermine the long expansion."/1/ This increase was clearly telegraphed by Chairman Greenspan who voiced concern about the levels of the equity markets. Following the March 25 increase, unemployment rates were announced at the 5.2% level, down from the 5.5% level at the beginning of 1996, and significantly down from the 6.7% level at the beginning of 1994./2/ The good news about unemployment gave way to speculation that the March 25 increase was just the first of at least two or three increases, and the speculation was given some credence at that time by rises in the Employment Cost Index, an increase in Unit Labor Cost and an upward trend in the price of crude oil. By April 1, 1997, following the rate increase, the equities markets lost all of the gains registered since the first of the year. By the end of April 1997, the market had begun a rebound and has trended upward since then. There have been specific days of price adjustment, but the overall trend is up notwithstanding recent dramatic ups and downs. Chairman Greenspan, in recent public appearances, has not articulated concerns about market levels and inflation. Since the adjustment recorded October 21st, the Fed has publicized inaction. The market reaction to the inaction has been mixed--generally regarded as a neutral response.


----------------------
/1/ US Financial Data, November 6, 1997, published by the Research Division of the Federal Reserve Bank of St. Louis, MO.
/2/ National Economic Trends,  The Federal Reserve Bank of St. Louis, MO.

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------

  The thrift equities market is following the market in general. However, the thrift equities market will continue to be influenced by the speculation that there will eventually be a buyout, and the knowledge that thrift IPO stock can be purchased at significant discounts from book value. These two facts could keep the thrift equities market from falling as much as the other general markets. The large mergers are likely to slow, but at the regional level, merger activity is likely to continue.

  What is likely to happen in the short to intermediate term is that rates will float around current levels for the next few months. The yield curve will continue to be of normal configuration, but exceedingly flat Some economists feel that a flattening yield curve could be signaling a business slowdown. The current spread (see Figure II) is less than 1% between the one year T-Bill and the 30 year long bond. Historically, when the yield curve become flat, the "GDP" growth also slows. Admittedly, the yield curve is flatter now than in the third quarter, but the GDP did rise at an annual rate of 3.5%, in the third quarter, compared to the annual rate of increase in the second quarter of 3.3%.

  With the Federal Reserve always ready to raise (or lower) rates as economic conditions warrant, it is likely that during the next few months, rates will be stable. The supply and demand portion of the equation is nicely balanced, and a continuation of such equilibrium will probably restrain rising rates in the near term. It is even possible that in the short-term, interest rates might ease a bit.

  The consumer seems to be happier now than in the past. Job markets remain strong and the unemployment rate is at 4.7%--the lowest since November of 1973. Consumer confidence is at a 28 year high. Our continuing economic health has always been dependent upon meaningful consumer participation, because consumers (household sector) actually account for 68% of the Gross Domestic Product ("GDP").

  In the second quarter of 1997, consumers seemed to rein in their consumption. However, consumer expenditures rebounded nicely in the third quarter. Manufacturing is still strong (new factory orders rose 2.4% in the third quarter), as are home purchases and other big ticket items.

  With consumer confidence at a high level, jobs plentiful, inflation seemingly in check, and the economy healthy and continuing to expand, why shouldn't the economy continue to roll onward and upward. From an analytical view, there is little on the economic horizon at this time that would interfere with continuing economic expansion for at least another 6 to 9 months.

  Thrift net interest margins have remained stable. The equilibrium in the supply and demand portion of the interest rate market has helped continue the profitability mode of the industry that started in 1993. Access to mortgage-backed securities and derivatives has made it possible for many to be profitable without making loans in significant volumes. With reduced deposit insurance premiums, perhaps they will become more willing to compete for customer deposits. However, even with portfolios replete with adjustable rate loans and adjustable MBS's, there remains a real fear that a quickly rising rate environment can cause the cost of funds to rise faster than the adjustable assets can accommodate, and accordingly, spreads would narrow. If rates rise in a slow and orderly manner, then the negative impact on spreads will be less, and the adjustable rate assets will have time to rise and protect rate spreads.

  Figure IV.2 graphically displays the rate environment since March 14, 1997. Since then, the yield curve has flattened with the high spread between the 1 year T-Bill and the 30 year long bond being 124 BP and the low 79 BP. Mortgage rates follow closely the long term government obligations.

TENNESSEE ACQUISITIONS

  Table IV.2 provides information relative to acquisitions of financial institutions in Tennessee between January 1, 1996, and November 7, 1997. There were 9 acquisitions announced during that time frame. Currently there is only one publicly held thrift in the State of Tennessee. There are 57 publicly held

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------

thrifts in the Southeast region of the country. Acquisitions of financial institutions in Tennessee completed since January 1, 1996, have averaged 219.64% of tangible book value and 15.91 times earnings. The median price has been 204.08% of tangible book value and 13.16 times earnings. Thrifts generally sell at lower price/book multiples than do banks. This data reflects that, but the limited number of thrifts in the database makes it dangerous to deduce that the overall price of thrifts are nearing the price of banks. Disparity, or the lack thereof, between the price of thrifts and banks aside, there is ample data shown to conclude that speculators in thrift IPO stock have good reason to believe that, in the event of a sell out, there would be a generous profit. Such knowledge and hope for profits have created a whole new level of professional investors (speculators) and that, in turn, has increased the demand for thrift IPO stocks.

  Table IV.3, which has information on recent conversions since January 1, 1997, shows that recent price appreciation has been more vigorous than it was in past periods. Table IV.4 provides information on 19 conversions completed since January 1997. The average change in price since conversion is a gain of 68.02%, and the median change is a gain of 68.13%. All thrifts within that group have increased in value, ranging from a low of 25.0% to a high of 118.75%. The average increase in value at one day, one week, and one month after conversion has been 42.80%, 44.89%, and 47.33%, respectively. The median increase in value at one day, one week, and one month after conversion has been 41.25%, 45.00%, and 43.75%, respectively. A notable change in pricing patterns is that it is taking longer for the stocks to increase in value. In the recent past, it was not uncommon for a stock to gain 75% to 80% of its total price increase in the first day or week. However, more recent conversions gained 62.92% of their total price increase in the first day, and 65.99% of the total price increase in the first week. This is mainly due to the trend toward higher price to pro forma book values at closings. Since January 2, 1997, only three issues have closed at a price to pro forma book value of less than 70.00%, and they closed as 68.10%, 63.80%, and 63.30% of pro forma book value. The remainder closed between 70.70% and 76.60% price to pro forma book value.

  Because of the lack of complete earnings information on recent conversions, a meaningful comparison of the price earnings ratios is difficult to make. However, there is sufficient information to review the current price-to-book ratio. The average price-to-book ratio as of November 7, 1997, is 118.10%, and the median is 116.13%. That compares to the offering price to pro forma book, where the average was 71.05%, and the median was 71.90%.

  We believe that a slight downward adjustment is required for the new issue
                    --------------------------
discount.

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------

Adjustments Conclusion

                              Adjustments Summary


--------------------------------------------------------------------------------
                                 No Change       Upward         Down
Financial Aspects                                  X
Market Area                                        X
Management                                         X
Dividends                            X
Liquidity                            X
Thrift Equity Market
 Conditions                                                      X
--------------------------------------------------------------------------------


Comparison to Banks

  Cavalry Banking is currently considering the possibility of converting to a bank in the future. Although the decision to convert to a bank charter has not been made, it is obvious that the asset composition of the Bank has been changing to a configuration that is more like a bank than a thrift. Provided in Table IV.6 is some information on thrifts that have undertaken a conversion from mutual to stock form, then converted from a thrift to a bank. Information is provided on IFB Holdings, Inc., Chillicothe, Missouri; Heartland Bancshares, Inc., Herrin, Illinois; Community Financial Corp., Olney, Illinois; and First Southern Bancshares, Florence, Alabama.

  At the time of conversion, Community Financial Corp., had made progress in converting its balance sheet structure to a bank. First Southern Bancshares was making progress in converting its balance sheet, but at conversion only has 17.2% of its portfolio in non--real estate transactions. The remaining two, IFB Holdings, Inc., and Heartland Bancshares, maintained balance sheets of thrifts. First Southern and Heartland have performed better in the market than have IFB Holdings and Community Financial. Analytically, this produces a split as far as balance sheet structure is concerned and its relation to market price. However, market pricing of these two institutions seems to be driven mainly by expectations of higher future earnings as well as hopes of acquisition.

  Table IV.4 (a) provides a comparison of Cavalry's pricing ratios to those of the "banks" listed above. Cavalry's ratios compare well to the "charter flip banks".


Valuation Approach

  Typically, investors rely on the price/earnings ratio as the most appropriate indicator of value. We consider price/earnings to be one of the important pricing methods in valuing a thrift stock. Price/book is a well recognized yardstick for measuring the value of financial institution stocks in general. Another method of viewing thrift values is price/assets, which is more meaningful in situations where the subject is thinly capitalized. Given the healthy condition of the thrift industry today, more emphasis is placed on price/earnings and price/book. Generally, price/earnings and price/book should be considered in tandem.

  Table III.3 presents Cavalry's pro forma ratios and compares them to the ratios of its comparative group and the publicly held thrift industry as a whole. Cavalry's reported earnings for the 12 months ended

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------

September 30, 1997, were approximately $3,232,000, with adjustments of $390,000 ($242,000 after tax @ 38%) required to determine appraisal earnings of $3,474,000 (see Table IV.1). Management has exhibited, through its diversification of deposit and loan products, the flexibility in operations needed to serve both the public and the institution. The Bank is well positioned to manage interest rate variations. The Bank projects approximately an 8% rate of growth for the next three years.

  The comparative group traded at an average of 20.92 times earnings at November 7, 1997, and at 141.89% of book value. The comparative group traded at a median of 19.48 times earnings and a median of 130.17% of book value. At the midpoint of the valuation range, Cavalry is priced at 12.36 times earnings and 72.57% of book value. At the maximum end of the range, Cavalry is priced at 13.70 times earnings and 76.27% of book value. At the supermaximum, Cavalry is priced at
15.13 times earnings and 79.80% of book value.

  The midpoint valuation of $57,000,000 represents a discount of 48.9% from the average and a discount of 44.2% from the median of the comparative group on a price/book basis. The price/earnings ratio for Cavalry at the midpoint represents a discount of 40.9% from the comparative group's mean and 36.6% from the median price/earnings ratio.

  The maximum valuation of $65,550,000 represents a discount of 46.2% from the average and 41.4% from the median of the comparative group on a price/book basis. The price/earnings ratio for Cavalry at the maximum represents a discount of 34.5% from the average and a discount of 29.7% from the median of the comparative group.

  As shown in Table IV.3, conversions closing since January 2, 1997, have closed at an average price to book ratio of 71.05% and median of 71.90%. Cavalry's pro forma price to book ratio is 72.57% at the midpoint, 76.27% at the maximum, and 79.80% at the supermaximum of the range. At the midpoint, Cavalry is 2.14% above the average and 0.93% above the median. At the maximum of the range, Cavalry is 7.35% above the average and 6.08% above the median. At the supermaximum of the range, Cavalry's pro forma price to book ratio is 12.31% above the average and 10.99% above the median.

  Addressing the discounts between the pro forma book value of Cavalry and the current price to book values of the comparative group (see Table IV.4), there are some notable factors. Should the issue close at the supermaximum, which is likely, then it would be closing at a premium of 11.0% on the average of recent conversion. It is important to realize that there is some point beyond which most knowledgeable investors will not travel as it relates to the price of thrift IPO stock. This valuation provides for a 15% increase between midpoint and maximum and an additional 15% to supermaximum, which would take the value higher than all of the most recent conversions.

Valuation Conclusion
--------------------

  We believe that as of November 7, 1997, the estimated pro forma market value of Cavalry was $57,000,000. The resulting valuation range was $48,450,000 at the minimum to $65,550,000 at the maximum, based on a range of 15% below and 15% above the midpoint valuation. The supermaximum is $75,382,500, based on 1.15 times the maximum. Pro forma comparisons with the comparative group are presented in Table III.3 based on calculations shown in Exhibit V.

FERGUSON & COMPANY                                                    Section IV
------------------                                                    ----------

Table IV.2 Whole Bank and Thrift Acquisition in Tennessee since January 1, 1996

                                                                                                                            Total
                                                    Bank/                                                        Bank/      Assets
Buyer                            City          ST   Thrift  Seller                          City           ST   Thrift     ($000)

Southeast Bancorp Inc.           Corbin        KY   Bank    First Bank of East Tennessee    La Follette    TN    Bank       216,301
Union Planters Corporation       Memphis       TN   Bank    Citizens of Hardeman County
                                                              Financial Services            Whiteville     TN    Bank    11,499,785
First American Corporation       Nashville     TN   Bank    Hartsville Bancshares           Hartsville     TN    Bank     9,873,845
Union Planters Corporation       Memphis       TN   Bank    SBT Bancshares, Inc.            Selmer         TN    Bank    11,367,625
First Commercial Corporation     Little Rock   AR   Bank    W.B.T. Holding Company          Memphis        TN    Bank     5,221,391
Chester County Bancshares, Inc.  Henderson     TN   Bank    Southwest Tennessee Bancshares  Adamsville     TN    Bank        33,653
Union Planters Corporation       Memphis       TN   Bank    Leader Financial Corp.          Memphis        TN   Thrift   11,277,116
Union Planters Corporation       Memphis       TN   Bank    Franklin Financial Group, Inc.  Morristown     TN   Thrift   11,277,116
Peoples First Corporation        Paducah       KY   Bank    Guaranty Federal Savings Bank   Clarksville    TN   Thrift    1,269,003

                                                            Maximun
                                                            Minimum
                                                            Average
                                                            Median



Source: SNL Securities LC, Charlottesville, VA

FERGUSON & COMPANY                                                   Section IV
------------------                                                   ----------

Table IV.2 Whole Bank and Thrift Acquisitions in Tennessee since January 1, 1996



                                     Total                               Completed/    Deal       Deal       Deal Pr/     Deal Pr/
                                     Assets     Announce                 Terminated   Value      Pr/Bk          Tg Bk        4-Qtr
Seller                               ($000)       Date       Status         Date       ($M)        (%)            (%)      EPS (x)

First Bank of East Tennessee          82,065     2/4/97      Pending            NA      18.80     161.55       161.55        29.75
Citizens of Hardeman County
  Financial Services                  57,751   12/13/96      Pending            NA         NA         NA           NA           NA
Hartsville Bancshares                 91,447   10/11/96      Completed      1/1/97      12.00     209.72       245.15        21.47
SBT Bancshares, Inc.                  97,432    10/9/96      Pending            NA      21.70     174.44       174.44        16.19
W.B.T. Holding Company               274,150    10/4/96      Completed     2/13/97      45.00         NA           NA           NA
Southwest Tennessee Bancshares        32,414     4/5/96      Pending            NA       2.80         NA           NA           NA
Leader Financial Corp.             3,098,577     3/8/96      Completed     10/1/96     504.70     192.54       192.54        13.05
Franklin Financial Group, Inc.       135,822     3/6/96      Completed     10/1/96      20.80     152.47       188.89        23.29
Guaranty Federal Savings Bank         54,875    2/20/96      Completed     8/30/96       6.60     219.71       219.71        17.60

Maximun                                                                                504.70     219.71       245.15        29.75
Minimum                                                                                  2.80     152.47       161.55        13.05
Average                                                                                 79.05     185.07       197.05        20.23
Median                                                                                  19.80     183.49       190.72        19.54



Source: SNL Securities LC, Charlottesville, VA

FERGUSON & COMPANY                                                    Section IV
------------------                                                    ----------

Table IV.2 Whole Bank and Thrift Acquisitions in Tennessee since January 1, 1996


                                          Deal            Deal        Deal Pr/        Deal Pr/
                                         Value           Pr/Bk           Tg Bk           4-Qtr
Seller                                    ($M)             (%)             (%)         EPS (x)
                                                                                       -------

First Bank of East Tennessee                NA              NA              NA             NA
Citizens of Hardeman County
  Financial Services                        NA              NA              NA             NA
Hartsville Bancshares                    12.40          216.17          252.69          22.18
SBT Bancshares, Inc.                        NA              NA              NA             NA
W.B.T. Holding Company                   52.80              NA              NA             NA
Southwest Tennessee Bancshares              NA              NA              NA             NA
Leader Financial Corp.                  571.10          202.16          202.16          12.39
Franklin Financial Group, Inc.           23.60          196.06              NA             NA
Guaranty Federal Savings Bank             6.50          204.08          204.08          13.16

Maximun                                 571.10          216.17          252.69          22.18
Minimum                                   6.50          196.06          202.16          12.39
Average                                 133.28          204.62          219.64          15.91
Median                                   23.60          203.12          204.08          13.16


Source: SNL Securities LC, Charlottesville, VA

FERGUSON & COMPANY                                                  Section IV
------------------                                                  ----------

                         Table IV.3 Recent Conversions

                                                                                 Conversion        Gross          Offering
                                                                                   Assets         Proceeds         Price
Ticker           Short Name                            State      IPO Date         ($000)          ($000)           ($)

AFBC             Advance Financial Bancorp               WV       01/02/97          91,852         10,845          10.00
RSLN             Roslyn Bancorp Inc.                     NY       01/13/97       1,596,744        423,714          10.00
FAB              FirstFed America Bancorp Inc.           MA       01/15/97         723,778         87,126          10.00
EFBC             Empire Federal Bancorp Inc.             MT       01/27/97          86,810         25,921          10.00
MRKF             Market Financial Corp.                  OH       03/27/97          45,547         13,357          10.00
GSLA             GS Financial Corp.                      LA       04/01/97          86,521         34,385          10.00
HMLK             Hemlock Federal Financial Corp          IL       04/02/97         146,595         20,763          10.00
PSFC             Peoples-Sidney Financial Corp.          OH       04/28/97          86,882         17,854          10.00
HCBB             HCB Bancshares Inc.                     AR       05/07/97         171,241         26,450          10.00
CFBC             Community First Banking Co.             GA       07/01/97         352,532         48,271          20.00
MONT             Montgomery Financial Corp.              IN       07/01/97              NA             NA          10.00
FBNW             FirstBank Corp.                         ID       07/02/97         133,194         19,838          10.00
FSPT             FirstSpartan Financial Corp.            SC       07/09/97         375,526         88,608          20.00
GOSB             GSB Financial Corp.                     NY       07/09/97          96,323         22,483          10.00
FSNJ             Bayonne Bancshares Inc.                 NJ       08/22/97              NA             NA             NA
OSFS             Ohio State Financial Services           OH       09/29/97          33,929          6,332          10.00
SHSB             SHS Bancorp Inc.                        PA       10/01/97          81,688          8,200          10.00
OTFC             Oregon Trail Financial Corp.            OR       10/06/97         204,213         46,949          10.00
FSFF             First SecurityFed Financial             IL       10/31/97         260,002         64,080          10.00

Maximum                                                                          1,596,744        423,714          20.00
Minimum                                                                             33,929          6,332          10.00
Average                             All Recent Conversions                         269,022         56,775          11.11
Median                              Since January 1, 1997                          133,194         25,921          10.00


Maximum                                                                            375,526         88,608          20.00
Minimum                                                                             33,929          6,332          10.00
Average                             All Recent Conversions                         192,176         38,095          12.22
Median                                Since July 1, 1997                           168,704         34,716          10.00



Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                                                    Section IV
------------------                                                    ----------

                         Table IV.3 Recent Conversions


                          Conversion Pricing Ratios
             ---------------------------------------------------
                Price/       Price/       Price/       Price/      Current      Current       Current      Price One     Price One
              Pro-Forma    Pro-Forma    Pro-Forma     Adjusted      Stock        Price/     Price/ Tang    Day After     Week After
              Book Value   Tang. Book    Earnings      Assets       Price      Book Value    Book Value    Conversion    Conversion
Ticker           (%)          (%)          (x)          (%)          ($)          (%)           (%)           ($)           ($)
AFBC            71.10        71.09        16.80        10.60        17.750      119.37        119.37         12.88         12.94
RSLN            72.00        71.98         9.30        21.00        21.875      155.80        156.59         15.00         15.94
FAB             72.00        72.02        13.60        10.70        20.375      130.36        130.36         13.63         14.13
EFBC            68.10        68.09        21.50        23.00        16.625      106.23        106.23         13.25         13.50
MRKF            71.10        71.07        26.20        22.70        15.125      101.99        101.99         12.94         12.25
GSLA            63.80        63.75        38.70        28.40        17.750      107.97        107.97         13.38         13.75
HMLK            71.60        71.62        37.50        12.40        17.000      112.88        112.88         12.88         12.88
PSFC            71.20        71.24        11.50        17.00        17.625      122.40        122.40         12.56         12.88
HCBB            72.00        71.95        29.00        13.40        13.375       93.73         97.41         12.63         12.75
CFBC            72.70        72.74        36.10        12.00        38.125          NA            NA         31.88         33.00
MONT               NA           NA           NA           NA        12.500          NA            NA         11.13         11.25
FBNW            71.90        71.93        19.20        13.00        17.000          NA            NA         15.81         15.56
FSPT            73.00        72.98        26.00        19.10        38.000      130.27        130.27         36.69         37.00
GOSB            73.40        73.44        23.20        18.90        15.375          NA            NA         14.63         14.88
FSNJ               NA           NA           NA           NA        12.375          NA            NA         11.75         11.88
OSFS            63.30        63.33        17.00        15.70        15.250          NA            NA         15.50         15.37
SHSB            70.70        70.73        13.90         9.10        15.750          NA            NA         14.75         16.25
OTFC            76.60        76.63        18.50        18.70        15.875          NA            NA         16.75         16.38
FSFF            73.40        73.44        21.30        19.80        15.125          NA            NA         15.06         15.13

Maximum         76.60        76.63        38.70        28.40        38.125      155.80        156.59         36.69         37.00
Minimum         63.30        63.33         9.30         9.10        12.375       93.73         97.41         11.13         11.25
Average         71.05        71.06        22.31        16.79        18.572      118.10        118.55         15.95         16.19
Median          71.90        71.93        21.30        17.00        16.625      116.13        116.13         13.63         14.13

Maximum         76.60        76.63        36.10        19.80        38.125      130.27        130.27         36.69         37.00
Minimum         63.30        63.33        13.90         9.10        12.375      130.27        130.27         11.13         11.25
Average         71.88        71.91        21.90        15.79        19.538      130.27        130.27         18.39         18.67
Median          72.85        72.86        20.25        17.20        15.563      130.27        130.27         15.28         15.47



Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                                                   Section IV
------------------                                                   ----------

                         Table IV.3 Recent Conversions


                                          Post Conversion Increases (Decreases)
                               --------------------------------------------------------------
                  Price One      % Increase      % Increase      % Increase      % Increase
                 Month After      Price One       Price One       Price One          To
                  Conversion      Day After       Week After     Month After         Date
Ticker               ($)             (%)             (%)             (%)             (%)

AFBC                14.00           28.75           29.38           40.00           77.50
RSLN                16.00           50.00           59.38           60.00          118.75
FAB                 14.88           36.25           41.25           48.75          103.75
EFBC                13.75           32.50           35.00           37.50           66.25
MRKF                12.63           29.38           22.50           26.25           51.25
GSLA                14.00           33.75           37.50           40.00           77.50
HMLK                13.00           28.75           28.75           30.00           70.00
PSFC                13.25           25.63           28.75           32.50           76.25
HCBB                12.88           26.25           27.50           28.75           33.75
CFBC                34.00           59.38           65.00           70.00           90.63
MONT                12.06           11.25           12.50           20.63           25.00
FBNW                17.75           58.13           55.63           77.50           70.00
FSPT                35.63           83.44           85.00           78.13           90.00
GOSB                14.38           46.25           48.75           43.75           53.75
FSNJ                12.69              NA              NA              NA              NA
OSFS                14.96           55.00           53.70           49.60           52.50
SHSB                16.00           47.50           62.50           60.00           57.50
OTFC                16.13           67.50           63.75           61.25           58.75
FSFF                   NA           50.63           51.25              NA           51.25

Maximum             35.63           83.44           85.00           78.13          118.75
Minimum             12.06           11.25           12.50           20.63           25.00
Average             16.55           42.80           44.89           47.33           68.02
Median              14.19           41.25           45.00           43.75           68.13


Maximum             35.63           83.44           85.00           78.13           90.63
Minimum             12.06           11.25           12.50           20.63           25.00
Average             19.29           53.23           55.34           57.61           61.04
Median              16.00           55.00           55.63           60.63           57.50



Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                                                   Section IV
------------------                                                   ----------

                   Table IV.4 - Comparison of Pricing Ratios


                                                                Group                  Percent Premium
                                                             Compared to              (Discount) Versus
                                       Cavalry        -------------------------    ------------------------
                                       Banking          Average       Median         Average      Median
                                   ----------------   ------------ ------------    -----------  -----------
Comparison of PE ratio at
  midpoint to:
------------------------------
Comparative group                      12.36              20.92        19.48         (40.9)       (36.6)
Tennessee Thrifts                      12.36              23.75        23.75         (48.0)       (48.0)
Southeast  Region Thrifts              12.36              21.66        21.66         (42.9)       (42.9)
All public thrifts                     12.36              19.87        18.87         (37.8)       (34.5)
Recent conversions                     12.36              21.90        20.25         (43.6)       (39.0)

Comparison of PE ratio at
  maximum to:
------------------------------
Comparative group                      13.70              20.92        19.48         (34.5)       (29.7)
Tennessee Thrifts                      13.70              23.75        23.75         (42.3)       (42.3)
Southeast  Region Thrifts              13.70              21.66        21.66         (36.7)       (36.7)
All public thrifts                     13.70              19.87        18.87         (31.1)       (27.4)
Recent conversions                     13.70              21.90        20.25         (37.4)       (32.3)

Comparison of PE ratio at
  supermaximum to:
------------------------------
Comparative group                      15.13              20.92        19.48         (27.7)       (22.3)
Tennessee Thrifts                      15.13              23.75        23.75         (36.3)       (36.3)
Southeast  Region Thrifts              15.13              21.66        21.66         (30.1)       (30.1)
All public thrifts                     15.13              19.87        18.87         (23.9)       (19.8)
Recent conversions                     15.13              21.90        20.25         (30.9)       (25.3)

Comparison of PB ratio at
  midpoint to:
------------------------------
Comparative group                      72.57             141.89       130.17         (48.9)       (44.2)
Tennessee Thrifts                      72.57             131.09       131.09         (44.6)       (44.6)
Southeast  Region Thrifts              72.57             178.01       152.97         (59.2)       (52.6)
All public thrifts                     72.57             164.93       152.02         (56.0)       (52.3)
Recent conversions                     72.57              71.88        72.85           1.0         (0.4)

Comparison of PB ratio at
  maximum to:
------------------------------
Comparative group                      76.27             141.89       130.17         (46.2)       (41.4)
Tennessee Thrifts                      76.27             131.09       131.09         (41.8)       (41.8)
Southeast  Region Thrifts              76.27             178.01       152.97         (57.2)       (50.1)
All public thrifts                     76.27             164.93       152.02         (53.8)       (49.8)
Recent conversions                     76.27              71.88        72.85           6.1          4.7

Comparison of PB ratio at
  supermaximum to:
------------------------------
Comparative group                      79.80             141.89       130.17         (43.8)       (38.7)
Tennessee Thrifts                      79.80             131.09       131.09         (39.1)       (39.1)
Southeast  Region Thrifts              79.80             178.01       152.97         (55.2)       (47.8)
All public thrifts                     79.80             164.93       152.02         (51.6)       (47.5)
Recent conversions                     79.80              71.88        72.85          11.0          9.5




Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                                                    Section IV
------------------                                                    ----------

           Table IV.4 (a) - Comparison of Pricing Ratios With Banks


                                                                                 Group                  Percent Premium
                                                                              Compared to              (Discount) Versus
                                                       Cavalry         -------------------------    ------------------------
                                                       Banking            Average      Median         Average      Median
                                                   -----------------   ------------ ------------    -----------  -----------
Comparison of PE ratio at
  midpoint to:
-------------------------------------------
Other charter flips - Current                           12.36              18.50        15.90          (33.2)       (22.3)
Other charter flips - Conversion                        12.36              15.10        13.20          (18.1)        (6.4)
All pink sheet banks                                    12.36              16.26        13.62          (24.0)        (9.3)
Tennessee pink sheet banks                              12.36              11.92        11.92            3.7          3.7

Comparison of PE ratio at
  maximum to:
-------------------------------------------
Other charter flips - Current                           13.70              18.50        15.90          (25.9)       (13.8)
Other charter flips - Conversion                        13.70              15.10        13.20           (9.3)         3.8
All pink sheet banks                                    13.70              16.26        13.62          (15.7)         0.6
Tennessee pink sheet banks                              13.70              11.92        11.92           14.9         14.9

Comparison of PE ratio at
  supermaximum to:
-------------------------------------------
Other charter flips - Current                           15.13              18.50        15.90          (18.2)        (4.8)
Other charter flips - Conversion                        15.13              15.10        13.20            0.2         14.6
All pink sheet banks                                    15.13              16.26        13.62           (6.9)        11.1
Tennessee pink sheet banks                              15.13              11.92        11.92           26.9         26.9

Comparison of PB ratio at
  midpoint to:
-------------------------------------------
Other charter flips - Current                           72.57             112.10       106.90          (35.3)       (32.1)
Other charter flips - Conversion                        72.57              72.30        71.95            0.4          0.9
All pink sheet banks                                    72.57             172.84       163.27          (58.0)       (55.6)
Tennessee pink sheet banks                              72.57             132.58       132.58          (45.3)       (45.3)

Comparison of PB ratio at
  maximum to:
-------------------------------------------
Other charter flips - Current                           76.27             112.10       106.90          (32.0)       (28.7)
Other charter flips - Conversion                        76.27              72.30        71.95            5.5          6.0
All pink sheet banks                                    76.27             172.84       163.27          (55.9)       (53.3)
Tennessee pink sheet banks                              76.27             132.58       132.58          (42.5)       (42.5)

Comparison of PB ratio at
  supermaximum to:
-------------------------------------------
Other charter flips - Current                           79.80             112.10       106.90          (28.8)       (25.4)
Other charter flips - Conversion                        79.80              72.30        71.95           10.4         10.9
All pink sheet banks                                    79.80             172.84       163.27          (53.8)       (51.1)
Tennessee pink sheet banks                              79.80             132.58       132.58          (39.8)       (39.8)



Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                                                    Section IV
------------------                                                    ----------

                     Table IV.5 - Other Thrifts Converting
                         to Stock and Commercial Banks


                                                        Heartland           Community             First
                                      IFB              Bancshares,          Financial           Southern
                                 Holdings, Inc.       Incorporated            Corp.            Bancshares
                                  Chillicothe,           Herrin,             Olney,             Florence,
                                    Missouri            Illinois            Illinois             Alabama             Average
                                 --------------       ------------       --------------      --------------      ---------------
Ticker                               IFBH                 HLAG                CFIC                FSTH



Stock conversion date                12/30/96              6/28/96             6/29/95             4/13/95

Conversion assets                $ 52,587,000         $ 61,309,000       $ 164,633,000       $ 148,968,000       $ 106,874,250

Conversion pricing ratios:
  Price to book                          73.1%                70.8%               76.4%               68.7%               72.3%
  Price to earnings                      14.3                 21.3                10.3                14.6                15.1
  Price to assets                        10.1%                12.8%               13.8%               12.1%               12.2%

Conversion loan composition:
  Non-real estate loans/loans            12.4%                 3.7%               53.0%               17.2%               21.6%
  Loans/assets                           54.1%                57.2%               67.6%               78.3%               64.3%

Stock issue:
  Shares issued                       592,523              876,875           2,645,000           2,049,875           1,541,068
  Price per share                $      10.00         $      10.00       $       10.00       $       10.00       $       10.00
  Gross proceeds                 $  5,925,000         $  8,768,750       $  26,450,000       $  20,499,000       $  15,410,688

Price November 11, 1997          $      14.38         $      16.00       $       17.25       $       14.56       $       15.55

Price appreciation:
  One day                               22.50%                0.00%              15.00%              30.00%              16.9%
  One week                              25.00%                3.75%              16.25%              30.00%              18.8%
  One month                             23.75%                1.25%              12.50%              25.00%              15.6%
  To date                               25.00%               60.00%              45.00%              99.(1)              57.4%

Current pricing ratios:
  Price to book                         100.3%               111.9%              102.0%              134.1%              112.1%
  Price to earnings                      10.5                  N/M                23.6                21.4                18.5

(1) To date increase in value takes into consideration $5.40 in return of capital dividends of First Southern.



Source: SNL, Trident Securities and F&C calculations.

FERGUSON & COMPANY           Table IV.6 - Pink Sheet Banks            Section IV
------------------                                                    ----------


                                                                                              Current    Current    Current
                                                                                               Stock      Market     Price/
                                                                                               Price      Value    Book Value
Ticker     Short Name                         City                State    Region  Exchange     ($)        ($M)       (%)
AANB       Abigail Adams National Bancorp     Washington          DC       MA      OTC Bul     26.000      7.41     109.11
ABCU       Alliance Bank                      Culver City         CA       WE      OTC Bul      1.000      3.52      97.09
ACNB       ACNB Corp.                         Gettysburg          PA       MA      OTC Bul     23.250    122.14     240.68
AMNB       American National Bankshares       Danville            VA       SE      OTC Bul     27.500     83.92     175.94
ARBC       Republic Bank                      Torrance            CA       WE      OTC Bul      6.562      7.57     159.66
ATLV       Antelope Valley Bank               Lancaster           CA       WE      OTC Bul     34.750     26.67     146.44
BALX       Bank of Alexandria                 Alexandria          VA       SE      OTC Bul     14.875     10.21     132.69
BATH       Bath National Corp.                Bath                NY       MA      OTC Bul     39.250     53.18     169.11
BBNK       Business Bank of California        San Bernardino      CA       WE      OTC Bul     12.250     17.88     126.16
BCDO       Bank of Coronado                   Coronado            CA       WE      OTC Bul      6.625      4.99     136.32
BCSV       Bay Commercial Services            San Leandro         CA       WE      Pink Sh     16.125     17.36     174.89
BDGE       Bridge Bancorp Inc.                Bridgehampton       NY       MA      OTC Bul     37.500     51.58     273.52
BHEM       Bank of Hemet                      Riverside           CA       WE      OTC Bul     32.000     27.02     139.31
BKAO       Bank of Astoria                    Astoria             OR       WE      Pink Sh     15.000     17.35     196.34
BKHB       Blackhawk Bancorp Inc.             Beloit              WI       MW      OTC Bul     14.000     32.08     142.13
BKTI       Bank of Tidewater                  Virginia Beach      VA       SE      OTC Bul     22.000     39.70     246.91
BLCA       Borel Bank & Trust Co.             San Mateo           CA       WE      OTC Bul     17.750     50.80     247.56
BLOU       BOL Bancshares Inc.                New Orleans         LA       SW      Pink Sh      7.000      1.25      35.21
BMRC       Bank of Marin                      Corte Madera        CA       WE      OTC Bul     32.000     40.86     229.23
BNKA       Bank of Amador                     Jackson             CA       WE      OTC Bul     11.750     15.81     170.29
BPLU       Bank of Petaluma                   Petaluma            CA       WE      OTC Bul     29.000     17.83     178.90
BSMC       BSM Bancorp                        Santa Maria         CA       WE      OTC Bul     23.500     70.05     205.42
BVNC       Beverly National Corp.             Beverly             MA       NE      OTC Bul     31.750     23.95     150.90
BWCF       BWC Financial Corp.                Walnut Creek        CA       WE      OTC Bul     31.500     35.32     190.45
BWCK       Brunswick Bancorp                  New Brunswick       NJ       MA      OTC Bul     23.750     17.15      89.72
BWND       Bank of South Windsor              South Windsor       CT       NE      Pink Sh     14.500     13.65     139.42
BYAR       Bay Area Bancshares                Redwood City        CA       WE      OTC Bul     27.250     24.25     228.03
BYLK       Baylake Corp.                      Sturgeon Bay        WI       MW      OTC Bul     27.875     68.34     168.33
CADL       Cardinal Bancorp Inc.              Everett             PA       MA      OTC Bul     30.500     30.20     188.04
CAFP       Carolina First Bancshares          Lincolnton          NC       SE      Pink Sh     28.000    115.38     305.01
CAPXX      Capital Bank NA                    Rockville           MD       MA      Pink Sh      6.000      5.84      58.14
CBAN       Colony Bankcorp Inc.               Fitzgerald          GA       SE      Pink Sh     17.500     38.03      93.09
CBIV       Community Bankshares Inc.          Petersburg          VA       SE      OTC Bul     19.000     36.12     187.93
CBTD       Christiana Bank & Trust Co.        Greenville          DE       MA      OTC Bul     15.500     12.25     221.11
CBTN       CB&T Inc.                          McMinnville         TN       SE      OTC Bul    135.000     35.66     105.32
CBTXX      Capitol City Bank & Trust Co.      Atlanta             GA       SE      Pink Sh         NA      5.59         NA
CCBN       Central Coast Bancorp              Salinas             CA       WE      OTC Bul     21.250     92.74     223.21
CCFN       CCFNB Bancorp Inc.                 Bloomsburg          PA       MA      OTC Bul     21.625     29.90     140.70
CCNE       CNB Financial Corp.                Clearfield          PA       MA      OTC Bul     39.000     67.19     161.76
CESR       Central Sierra Bank                San Andreas         CA       WE      OTC Bul     13.000     11.26     135.14
CFCXX      C&F Financial Corp.                West Point          VA       SE      Pink Sh     23.500     44.85     146.14
CHMG       Chemung Financial Corp.            Elmira              NY       MA      OTC Bul     39.500     81.83     140.62
CHTP       Charter Pacific Bank               Agoura Hills        CA       WE      OTC Bul      2.063      9.70     141.30
CIBN       California Independent Bancorp     Yuba City           CA       WE      OTC Bul     22.000     31.93     163.69
CIWV       Citizens Financial Corp.           Elkins              WV       SE      OTC Bul     27.250     18.63     119.31
CLDB       Cortland Bancorp                   Cortland            OH       MW      OTC Bul     53.000     58.56     152.43
CMOH       Commercial Bancshares Inc.         Upper Sandusky      OH       MW      Pink Sh     26.000     27.08     183.23
CMTV       Community Bancorp.                 Derby               VT       NE      Pink Sh     23.750     35.54     176.58
CNAF       Commercial National Fincl Corp     Latrobe             PA       MA      OTC Bul     23.500     42.30     126.34
CNBB       CNB Bancorp Inc.                   Gloversville        NY       MA      OTC Bul     32.000     51.20     174.96
CNBC       Center Bancorp, Inc.               Union               NJ       MA      OTC Bul     32.250     48.51     172.55
CNBD       CNBC Bancorp                       Worthington         OH       MW      Pink Sh     36.000     19.09     206.78
CPKF       Chesapeake Financial Shares        Kilmarnock          VA       SE      OTC Bul     15.000     12.59      98.36
CSBB       CSB Bancorp Inc.                   Millersburg         OH       MW      Pink Sh     54.000     70.36     276.50
CSCB       Crescent Banking Co.               Jasper              GA       SE      Pink Sh     13.500      9.54     120.32
CTLN       Cortland First Financial Corp.     Cortland            NY       MA      OTC Bul     25.500     51.41     198.29
CTRY       Century Bancshares Inc.            Washington          DC       MA      OTC Bul      8.625     10.50     148.45
CTVB       Catawba Valley Bank                Hickory             NC       SE      OTC Bul     14.583     12.25     165.15

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY           Table IV.6 - Pink Sheet Banks            Section IV
------------------                                                    ----------


                                                                                                 Current    Current    Current
                                                                                                  Stock      Market     Price/
                                                                                                  Price      Value    Book Value
Ticker     Short Name                         City              State    Region   Exchange         ($)        ($M)       (%)
CTZV       Citizens Savings Bank & Trust      St. Johnsbury       VT       NE     OTC Bul        46.875       7.13       76.00
CVIC       Clovis Community Bank              Clovis              CA       WE     OTC Bul        21.750      23.86      138.98
CVLY       Codorus Valley Bancorp Inc.        Glen Rock           PA       MA     OTC Bul        30.000      32.93      145.00
CWBS       Commonwealth Bankshares Inc.       Norfolk             VA       SE     OTC Bul        11.750      11.80      118.69
CYBK       County Bank Corp.                  Lapeer              MI       MW     OTC Bul        52.000      30.85      145.50
CYFN       Century Financial Corporation      Rochester           PA       MA     OTC Bul        15.750      53.11      165.62
CZFS       Citizens Financial Services        Mansfield           PA       MA     OTC Bul        18.000      49.44      195.02
CZNC       Citizens & Northern Corp.          Wellsboro           PA       MA     OTC Bul        33.000     167.07      218.40
DCBF       DCB Financial Corp                 Delaware            OH       MW     OTC Bul        20.875      89.20      260.94
DEBC       Delta National Bancorp             Manteca             CA       WE     OTC Bul        37.000      13.94      127.89
DIMC       Dimeco Inc.                        Honesdale           PA       MA     OTC Bul        27.875      20.05      143.39
DNBF       DNB Financial Corp.                Downingtown         PA       MA     OTC Bul        29.375      40.62      234.81
DNIG       Dana Niguel Bank NA                Dana Point          CA       WE     Pink Sh         3.000       2.80       73.89
DROV       Drovers Bancshares Corp.           York                PA       MA     OTC Bul        32.500      91.31      227.11
EMBM       Empire Banc Corp.                  Traverse City       MI       MW     OTC Bul        50.250      88.32      258.75
EPNB       Ephrata National Bank              Ephrata             PA       MA     OTC Bul        38.750     116.25      277.38
EVGS       EvergreenBank                      Seattle             WA       WE     Pink Sh        19.250      13.42      111.34
EVNB       Evans Bancorp Inc.                 Angola              NY       MA     Pink Sh        42.000      71.36      438.41
FBMI       Firstbank Corp.                    Alma                MI       MW     OTC Bul        43.625      88.84      167.08
FBSYA      First Busey Corp.                  Urbana              IL       MW     OTC Bul        26.250     152.01      232.51
FBTT       First Bankers Trustshares Inc.     Quincy              IL       MW     OTC Bul        46.000      14.57      146.59
FCBC       FCFT Inc.                          Princeton           WV       SE     OTC Bul        36.000     203.41      216.61
FCBK       First Charter Bank NA              Beverly Hills       CA       WE     OTC Bul         0.500       1.14       34.97
FCBN       First Citizens Bancorp. of SC      Columbia            SC       SE     OTC Bul       310.000     276.77      205.73
FCZA       First Citizens Banc Corp.          Sandusky            OH       MW     OTC Bul        37.625     114.81      323.80
FDDB       Fidelity Deposit & Discount        Dunmore             PA       MA     OTC Bul        49.000      40.92      147.41
FDNM       First National Community Bank      Dunmore             PA       MA     OTC Bul        34.750      37.89      128.99
FETM       Fentura Bancorp Inc.               Fenton              MI       MW     OTC Bul        51.000      34.96      136.80
FGYH       First Guaranty Bank                Hammond             LA       SW     Pink Sh         9.500      24.45      202.56
FINN       First National of Nebraska         Omaha               NE       MW     OTC Bul     3,800.000   1,273.00      270.23
FIOW       First Financial Bancorp.           Iowa City           IA       MW     OTC Bul        27.250      95.24      173.46
FIVR       First Evergreen Corp.              Evergreen Park      IL       MW     Pink Sh       430.000     172.27       91.33
FJMY       First Jermyn Corp. (The)           Jermyn              PA       MA     OTC Bul        51.000      45.12      149.82
FKYS       First Keystone Corp.               Berwick             PA       MA     OTC Bul        51.000      49.87      162.84
FLFL       First Litchfield Financial         Litchfield          CT       NE     Pink Sh        30.125      15.40      120.45
FLHI       First Lehigh Corp.                 Allentown           PA       MA     OTC Bul         5.000      10.00      134.05
FLLC       First Financial Bancorp            Lodi                CA       WE     OTC Bul        12.125      16.11      130.10
FMBH       First Mid-Illinois Bancshares      Mattoon             IL       MW     OTC Bul        30.250      58.94      147.99
FMNB       Farmers National Banc Corp.        Canfield            OH       MW     OTC Bul        30.875     106.93      272.75
FNAN       First NB of Anchorage              Anchorage           AK       WE     OTC Bul     2,400.000     480.00      131.63
FNBB       FNB Financial Corp.                McConnellsburg      PA       MA     Pink Sh        41.000      16.40      148.17
FNBP       FNB Corp.                          Christiansburg      VA       SE     OTC Bul        22.500      74.79      194.64
FNLB       First National Bancorp Inc.        Joliet              IL       MW     Pink Sh        58.250     141.65      191.30
FOBT       Four Oaks Fincorp Inc.             Four Oaks           NC       SE     OTC Bul        28.500      24.03      152.16
FPHN       First Philson Financial Corp.      Berlin              PA       MA     OTC Bul        62.000      27.01      121.02
FRAF       Franklin Financial Services        Chambersburg        PA       MA     OTC Bul        39.750      75.91      202.91
FRMS       Farmers & Merchants Bancorp        Archbold            OH       MW     Pink Sh        35.250      45.83       99.77
FTAB       First American Bank                Rosemead            CA       WE     OTC Bul         4.750      10.32      144.82
FWCC       First West Chester Corp.           West Chester        PA       MA     OTC Bul        31.000      71.05      205.84
FXNC       First National Corp.               Strasburg           VA       SE     OTC Bul        25.250      19.59      126.06
GABS       Georgia Bancshares Inc.            Tucker              GA       SE     Pink Sh        12.000       7.01      111.01
GBBK       Mid-Peninsula Bancorp              Palo Alto           CA       WE     OTC Bul        19.500      31.75      139.29
GBFP       Georgia Bank Financial Corp.       Augusta             GA       SE     Pink Sh        18.750      28.92      166.81
GDBC       GrandBanc Inc.                     Rockville           MD       MA     OTC Bul         2.500      10.10      149.70
GFLS       Greater Community Bancorp          Totowa              NJ       MA     OTC Bul        18.000      33.95      155.57
GLBT       Glastonbury Bank and Trust Co      Glastonbury         CT       NE     OTC Bul        10.625      19.44      127.55
GRBC       GreatBanc Inc.                     Aurora              IL       MW     Pink Sh        11.250      15.06       89.00
GREXX      Greer State Bank                   Greer               SC       SE     Pink Sh        25.000      16.44      174.83

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY           Table IV.6 - Pink Sheet Banks            Section IV
------------------                                                    ----------


                                                                                                 Current    Current    Current
                                                                                                  Stock      Market     Price/
                                                                                                  Price      Value    Book Value
Ticker     Short Name                         City              State    Region   Exchange         ($)        ($M)       (%)
GRGN       Grange National Banc Corp.         Tunkhannock        PA       MA      OTC Bul        44.000      16.28     139.15
GRYB       Guaranty State Bancorp             Durham             NC       SE      OTC Bul        34.750      31.00     277.78
HABN       Harbor Bancorp                     Long Beach         CA       WE      OTC Bul        23.500      33.26     203.99
HBIN       HBancorp.                          Lawrenceville      IL       MW      Pink Sh        16.000       7.42      93.84
HBKS       Heritage Bankshares Inc.           Norfolk            VA       SE      OTC Bul        16.500      13.06     200.00
HBNC       Horizon Bancorp                    Michigan City      IN       MW      OTC Bul        58.000      51.99     152.71
HBSI       Highlands Bankshares Inc.          Petersburg         WV       SE      OTC Bul        46.000      23.09     113.05
HEOP       Heritage Oaks Bancorp              Paso Robles        CA       WE      OTC Bul        12.667      13.09     176.67
HLAG       Heartland Bancshares Inc.          Herrin             IL       MW      Pink Sh        15.500      13.59     111.91
HOVB       Hanover Bancorp Inc.               Hanover            PA       MA      OTC Bul        22.750      66.88     208.52
HRDXX      Bank of Hampton Roads              Chesapeake         VA       SE      Pink Sh        14.000      46.35     246.91
HRFD       Harford National Bank              Aberdeen           MD       MA      OTC Bul        56.250      18.27     153.10
HTLF       Heartland Financial USA Inc.       Dubuque            IA       MW      Pink Sh        29.875     141.97     194.37
HWNB       Hawaii National Bancshares         Honolulu           HI       WE      OTC Bul        38.000      27.02      96.89
IBDB       Ironbound Bancorp                  Newark             NJ       MA      Pink Sh        14.750      15.36     141.42
IBNC       International Bancshares Corp.     Laredo             TX       SW      OTC Bul        67.500     744.29     245.63
IFBH       IFB Holdings Inc.                  Chillicothe        MO       MW      Pink Sh        14.625       8.67     100.31
IFNC       Intrust Financial Corp.            Wichita            KS       MW      OTC Bul        82.750     182.14     143.09
IFST       Iowa First Bancshares Corp.        Muscatine          IA       MW      OTC Bul        27.000      47.39     179.16
IGSV       Illinois Community Bncp Inc.       Effingham          IL       MW      Pink Sh        14.250       7.16     100.99
JFBC       Jeffersonville Bancorp             Jeffersonville     NY       MA      OTC Bul        25.687      30.38     137.14
JUVF       Juniata Valley Financial Corp.     Mifflintown        PA       MA      OTC Bul        36.500      51.13     183.32
LAYB       Lafayette Bancorp.                 Lafayette          IN       MW      OTC Bul        28.750      62.14     170.72
LKFN       Lakeland Financial Corp.           Warsaw             IN       MW      OTC Bul        39.000     113.20     249.68
LNBB       LNB Bancorp Inc.                   Lorain             OH       MW      OTC Bul        28.750     118.57     267.44
LNBS       Lanier Bankshares Inc.             Gainesville        GA       SE      OTC Bul        21.000      12.96     144.63
MARB       Marathon Bancorp                   Los Angeles        CA       WE      OTC Bul         3.938       7.23     184.88
MBKT       Monroe Bank and Trust              Monroe             MI       MW      OTC Bul        35.000     175.00     154.19
MCBF       MCB Financial Corp.                San Rafael         CA       WE      OTC Bul        15.000      15.28     133.10
MFRM       Mechanics and Farmers Bank         Durham             NC       SE      OTC Bul        16.000       9.11      60.72
MGNB       Mahoning National Bancorp Inc.     Youngstown         OH       MW      OTC Bul        28.000     176.40     209.11
MIPN       Mid Penn Bancorp Inc.              Millersburg        PA       MA      OTC Bul        26.000      67.80     265.85
MMBI       Merchants and Manufacturers        New Berlin         WI       MW      OTC Bul        38.375      33.24     122.84
MNOC       Monocacy Bancshares Inc.           Taneytown          MD       MA      OTC Bul        20.500      33.26     151.74
MSHN       Merchants of Shenandoah            Shenandoah         PA       MA      OTC Bul        26.750       7.79     119.69
MTMB       Maritime Bank & Trust Co.          Essex              CT       NE      OTC Bul        20.562       9.66     158.05
MTTB       Mid-State Bank                     Arroyo Grande      CA       WE      OTC Bul        28.750     189.10     256.93
NBMXX      First National Bank of Manatee     Bradenton          FL       SE      Pink Sh            NA         NA         NA
NBOH       National Bancshares Corp.          Orrville           OH       MW      OTC Bul        42.125      48.12     187.97
NCBH       North County Bancorp               Escondido          CA       WE      OTC Bul        10.625      19.98     113.15
NCFD       NCF Financial Corporation          Bardstown          KY       MW      OTC Bul        14.125      11.20      92.93
NECA       New Canaan B & T Co.               New Canaan         CT       NE      OTC Bul        72.000      23.84     167.33
NKSH       National Bankshares Inc.           Blacksburg         VA       SE      OTC Bul        24.250      91.98     172.23
NOAB       North American Bank & Trust        Waterbury          CT       NE      Pink Sh         3.500       9.01      74.79
NOTW       Northwest Bank & Trust Co.         Davenport          IA       MW      OTC Bul        33.625      28.58     172.44
NOVB       North Valley Bancorp               Redding            CA       WE      OTC Bul        32.375      59.21     231.91
OHSB       Ohio State Bancshares Inc.         Marion             OH       MW      Pink Sh        37.000       4.48     133.33
ORRB       Orrstown Financial Services        Shippensburg       PA       MA      OTC Bul        38.000      37.10     220.67
PABK       Pan American Bank                  Los Angeles        CA       WE      OTC Bul         3.375       5.16     103.53
PABN       Pacific Capital Bancorp            Salinas            CA       WE      OTC Bul        25.875      70.64     156.91
PACXX      Pacific Northwest Bank             Seattle            WA       WE      Pink Sh        75.000      29.23     201.61
PAHC       Pioneer American Holding Co.       Carbondale         PA       MA      OTC Bul        22.000      62.95     204.65
PATD       Patapsco Bancorp Inc.              Dundalk            MD       MA      Pink Sh        31.000      11.25     132.82
PCHB       Pocahontas Bankshares Corp.        Bluefield          WV       SE      OTC Bul        21.000      42.00     164.71
PCLF       Pinnacle Financial Corp.           Elberton           GA       SE      Pink Sh        66.000      50.69     145.31
PFCY       Peoples Financial Corp.            Ford City          PA       MA      Pink Sh        36.000      31.68     102.10
PLBA       Plumas Bank                        Quincy             CA       WE      OTC Bul        17.000      22.76     182.40
PNBF       PNB Financial Group                Newport Beach      CA       WE      OTC Bul        21.000      47.59     211.06

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY           Table IV.6 - Pink Sheet Banks            Section IV
------------------                                                    ----------


                                                                                                 Current    Current    Current
                                                                                                  Stock      Market     Price/
                                                                                                  Price      Value    Book Value
Ticker     Short Name                         City              State    Region   Exchange         ($)        ($M)       (%)
PPBK       Peoples Bank of Oxford             Oxford            PA          MA    OTC Bul        26.500      72.19      227.47
PRFS       PennRock Financial Services        Blue Ball         PA          MA    OTC Bul        19.250     116.52      199.90
PSBT       Penn Security B&TC                 Scranton          PA          MA    OTC Bul       101.000      54.24      130.00
PSEB       Peoples State Bank (The)           East Berlin       PA          MA    OTC Bul        34.750      51.76      256.65
PSHR       Pioneer Bancshares Inc.            Chattanooga       TN          SE    OTC Bul        41.000     153.08      159.84
PWOD       Penns Woods Bancorp Inc.           Jersey Shore      PA          MA    OTC Bul        63.250      80.88      216.76
QNBC       QNB Corp.                          Quakertown        PA          MA    OTC Bul        33.750      48.20      201.25
RBNF       Rurban Financial Corp.             Defiance          OH          MW    OTC Bul        29.500      67.49      155.18
REFN       Regency Bancorp                    Fresno            CA          WE    OTC Bul        10.375      19.41      161.10
SBGA       Summit Bank Corporation            Atlanta           GA          SE    OTC Bul        14.750      20.76      132.29
SBHC       Security Bank Holding Company      Coos Bay          OR          WE    OTC Bul         8.250      22.79      164.34
SBTL       Salisbury Bank & Trust Co.         Lakeville         CT          NE    OTC Bul        77.250      20.06      102.10
SBVA       Salem Bank and Trust NA            Salem             VA          SE    OTC Bul        19.375      25.79      177.75
SFBC       Slade's Ferry Bancorp              Somerset          MA          NE    OTC Bul        15.500      49.95      194.48
SHBI       Shore Bancshares Inc.              Centreville       MD          MA    Pink Sh        41.000      41.30      182.71
SLFI       Sterling Financial Corp.           Lancaster         PA          MA    OTC Bul        26.000     161.61      223.18
SLNB       Santa Lucia Bank                   Atascadero        CA          WE    OTC Bul        25.000       9.86      131.58
SMAL       Summit Bancshares Inc.             Oakland           CA          WE    OTC Bul        43.875      18.76      153.41
SMTB       Smithtown Bancorp Inc.             Smithtown         NY          MA    OTC Bul        53.000      22.96      148.00
SNBN       Security National Bank & Trust     Newark            NJ          MA    OTC Bul        30.500       8.25      127.30
SOJB       Southern Jersey Bancorp of DE      Bridgeton         NJ          MA    OTC Bul        59.000      64.09      153.73
SOMC       Southern Michigan Bancorp Inc.     Coldwater         MI          MW    OTC Bul        29.500      56.45      229.57
SOVY       Sonoma Valley Bank                 Sonoma            CA          WE    OTC Bul        29.000      17.21      206.70
SRCK       Slippery Rock Financial Corp.      Slippery Rock     PA          MA    OTC Bul        39.875      54.95      259.77
SRTB       Saratoga Bancorp                   Saratoga          CA          WE    OTC Bul        17.750      18.87      149.54
STYB       Security Banc Corp.                Springfield       OH          MW    OTC Bul        55.000     333.27      313.21
SXSX       Sussex County State Bank           Franklin          NJ          MA    OTC Bul        17.750      12.31      151.06
TBLC       Timberline Bancshares Inc.         Yreka             CA          WE    OTC Bul        15.000      15.05      202.98
TOBC       Tower Bancorp Inc.                 Greencastle       PA          MA    OTC Bul        41.500      36.70      185.10
TRCY       Tri City Bankshares Corp.          Oak Creek         WI          MW    Pink Sh        25.000      62.38      122.55
UBFO       United Security Bank NA            Fresno            CA          WE    Pink Sh        37.750      63.69      309.43
UNBO       UNB Corp.                          Canton            OH          MW    OTC Bul        39.500     228.13      309.56
UNNF       Union National Financial Corp.     Mount Joy         PA          MA    OTC Bul        22.750      56.62      246.75
UPBN       Upbancorp Inc.                     Chicago           IL          MW    OTC Bul       101.500      22.40      113.62
USBI       United Security Bancshares         Thomasville       AL          SE    Pink Sh        35.000     123.78      246.31
UVSP       Univest Corp. of Pennsylvania      Souderton         PA          MA    OTC Bul        50.500     194.54      188.57
VADO       Valle de Oro Bank NA               El Cajon          CA          WE    OTC Bul        26.000      32.09      200.31
VAIB       Valley Independent Bank            El Centro         CA          WE    OTC Bul        17.000      93.62      326.30
VCBK       Virginia Commerce Bank             Arlington         VA          SE    OTC Bul        15.500      22.07      205.30
VNBC       Vineyard National Bancorp          Rancho Cucamonga  CA          WE    OTC Bul         5.125       9.55      118.36
VRBA       VRB Bancorp                        Rogue River       OR          WE    OTC Bul         9.750      70.08      318.63
VTGB       Vintage Bank                       Napa              CA          WE    OTC Bul        16.750      21.65      168.17
WCBC       West Coast Bancorp                 Newport Beach     CA          WE    OTC Bul         1.500      13.75      208.33
WIBW       Wilton Bank                        Wilton            CT          NE    OTC Bul        28.625      11.58      154.15
WMFR       West MI National Bank & Trust      Frankfort         MI          MW    Pink Sh        18.000       7.32       88.15
WNNB       Wayne Bancorp                      Wooster           OH          MW    OTC Bul        29.000     114.14      285.43
YAVY       Yadkin Valley Bank & Trust Co.     Elkin             NC          SE    Pink Sh        31.750     111.63      348.90
YOBK       Yosemite Bank                      Mariposa          CA          WE    OTC Bul        16.375      10.96      131.84

Maximum                                                                                       3,800.000   1,273.00      438.41
Minimum                                                                                           0.500       1.14       34.97
Average                                                                                          59.960      59.71      172.84
Median                                                                                           26.875      32.09      163.27

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Table IV.6 - Pink Sheet Banks           Section IV
------------------                                                    ----------


                                         Price/      Price/      Price/        Price/                              Tangible
                Current     Current       Core         Core         LTM           LTM         Total     Equity/     Equity/
              Price/ Tang   Dividend      EPS           EPS    Core EPS      Core EPS        Assets      Assets Tang Assets
              Book Value     Yield        (x)           (x)         (x)           (x)         ($000)        (%)         (%)
Ticker            (%)         (%)       Mst RctQ        LTM    Mst RctQ           LTM      Mst RctQ    Mst RctQ    Mst RctQ
AANB            109.11        3.85        7.37         6.99        6.99          6.99        88,889        7.64        7.64
ABCU             97.09        -           9.38         8.33        8.33          8.33        55,092        6.55        6.55
ACNB            240.68        3.27       13.37        13.65       13.65         13.65       466,342       10.88       10.88
AMNB            191.37        3.06       14.06        12.92       12.92         12.92       419,258       11.38       10.56
ARBC            159.66        -           4.00        14.64       14.64         14.64       121,979        3.88        3.88
ATLV            190.62        -          15.19        15.00       15.00         15.00       182,660        9.97        7.84
BALX            132.69        -          16.30        18.29       18.29         18.29        73,989       10.40       10.40
BATH            170.80        2.04       14.15        14.69       14.69         14.69       272,348       11.55       11.45
BBNK            131.58        -          50.00           NA          NA            NA       119,471       11.86       11.42
BCDO            136.32        1.81        8.04         8.33        8.33          8.33        42,790        8.56        8.56
BCSV            174.89        1.86       19.92        18.21       18.21         18.21       106,822        9.29        9.29
BDGE            273.52        1.33       12.63        11.41       11.41         11.41       222,680        8.47        8.47
BHEM            139.31        6.25        7.77           NA          NA            NA       234,254        8.77        8.77
BKAO            196.34        3.33        8.72         8.77        8.77          8.77        81,832       10.80       10.80
BKHB            147.52        3.14       13.35        14.87       14.87         14.87       198,761       11.36       10.99
BKTI            246.91        4.55       13.82        16.41       16.41         16.41       160,109       10.04       10.04
BLCA            247.56        3.80       14.52        14.88       14.88         14.88       229,941        8.93        8.93
BLOU             35.21        -             NM           NM          NM            NM       101,752        5.76        5.76
BMRC            229.23        -          12.43        13.13       13.13         13.13       212,310        8.24        8.24
BNKA            171.28        4.43        9.49        10.05       10.05         10.05        77,095       12.04       11.98
BPLU            181.59        0.69       10.65        11.39       11.39         11.39       138,375        7.20        7.11
BSMC            216.99        1.70       13.71        12.78       12.78         12.78       320,475       10.63       10.13
BVNC            150.90        2.27       11.23        11.62       11.62         11.62       190,372        8.34        8.34
BWCF            190.45        -          10.58        13.60       13.60         13.60       218,234        8.50        8.50
BWCK             89.72        -          15.46        19.26       19.26         19.26       104,810       18.23       18.23
BWND            139.42        0.83        7.08         9.66        9.66          9.66       157,068        6.23        6.23
BYAR            228.03        1.32       12.37        14.43       14.43         14.43       120,430        8.83        8.83
BYLK            189.63        3.44       14.24        13.39       13.39         13.39       405,710       10.01        8.99
CADL            188.04        1.71       10.94        12.73       12.73         12.73       132,400       12.13       12.13
CAFP            326.72        1.14       14.02        14.84       14.84         14.84       490,682        7.70        7.23
CAPXX            58.14        -           5.71         6.06        6.06          6.06       140,486        7.14        7.14
CBAN             95.16        1.71        9.72        10.61       10.61         10.61       330,504        8.24        8.08
CBIV            187.93        1.05       11.66        10.99       10.99         10.99       173,331       11.09       11.09
CBTD            221.11        -          29.17        36.84       36.84         36.84        42,566       13.02       13.02
CBTN            105.32        3.70        7.71         8.62        8.62          8.62       268,119       12.63       12.63
CBTXX               NA          NA          NA           NA          NA            NA        28,178       18.49          NA
CCBN            233.77        -          16.64        18.39       18.39         18.39       463,626        8.96        8.59
CCFN            140.70        2.15       13.93        14.13       14.13         14.13       171,255       12.41       12.41
CCNE            173.95        3.49       14.75        16.85       16.85         16.85       365,448       11.37       10.65
CESR            135.14        4.35        8.93         9.06        9.06          9.06        97,131        8.58        8.58
CFCXX           156.25        3.06       19.91        15.58       15.58         15.58       268,527       11.43       10.77
CHMG            160.18        3.14       11.57        11.30       11.30         11.30       549,117       10.60        9.43
CHTP            141.30        -          31.25           NM          NM            NM        80,662        8.53        8.52
CIBN            163.69        2.00       12.50        12.04       12.04         12.04       216,952        9.26        9.26
CIWV            120.10        1.47       11.40        11.16       11.16         11.16       129,148       12.09       12.02
CLDB            154.38        1.89       11.90        12.92       12.92         12.92       390,236        9.77        9.65
CMOH            187.59        2.69       15.59        15.46       15.46         15.46       187,046        7.90        7.73
CMTV            176.58        4.72       18.23        15.40       15.40         15.40       216,116        9.31        9.31
CNAF            126.34        2.72       10.50        10.50       10.50         10.50       267,064       12.54       12.54
CNBB            174.96        2.50       16.25        17.57       17.57         17.57       212,323       13.78       13.78
CNBC            172.55        3.72        9.85        11.28       11.28         11.28       376,852        7.53        7.53
CNBD            206.78        1.39       14.52        16.51       16.51         16.51       126,088        7.32        7.32
CPKF             98.68        2.13        7.35         7.73        7.73          7.73       144,849        8.83        8.81
CSBB            276.50        1.26       14.97        14.68       14.68         14.68       270,214        9.42        9.42
CSCB            120.32        1.78          NM           NM          NM            NM        84,068        9.43        9.43
CTLN            198.29        2.20       19.76        18.15       18.15         18.15       225,273       11.51       11.51
CTRY            154.02        -          20.31        34.21       34.21         34.21       110,902        6.38        6.16
CTVB            165.15        -          18.08           NA          NA            NA        52,213       14.22       14.22

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Table IV.6 - Pink Sheet Banks           Section IV
------------------                                                    ----------


                                         Price/      Price/      Price/        Price/                              Tangible
                Current     Current       Core         Core         LTM           LTM         Total     Equity/     Equity/
              Price/ Tang   Dividend      EPS           EPS    Core EPS      Core EPS        Assets      Assets Tang Assets
              Book Value     Yield        (x)           (x)         (x)           (x)         ($000)        (%)         (%)
Ticker            (%)         (%)       Mst RctQ        LTM    Mst RctQ           LTM      Mst RctQ    Mst RctQ    Mst RctQ
CTZV             76.00        3.52        6.22         8.19        8.19          8.19        89,318       10.50       10.50
CVIC            141.05        3.68        8.70        10.50       10.50         10.50       147,194       11.67       11.51
CVLY            145.00        2.41       13.97        11.36       11.36         11.36       237,329        9.57        9.57
CWBS            118.69        -          14.06        15.00       15.00         15.00       106,564        9.33        9.33
CYBK            145.50        2.15        9.79        10.25       10.25         10.25       180,282       11.76       11.76
CYFN            166.49        3.30       10.09        10.46       10.46         10.46       381,331        8.41        8.37
CZFS                NA        2.53       13.31        14.47       14.47         14.47       291,763        8.69          NA
CZNC            218.40        2.18       16.11        16.20       16.20         16.20       606,904       12.60       12.60
DCBF            260.94        0.96       18.75        18.58       18.58         18.58       340,347       10.05       10.05
DEBC            127.89        1.89        9.50        10.12       10.12         10.12        90,728       12.02       12.02
DIMC            143.39        2.58       12.50        13.30       13.30         13.30       149,370        9.41        9.41
DNBF            234.81        1.63        9.74        10.71       10.71         10.71       215,058        8.04        8.04
DNIG             73.89        -           7.42       118.75      118.75        118.75        32,497       11.65       11.65
DROV            227.11        1.85       13.04        13.56       13.56         13.56       490,601        8.19        8.19
EMBM            261.58        2.79       15.53        15.65       15.65         15.65       415,696        8.20        8.12
EPNB            277.38        1.24       25.34        24.67       24.67         24.67       300,553       13.95       13.95
EVGS            111.34        1.04       13.21        14.80       14.80         14.80       135,570        8.89        8.89
EVNB            438.87        0.30       32.00        31.07       31.07         31.07       153,439       10.61       10.60
FBMI            216.50        2.38       14.60        14.96       14.96         14.96       532,047        9.99        7.89
FBSYA           260.16        2.74       16.84        17.70       17.70         17.70       892,824        8.75        7.89
FBTT            163.53        -           4.75         5.23        5.23          5.23       178,644        6.12        5.58
FCBC            269.26        3.44       11.09        11.65       11.65         11.65       943,163        9.96        8.17
FCBK             37.59        -           7.04         1.15        1.15          1.15       125,472        6.63        6.46
FCBN            236.62        -          10.84        10.77       10.77         10.77     2,088,764        6.86        6.04
FCZA            361.43        1.49       28.75        28.05       28.05         28.05       317,909       11.16       10.11
FDDB            147.41        2.25       13.46        13.07       13.07         13.07       280,615        9.89        9.89
FDNM            128.99        3.11        7.83         8.82        8.82          8.82       403,309        7.28        7.28
FETM            136.80        2.98       10.72        11.31       11.31         11.31       261,731        9.76        9.76
FGYH            202.56        4.21        7.29         6.73        6.73          6.73       216,877        7.53        7.53
FINN            317.61        0.89       17.45        18.36       18.36         18.36     7,106,727        6.63        5.70
FIOW            183.25        2.50       11.31        12.25       12.25         12.25       523,668       10.48        9.98
FIVR             93.24        3.95        9.37         8.92        8.92          8.92     1,917,235        9.84        9.66
FJMY            153.38        2.75       12.36        12.43       12.43         12.43       317,742        9.48        9.28
FKYS            162.84        2.75        8.96         9.71        9.71          9.71       265,045       11.56       11.56
FLFL            120.45        3.19       10.21        10.28       10.28         10.28       194,269        6.58        6.58
FLHI            134.05        -           5.57        14.64       14.64         14.64       112,489       11.88       11.88
FLLC            151.75        1.65       16.67        15.38       15.38         15.38       136,770        9.05        7.86
FMBH            190.73        1.32       10.42        10.18       10.18         10.18       540,126        7.95        6.40
FMNB                NA        1.91       18.88        21.33       21.33         21.33       357,185       10.98          NA
FNAN            131.63        2.08       11.21        10.71       10.71         10.71     1,431,767       25.47       25.47
FNBB            150.68        1.76       17.54        16.60       16.60         16.60        99,748       11.10       10.93
FNBP            194.64        2.67       12.20        12.89       12.89         12.89       421,696        9.11        9.11
FNLB            221.15        1.72       11.57        13.33       13.33         13.33       831,870        8.90        7.79
FOBT            153.80        1.97        9.90        11.05       11.05         11.05       186,583        8.55        8.46
FPHN            121.02        2.26        9.34         9.80        9.80          9.80       205,006       10.89       10.89
FRAF            214.86        2.21       13.52        14.86       14.86         14.86       352,567       10.39        9.87
FRMS             99.77        2.84       11.56        12.87       12.87         12.87       506,452        9.07        9.07
FTAB            144.82        -             NM           NM          NM            NM       104,591        6.82        6.82
FWCC            205.84        2.71       15.63        16.11       16.11         16.11       418,015        8.26        8.26
FXNC            126.06        2.77       10.85        11.62       11.62         11.62       153,130       10.15       10.15
GABS            111.01        1.67       11.61        13.68       13.68         13.68        66,888        9.44        9.44
GBBK            139.29        3.08          NA           NA          NA            NA            NA          NA          NA
GBFP            174.26        -          14.02        14.02       14.02         14.02       235,147        7.37        7.08
GDBC            187.97        -             NM        46.43       46.43         46.43       101,579        6.64        5.36
GFLS                NA        1.78       17.08        15.68       15.68         15.68       267,097        8.17          NA
GLBT            127.55        -           8.45         4.88        4.88          4.88       230,106        6.63        6.63
GRBC             89.00        4.98       12.50         7.98        7.98          7.98       459,452        5.66        5.66
GREXX           174.83        2.00       14.88        15.72       15.72         15.72       103,643        9.07        9.07

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Table IV.6 - Pink Sheet Banks           Section IV
------------------                                                    ----------


                                         Price/      Price/      Price/        Price/                              Tangible
                Current     Current       Core         Core         LTM           LTM         Total     Equity/     Equity/
              Price/ Tang   Dividend      EPS           EPS    Core EPS      Core EPS        Assets      Assets Tang Assets
              Book Value     Yield        (x)           (x)         (x)           (x)         ($000)        (%)         (%)
Ticker            (%)         (%)       Mst RctQ        LTM    Mst RctQ           LTM      Mst RctQ    Mst RctQ    Mst RctQ
GRGN            140.94        -           9.34         9.67        9.67          9.67       118,447        9.88        9.76
GRYB            277.78        1.15       18.01        20.25       20.25         20.25       103,830       10.75       10.75
HABN            206.32        2.13       15.18        16.35       16.35         16.35       212,853        7.66        7.57
HBIN             93.84        2.00       20.39        26.27       26.27         26.27        19,268       41.06       41.06
HBKS            200.00        -          10.69        10.86       10.86         10.86        80,773        8.09        8.09
HBNC            152.71        3.10       15.03        10.90       10.90         10.90       387,744        8.78        8.78
HBSI            113.05        2.17       11.72        11.31       11.31         11.31       188,778       10.82       10.82
HEOP            180.70        2.63        9.57        10.76       10.76         10.76        87,787        8.44        8.27
HLAG            111.91        2.58      100.00           NA          NA            NA        66,264       18.33       18.33
HOVB            208.52        2.29       15.41        16.25       16.25         16.25       388,561        8.25        8.25
HRDXX           246.91        -             NA           NA          NA            NA       127,302       14.75       14.75
HRFD            153.10        1.28       10.55        10.55       10.55         10.55       112,370       10.62       10.62
HTLF            204.34        1.74       19.70        17.45       17.45         17.45       786,999        9.23        8.82
HWNB             96.89        0.40      178.75        42.56       42.56         42.56       298,009        9.36        9.36
IBDB            142.93        1.36       11.90        13.17       13.17         13.17       108,859        9.98        9.88
IBNC            276.07        0.59       13.38        13.25       13.25         13.25     3,730,060        8.12        7.29
IFBH            100.31        4.10       10.48           NA          NA            NA        60,220       14.35       14.35
IFNC            164.22        1.69       21.60        13.62       13.62         13.62     1,800,015        7.07        6.22
IFST            183.92        2.82       11.70        11.52       11.52         11.52       291,310        9.08        8.87
IGSV            100.99        1.05          NM           NM          NM            NM        59,799       11.86       11.86
JFBC            137.14        2.49       13.69        15.03       15.03         15.03       216,086       10.25       10.25
JUVF            183.32        1.86       16.72        16.55       16.55         16.55       218,708       12.75       12.75
LAYB            175.30        1.65       12.73        13.76       13.76         13.76       417,536        8.72        8.51
LKFN            249.68        1.54       11.99        14.67       14.67         14.67       687,515        6.59        6.59
LNBB            303.27        2.37       18.28        19.50       19.50         19.50       496,779        8.94        7.97
LNBS            144.63        1.19        9.38         9.42        9.42          9.42        86,986       10.30       10.30
MARB            184.88        -             NM           NA          NA            NA        68,904        5.67        5.67
MBKT            155.07        2.29        8.78         9.48        9.48          9.48       929,834       12.23       12.16
MCBF            133.10        -          10.98        12.61       12.61         12.61       143,560        8.00        8.00
MFRM             61.09        4.38        6.25         6.33        6.33          6.33       130,310       11.51       11.45
MGNB            209.11        2.29       12.50        13.43       13.43         13.43       774,139       10.90       10.90
MIPN            267.49        2.92       12.50        12.41       12.41         12.41       216,298       11.78       11.72
MMBI            122.84        2.09       11.41        16.12       16.12         16.12       281,857        9.56        9.56
MNOC                NA        2.15       20.14        29.00       29.00         29.00       257,861        8.48          NA
MSHN            119.79        1.87       12.27        15.06       15.06         15.06        56,529       11.51       11.50
MTMB            158.05        2.33       11.63        11.32       11.32         11.32        81,973        7.46        7.46
MTTB            256.93        -          12.43        14.21       14.21         14.21       827,817        8.89        8.89
NBMXX               NA          NA          NA           NA          NA            NA       131,732        8.05        8.05
NBOH            192.53        1.61       19.71        20.01       20.01         20.01       178,323       14.39       14.10
NCBH            115.11        -          45.31        37.50       37.50         37.50       244,689        7.50        7.39
NCFD             92.93        2.12       31.82        24.56       24.56         24.56        34,402       35.03       35.03
NECA            167.33        -          11.93        12.12       12.12         12.12       139,763       10.20       10.20
NKSH            175.60        2.72       14.70        15.78       15.78         15.78       393,914       13.08       12.87
NOAB             74.79        -           9.03        10.16       10.16         10.16       140,197        8.59        8.59
NOTW            172.44        6.84       14.83        12.98       12.98         12.98       148,461       11.17       11.17
NOVB            234.09        2.16       12.95        13.07       13.07         13.07       267,853        9.54        9.46
OHSB            133.33        -          12.69        14.14       14.14         14.14        45,711        7.36        7.36
ORRB            227.95        2.11       10.47        12.30       12.30         12.30       173,713        9.68        9.39
PABK            103.53        -          25.00           NM          NM            NM        39,074       12.73       12.73
PABN            156.91        2.32       13.10        14.01       14.01         14.01       412,510       10.91       10.91
PACXX           201.61        0.80       15.28        15.03       15.03         15.03       185,624        7.81        7.81
PAHC            208.93        3.46       18.55        19.31       19.31         19.31       357,046        8.85        8.68
PATD            132.82        1.29       16.88        19.01       19.01         19.01        88,618        9.55        9.55
PCHB            167.06        2.86       11.31        13.10       13.10         13.10       274,318        9.30        9.17
PCLF            145.31        2.73        9.02         9.09        9.09          9.09       245,271       14.22       14.22
PFCY            102.83        2.67       10.04        11.95       11.95         11.95       220,685       14.06       13.98
PLBA            183.19        -          10.23        11.44       11.44         11.44       153,122        8.15        8.12
PNBF            211.06        -           9.72        10.54       10.54         10.54       229,520        9.82        9.82

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Table IV.6 - Pink Sheet Banks           Section IV
------------------                                                    ----------


                                         Price/      Price/      Price/        Price/                              Tangible
                Current     Current       Core         Core         LTM           LTM         Total     Equity/     Equity/
              Price/ Tang   Dividend      EPS           EPS    Core EPS      Core EPS        Assets      Assets Tang Assets
              Book Value     Yield        (x)           (x)         (x)           (x)         ($000)        (%)         (%)
Ticker            (%)         (%)       Mst RctQ        LTM    Mst RctQ           LTM      Mst RctQ    Mst RctQ    Mst RctQ
PPBK            227.47        1.51       15.45        16.86       16.86         16.86       204,750       15.50       15.50
PRFS            202.42        2.49       11.90        16.67       16.67         16.67       626,184        9.40        9.29
PSBT            130.00        3.17       11.54        10.62       10.62         10.62       406,434       10.26       10.26
PSEB            256.65        1.15       12.82        14.29       14.29         14.29       244,787        8.24        8.24
PSHR            170.48        2.44       15.78        15.22       15.22         15.22       936,116       10.30        9.72
PWOD            216.76        1.90       15.39        14.89       14.89         14.89       261,878       14.25       14.25
QNBC            201.25        1.90       15.09        16.49       16.49         16.49       294,072        8.14        8.14
RBNF            158.60        2.44       12.50        13.04       13.04         13.04       455,719        9.54        9.36
REFN            164.42        -             NM       120.31      120.31        120.31       186,870        6.45        6.33
SBGA            129.96        2.17       17.61        13.03       13.03         13.03       140,869       11.14       11.32
SBHC            171.16        2.42        9.94        10.17       10.17         10.17       170,278        8.14        7.85
SBTL            102.10        2.95        8.29         8.60        8.60          8.60       174,250       11.26       11.26
SBVA            177.75        1.50       17.86        14.02       14.02         14.02       133,731       10.85       10.85
SFBC            221.43        1.29       15.03        14.19       14.19         14.19       296,816        8.65        7.67
SHBI            202.37        2.24       17.36        17.94       17.94         17.94       169,247       13.35       12.22
SLFI            223.18        3.08       16.69        16.48       16.48         16.48       792,265        9.12        9.12
SLNB            131.58        4.00        7.84         8.86        8.86          8.86        80,072        9.36        9.36
SMAL            153.41        3.42       10.53        11.26       11.26         11.26        93,319       13.11       13.11
SMTB            148.00        2.64        4.67         5.61        5.61          5.61       198,436        7.82        7.82
SNBN            127.30        -             NM       144.44      144.44        144.44        85,624        7.57        7.57
SOJB            153.73        2.03        8.85         9.68        9.68          9.68       446,926        9.33        9.33
SOMC            250.00        1.76       13.16        15.09       15.09         15.09       237,963        8.78        8.12
SOVY            206.70        -          11.57        12.02       12.02         12.02        95,657        8.70        8.70
SRCK            285.84        1.51       16.47        16.39       16.39         16.39       192,879       10.97       10.07
SRTB            149.54        1.13       14.22        15.00       15.00         15.00       123,220       10.20       10.20
STYB                NA        1.53       23.25        23.04       23.04         23.04       807,385       13.18          NA
SXSX            168.09        2.48       22.32        25.68       25.68         25.68       107,487        7.58        6.87
TBLC            202.98        3.33       14.58        16.76       16.76         16.76        85,020        8.72        8.72
TOBC            185.10        1.11       15.87        15.50       15.50         15.50       157,973       12.55       12.55
TRCY            122.55        3.40        8.79         8.86        8.86          8.86       439,699       11.57       11.57
UBFO            328.26        1.70       17.59        18.63       18.63         18.63       191,002       10.78       10.23
UNBO            336.17        1.72       24.04        25.51       25.51         25.51       814,266        9.05        8.40
UNNF            246.75        1.58       25.54        26.11       26.11         26.11       213,048       10.78       10.78
UPBN            115.11        1.97       10.31        11.14       11.14         11.14       227,097        8.68        8.58
USBI                NA        1.26        9.11         8.84        8.84          8.84       435,047       11.55          NA
UVSP            192.67        1.98       12.77        14.29       14.29         14.29       932,252       11.07       10.86
VADO            200.31        0.92       18.16        16.97       16.97         16.97       197,388        8.12        8.12
VAIB            376.11        -          47.22        44.74       44.74         44.74       399,307        7.18        6.30
VCBK            206.67        -           9.72        10.45       10.45         10.45       133,540        8.05        8.00
VNBC            118.36        -          11.33        12.08       12.08         12.08       121,944        6.61        6.61
VRBA            330.51        1.44       14.42        15.31       15.31         15.31       179,580       12.18       11.78
VTGB            168.17        1.00       12.30        13.82       13.82         13.82       129,723        9.92        9.92
WCBC            208.33        -           5.18           NA          NA            NA       120,961        5.48        5.48
WIBW            154.15        2.45        9.26        10.42       10.42         10.42        76,425        9.83        9.83
WMFR             88.15        1.56       13.71        13.49       13.49         13.49        25,691       32.32       32.32
WNNB            292.93        1.31       17.77        18.57       18.57         18.57       334,692       11.95       11.68
YAVY                NA        1.26       22.14        22.63       22.63         22.63       301,507       10.62          NA
YOBK            131.84        -          21.71        20.12       20.12         20.12        84,760        9.81        9.81

Maximum         438.87        6.84      178.75       144.44      144.44        144.44     7,106,727       41.06       41.06
Minimum          35.21        -           4.00         1.15        1.15          1.15        19,268        3.88        3.88
Average         175.51        1.83       15.18        16.26       16.26         16.26       328,409       10.22        9.99
Median          167.33        1.88       12.71        13.62       13.62         13.62       204,750        9.54        9.36

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Table IV.6 - Pink Sheet Banks           Section IV
------------------                                                    ----------

                           Return on     ROACE                                                       Return on     ROACE
                 Core     Avg Assets    Before                                NPAs/        Core      Avg Assets    Before
                 EPS      Before Extra   Extra       Merger      Current      Assets        EPS      Before Extra  Extra
                 ($)          (%)         (%)       Target?      Pricing       (%)          ($)         (%)         (%)
Ticker           LTM          LTM         LTM        (Y/N)        Date       Mst RctQ    Mst RctQ     Mst RctQ    Mst RctQ
AANB            1.18        1.20        15.85          N         05/22/96        3.04        0.28         1.09       14.20
ABCU            0.09        0.72        10.88          N         11/07/97        1.60        0.02         0.92       13.98
ACNB            1.41        1.59        15.26          N         11/07/97        0.47        0.36         1.65       15.33
AMNB            2.09        1.58        13.16          N         11/07/97        0.25        0.48         1.45       12.30
ARBC            0.35        0.43        11.59          N         11/07/97        5.78        0.32         1.25       33.66
ATLV            2.35        1.12        10.13          N         11/07/97        0.33        0.58         0.97        9.92
BALX            0.82        0.75         7.54          N         11/07/97        4.69        0.23         0.86        8.37
BATH            2.62        1.34        11.74          N         11/07/97        0.16        0.68         1.37       11.86
BBNK              NA        0.37         2.86          N         11/07/97        3.12        0.06         0.28        2.32
BCDO            0.54        1.16        13.02          N         11/07/97        3.78        0.14         1.07       12.28
BCSV            0.70        1.12        11.63          N         11/07/97        0.34        0.16         1.33       14.08
BDGE            2.17        1.92        23.92          N         11/07/97        0.50        0.49         2.94       35.69
BHEM              NA        0.66         7.53          N         07/31/97        3.99        0.74         1.15       13.24
BKAO            1.51        2.22        21.04          N         11/07/97        0.62        0.38         2.23       20.53
BKHB            0.79        1.22         8.65          N         11/07/97        0.17        0.22         1.17        9.18
BKTI            1.28        1.56        15.30          N         11/07/97        0.02        0.38         1.77       17.63
BLCA            1.21        1.53        17.38          N         11/07/97        0.51        0.31         1.61       18.41
BLOU           (9.52)      (1.65)      (36.52)         N         10/31/97        1.89       (4.95)       (3.47)     (88.61)
BMRC            1.78        1.16        14.35          N         11/07/97         -          0.47         1.13       14.27
BNKA            1.02        1.87        16.03          N         11/07/97        0.89        0.27         1.95       16.12
BPLU            2.02        0.96        13.79          N         11/07/97        0.10        0.54         0.98       13.62
BSMC            1.33        1.24        11.94          N         11/07/97        0.78        0.31         1.19       11.09
BVNC            2.28        1.07        12.92          N         11/07/97        0.12        0.59         1.00       12.03
BWCF            1.93        1.37        15.05          N         11/07/97        0.14        0.62         1.53       17.88
BWCK            1.22        0.91         4.75          N         11/07/97        4.03        0.38         1.12        5.84
BWND            0.88        0.63         9.53          N         11/07/97        0.78        0.30         0.78       12.48
BYAR            1.68        1.54        17.11          N         11/07/97        0.59        0.49         1.63       18.06
BYLK            1.83        1.20        12.25          N         11/07/97        0.94        0.43         1.22       12.14
CADL            1.65        1.21        10.22          N         11/07/97        0.53        0.48         1.45       12.15
CAFP            1.36        1.23        15.18          N         11/07/97        0.35        0.36         1.28       16.23
CAPXX           1.32        0.96        12.81          N         10/31/97        0.91        0.35         0.94       12.88
CBAN            2.31        1.16        14.14          N         10/31/97        2.46        0.63         1.14       13.69
CBIV            1.57        1.86        17.83          N         06/30/97        0.43        0.37         1.61       14.68
CBTD            0.38        0.77         5.45          N         11/07/97         -          0.12         0.89        6.63
CBTN           15.67        1.54        12.67          N         11/07/97          NA        4.38         1.72       14.04
CBTXX             NA          NA           NA          N               NA          NA        0.27         2.10       11.48
CCBN            1.23        1.37        15.06          N         11/07/97        0.16        0.34         1.48       16.51
CCFN            1.38        1.14         9.56          N         11/07/97        0.06        0.35         1.14        9.46
CCNE            2.24        1.17         9.91          N         11/07/97        0.25        0.64         1.25       11.11
CESR            1.38        1.26        14.89          N         11/07/97          NA        0.35         1.26       14.70
CFCXX           1.38        1.89        15.50          N         10/31/97        0.35        0.27         2.03       17.84
CHMG            3.03        1.19        11.39          N         11/07/97        0.27        0.74         1.15       10.96
CHTP           (0.08)      (0.38)       (4.64)         N         11/07/97        3.58        0.02         0.48        5.82
CIBN            1.91        1.60        17.66          N         05/22/96        1.52        0.46         1.47       15.88
CIWV            2.33        1.27        10.90          N         11/07/97        0.25        0.57         1.22       10.21
CLDB            3.87        1.13        11.91          N         11/07/97        0.43        1.05         1.23       12.58
CMOH            1.25        0.73         9.09          N         11/07/97        0.84        0.31         0.68        8.75
CMTV            1.42        1.10        11.81          N         11/07/97          NA        0.30         0.85        9.02
CNAF            2.08        1.43        11.57          N         05/22/96        0.14        0.52         1.41       11.07
CNBB            1.85        1.39        10.59          N         11/07/97        0.09        0.50         1.50       11.09
CNBC            1.92        1.20        15.83          N         05/22/96         -          0.55         1.36       17.63
CNBD            2.18        1.20        16.17          N         11/07/97        0.12        0.62         1.22       17.79
CPKF            1.94        1.18        14.03          N         11/07/97        0.61        0.51         1.23       15.21
CSBB            3.10        1.65        17.63          N         11/07/97        0.29        0.76         1.47       15.74
CSCB           (0.21)       0.78         7.42          N         10/31/97        1.07       (0.04)        0.69        7.12
CTLN            1.35        1.24        10.87          N         11/07/97        0.20        0.31         1.09        9.64
CTRY            0.19        0.26         3.76          N         09/23/97        0.25        0.08         0.43        6.73
CTVB              NA        0.56         2.87          N         11/07/97         -          0.17         1.15        7.50

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Table IV.6 - Pink Sheet Banks           Section IV
------------------                                                    ----------

                           Return on     ROACE                                                       Return on     ROACE
                 Core     Avg Assets    Before                                NPAs/        Core      Avg Assets    Before
                 EPS      Before Extra   Extra       Merger      Current      Assets        EPS      Before Extra  Extra
                 ($)          (%)         (%)       Target?      Pricing       (%)          ($)         (%)         (%)
Ticker           LTM          LTM         LTM        (Y/N)        Date       Mst RctQ    Mst RctQ     Mst RctQ    Mst RctQ
CTZV            5.62        1.10        10.83          N         11/07/97        1.05         1.85        1.27       12.36
CVIC            1.69        1.40        11.78          N         11/07/97        1.32         0.51        1.64       13.96
CVLY            2.41        1.15        12.38          N         04/24/97        1.20         0.49        1.02       10.81
CWBS            0.75        0.75         8.36          N         11/07/97        4.97         0.20        0.77        8.31
CYBK            5.12        1.72        15.31          N         10/31/97        0.39         1.34        1.76       15.30
CYFN            1.35        1.22        14.75          N         05/22/96        0.27         0.35        1.24       14.77
CZFS            1.14        1.30        15.66          N         11/07/97        0.56         0.31        1.20       14.13
CZNC            1.79        1.62        14.28          N         11/07/97        0.25         0.45        1.64       13.50
DCBF            1.09        1.50        14.97          N         11/07/97        0.32         0.27        1.41       14.01
DEBC            2.89        1.19        10.55          N         11/07/97        3.82         0.77        1.24       10.53
DIMC            2.18        1.18        12.38          N         11/07/97          NA         0.58        1.29       13.72
DNBF            1.89        1.28        16.29          N         11/07/97        1.49         0.52        1.40       17.08
DNIG            0.02        0.05         0.43          N         11/07/97        5.34         0.08        0.89        7.69
DROV            1.77        1.19        13.89          N         11/07/97        0.49         0.46        1.17       14.38
EMBM            2.62        1.23        14.99          N         11/07/97        0.78         0.66        1.24       14.93
EPNB            1.52        1.56        11.35          N         11/07/97        0.61         0.37        1.50       10.78
EVGS            1.25        0.66         7.84          N         11/07/97        0.52         0.35        0.69        8.15
EVNB            1.03        1.21        11.20          N         10/31/97        0.14         0.25        1.13       10.82
FBMI            2.85        1.24        14.58          N         11/07/97        0.32         0.73        1.24       13.38
FBSYA           1.37        1.13        13.36          N         11/07/97        0.05         0.36        1.22       13.90
FBTT            5.31        1.07        18.40          N         11/07/97        0.15         1.46        1.11       18.99
FCBC            2.78        1.70        16.08          N         11/07/97        1.08         0.73        1.76       17.92
FCBK            0.49        1.27        68.76          N         11/07/97        8.50         0.02        0.77       32.81
FCBN           20.90        1.02        15.55          N         11/07/97        0.16         5.19        0.96       14.05
FCZA            1.23        1.24        10.94          N         11/07/97        0.33         0.30        1.18       10.51
FDDB            3.75        1.17        12.33          N         11/07/97          NA         0.91        1.15       11.67
FDNM            3.80        1.19        16.23          N         11/07/97        0.24         1.07        1.18       16.36
FETM            4.40        1.27        13.33          N         11/07/97        0.64         1.16        1.31       13.43
FGYH            1.04        1.65        23.72          N         10/31/97        0.77         0.24        1.47       20.71
FINN          217.81        1.12        15.75          N         11/07/97        0.10        57.30        1.12       16.38
FIOW            1.81        1.29        11.79          N         11/07/97        0.08         0.49        1.40       13.10
FIVR           48.18        1.03        10.61          N         11/07/97        0.07        11.47        0.96        9.93
FJMY            3.66        1.02        11.31          N         11/07/97        0.63         0.92        1.33       14.11
FKYS            4.43        1.74        15.35          N         11/07/97          NA         1.20        1.83       15.86
FLFL            2.82        0.80        11.61          N         11/07/97        0.86         0.71        0.75       11.40
FLHI            0.35        1.65        23.35          N         11/07/97        5.41         0.23        3.24       34.85
FLLC            0.65        0.76         7.57          N         11/07/97        1.27         0.15        0.60        6.77
FMBH            2.21        0.83        10.37          N         11/07/97        0.34         0.54        0.92       10.88
FMNB            1.31        1.29        12.17          N         11/07/97          NA         0.37        1.41       13.06
FNAN          168.08        2.34         9.54          N         11/07/97        0.33        40.14        2.25        8.90
FNBB            2.41        0.99         9.25          N         10/31/97        1.08         0.57        0.98        9.02
FNBP            1.59        1.35        14.45          N         11/07/97        0.37         0.42        1.37       14.85
FNLB            3.75        1.13        12.84          N         11/07/97        0.08         1.08        1.28       14.43
FOBT            2.58        1.26        14.43          N         11/07/97        0.18         0.72        1.33       15.63
FPHN            6.02        1.31        12.35          N         11/07/97        0.20         1.58        1.36       12.52
FRAF            2.22        1.27        12.05          N         11/07/97        0.45         0.61        1.37       13.14
FRMS            4.78        1.24        14.37          N         10/31/97        0.41         1.33        1.37       15.38
FTAB           (2.15)      (8.21)      (78.98)         N         11/07/97        4.87        (0.13)      (1.06)     (15.51)
FWCC            1.94        1.12        13.52          N         11/07/97        0.46         0.50        1.10       13.31
FXNC            1.98        1.09        10.62          N         11/07/97        0.56         0.53        1.12       10.98
GABS            0.95        0.95         9.18          N         10/31/97        0.71         0.28        1.04       10.61
GBBK              NA          NA           NA          Y         09/06/96          NA           NA          NA          NA
GBFP            1.40        0.99        13.44          N         11/07/97        0.67         0.35        0.92       12.68
GDBC            0.07        0.29         4.71          N         11/07/97        2.30        (0.02)      (0.28)      (4.25)
GFLS            1.22        0.98        12.31          N         05/20/97        1.50         0.28        1.02       12.41
GLBT            1.87        0.80        14.95          N         05/22/96        0.89         0.27        0.86       12.91
GRBC            1.19        0.67        12.39          N         11/07/97        0.72         0.19        0.69       13.16
GREXX           1.59        1.11        12.11          N         10/31/97          NA         0.42        1.13       12.61

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Table IV.6 - Pink Sheet Banks           Section IV
------------------                                                    ----------


                           Return on     ROACE                                                       Return on     ROACE
                 Core     Avg Assets    Before                                NPAs/        Core      Avg Assets    Before
                 EPS      Before Extra   Extra       Merger      Current      Assets        EPS      Before Extra  Extra
                 ($)          (%)         (%)       Target?      Pricing       (%)          ($)         (%)         (%)
Ticker           LTM          LTM         LTM        (Y/N)        Date       Mst RctQ    Mst RctQ     Mst RctQ    Mst RctQ
GRGN            3.98        1.39        13.66          N         11/07/97        0.14         1.03        1.35       13.53
GRYB            1.21        1.14        10.65          Y         11/07/97        0.10         0.34        1.24       11.62
HABN            1.04        0.76         9.63          Y         11/07/97        1.77         0.28        0.81        9.85
HBIN            0.59        1.58         3.40          N         11/07/97         -           0.19        1.99        4.54
HBKS            1.22        1.30        16.48          N         11/07/97        0.59         0.31        1.23       15.70
HBNC            4.91        0.94        10.79          N         11/07/97        0.12         0.89        0.68        7.67
HBSI            3.98        1.09         9.85          N         11/07/97        0.05         0.96        1.04        9.58
HEOP            0.96        1.22        14.21          N         11/07/97        1.04         0.27        1.38       16.38
HLAG              NA        0.71         3.84          N         11/07/97        1.05         0.04        0.20        1.11
HOVB            1.10        1.01        11.34          N         11/07/97        0.12         0.29        1.00       10.78
HRDXX           0.61        1.67        12.48          N         10/31/97        2.02         0.14        1.67       11.47
HRFD            5.12        1.52        14.92          N         11/07/97        1.30         1.28        1.50       14.18
HTLF            1.49        1.02        10.66          N         11/07/97        0.27         0.33        0.85        9.22
HWNB            0.84        0.21         2.19          N         11/07/97        1.81         0.05        0.05        0.55
IBDB            1.12        1.09        11.28          N         10/31/97        0.21         0.31        1.16       11.61
IBNC            4.00        1.40        16.48          N         11/07/97        0.30         0.99        1.27       15.35
IFBH              NA        0.55         4.76          N         11/07/97        0.37         0.31        0.88        5.92
IFNC            5.14        0.06         0.84          N         11/07/97        0.25         0.81        0.46        6.46
IFST            1.91        1.21        13.61          N         11/07/97        0.36         0.47        1.16       12.83
IGSV           (0.24)      (0.46)       (3.41)         N         11/07/97        0.21        (0.17)      (0.52)      (4.21)
JFBC            1.53        0.94         9.08          N         11/07/97          NA         0.42        0.97        9.47
JUVF            2.06        1.38        10.98          N         11/07/97        0.18         0.51        1.42       11.16
LAYB            1.85        1.10        12.67          N         11/07/97        0.17         0.50        1.18       13.43
LKFN            2.42        1.12        18.10          N         08/08/97          NA         0.74        1.30       19.90
LNBB            1.50        1.41        14.35          N         11/07/97        0.18         0.40        1.39       15.09
LNBS            2.07        1.51        15.12          N         11/07/97        0.10         0.52        1.52       15.27
MARB              NA       (1.84)      (38.66)         N         11/07/97        5.39        (0.10)      (0.92)     (17.36)
MBKT            3.48        1.94        16.35          N         11/07/97        0.48         0.94        2.00       16.77
MCBF            1.15        0.96        12.32          N         11/07/97        0.06         0.33        1.06       13.45
MFRM            2.37        1.06         9.34          N         11/07/97        0.13         0.60        1.03        9.02
MGNB            2.01        1.64        15.89          N         11/07/97          NA         0.54        1.74       16.22
MIPN            1.41        1.76        15.14          N         11/07/97        0.78         0.35        1.81       15.29
MMBI            2.04        0.53         5.49          N         11/07/97        0.47         0.72        0.90        9.37
MNOC            0.75        0.69         8.75          N         06/26/97        0.59         0.27        1.02       12.13
MSHN            1.76        0.89         8.16          N         11/07/97          NA         0.54        1.10        9.71
MTMB            1.48        1.05        12.35          N         11/07/97        0.81         0.36        0.89       11.37
MTTB            1.61        1.33        15.87          N         11/07/97        1.16         0.46        1.51       17.14
NBMXX             NA          NA           NA          N               NA          NA         0.19        0.37        4.47
NBOH            1.93        1.26         8.88          N         11/07/97        0.26         0.49        1.27        8.92
NCBH            0.29        0.83        11.45          N         05/22/96          NA         0.06        1.10       14.71
NCFD            0.57        0.93         2.74                    11/07/97        2.66         0.11        0.83        2.36
NECA            4.96        1.34        14.82          N         11/07/97        1.09         1.26        1.55       16.08
NKSH            1.64        1.62        12.31          N         11/07/97        0.20         0.44        1.70       12.62
NOAB            0.32        0.55         6.32          N         10/31/97        5.59         0.09        0.68        7.75
NOTW            2.33        1.30        11.76          N         11/07/97        2.89         0.51        1.16       10.38
NOVB            2.18        1.66        17.77          N         11/07/97        0.83         0.55        1.63       17.22
OHSB            2.37        0.66         8.98          N         11/07/97        0.17         0.66        0.72        9.78
ORRB            2.52        1.53        15.62          N         11/07/97        0.04         0.74        1.69       17.56
PABK           (0.02)      (0.02)       (0.18)         N         11/07/97        2.49         0.03        0.41        3.20
PABN            1.87        1.39        11.93          N         12/13/96        0.80         0.50        1.35       12.06
PACXX           4.39        1.23        14.62          N         10/31/97        0.03         1.08        1.18       14.30
PAHC            1.23        1.11        12.70          N         11/07/97        1.16         0.32        1.08       12.59
PATD            1.42        0.59         4.34          N         11/07/97          NA         0.40        0.64        6.52
PCHB            1.45        1.04        11.70          N         11/07/97        1.22         0.42        1.16       12.74
PCLF            6.27        2.03        14.60          N         11/07/97        0.35         1.58        2.00       14.22
PFCY            2.05        1.17         8.92          N         11/07/97        0.28         0.61        1.15        8.49
PLBA            1.18        1.14        14.16          N         11/07/97        0.46         0.33        1.13       13.97
PNBF            1.66        2.25        21.58          N         11/07/97        1.05         0.45        2.34       22.28

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Table IV.6 - Pink Sheet Banks           Section IV
------------------                                                    ----------


                           Return on     ROACE                                                       Return on     ROACE
                 Core     Avg Assets    Before                                NPAs/        Core      Avg Assets    Before
                 EPS      Before Extra   Extra       Merger      Current      Assets        EPS      Before Extra  Extra
                 ($)          (%)         (%)       Target?      Pricing       (%)          ($)         (%)         (%)
Ticker           LTM          LTM         LTM        (Y/N)        Date       Mst RctQ    Mst RctQ     Mst RctQ    Mst RctQ
PPBK            1.32        1.83        11.85          N         11/07/97          NA         0.36        1.94       12.52
PRFS            1.20        1.46        15.97          N         11/07/97        0.05         0.42        1.94       21.69
PSBT            8.73        1.17        11.47          N         11/07/97        0.38         2.01        1.08       10.33
PSEB            1.40        0.92        11.76          Y         11/07/97        1.27         0.39        1.08       13.26
PSHR            2.53        1.12        10.70          N         11/07/97        0.25         0.61        1.01        9.79
PWOD            3.72        2.69        21.41          N         11/07/97        0.53         0.90        2.91       22.13
QNBC            1.94        1.05        12.98          N         11/07/97        1.21         0.53        1.09       13.30
RBNF            2.30        1.22        12.69          N         11/07/97        0.28         0.60        1.28       13.39
REFN            0.08       (0.83)      (10.73)         N         11/07/97        1.57        (0.04)      (4.60)     (61.13)
SBGA            1.19        1.84        16.14          N         10/18/96        0.11         0.22        1.33       11.88
SBHC            0.86        1.39        16.17          N         09/13/96        0.55         0.22        1.47       17.66
SBTL            7.79        1.33        12.17          N         11/07/97        1.46         2.02        1.18       10.67
SBVA            1.07        1.10         9.89          N         11/07/97        0.38         0.21        0.89        7.97
SFBC            0.89        0.96        12.93          N         11/07/97          NA         0.21        0.98       11.53
SHBI            2.09        1.42         9.54          N         11/07/97        0.53         0.54        1.37        9.69
SLFI            1.54        1.32        14.54          N         11/07/97        0.29         0.38        1.33       14.44
SLNB            2.23        1.16        12.10          N         11/07/97        1.50         0.63        1.28       13.40
SMAL            3.33        1.67        12.87          N         11/07/97        1.33         0.89        1.76       13.53
SMTB            6.60        1.56        20.47          N         11/07/97        2.68         1.98        1.76       22.80
SNBN            0.18        0.08         1.00          Y         11/07/97        0.73        (0.09)      (0.12)      (1.55)
SOJB            4.75        1.25        13.61          N         11/07/97        1.27         1.30        1.25       13.64
SOMC            1.64        1.46        14.59          N         11/07/97        0.13         0.47        1.51       14.85
SOVY            2.08        1.37        16.09          N         11/07/97        0.32         0.54        1.34       15.83
SRCK            2.09        1.47        13.86          N         11/07/97        0.71         0.52        1.44       13.37
SRTB            1.10        1.09        10.80          N         11/07/97        0.09         0.29        1.05       10.52
STYB            2.30        1.70        13.55          N         11/07/97          NA         0.57        1.70       13.29
SXSX            0.73        0.49         6.31          N         10/31/97        0.65         0.21        0.56        7.38
TBLC            0.94        1.15        14.23          N         10/31/97        0.17         0.27        1.29       16.52
TOBC            2.58        1.71        14.22          N         11/07/97          NA         0.63        1.95       15.74
TRCY            2.54        1.48        13.16          N         10/31/97        0.17         0.64        1.47       12.72
UBFO            2.04        2.02        18.53          N         11/07/97        4.38         0.54        2.06       18.86
UNBO            1.47        1.08        12.03          N         11/07/97        0.19         0.39        1.20       13.20
UNNF            0.90        1.10        10.06          N         11/07/97        0.07         0.23        1.07       10.03
UPBN            7.18        0.73         8.62          N         11/07/97        0.74         1.94        0.78        8.98
USBI            1.98        1.74        15.18          N         11/07/97        0.23         0.48        1.58       13.83
UVSP            3.36        1.42        13.20          N         11/07/97        0.36         0.94        1.57       14.35
VADO            1.37        0.89        11.06          N         11/07/97        0.83         0.32        0.81       10.14
VAIB            0.38        0.79         9.82          N         08/22/97        1.84         0.09        0.64        8.87
VCBK            0.93        1.09        13.18          N         11/07/97        0.07         0.25        1.09       13.57
VNBC            0.30        0.44         6.71          N         11/07/97        0.68         0.08        0.49        7.47
VRBA            0.49        2.00        17.07          N         10/31/97        0.03         0.13        2.10       17.66
VTGB            1.14        1.41        14.57          N         11/07/97        0.69         0.32        1.25       12.81
WCBC              NA        1.37        25.28          N         11/07/97        4.27         0.04        1.40       25.89
WIBW            2.88        1.56        16.77          N         11/07/97        1.08         0.81        1.73       18.35
WMFR            1.26        1.94         6.29          N         11/07/97         -           0.31        2.01        6.27
WNNB            1.34        1.50        12.81          N         12/31/96         -           0.35        1.56       13.10
YAVY            1.37        1.69        16.52          N         11/07/97          NA         0.35        1.70       16.09
YOBK            0.82        0.74         7.60          N         11/07/97        0.45         0.19        0.60        6.20

Maximum       217.81        2.69        68.76                                    8.50        57.30        3.24       35.69
Minimum        (9.52)      (8.21)      (78.98)                                    -          (4.95)      (4.60)     (88.61)
Average         4.08        1.11        11.46                                    0.97         1.00        1.17       11.72
Median          1.65        1.19        12.35                                    0.47         0.42        1.22       12.83

Source: SNL Securities and F&C calculations.

                                    EXHIBIT I

FERGUSON & COMPANY
------------------

                        Exhibit I - Firm Qualifications

         Ferguson & Company (F&C) is a financial, economic, and regulatory consulting firm providing services to financial institutions. It is located in Irving, Texas. Its services to financial institutions include:

 . Mergers and acquisition services

 . Business plans

 . Fairness opinions and conversion appraisals

 . Litigation support

 . Operational and efficiency consulting

 . Human resources evaluation and management


         F&C developed several financial institution databases of information derived from periodic financial reports filed with regulatory authorities by financial institutions. For example, F&C developed TAFS and BankSource. TAFS includes thrifts filing TFR's with the OTS and BankSource includes banks and savings banks filing call reports with the FDIC. Both databases of information include information from the periodic reports plus numerous calculations derived from F&C's analysis. In addition, both databases are interactive, permitting the user to conduct merger analysis, do peer group comparisons, and a number of other items. In 1994, F&C sold its electronic publishing segment to Sheshunoff Information Services Inc., Austin, Texas.

         Brief biographical information is presented below on F&C's principals:

WILLIAM C. FERGUSON, MANAGING PARTNER
-------------------------------------

Mr. Ferguson has approximately 30 years of experience providing various services to financial institutions. He was a partner in a CPA firm prior to founding F&C in 1984. Mr. Ferguson is a frequent speaker for financial institution seminars and he has testified before Congressional Committees several times on his analysis of the state of the thrift industry. Mr. Ferguson has a B.A. degree from Austin Peay University and an M.S. degree from the University of Tennessee. He is a CPA.

FERGUSON & COMPANY
------------------

                        Exhibit I - Firm Qualifications


CHARLES M. HEBERT, PRINCIPAL
----------------------------

Mr. Hebert has over 30 years of experience providing services to and managing financial institutions. He spent 7 years as a national bank examiner, 14 years in bank management, 5 years in thrift management, and has spent the last 8 years on the F&C consulting staff. Mr. Hebert holds a B.S. degree from Louisiana State University.

ROBIN L. FUSSELL, PRINCIPAL
---------------------------

Mr. Fussell has over 25 years of experience providing professional services to and managing financial institutions. He worked on the audit staff of a "Big Six" accounting firm for 12 years, served as CFO of a thrift for 3 years, and has worked in financial institution consulting for the last 13 years. He is a co-founder of F&C. He holds a B.S. degree from East Carolina University. He is a CPA.

                                  EXHIBIT II

FERGUSON & COMPANY             Exhibit II.1 - Select Publicly Held Thrifts
------------------

                                                                                        Deposit                            Current
                                                                                       Insurance                            Stock
                                                                                        Agency                              Price
Ticker     Short Name                         City                  State      Region  (BIF/SAIF)  Exchange    IPO Date      ($)
ABBK       Abington Bancorp Inc.              Abington              MA         NE          BIF      NASDAQ     06/10/86    35.500
ABCL       Alliance Bancorp Inc.              Hinsdale              IL         MW         SAIF      NASDAQ     07/07/92    26.313
ABCW       Anchor BanCorp Wisconsin           Madison               WI         MW         SAIF      NASDAQ     07/16/92    29.500
AFCB       Affiliated Community Bancorp       Waltham               MA         NE         SAIF      NASDAQ     10/19/95    28.750
AHM        Ahmanson & Company (H.F.)          Irwindale             CA         WE         SAIF       NYSE      10/25/72    61.063
ALBC       Albion Banc Corp.                  Albion                NY         MA         SAIF      NASDAQ     07/26/93    29.250
ALBK       ALBANK Financial Corp.             Albany                NY         MA         SAIF      NASDAQ     04/01/92    42.500
AMFC       AMB Financial Corp.                Munster               IN         MW         SAIF      NASDAQ     04/01/96    16.375
ANDB       Andover Bancorp Inc.               Andover               MA         NE          BIF      NASDAQ     05/08/86    38.750
ANE        Alliance Bncorp of New England     Tolland               CT         NE          BIF       AMSE      12/19/86    17.125
ASBI       Ameriana Bancorp                   New Castle            IN         MW         SAIF      NASDAQ     03/02/87    20.250
ASBP       ASB Financial Corp.                Portsmouth            OH         MW         SAIF      NASDAQ     05/11/95    13.375
ASFC       Astoria Financial Corp.            Lake Success          NY         MA         SAIF      NASDAQ     11/18/93    55.500
BANC       BankAtlantic Bancorp Inc.          Fort Lauderdale       FL         SE         SAIF      NASDAQ     11/29/83    13.625
BDJI       First Federal Bancorporation       Bemidji               MN         MW         SAIF      NASDAQ     04/04/95    25.750
BFD        BostonFed Bancorp Inc.             Burlington            MA         NE         SAIF       AMSE      10/24/95    20.563
BFSB       Bedford Bancshares Inc.            Bedford               VA         SE         SAIF      NASDAQ     08/22/94    27.000
BKC        American Bank of Connecticut       Waterbury             CT         NE          BIF       AMSE      12/01/81    46.000
BKCT       Bancorp Connecticut Inc.           Southington           CT         NE          BIF      NASDAQ     07/03/86    37.250
BKUNA      BankUnited Financial Corp.         Coral Gables          FL         SE         SAIF      NASDAQ     12/11/85    13.000
BNKU       Bank United Corp.                  Houston               TX         SW         SAIF      NASDAQ     08/09/96    43.000
BPLS       Bank Plus Corp.                    Los Angeles           CA         WE         SAIF      NASDAQ        NA       12.000
BVCC       Bay View Capital Corp.             San Mateo             CA         WE         SAIF      NASDAQ     05/09/86    30.625
BYFC       Broadway Financial Corp.           Los Angeles           CA         WE         SAIF      NASDAQ     01/09/96    12.875
CAFI       Camco Financial Corp.              Cambridge             OH         MW         SAIF      NASDAQ        NA       23.125
CAPS       Capital Savings Bancorp Inc.       Jefferson City        MO         MW         SAIF      NASDAQ     12/29/93    18.250
CASB       Cascade Financial Corp.            Everett               WA         WE         SAIF      NASDAQ     09/16/92    14.000
CASH       First Midwest Financial Inc.       Storm Lake            IA         MW         SAIF      NASDAQ     09/20/93    19.688
CATB       Catskill Financial Corp.           Catskill              NY         MA          BIF      NASDAQ     04/18/96    17.500
CBCI       Calumet Bancorp Inc.               Dolton                IL         MW         SAIF      NASDAQ     02/20/92    50.750
CBES       CBES Bancorp Inc.                  Excelsior Springs     MO         MW         SAIF      NASDAQ     09/30/96    20.750
CBK        Citizens First Financial Corp.     Bloomington           IL         MW         SAIF       AMSE      05/01/96    18.000
CBSA       Coastal Bancorp Inc.               Houston               TX         SW         SAIF      NASDAQ        NA       29.750
CBSB       Charter Financial Inc.             Sparta                IL         MW         SAIF      NASDAQ     12/29/95    21.375
CEBK       Central Co-operative Bank          Somerville            MA         NE          BIF      NASDAQ     10/24/86    24.750
CFB        Commercial Federal Corp.           Omaha                 NE         MW         SAIF       NYSE      12/31/84    47.563
CFCP       Coastal Financial Corp.            Myrtle Beach          SC         SE         SAIF      NASDAQ     09/26/90    25.000
CFFC       Community Financial Corp.          Staunton              VA         SE         SAIF      NASDAQ     03/30/88    22.250
CFSB       CFSB Bancorp Inc.                  Lansing               MI         MW         SAIF      NASDAQ     06/22/90    31.125
CFTP       Community Federal Bancorp          Tupelo                MS         SE         SAIF      NASDAQ     03/26/96    17.000
CFX        CFX Corp.                          Keene                 NH         NE          BIF       AMSE      02/12/87    25.438
CIBI       Community Investors Bancorp        Bucyrus               OH         MW         SAIF      NASDAQ     02/07/95    15.750
CKFB       CKF Bancorp Inc.                   Danville              KY         MW         SAIF      NASDAQ     01/04/95    18.000
CLAS       Classic Bancshares Inc.            Ashland               KY         MW         SAIF      NASDAQ     12/29/95    15.000
CMRN       Cameron Financial Corp             Cameron               MO         MW         SAIF      NASDAQ     04/03/95    19.250
CMSB       Commonwealth Bancorp Inc.          Norristown            PA         MA         SAIF      NASDAQ     06/17/96    18.125
CNIT       CENIT Bancorp Inc.                 Norfolk               VA         SE         SAIF      NASDAQ     08/06/92    66.250
COFI       Charter One Financial              Cleveland             OH         MW         SAIF      NASDAQ     01/22/88    57.875
COOP       Cooperative Bankshares Inc.        Wilmington            NC         SE         SAIF      NASDAQ     08/21/91    17.500
CRZY       Crazy Woman Creek Bancorp          Buffalo               WY         WE         SAIF      NASDAQ     03/29/96    15.063
CTZN       CitFed Bancorp Inc.                Dayton                OH         MW         SAIF      NASDAQ     01/23/92    51.875
CVAL       Chester Valley Bancorp Inc.        Downingtown           PA         MA         SAIF      NASDAQ     03/27/87    26.000
DIBK       Dime Financial Corp.               Wallingford           CT         NE          BIF      NASDAQ     07/09/86    31.500
DIME       Dime Community Bancorp Inc.        Brooklyn              NY         MA          BIF      NASDAQ     06/26/96    22.000
DME        Dime Bancorp Inc.                  New York              NY         MA          BIF       NYSE      08/19/86    24.125
DNFC       D & N Financial Corp.              Hancock               MI         MW         SAIF      NASDAQ     02/13/85    25.000
DSL        Downey Financial Corp.             Newport Beach         CA         WE         SAIF       NYSE      01/01/71    26.875
EBSI       Eagle Bancshares                   Tucker                GA         SE         SAIF      NASDAQ     04/01/86    18.500
EFBI       Enterprise Federal Bancorp         West Chester          OH         MW         SAIF      NASDAQ     10/17/94    26.250

Source: SNL Securities and F&C calculations

FERGUSON & COMPANY             Exhibit II.1 - Select Publicly Held Thrifts
------------------

                                                                                        Deposit                            Current
                                                                                       Insurance                            Stock
                                                                                        Agency                              Price
Ticker     Short Name                         City                State      Region   (BIF/SAIF)  Exchange    IPO Date      ($)
EIRE       Emerald Isle Bancorp Inc.          Quincy              MA         NE            BIF     NASDAQ      09/08/86    31.750
EMLD       Emerald Financial Corp.            Strongsville        OH         MW           SAIF     NASDAQ         NA       18.500
EQSB       Equitable Federal Savings Bank     Wheaton             MD         MA           SAIF     NASDAQ      09/10/93    42.000
ESBK       Elmira Savings Bank (The)          Elmira              NY         MA            BIF     NASDAQ      03/01/85    30.750
ETFS       East Texas Financial Services      Tyler               TX         SW           SAIF     NASDAQ      01/10/95    19.375
FBBC       First Bell Bancorp Inc.            Pittsburgh          PA         MA           SAIF     NASDAQ      06/29/95    17.250
FBCI       Fidelity Bancorp Inc.              Chicago             IL         MW           SAIF     NASDAQ      12/15/93    23.750
FBCV       1ST Bancorp                        Vincennes           IN         MW           SAIF     NASDAQ      04/07/87    35.875
FBER       1st Bergen Bancorp                 Wood-Ridge          NJ         MA           SAIF     NASDAQ      04/01/96    18.375
FBHC       Fort Bend Holding Corp.            Rosenberg           TX         SW           SAIF     NASDAQ      06/30/93    20.000
FBSI       First Bancshares Inc.              Mountain Grove      MO         MW           SAIF     NASDAQ      12/22/93    25.250
FCBF       FCB Financial Corp.                Oshkosh             WI         MW           SAIF     NASDAQ      09/24/93    27.750
FCME       First Coastal Corp.                Westbrook           ME         NE            BIF     NASDAQ         NA       12.906
FDEF       First Defiance Financial           Defiance            OH         MW           SAIF     NASDAQ      10/02/95    15.375
FED        FirstFed Financial Corp.           Santa Monica        CA         WE           SAIF      NYSE       12/16/83    36.625
FESX       First Essex Bancorp Inc.           Andover             MA         NE            BIF     NASDAQ      08/04/87    19.500
FFBA       First Colorado Bancorp Inc.        Lakewood            CO         SW           SAIF     NASDAQ      01/02/96    20.438
FFBH       First Federal Bancshares of AR     Harrison            AR         SE           SAIF     NASDAQ      05/03/96    21.000
FFBI       First Financial Bancorp Inc.       Belvidere           IL         MW           SAIF     NASDAQ      10/04/93    19.250
FFBS       FFBS BanCorp Inc.                  Columbus            MS         SE           SAIF     NASDAQ      07/01/93    23.250
FFBZ       First Federal Bancorp Inc.         Zanesville          OH         MW           SAIF     NASDAQ      07/13/92    19.250
FFCH       First Financial Holdings Inc.      Charleston          SC         SE           SAIF     NASDAQ      11/10/83    40.750
FFDB       FirstFed Bancorp Inc.              Bessemer            AL         SE           SAIF     NASDAQ      11/19/91    22.000
FFDF       FFD Financial Corp.                Dover               OH         MW           SAIF     NASDAQ      04/03/96    18.750
FFED       Fidelity Federal Bancorp           Evansville          IN         MW           SAIF     NASDAQ      08/31/87     9.750
FFES       First Federal of East Hartford     East Hartford       CT         NE           SAIF     NASDAQ      06/23/87    36.250
FFFC       FFVA Financial Corp.               Lynchburg           VA         SE           SAIF     NASDAQ      10/12/94    33.375
FFFD       North Central Bancshares Inc.      Fort Dodge          IA         MW           SAIF     NASDAQ      03/21/96    18.500
FFHH       FSF Financial Corp.                Hutchinson          MN         MW           SAIF     NASDAQ      10/07/94    19.250
FFHS       First Franklin Corporation         Cincinnati          OH         MW           SAIF     NASDAQ      01/26/88    24.000
FFIC       Flushing Financial Corp.           Flushing            NY         MA            BIF     NASDAQ      11/21/95    21.750
FFKY       First Federal Financial Corp.      Elizabethtown       KY         MW           SAIF     NASDAQ      07/15/87    21.500
FFLC       FFLC Bancorp Inc.                  Leesburg            FL         SE           SAIF     NASDAQ      01/04/94    35.000
FFOH       Fidelity Financial of Ohio         Cincinnati          OH         MW           SAIF     NASDAQ      03/04/96    14.875
FFPB       First Palm Beach Bancorp Inc.      West Palm Beach     FL         SE           SAIF     NASDAQ      09/29/93    39.625
FFSL       First Independence Corp.           Independence        KS         MW           SAIF     NASDAQ      10/08/93    15.000
FFSX       First Fed SB of Siouxland(MHC)     Sioux City          IA         MW           SAIF     NASDAQ      07/13/92    32.750
FFWC       FFW Corp.                          Wabash              IN         MW           SAIF     NASDAQ      04/05/93    33.500
FFWD       Wood Bancorp Inc.                  Bowling Green       OH         MW           SAIF     NASDAQ      08/31/93    18.500
FFYF       FFY Financial Corp.                Youngstown          OH         MW           SAIF     NASDAQ      06/28/93    29.750
FGHC       First Georgia Holding Inc.         Brunswick           GA         SE           SAIF     NASDAQ      02/11/87     8.375
FIBC       Financial Bancorp Inc.             Long Island City    NY         MA           SAIF     NASDAQ      08/17/94    24.125
FISB       First Indiana Corporation          Indianapolis        IN         MW           SAIF     NASDAQ      08/02/83    24.500
FKFS       First Keystone Financial           Media               PA         MA           SAIF     NASDAQ      01/26/95    32.000
FLFC       First Liberty Financial Corp.      Macon               GA         SE           SAIF     NASDAQ      12/06/83    27.500
FMCO       FMS Financial Corp.                Burlington          NJ         MA           SAIF     NASDAQ      12/14/88    30.000
FMSB       First Mutual Savings Bank          Bellevue            WA         WE            BIF     NASDAQ      12/17/85    18.125
FNGB       First Northern Capital Corp.       Green Bay           WI         MW           SAIF     NASDAQ      12/29/83    13.500
FOBC       Fed One Bancorp                    Wheeling            WV         SE           SAIF     NASDAQ      01/19/95    24.250
FSBI       Fidelity Bancorp Inc.              Pittsburgh          PA         MA           SAIF     NASDAQ      06/24/88    24.000
FSLA       First Savings Bank (MHC)           Woodbridge          NJ         MA           SAIF     NASDAQ      07/10/92    38.000
FSPG       First Home Bancorp Inc.            Pennsville          NJ         MA           SAIF     NASDAQ      04/20/87    22.750
FSTC       First Citizens Corp.               Newnan              GA         SE           SAIF     NASDAQ      03/01/86    38.500
FTF        Texarkana First Financial Corp     Texarkana           AR         SE           SAIF      AMSE       07/07/95    25.500
FTFC       First Federal Capital Corp.        La Crosse           WI         MW           SAIF     NASDAQ      11/02/89    26.125
FTSB       Fort Thomas Financial Corp.        Fort Thomas         KY         MW           SAIF     NASDAQ      06/28/95    14.000
FWWB       First SB of Washington Bancorp     Walla Walla         WA         WE           SAIF     NASDAQ      11/01/95    23.625
GAF        GA Financial Inc.                  Pittsburgh          PA         MA           SAIF      AMSE       03/26/96    19.063
GBCI       Glacier Bancorp Inc.               Kalispell           MT         WE           SAIF     NASDAQ      03/30/84    22.000

Source: SNL Securities and F&C calculations

FERGUSON & COMPANY             Exhibit II.1 - Select Publicly Held Thrifts
------------------

                                                                                        Deposit                            Current
                                                                                       Insurance                            Stock
                                                                                        Agency                              Price
Ticker     Short Name                         City                State      Region    (BIF/SAIF)  Exchange    IPO Date      ($)
GDW        Golden West Financial              Oakland             CA         WE           SAIF       NYSE      05/29/59    87.375
GFCO       Glenway Financial Corp.            Cincinnati          OH         MW           SAIF      NASDAQ     11/30/90    31.250
GPT        GreenPoint Financial Corp.         New York            NY         MA            BIF       NYSE      01/28/94    68.500
GSB        Golden State Bancorp Inc.          Glendale            CA         WE           SAIF       NYSE      10/01/83    33.750
GSBC       Great Southern Bancorp Inc.        Springfield         MO         MW           SAIF      NASDAQ     12/14/89    21.125
GSFC       Green Street Financial Corp.       Fayetteville        NC         SE           SAIF      NASDAQ     04/04/96    18.500
GUPB       GFSB Bancorp Inc.                  Gallup              NM         SW           SAIF      NASDAQ     06/30/95    20.000
HALL       Hallmark Capital Corp.             West Allis          WI         MW           SAIF      NASDAQ     01/03/94    29.375
HARB       Harbor Florida Bancorp (MHC)       Fort Pierce         FL         SE           SAIF      NASDAQ     01/06/94    62.750
HARL       Harleysville Savings Bank          Harleysville        PA         MA           SAIF      NASDAQ     08/04/87    30.125
HAVN       Haven Bancorp Inc.                 Woodhaven           NY         MA           SAIF      NASDAQ     09/23/93    41.875
HBBI       Home Building Bancorp              Washington          IN         MW           SAIF      NASDAQ     02/08/95    21.625
HBFW       Home Bancorp                       Fort Wayne          IN         MW           SAIF      NASDAQ     03/30/95    24.000
HBNK       Highland Federal Bank FSB          Burbank             CA         WE           SAIF      NASDAQ        NA       32.500
HBS        Haywood Bancshares Inc.            Waynesville         NC         SE            BIF       AMSE      12/18/87    20.563
HFFB       Harrodsburg First Fin Bancorp      Harrodsburg         KY         MW           SAIF      NASDAQ     10/04/95    16.750
HFFC       HF Financial Corp.                 Sioux Falls         SD         MW           SAIF      NASDAQ     04/08/92    25.500
HFGI       Harrington Financial Group         Richmond            IN         MW           SAIF      NASDAQ        NA       13.250
HFNC       HFNC Financial Corp.               Charlotte           NC         SE           SAIF      NASDAQ     12/29/95    14.063
HFSA       Hardin Bancorp Inc.                Hardin              MO         MW           SAIF      NASDAQ     09/29/95    18.000
HHFC       Harvest Home Financial Corp.       Cheviot             OH         MW           SAIF      NASDAQ     10/10/94    13.750
HIFS       Hingham Instit. for Savings        Hingham             MA         NE            BIF      NASDAQ     12/20/88    28.500
HMNF       HMN Financial Inc.                 Spring Valley       MN         MW           SAIF      NASDAQ     06/30/94    25.250
HOMF       Home Federal Bancorp               Seymour             IN         MW           SAIF      NASDAQ     01/23/88    37.125
HPBC       Home Port Bancorp Inc.             Nantucket           MA         NE            BIF      NASDAQ     08/25/88    23.000
HRBF       Harbor Federal Bancorp Inc.        Baltimore           MD         MA           SAIF      NASDAQ     08/12/94    21.500
HRZB       Horizon Financial Corp.            Bellingham          WA         WE            BIF      NASDAQ     08/01/86    17.000
HTHR       Hawthorne Financial Corp.          El Segundo          CA         WE           SAIF      NASDAQ        NA       17.750
HZFS       Horizon Financial Svcs Corp.       Oskaloosa           IA         MW           SAIF      NASDAQ     06/30/94    23.000
IBSF       IBS Financial Corp.                Cherry Hill         NJ         MA           SAIF      NASDAQ     10/13/94    15.875
IFSB       Independence Federal Svgs Bank     Washington          DC         MA           SAIF      NASDAQ     06/06/85    14.250
INBI       Industrial Bancorp Inc.            Bellevue            OH         MW           SAIF      NASDAQ     08/01/95    17.500
IPSW       Ipswich Savings Bank               Ipswich             MA         NE            BIF      NASDAQ     05/26/93    11.750
ISBF       ISB Financial Corp.                New Iberia          LA         SW           SAIF      NASDAQ     04/07/95    24.500
ITLA       ITLA Capital Corp.                 La Jolla            CA         WE            BIF      NASDAQ     10/24/95    19.625
IWBK       InterWest Bancorp Inc.             Oak Harbor          WA         WE           SAIF      NASDAQ        NA       37.625
JSB        JSB Financial Inc.                 Lynbrook            NY         MA            BIF       NYSE      06/27/90    48.438
JSBA       Jefferson Savings Bancorp          Ballwin             MO         MW           SAIF      NASDAQ     04/08/93    42.500
JXVL       Jacksonville Bancorp Inc.          Jacksonville        TX         SW           SAIF      NASDAQ     04/01/96    18.875
KFBI       Klamath First Bancorp              Klamath Falls       OR         WE           SAIF      NASDAQ     10/05/95    21.125
KNK        Kankakee Bancorp Inc.              Kankakee            IL         MW           SAIF       AMSE      01/06/93    31.750
KSAV       KS Bancorp Inc.                    Kenly               NC         SE           SAIF      NASDAQ     12/30/93    22.000
KSBK       KSB Bancorp Inc.                   Kingfield           ME         NE            BIF      NASDAQ     06/24/93    15.000
KYF        Kentucky First Bancorp Inc.        Cynthiana           KY         MW           SAIF       AMSE      08/29/95    13.625
LARK       Landmark Bancshares Inc.           Dodge City          KS         MW           SAIF      NASDAQ     03/28/94    23.500
LARL       Laurel Capital Group Inc.          Allison Park        PA         MA           SAIF      NASDAQ     02/20/87    26.500
LFED       Leeds Federal Savings Bk (MHC)     Baltimore           MD         MA           SAIF      NASDAQ     05/02/94    31.875
LISB       Long Island Bancorp Inc.           Melville            NY         MA           SAIF      NASDAQ     04/18/94    44.125
LOGN       Logansport Financial Corp.         Logansport          IN         MW           SAIF      NASDAQ     06/14/95    15.750
LONF       London Financial Corporation       London              OH         MW           SAIF      NASDAQ     04/01/96    20.125
LSBI       LSB Financial Corp.                Lafayette           IN         MW            BIF      NASDAQ     02/03/95    25.000
LSBX       Lawrence Savings Bank              North Andover       MA         NE            BIF      NASDAQ     05/02/86    13.938
LVSB       Lakeview Financial                 Paterson            NJ         MA           SAIF      NASDAQ     12/22/93    25.500
LXMO       Lexington B&L Financial Corp.      Lexington           MO         MW           SAIF      NASDAQ     06/06/96    16.938
MAFB       MAF Bancorp Inc.                   Clarendon Hills     IL         MW           SAIF      NASDAQ     01/12/90    32.750
MARN       Marion Capital Holdings            Marion              IN         MW           SAIF      NASDAQ     03/18/93    26.750
MASB       MASSBANK Corp.                     Reading             MA         NE            BIF      NASDAQ     05/28/86    45.000
MBB        MSB Bancorp Inc.                   Goshen              NY         MA            BIF       AMSE      09/03/92    28.500
MBB        MSB Bancorp, Inc.                  Goshen              NY         MA            BIF       AMSE         NA       28.500

Source: SNL Securities and F&C calculations

FERGUSON & COMPANY             Exhibit II.1 - Select Publicly Held Thrifts
------------------



                                                                                        Deposit                            Current
                                                                                       Insurance                            Stock
                                                                                        Agency                              Price
Ticker     Short Name                         City                State      Region    (BIF/SAIF)  Exchange    IPO Date      ($)
MBBC       Monterey Bay Bancorp Inc.          Watsonville          CA          WE         SAIF     NASDAQ      02/15/95     19.000
MBLF       MBLA Financial Corp.               Macon                MO          MW         SAIF     NASDAQ      06/24/93     25.750
MBSP       Mitchell Bancorp Inc.              Spruce Pine          NC          SE         SAIF     NASDAQ      07/12/96     17.750
MCBN       Mid-Coast Bancorp Inc.             Waldoboro            ME          NE         SAIF     NASDAQ      11/02/89     28.375
MDBK       Medford Savings Bank               Medford              MA          NE          BIF     NASDAQ      03/18/86     34.625
MECH       Mechanics Savings Bank             Hartford             CT          NE          BIF     NASDAQ      06/26/96     25.750
MERI       Meritrust Federal SB               Thibodaux            LA          SW         SAIF     NASDAQ         NA        49.250
METF       Metropolitan Financial Corp.       Mayfield Heights     OH          MW         SAIF     NASDAQ         NA        26.000
MFBC       MFB Corp.                          Mishawaka            IN          MW         SAIF     NASDAQ      03/25/94     23.250
MFFC       Milton Federal Financial Corp.     West Milton          OH          MW         SAIF     NASDAQ      10/07/94     15.000
MFLR       Mayflower Co-operative Bank        Middleboro           MA          NE          BIF     NASDAQ      12/23/87     26.250
MFSL       Maryland Federal Bancorp           Hyattsville          MD          MA         SAIF     NASDAQ      06/02/87     46.500
MIVI       Mississippi View Holding Co.       Little Falls         MN          MW         SAIF     NASDAQ      03/24/95     17.625
MSBF       MSB Financial Inc.                 Marshall             MI          MW         SAIF     NASDAQ      02/06/95     18.000
MWBI       Midwest Bancshares Inc.            Burlington           IA          MW         SAIF     NASDAQ      11/12/92     52.750
MWBX       MetroWest Bank                     Framingham           MA          NE          BIF     NASDAQ      10/10/86      8.000
MWFD       Midwest Federal Financial          Baraboo              WI          MW         SAIF     NASDAQ      07/08/92     25.250
NASB       North American Savings Bank        Grandview            MO          MW         SAIF     NASDAQ      09/27/85     55.250
NBN        Northeast Bancorp                  Auburn               ME          NE          BIF      AMSE       08/19/87     27.250
NEIB       Northeast Indiana Bancorp          Huntington           IN          MW         SAIF     NASDAQ      06/28/95     20.500
NHTB       New Hampshire Thrift Bncshrs       New London           NH          NE         SAIF     NASDAQ      05/22/86     21.250
NMSB       NewMil Bancorp Inc.                New Milford          CT          NE          BIF     NASDAQ      02/01/86     12.500
NSLB       NS&L Bancorp Inc.                  Neosho               MO          MW         SAIF     NASDAQ      06/08/95     18.750
NWEQ       Northwest Equity Corp.             Amery                WI          MW         SAIF     NASDAQ      10/11/94     18.000
OCN        Ocwen Financial Corp.              West Palm Beach      FL          SE         SAIF      NYSE          NA        51.625
OFCP       Ottawa Financial Corp.             Holland              MI          MW         SAIF     NASDAQ      08/19/94     27.750
OHSL       OHSL Financial Corp.               Cincinnati           OH          MW         SAIF     NASDAQ      02/10/93     27.500
PBCI       Pamrapo Bancorp Inc.               Bayonne              NJ          MA         SAIF     NASDAQ      11/14/89     25.000
PBHC       Oswego City Savings Bk (MHC)       Oswego               NY          MA          BIF     NASDAQ      11/16/95     27.500
PBKB       People's Bancshares Inc.           New Bedford          MA          NE          BIF     NASDAQ      10/30/86     19.000
PCBC       Perry County Financial Corp.       Perryville           MO          MW         SAIF     NASDAQ      02/13/95     24.000
PEEK       Peekskill Financial Corp.          Peekskill            NY          MA         SAIF     NASDAQ      12/29/95     17.250
PERM       Permanent Bancorp Inc.             Evansville           IN          MW         SAIF     NASDAQ      04/04/94     25.125
PERT       Perpetual Bank (MHC)               Anderson             SC          SE         SAIF     NASDAQ      10/26/93     52.250
PFDC       Peoples Bancorp                    Auburn               IN          MW         SAIF     NASDAQ      07/07/87     35.000
PFFB       PFF Bancorp Inc.                   Pomona               CA          WE         SAIF     NASDAQ      03/29/96     19.125
PFNC       Progress Financial Corp.           Blue Bell            PA          MA         SAIF     NASDAQ      07/18/83     14.500
PFSB       PennFed Financial Services Inc     West Orange          NJ          MA         SAIF     NASDAQ      07/15/94     30.500
PFSL       Pocahontas FS&LA (MHC)             Pocahontas           AR          SE         SAIF     NASDAQ      04/05/94     35.000
PHBK       Peoples Heritage Finl Group        Portland             ME          NE          BIF     NASDAQ      12/04/86     39.625
PHFC       Pittsburgh Home Financial Corp     Pittsburgh           PA          MA         SAIF     NASDAQ      04/01/96     18.875
PRBC       Prestige Bancorp Inc.              Pleasant Hills       PA          MA         SAIF     NASDAQ      06/27/96     18.000
PSBK       Progressive Bank Inc.              Fishkill             NY          MA          BIF     NASDAQ      08/01/84     33.375
PTRS       Potters Financial Corp.            East Liverpool       OH          MW         SAIF     NASDAQ      12/31/93     31.500
PULS       Pulse Bancorp                      South River          NJ          MA         SAIF     NASDAQ      09/18/86     25.250
PVFC       PVF Capital Corp.                  Bedford Heights      OH          MW         SAIF     NASDAQ      12/30/92     19.625
PVSA       Parkvale Financial Corporation     Monroeville          PA          MA         SAIF     NASDAQ      07/16/87     28.000
PWBC       PennFirst Bancorp Inc.             Ellwood City         PA          MA         SAIF     NASDAQ      06/13/90     18.000
QCBC       Quaker City Bancorp Inc.           Whittier             CA          WE         SAIF     NASDAQ      12/30/93     20.375
QCFB       QCF Bancorp Inc.                   Virginia             MN          MW         SAIF     NASDAQ      04/03/95     27.000
QCSB       Queens County Bancorp Inc.         Flushing             NY          MA          BIF     NASDAQ      11/23/93     35.500
RARB       Raritan Bancorp Inc.               Raritan              NJ          MA          BIF     NASDAQ      03/01/87     28.625
REDF       RedFed Bancorp Inc.                Redlands             CA          WE         SAIF     NASDAQ      04/08/94     19.625
RELI       Reliance Bancshares Inc.           Milwaukee            WI          MW         SAIF     NASDAQ      04/19/96      8.500
RELY       Reliance Bancorp Inc.              Garden City          NY          MA         SAIF     NASDAQ      03/31/94     33.125
ROSE       TR Financial Corp.                 Garden City          NY          MA          BIF     NASDAQ      06/29/93     31.750
SCCB       S. Carolina Community Bancshrs     Winnsboro            SC          SE         SAIF     NASDAQ      07/07/94     22.500
SFED       SFS Bancorp Inc.                   Schenectady          NY          MA         SAIF     NASDAQ      06/30/95     22.125
SFFC       StateFed Financial Corporation     Des Moines           IA          MW         SAIF     NASDAQ      01/05/94     27.000

Source: SNL Securities and F&C calculations

FERGUSON & COMPANY             Exhibit II.1 - Select Publicly Held Thrifts
------------------



                                                                                        Deposit                            Current
                                                                                       Insurance                            Stock
                                                                                        Agency                              Price
Ticker     Short Name                         City                State      Region    (BIF/SAIF)  Exchange    IPO Date      ($)
SFIN       Statewide Financial Corp.          Jersey City         NJ         MA           SAIF     NASDAQ      10/02/95    21.625
SFSB       SuburbFed Financial Corp.          Flossmoor           IL         MW           SAIF     NASDAQ      03/04/92    32.500
SFSL       Security First Corp.               Mayfield Heights    OH         MW           SAIF     NASDAQ      01/22/88    17.500
SGVB       SGV Bancorp Inc.                   West Covina         CA         WE           SAIF     NASDAQ      06/29/95    17.750
SHEN       First Shenango Bancorp Inc.        New Castle          PA         MA           SAIF     NASDAQ      04/06/93    34.000
SISB       SIS Bancorp Inc.                   Springfield         MA         NE            BIF     NASDAQ      02/08/95    33.750
SKAN       Skaneateles Bancorp Inc.           Skaneateles         NY         MA            BIF     NASDAQ      06/02/86    31.000
SMBC       Southern Missouri Bancorp Inc.     Poplar Bluff        MO         MW           SAIF     NASDAQ      04/13/94    18.250
SOBI       Sobieski Bancorp Inc.              South Bend          IN         MW           SAIF     NASDAQ      03/31/95    19.500
SOPN       First Savings Bancorp Inc.         Southern Pines      NC         SE           SAIF     NASDAQ      01/06/94    24.000
SOSA       Somerset Savings Bank              Somerville          MA         NE            BIF     NASDAQ      07/09/86     5.188
SPBC       St. Paul Bancorp Inc.              Chicago             IL         MW           SAIF     NASDAQ      05/18/87    23.000
SSB        Scotland Bancorp Inc               Laurinburg          NC         SE           SAIF      AMSE       04/01/96    10.750
SSM        Stone Street Bancorp Inc.          Mocksville          NC         SE           SAIF      AMSE       04/01/96    19.250
STFR       St. Francis Capital Corp.          Milwaukee           WI         MW           SAIF     NASDAQ      06/21/93    39.000
STSA       Sterling Financial Corp.           Spokane             WA         WE           SAIF     NASDAQ         NA       22.000
SVRN       Sovereign Bancorp Inc.             Wyomissing          PA         MA           SAIF     NASDAQ      08/12/86    19.000
SWBI       Southwest Bancshares               Hometown            IL         MW           SAIF     NASDAQ      06/24/92    25.500
SWCB       Sandwich Bancorp Inc.              Sandwich            MA         NE            BIF     NASDAQ      07/25/86    40.000
THR        Three Rivers Financial Corp.       Three Rivers        MI         MW           SAIF      AMSE       08/24/95    19.500
THRD       TF Financial Corporation           Newtown             PA         MA           SAIF     NASDAQ      07/13/94    23.375
TPNZ       Tappan Zee Financial Inc.          Tarrytown           NY         MA           SAIF     NASDAQ      10/05/95    20.500
TRIC       Tri-County Bancorp Inc.            Torrington          WY         WE           SAIF     NASDAQ      09/30/93    28.250
TSH        Teche Holding Co.                  Franklin            LA         SW           SAIF      AMSE       04/19/95    21.125
TWIN       Twin City Bancorp                  Bristol             TN         SE           SAIF     NASDAQ      01/04/95    14.250
UBMT       United Financial Corp.             Great Falls         MT         WE           SAIF     NASDAQ      09/23/86    25.500
UFRM       United Federal Savings Bank        Rocky Mount         NC         SE           SAIF     NASDAQ      07/01/80    11.500
USAB       USABancshares, Inc.                Philadelphia        PA         MA            BIF     NASDAQ         NA        8.375
VABF       Virginia Beach Fed. Financial      Virginia Beach      VA         SE           SAIF     NASDAQ      11/01/80    16.375
WAMU       Washington Mutual Inc.             Seattle             WA         WE            BIF     NASDAQ      03/11/83    66.438
WBST       Webster Financial Corp.            Waterbury           CT         NE           SAIF     NASDAQ      12/12/86    63.063
WCBI       Westco Bancorp                     Westchester         IL         MW           SAIF     NASDAQ      06/26/92    26.500
WEFC       Wells Financial Corp.              Wells               MN         MW           SAIF     NASDAQ      04/11/95    18.250
WEHO       Westwood Homestead Fin. Corp.      Cincinnati          OH         MW           SAIF     NASDAQ      09/30/96    16.250
WFI        Winton Financial Corp.             Cincinnati          OH         MW           SAIF      AMSE       08/04/88    20.000
WFSL       Washington Federal Inc.            Seattle             WA         WE           SAIF     NASDAQ      11/17/82    31.500
WHGB       WHG Bancshares Corp.               Lutherville         MD         MA           SAIF     NASDAQ      04/01/96    15.750
WOFC       Western Ohio Financial Corp.       Springfield         OH         MW           SAIF     NASDAQ      07/29/94    26.500
WRNB       Warren Bancorp Inc.                Peabody             MA         NE            BIF     NASDAQ      07/09/86    20.250
WSB        Washington Savings Bank, FSB       Waldorf             MD         MA           SAIF      AMSE          NA        7.625
WSFS       WSFS Financial Corp.               Wilmington          DE         MA            BIF     NASDAQ      11/26/86    18.125
WSTR       WesterFed Financial Corp.          Missoula            MT         WE           SAIF     NASDAQ      01/10/94    23.500
WVFC       WVS Financial Corp.                Pittsburgh          PA         MA           SAIF     NASDAQ      11/29/93    33.375
WYNE       Wayne Bancorp Inc.                 Wayne               NJ         MA           SAIF     NASDAQ      06/27/96    21.750
YFCB       Yonkers Financial Corporation      Yonkers             NY         MA           SAIF     NASDAQ      04/18/96    18.500
YFED       York Financial Corp.               York                PA         MA           SAIF     NASDAQ      02/01/84    27.000

Maximum                                                                                                                    87.375
Minimum                                                                                                                     5.188
Average                                                                                                                    25.964
Median                                                                                                                     23.500

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Exhibit II.1 - Select Publicly Held Thrifts
------------------

                                                                                                                         Tangible
               Current     Price/      Current      Current                      Current       Total         Equity/     Equity/
                Market      LTM         Price/    Price/ Tang        Price/      Dividend     Assets          Assets   Tang Assets
                Value     Core EPS    Book Value   Book Value        Assets       Yield        ($000)            (%)       (%)
Ticker           ($M)       (x)          (%)          (%)             (%)          (%)      Mst RctQ        Mst RctQ     Mst RctQ
ABBK             65.31      18.78       182.71       201.59           13.02         1.13      501,622         7.13         6.50
ABCL            211.04      20.40       163.43       165.39           15.39         1.67    1,371,184         9.41         9.31
ABCW            267.08      15.95       213.46       217.23           13.66         1.09    1,954,749         6.40         6.30
AFCB            186.66      16.52       166.38       167.25           16.54         2.09    1,128,579         9.76         9.71
AHM           5,765.04      20.56       302.74       356.26           12.32         1.44   46,799,157         5.10         4.51
ALBC              7.31      30.15       122.08       122.08           10.66         1.09       68,628         8.73         8.73
ALBK            547.07      16.10       159.24       180.77           14.72         1.69    3,716,954         9.24         8.23
AMFC             15.78      23.39       109.53       109.53           15.27         1.71      103,388        13.94        13.94
ANDB            199.51      15.95       191.83       191.83           15.58         1.76    1,280,601         8.12         8.12
ANE              27.86      15.86       156.39       160.20           11.52         1.17      241,918         7.36         7.20
ASBI             65.44      20.05       148.57       148.68           16.65         3.16      393,028        11.21        11.20
ASBP             22.74      19.96       129.85       129.85           20.22         2.99      112,449        15.57        15.57
ASFC          1,146.96      20.33       188.07       222.36           14.51         1.08    7,904,363         7.71         6.60
BANC            303.50      26.72       193.81       233.70           10.67         0.97    2,844,996         5.50         4.60
BDJI             17.58      23.62       146.22       146.22           15.89         -         110,589        10.87        10.87
BFD             116.18      19.96       133.27       138.01           12.09         1.36      960,704         8.52         8.25
BFSB             30.85      17.31       152.11       152.11           22.77         2.07      135,455        14.16        14.16
BKC             106.41      17.10       198.11       205.54           17.45         3.13      609,923         8.81         8.52
BKCT             94.73      19.61       207.87       207.87           22.35         2.69      423,800        10.75        10.75
BKUNA           115.30      22.81       171.28       211.38            6.38         -       1,807,192         5.61         4.94
BNKU          1,358.61      22.87       227.03       232.31           11.35         1.30   11,967,072         5.00         4.89
BPLS            232.09      21.05       131.00       131.29            5.92         -       3,920,257         4.52         4.51
BVCC            380.40      20.83       206.79       247.57           12.03         1.05    3,162,207         5.82         4.91
BYFC             10.75      31.40        87.88        87.88            8.80         1.55      122,245        10.75        10.75
CAFI             74.33      17.26       158.61       171.93           15.17         2.25      489,833         9.57         8.89
CAPS             34.53      15.73       153.75       153.75           14.25         1.32      242,259         9.27         9.27
CASB             47.40      22.22       159.45       159.45            9.78         -         368,126         6.13         6.13
CASH             53.83      14.27       126.04       142.25           14.36         1.83      374,824        11.40        10.23
CATB             81.50      21.88       113.56       113.56           28.14         1.60      289,619        24.78        24.78
CBCI            107.12      17.09       135.26       135.26           21.94         -         488,346        16.22        16.22
CBES             21.27      17.89       117.90       117.90           19.94         1.93      106,635        16.92        16.92
CBK              46.51      34.62       110.43       110.43           16.73         -         277,962        13.75        13.75
CBSA            148.52      13.16       147.79       175.83            5.07         1.61    2,929,560         3.47         2.93
CBSB             88.71      20.17       155.91       176.22           22.55         1.50      393,268        14.47        13.02
CEBK             48.63      16.84       142.24       158.96           14.12         1.29      344,420         9.93         8.98
CFB           1,026.49      15.91       231.00       258.07           14.24         0.59    7,207,143         6.16         5.55
CFCP            116.16      24.27       358.68       358.68           23.51         1.44      494,003         6.56         6.56
CFFC             28.38      13.17       117.97       117.97           16.18         2.52      175,414        13.71        13.71
CFSB            158.33      17.79       238.87       238.87           18.41         2.19      859,962         7.71         7.71
CFTP             78.69      24.29       126.87       126.87           36.44         1.77      215,953        26.72        26.72
CFX             609.93      19.57       248.18       257.47           21.62         3.46    2,821,182         8.71         8.42
CIBI             14.43      15.00       130.27       130.27           15.30         2.03       94,328        11.75        11.75
CKFB             16.69      20.00       106.07       106.07           27.39         2.78       60,812        23.96        23.96
CLAS             19.57      20.55       100.87       119.33           15.00         1.87      130,525        14.87        12.87
CMRN             49.32      19.25       112.05       112.05           24.30         1.46      208,105        21.69        21.69
CMSB            294.40      23.24       139.21       178.57           12.92         1.55    2,278,099         9.28         7.39
CNIT            109.60      20.57       213.64       233.27           15.62         1.51      701,708         6.95         6.40
COFI          2,868.46      16.40       267.57       291.27           18.88         1.73   15,196,993         7.05         6.52
COOP             52.21      25.36       188.78       188.78           14.52         -         359,535         7.69         7.69
CRZY             14.38      21.52       102.61       102.61           26.50         2.66       54,275        25.82        25.82
CTZN            449.04      18.07       217.23       239.06           13.63         0.69    3,294,554         6.27         5.73
CVAL             56.92      20.16       201.71       201.71           17.66         1.61      322,321         8.66         8.66
DIBK            162.60      10.94       216.64       223.09           17.65         1.40      921,510         8.14         7.93
DIME            277.74      21.78       148.55       172.41           20.05         1.09    1,385,356        13.49        11.85
DME           2,448.49      19.77       232.42       244.18           12.61         0.66   19,413,597         5.42         5.18
DNFC            206.11      16.67       223.61       225.84           11.75         0.80    1,754,069         5.25         5.20
DSL             719.01      19.06       172.17       174.40           12.28         1.19    5,853,968         7.13         7.05
EBSI            104.70      17.96       148.59       148.59           12.34         3.24      848,490         8.30         8.30
EFBI             52.11      25.74       163.25       163.35           18.91         3.81      275,620        11.58        11.57

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Exhibit II.1 - Select Publicly Held Thrifts
------------------

                                                                                                                         Tangible
               Current     Price/      Current      Current                      Current       Total         Equity/     Equity/
                Market      LTM         Price/    Price/ Tang        Price/      Dividend     Assets          Assets   Tang Assets
                Value     Core EPS    Book Value   Book Value        Assets       Yield        ($000)            (%)       (%)
Ticker           ($M)       (x)          (%)          (%)             (%)          (%)      Mst RctQ        Mst RctQ     Mst RctQ
EIRE             71.43     19.13          230.41      230.41         16.11         0.88      443,503           6.99          6.99
EMLD             93.82     16.67          199.35      202.41         15.55         1.30      603,493           7.80          7.70
EQSB             25.29     12.73          162.79      162.79          8.21         -         308,197           5.04          5.04
ESBK             21.72     27.70          148.41      154.76          9.53         2.08      227,828           6.30          6.05
ETFS             19.87     27.68           97.02       97.02         17.63         1.03      112,697          18.16         18.16
FBBC            112.31     15.27          156.53      156.53         16.49         2.32      681,215          10.53         10.53
FBCI             66.38     17.21          127.28      127.55         13.33         1.35      497,862          10.48         10.46
FBCV             24.82     26.00          109.94      112.07          9.51         1.12      260,935           8.65          8.50
FBER             52.64     25.17          135.41      135.41         18.49         1.09      284,739          13.65         13.65
FBHC             33.12     27.40          168.35      180.34         10.37         1.00      319,414           6.16          5.77
FBSI             27.59     16.40          121.75      121.75         16.95         0.79      162,755          13.92         13.92
FCBF            107.65     23.32          147.61      147.61         21.48         2.88      526,203          14.55         14.55
FCME             17.54      2.98          121.07      121.07         11.81         -         148,571           9.75          9.75
FDEF            137.71     25.63          121.93      121.93         23.97         2.08      574,364          19.66         19.66
FED             387.68     17.03          183.03      184.88          9.44         -       4,104,647           5.16          5.11
FESX            146.77     16.67          163.87      187.32         12.13         2.46    1,209,698           7.40          6.54
FFBA            336.91     18.41          170.32      172.62         22.27         2.35    1,512,605          13.08         12.93
FFBH            102.82     18.42          128.36      128.36         19.21         1.14      535,204          14.97         14.97
FFBI              7.99     21.63          109.25      109.25          9.46         -          84,531           8.65          8.65
FFBS             36.21     18.90          137.01      137.01         27.69         2.15      130,762          19.23         19.23
FFBZ             30.26     18.16          218.50      218.75         15.03         1.25      201,262           7.55          7.54
FFCH            259.51     18.78          247.72      247.72         15.15         2.06    1,712,931           6.12          6.12
FFDB             25.32     16.67          151.93      166.67         14.31         2.27      176,528           9.42          8.65
FFDF             27.09     30.74          126.95      126.95         31.00         1.60       88,000          24.41         24.41
FFED             27.21     14.34          189.32      189.32         11.56         4.10      235,336           6.11          6.11
FFES             97.23     17.10          148.57      148.57          9.85         1.66      987,416           6.63          6.63
FFFC            150.91     21.26          187.08      190.93         26.60         1.44      567,266          13.31         13.08
FFFD             60.27     16.09          122.27      122.27         28.02         1.35      215,133          22.92         22.92
FFHH             57.94     18.33          118.53      118.53         14.93         2.60      388,135          11.17         11.17
FFHS             28.61     19.83          137.22      138.01         12.37         1.67      231,189           9.02          8.97
FFIC            173.64     20.33          127.34      132.62         18.08         1.10      960,130          14.21         13.71
FFKY             89.42     14.93          170.63      180.82         23.37         2.61      382,585          13.70         13.03
FFLC             80.53     24.65          152.97      152.97         21.00         1.37      383,382          13.73         13.73
FFOH             83.00     16.71          120.54      135.97         15.70         1.88      528,704          13.03         11.72
FFPB            200.02     25.56          176.98      181.18         11.06         1.51    1,808,419           6.25          6.11
FFSL             14.88     21.13          129.31      129.31         13.49         1.67      110,876          10.43         10.43
FFSX             92.78     28.23          232.60      234.43         20.31         1.47      456,850           8.73          8.67
FFWC             23.95     13.90          135.96      149.82         13.20         2.15      181,468           9.70          8.89
FFWD             39.19     19.89          189.36      189.36         23.54         2.16      166,520          12.44         12.44
FFYF            122.63     16.35          146.55      146.55         20.07         2.69      610,974          13.69         13.69
FGHC             25.56     22.64          198.93      216.97         16.35         0.64      156,383           8.22          7.59
FIBC             41.25     15.17          153.56      154.25         13.89         1.66      296,956           9.04          9.00
FISB            258.75     18.70          173.51      175.63         16.72         1.96    1,547,121           9.64          9.54
FKFS             39.31     15.69          167.63      167.63         12.25         0.63      320,797           7.31          7.31
FLFC            212.59     17.97          223.58      247.97         16.48         1.46    1,288,919           7.37          6.69
FMCO             71.63     13.51          196.85      200.40         12.91         0.93      554,925           6.56          6.45
FMSB             73.72     18.13          240.70      240.70         16.34         0.74      451,120           6.79          6.79
FNGB            119.34     21.77          163.83      163.83         18.17         2.37      656,745          11.09         11.09
FOBC             57.55     18.23          138.97      145.38         16.09         2.56      357,721          11.18         10.73
FSBI             37.20     14.37          151.61      151.61         10.24         1.50      363,302           6.75          6.75
FSLA            304.26     32.48          306.70      337.48         29.13         1.26    1,044,513           9.50          8.71
FSPG             61.62     12.85          177.04      179.98         11.79         1.76      522,396           6.66          6.56
FSTC             70.80     13.75          214.01      275.20         20.83         1.14      338,857           9.73          7.73
FTF              45.65     15.27          169.66      169.66         26.64         2.20      171,358          15.70         15.70
FTFC            239.43     18.93          227.97      241.90         15.35         1.84    1,559,672           6.73          6.37
FTSB             19.85     28.00          134.62      134.62         21.59         1.79       96,940          16.04         16.04
FWWB            247.85     20.54          150.67      163.16         23.13         1.19    1,074,166          14.23         13.29
GAF             151.99     20.28          129.50      130.75         18.94         2.52      802,304          14.63         14.51
GBCI            149.95     17.60          261.59      268.29         26.13         2.18      573,968           9.99          9.77

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Exhibit II.1 - Select Publicly Held Thrifts
------------------

                                                                                                                       Tangible
               Current     Price/      Current      Current                    Current       Total         Equity/     Equity/
                Market      LTM         Price/    Price/ Tang        Price/    Dividend     Assets          Assets   Tang Assets
                Value     Core EPS    Book Value   Book Value        Assets     Yield        ($000)            (%)       (%)
Ticker           ($M)       (x)          (%)          (%)             (%)        (%)      Mst RctQ        Mst RctQ     Mst RctQ
GDW            4,960.32     15.06       192.63        192.63           12.64      0.50   39,228,359         6.56          6.56
GFCO              35.62     17.66       130.81        132.58           12.41      2.56      287,088         9.49          9.37
GPT            2,933.58     19.97       203.57        379.71           22.40      -      13,093,985         9.69          5.44
GSB            1,702.88     20.45       208.85        233.40           10.36      -      16,432,304         6.35          5.79
GSBC             170.70     16.90       283.56        283.56           24.19      2.08      707,841         8.53          8.53
GSFC              79.52     25.69       125.59        125.59           45.54      2.38      174,605        36.25         36.25
GUPB              15.04     20.83       114.88        114.88           17.07      2.00       93,793        14.87         14.87
HALL              42.39     16.50       138.76        138.76           10.13      -         418,467         7.30          7.30
HARB             312.08     23.77       322.46        332.89           27.59      2.23    1,131,024         8.56          8.31
HARL              50.06     14.99       218.93        218.93           14.50      1.46      345,239         6.62          6.62
HAVN             183.67     16.49       167.03        167.57           10.02      1.43    1,833,284         6.00          5.98
HBBI               6.74     19.14       105.85        105.85           16.14      1.39       41,746        14.12         14.12
HBFW              60.59     20.51       136.21        136.21           18.10      0.83      334,862        13.29         13.29
HBNK              74.75     17.96       188.95        188.95           14.49      -         515,990         7.67          7.67
HBS               25.71     16.45       122.69        127.25           17.09      2.72      150,416        13.93         13.50
HFFB              33.91     22.33       106.82        106.82           31.13      2.39      108,949        26.92         26.92
HFFC              76.06     14.83       139.96        139.96           13.23      1.65      574,889         9.43          9.42
HFGI              43.15     24.09       171.19        171.19            8.28      0.91      521,043         4.84          4.84
HFNC             241.78     24.25       148.34        148.34           27.89      1.99      866,859        18.81         18.81
HFSA              15.47     19.78       114.29        114.29           13.18      2.67      117,364        11.53         11.53
HHFC              12.58     25.94       121.57        121.57           14.36      3.20       87,596        11.81         11.81
HIFS              37.15     14.39       177.02        177.02           17.18      1.68      216,240         9.71          9.71
HMNF             106.35     21.04       125.68        125.68           18.70      -         568,847        14.88         14.88
HOMF             126.27     16.28       210.22        216.60           18.19      1.35      694,109         8.66          8.42
HPBC              42.36     13.14       197.42        197.42           21.08      3.48      201,014        10.67         10.67
HRBF              36.41     22.87       128.43        128.43           16.76      2.23      217,202        13.06         13.06
HRZB             126.37     15.60       152.19        152.19           23.80      2.59      531,028        15.64         15.64
HTHR              54.81     14.20       126.70        126.70            6.15      -         891,163         6.16          6.16
HZFS               9.79     18.11       112.03        112.03           11.15      1.57       87,784         9.95          9.95
IBSF             174.85     26.91       136.97        136.97           23.84      2.52      733,344        17.40         17.40
IFSB              18.26     25.91       102.59        116.04            7.06      1.54      258,460         6.88          6.14
INBI              90.52     18.23       148.81        148.81           25.56      3.20      354,116        17.18         17.18
IPSW              28.00     17.28       245.82        245.82           13.80      1.02      202,509         5.61          5.61
ISBF             169.07     21.88       139.13        163.55           17.85      2.04      947,107        12.04         10.43
ITLA             154.00     13.17       159.29            NA           17.08      -         901,555        10.72            NA
IWBK             302.89     17.26       233.26        237.53           14.80      1.70    2,046,705         6.34          6.24
JSB              479.45     19.07       134.89        134.89           31.31      2.89    1,531,068        23.21         23.21
JSBA             212.77     19.86       177.38        228.62           16.46      0.94    1,292,021         8.54          6.75
JXVL              46.12      8.28       139.30        139.30           20.78      2.65      226,182        14.92         14.92
KFBI             211.64     24.01       135.07            NA           21.59      1.52      980,078        14.74            NA
KNK               45.26     15.80       116.51        123.59           13.31      1.51      339,937        11.43         10.85
KSAV              19.48     16.79       133.82        133.90           17.72      2.73      109,937        13.24         13.23
KSBK              18.57     11.81       177.30        187.50           12.73      0.53      145,888         7.18          6.81
KYF               17.75     17.25       120.68        120.68           20.15      3.67       88,089        16.70         16.70
LARK              40.20     18.36       127.79        127.79           17.62      1.70      228,100        13.79         13.79
LARL              38.32     14.02       174.34        174.34           18.25      1.96      209,980        10.47         10.47
LFED             110.12     33.55       235.59        235.59           38.37      2.38      286,999        16.29         16.29
LISB           1,060.01     24.93       194.04        195.85           17.87      1.36    5,930,784         9.21          9.13
LOGN              19.85     16.76       122.47        122.47           23.14      2.54       85,801        18.89         18.89
LONF              10.27     26.14       137.84        137.84           27.11      1.19       38,240        19.66         19.66
LSBI              22.91     17.01       123.52        123.52           11.44      1.36      200,266         8.63          8.63
LSBX              59.72     10.17       177.78        177.78           16.92      -         352,980         9.52          9.52
LVSB             114.98     29.31       186.00        217.02           22.73      0.49      505,882        12.22         10.65
LXMO              19.28     22.29       114.99        114.99           32.55      1.77       59,236        28.32         28.32
MAFB             499.41     14.06       190.19        216.46           14.82      0.86    3,370,587         7.79          6.91
MARN              47.50     17.26       121.10        121.10           27.29      3.29      173,304        22.54         22.54
MASB             160.23     17.72       159.29        161.70           17.18      2.13      932,757        10.78         10.64
MBB               81.06     26.39       134.75        274.57            9.96      2.11      813,902         8.92          5.36
MBB               81.06     26.39       134.75        274.57            9.96      2.11      813,902         8.92          5.36

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Exhibit II.1 - Select Publicly Held Thrifts
------------------


                                                                                                                       Tangible
               Current     Price/      Current      Current                    Current       Total         Equity/     Equity/
                Market      LTM         Price/    Price/ Tang        Price/    Dividend     Assets          Assets   Tang Assets
                Value     Core EPS    Book Value   Book Value        Assets     Yield        ($000)            (%)       (%)
Ticker           ($M)       (x)          (%)          (%)             (%)        (%)      Mst RctQ        Mst RctQ     Mst RctQ
MBBC            61.61      33.93          122.90       133.33        14.92       0.63      412,810           11.33        10.54
MBLF            32.63      18.80          115.21       115.21        14.58       1.55      224,013           12.65        12.65
MBSP            16.52      28.63          115.56       115.56        47.77       2.25       34,591           41.35        41.35
MCBN             6.61      15.42          125.28       125.28        10.75       1.83       61,473            8.58         8.58
MDBK           157.24      15.60          157.67       168.25        14.21       2.08    1,106,345            9.02         8.50
MECH           136.30       9.61          157.69       157.69        16.41       -         830,741           10.41        10.41
MERI            38.13      15.15          197.87       197.87        16.34       1.42      233,311            8.26         8.26
METF            91.67      18.84          262.63       287.93        10.59       -         865,572            4.03         3.69
MFBC            38.38      20.39          114.48       114.48        15.00       1.38      255,921           13.10        13.10
MFFC            34.57      26.79          121.85       121.85        16.47       4.00      209,958           12.57        12.57
MFLR            23.37      21.17          192.03       195.31        18.60       2.59      125,671            9.68         9.54
MFSL           150.37      14.13          150.83           NA        12.80       1.81    1,175,006            8.48           NA
MIVI            13.05      18.55          108.13       108.13        19.03       0.91       68,546           17.61        17.61
MSBF            22.21      20.93          174.25       174.25        28.83       1.56       77,014           16.54        16.54
MWBI            17.90      17.94          172.67       172.67        11.94       1.37      149,850            6.92         6.92
MWBX           111.65      15.09          255.59       255.59        19.06       1.50      585,760            7.47         7.47
MWFD            41.10      20.36          225.25       233.58        19.85       1.35      207,050            8.81         8.52
NASB           123.56      14.46          217.78       225.33        16.72       1.45      736,585            7.68         7.44
NBN             35.24      30.62          194.09       221.54        13.27       1.17      261,800            7.60         6.81
NEIB            36.14      16.67          132.17       132.17        18.99       1.66      190,319           14.37        14.37
NHTB            43.87      25.60          180.39       211.86        13.80       2.35      315,280            7.65         6.59
NMSB            47.94      20.83          148.46       148.46        15.10       2.56      317,407           10.17        10.17
NSLB            13.27      31.25          113.57       113.57        22.22       2.67       59,711           19.56        19.56
NWEQ            15.10      15.00          123.88       123.88        15.57       2.89       96,954           11.69        11.69
OCN          1,561.79      30.91          373.55       383.54        50.88       -       3,069,300           13.62        13.31
OFCP           148.56      23.13          196.11       242.78        17.13       1.31      866,966            8.74         7.18
OHSL            33.95      17.30          128.38       128.38        14.47       3.20      234,600           10.92        10.92
PBCI            71.07      15.43          148.02       149.08        19.11       4.00      371,958           12.91        12.83
PBHC            52.71      28.65          228.79       272.28        27.31       1.02      193,005           11.94        10.23
PBKB            61.70      23.75          204.08       212.05        11.66       2.32      585,678            5.71         5.51
PCBC            19.87      17.78          127.59       127.59        24.50       1.67       81,105           19.20        19.20
PEEK            55.08      23.31          117.27       117.27        30.17       2.09      182,560           25.73        25.73
PERM            52.78      21.29          127.28       129.18        11.66       1.59      433,239            9.16         9.04
PERT            78.62      32.45          259.43       259.43        30.68       2.68      256,211           11.83        11.83
PFDC            79.58      18.82          182.01       182.01        27.68       1.83      287,564           15.20        15.20
PFFB           342.40      28.54          130.19       131.53        13.09       -       2,615,466           10.06         9.96
PFNC            58.15      21.32          247.86       277.78        13.31       0.83      436,746            5.33         4.78
PFSB           147.09      14.06          135.98       160.61        10.78       0.92    1,363,950            7.33         6.27
PFSL            57.13      22.44          237.13       237.13        15.09       2.57      378,700            6.36         6.36
PHBK         1,088.68      15.54          241.32       282.63        17.98       2.12    6,056,083            7.45         6.43
PHFC            37.17      20.30          129.02       130.35        13.60       1.27      273,304           10.54        10.44
PRBC            16.47      19.78          106.64       106.64        11.95       0.67      137,834           11.21        11.21
PSBK           127.76      15.45          165.39       183.58        14.44       2.04      884,617            8.73         7.93
PTRS            15.19      13.76          140.50       140.50        12.38       1.27      122,716            8.81         8.81
PULS            77.78      14.03          179.97       179.97        14.79       2.77      526,016            8.21         8.21
PVFC            50.83      11.54          190.90       190.90        13.44       -         373,081            7.04         7.04
PVSA           142.97      14.00          184.21       185.43        14.22       1.86    1,005,440            7.72         7.67
PWBC            95.59      17.65          144.69       154.77        11.69       2.00      816,954            8.08         7.59
QCBC            95.21      17.56          132.91       132.91        11.24       -         847,024            8.46         8.46
QCFB            37.36      14.06          140.41       140.41        24.57       -         156,727           17.50        17.50
QCSB           536.35      25.36          267.72       267.72        34.80       2.25    1,541,049           11.22        11.22
RARB            67.90      18.83          226.46       229.92        16.67       1.68      407,262            7.37         7.26
REDF           140.88      15.70          175.07           NA        14.56       -         967,309            8.32           NA
RELI            21.01      34.00           92.59        92.59        44.71       -          46,987           48.31        48.31
RELY           288.60      18.40          171.72       233.77        14.18       1.93    2,034,753            8.26         6.20
ROSE           558.55      18.90          227.76       227.76        15.13       2.02    3,691,564            6.24         6.24
SCCB            15.74      28.13          131.58       131.58        33.79       2.67       46,598           25.67        25.67
SFED            27.24      22.35          125.43       125.43        15.64       1.27      174,093           12.47        12.47
SFFC            21.16      18.62          138.89       138.89        24.70       1.48       85,679           17.78        17.78

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY            Exhibit II.1 - Select Publicly Held Thrifts
------------------


                                                                                                                       Tangible
               Current     Price/      Current      Current                    Current       Total         Equity/     Equity/
                Market      LTM         Price/    Price/ Tang        Price/    Dividend     Assets          Assets   Tang Assets
                Value     Core EPS    Book Value   Book Value        Assets     Yield        ($000)            (%)       (%)
Ticker           ($M)       (x)          (%)          (%)             (%)        (%)      Mst RctQ        Mst RctQ     Mst RctQ
SFIN           101.86       15.78      155.58          155.91         15.13     2.04      673,214            9.73          9.71
SFSB            41.03       19.46      142.98          143.49          9.49     0.99      432,559            6.63          6.61
SFSL           132.85       16.83      210.59          213.94         19.51     1.83      680,827            9.26          9.13
SGVB            41.57       32.87      136.75          138.89         10.17     -         408,975            7.44          7.33
SHEN            70.35       15.32      150.78          150.78         17.52     1.77      401,437           11.62         11.62
SISB           188.35       16.63      178.19          178.19         12.96     1.66    1,453,017            7.36          7.36
SKAN            29.61       18.02      170.80          175.84         11.96     1.29      247,643            7.00          6.81
SMBC            29.89       19.01      112.93          112.93         18.58     2.74      160,393           16.46         16.46
SOBI            15.20       31.97      112.98          112.98         18.04     1.64       84,279           14.78         14.78
SOPN            88.48       19.51      130.22          130.22         29.96     3.67      295,315           23.01         23.01
SOSA            86.39       17.29      251.84          251.84         16.60     -         520,339            6.60          6.60
SPBC           785.07       16.91      191.99          192.47         17.26     1.74    4,548,436            8.99          8.97
SSB             20.57       15.36       79.93           79.93         29.61     2.79       69,479           37.03         37.03
SSM             36.54       19.06      119.34          119.34         34.43     2.34      106,115           28.85         28.85
STFR           204.28       18.31      157.38          177.68         12.29     1.23    1,661,916            7.81          6.98
STSA           166.48       19.82      169.49          185.19          8.90     -       1,870,513            5.25          4.83
SVRN         2,143.92       19.59      259.21          317.20         14.68     0.42   14,601,008            5.08          4.31
SWBI            67.76       18.21      159.28          159.28         18.07     2.98      375,004           11.34         11.34
SWCB            76.76       17.24      189.04          196.66         15.00     3.50      511,765            7.93          7.65
THR             16.06       20.53      125.40          125.89         16.88     2.05       95,130           13.46         13.41
THRD            95.57       21.85      121.68          137.82         15.28     1.71      625,338           11.63         10.41
TPNZ            30.51       28.87      142.76          142.76         24.48     1.37      124,603           17.15         17.15
TRIC            16.49       18.34      122.14          122.14         18.70     2.12       88,173           15.31         15.31
TSH             72.62       18.37      136.03          136.03         17.88     2.37      406,253           13.14         13.14
TWIN            18.13       23.75      131.09          131.09         16.96     2.81      106,931           12.94         12.94
UBMT            31.19       21.07      126.87          126.87         29.54     3.84      105,600           23.29         23.29
UFRM            35.35       23.00      168.62          168.62         12.37     2.09      285,744            7.33          7.33
USAB             6.15       33.50      130.05          132.52         12.73     -          48,303           10.76         10.58
VABF            81.53       26.84      188.22          188.22         13.47     1.22      605,486            7.15          7.15
WAMU        17,086.26       28.39      327.60          353.58         17.87     1.69   95,607,369            5.58          5.21
WBST           854.77       19.17      235.05          273.00         12.55     1.27    6,811,014            5.34          4.63
WCBI            65.56       16.56      136.46          136.46         21.21     2.26      309,070           15.54         15.54
WEFC            35.76       16.74      122.81          122.81         17.46     2.63      204,761           14.22         14.22
WEHO            45.21       29.55      114.44          114.44         31.65     1.72      142,878           27.66         27.66
WFI             39.72       14.93      170.65          174.06         12.24     2.30      324,532            7.17          7.04
WFSL         1,496.53       14.32      208.47          227.11         26.16     2.92    5,719,589           12.55         11.64
WHGB            23.03       27.16      111.23          111.23         22.97     2.03      100,235           20.66         20.66
WOFC            62.43       34.42      113.34          121.56         15.63     3.77      396,492           13.79         12.98
WRNB            76.92       12.82      198.53          198.53         21.12     2.57      364,130           10.65         10.65
WSB             33.15       22.43      147.77          147.77         12.38     1.31      267,870            8.38          8.38
WSFS           225.52       14.38      272.15          274.21         15.08     -       1,495,609            5.54          5.51
WSTR           131.06       19.42      123.49          153.09         13.12     1.96      999,203           10.62          8.75
WVFC            58.34       15.89      177.34          177.34         19.79     3.60      294,693           11.16         11.16
WYNE            43.80       20.14      131.90          131.90         16.39     0.92      267,285           12.43         12.43
YFCB            55.88       17.96      127.32          127.32         17.86     1.30      312,956           14.02         14.02
YFED           190.22       20.77      185.82          185.82         16.46     2.22    1,155,725            8.85          8.85

Maximum     17,086.26       34.62      373.55          383.54         50.88     4.10   95,607,369           48.31         48.31
Minimum          6.15        2.98       79.93           79.93          5.07     -          34,591            3.47          2.93
Average        271.41       19.87      164.93          173.16         17.71     1.65    1,735,205           11.59         11.33
Median          65.50       18.87      152.02          159.37         16.35     1.66      382,984            9.74          9.63

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY        Exhibit II.1 - Select Publicly Held Thrifts
------------------

                            Core           Core                                                                   Core     Core
                  Core     Income/        Income/                             NPAs/     Price/       Core       Income/   Income/
                  EPS     Avg Assets     Avg Equity   Merger      Current     Assets     Core        EPS     Avg Assets  Avg Equity
                  ($)        (%)            (%)      Target?      Pricing      (%)        EPS        ($)            (%)     (%)
Ticker            LTM        LTM            LTM       (Y/N)         Date     Mst RctQ     (x)      Mst RctQ    Mst RctQ   Mst RctQ

ABBK             1.89       0.76           11.05        N        11/07/97     0.15       17.07       0.52         0.81     11.66
ABCL             1.29       0.84            9.35        N        11/07/97     0.21       14.62       0.45         1.09     12.07
ABCW             1.85       0.93           14.53        N        11/07/97     0.98       15.69       0.47         0.94     14.59
AFCB             1.74       1.08           11.05        N        11/07/97     0.34       17.11       0.42         1.03     10.56
AHM              2.97       0.73           14.58        N        11/07/97     1.86       18.39       0.83         0.80     15.76
ALBC             0.97       0.37            4.03        N        11/07/97     0.72       40.63       0.18         0.27      3.03
ALBK             2.64       1.04           11.33        N        11/07/97     0.73       16.10       0.66         1.03     11.06
AMFC             0.70       0.73            4.46        N        11/07/97     0.32       22.74       0.18         0.65      4.52
ANDB             2.43       1.03           12.93        N        11/07/97     0.91       15.63       0.62         1.04     13.10
ANE              1.08       0.76           10.93        N        11/07/97     1.92       28.54       0.15         0.44      6.05
ASBI             1.01       0.82            7.51        N        11/07/97     0.49       18.75       0.27         0.89      8.00
ASBP             0.67       0.91            5.53        N        11/07/97     0.90       17.60       0.19         0.87      5.59
ASFC             2.73       0.77            9.80        N        11/07/97     0.40       19.54       0.71         0.77      9.82
BANC             0.51       0.54            9.56        N        11/07/97     0.90       37.85       0.09         0.37      6.65
BDJI             1.09       0.63            5.48        N        11/07/97     0.23       19.51       0.33         0.69      6.37
BFD              1.03       0.66            6.87        N        11/07/97       NA       19.77       0.26         0.62      6.88
BFSB             1.56       1.28            8.90        N        11/07/97      -         17.76       0.38         1.22      8.52
BKC              2.69       1.10           13.05        N        11/07/97     1.77       15.75       0.73         1.16     13.72
BKCT             1.90       1.24           12.04        N        11/07/97     1.04       19.40       0.48         1.24     11.78
BKUNA            0.57       0.58            8.04        N        11/07/97     0.66       23.21       0.14         0.48      8.00
BNKU             1.88       0.54           10.48        N        11/07/97     0.62       18.22       0.59         0.64     12.53
BPLS             0.57       0.30            6.26        N        11/07/97     2.21       17.65       0.17         0.34      7.12
BVCC             1.47       0.62           10.07        N        11/07/97     0.63       20.69       0.37         0.63     10.14
BYFC             0.41       0.30            2.60        N        11/07/97     2.06       20.12       0.16         0.48      4.33
CAFI             1.34       0.89            9.59        N        11/07/97     0.34       15.21       0.38         1.02     10.59
CAPS             1.16       0.94           10.77        N        11/07/97     0.18       15.73       0.29         0.94     10.38
CASB             0.63       0.52            8.50        N        11/07/97     0.41       18.42       0.19         0.61      9.92
CASH             1.38       0.93            8.12        N        11/07/97     0.85       15.88       0.31         0.92      7.98
CATB             0.80       1.37            5.11        N        11/07/97     0.40       19.89       0.22         1.34      5.34
CBCI             2.97       1.41            8.96        N        11/07/97     1.27       17.15       0.74         1.36      8.67
CBES             1.16       1.13            6.28        N        11/07/97       NA       18.53       0.28         1.03      5.99
CBK              0.52       0.54            3.70        N        11/07/97     0.46       37.50       0.12         0.47      3.38
CBSA             2.26       0.40           11.94        N        11/07/97     0.59       14.58       0.51         0.36     10.59
CBSB             1.06       1.16            7.78        N        11/07/97     0.56       21.38       0.25         1.08      7.67
CEBK             1.47       0.88            8.75        N        11/07/97     0.85       19.96       0.31         0.73      7.16
CFB              2.99       0.94           15.97        N        11/07/97     0.88       15.65       0.76         0.94     15.48
CFCP             1.03       1.05           16.81        N        11/07/97     0.10       24.04       0.26         1.03     16.25
CFFC             1.69       1.28            9.23        N        11/07/97     0.39       14.26       0.39         1.16      8.41
CFSB             1.75       1.14           14.86        N        11/07/97     0.16       15.88       0.49         1.23     15.92
CFTP             0.70       1.45            4.71        N        11/07/97     0.50       32.69       0.13         1.11      4.08
CFX              1.30       0.95           11.09        N        11/07/97       NA       18.70       0.34         0.82      9.20
CIBI             1.05       0.97            8.37        N        11/07/97     0.53       14.06       0.28         1.01      8.53
CKFB             0.90       1.33            5.37        N        11/07/97     0.63       18.00       0.25         1.47      6.16
CLAS             0.73       0.72            4.64        N        11/07/97     0.66       18.75       0.20         0.72      4.89
CMRN             1.00       1.32            5.51        N        11/07/97     0.24       19.25       0.25         1.26      5.63
CMSB             0.78       0.58            5.76        N        11/07/97     0.47       25.17       0.18         0.51      5.36
CNIT             3.22       0.78           10.96        N        11/07/97     0.45       17.43       0.95         0.91     12.75
COFI             3.53       1.24           18.34        N        11/07/97     0.20       15.73       0.92         1.26     18.35
COOP             0.69       0.63            8.21        N        11/07/97     0.10       27.34       0.16         0.59      7.70
CRZY             0.70       1.30            4.54        N        11/07/97     0.39       18.83       0.20         1.34      5.07
CTZN             2.87       0.87           13.46        N        11/07/97     0.40       16.63       0.78         0.88     13.85
CVAL             1.29       0.93           10.83        N        11/07/97     0.53       18.06       0.36         0.99     11.58
DIBK             2.88       1.90           23.53        N        11/07/97     0.36        9.97       0.79         1.92     24.10
DIME             1.01       1.04            6.55        N        11/07/97     0.60       23.91       0.23         0.84      6.05
DME              1.22       0.66           12.47        N        11/07/97     1.02       16.75       0.36         0.74     14.43
DNFC             1.50       0.83           14.74        N        11/07/97     0.35       16.45       0.38         0.80     14.64
DSL              1.41       0.70            9.57        N        11/07/97     0.95       19.20       0.35         0.65      9.25
EBSI             1.03       0.76            8.78        N        11/07/97     1.07       17.13       0.27         0.76      8.92
EFBI             1.02       0.78            6.10        N        11/07/97       NA       29.83       0.22         0.63      5.37

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY        Exhibit II.1 - Select Publicly Held Thrifts
------------------

                            Core           Core                                                                   Core     Core
                  Core     Income/        Income/                             NPAs/     Price/       Core       Income/   Income/
                  EPS     Avg Assets     Avg Equity   Merger      Current     Assets     Core        EPS     Avg Assets  Avg Equity
                  ($)        (%)            (%)      Target?      Pricing      (%)        EPS        ($)            (%)     (%)
Ticker            LTM        LTM            LTM       (Y/N)         Date     Mst RctQ     (x)      Mst RctQ    Mst RctQ   Mst RctQ

EIRE             1.66       0.92           13.23        N        11/07/97     0.17       18.46       0.43         0.90     12.87
EMLD             1.11       0.97           12.70        N        11/07/97     0.17       15.95       0.29         1.00     13.04
EQSB             3.30       0.73           14.49        N        11/07/97     0.15       12.80       0.82         0.70     13.83
ESBK             1.11       0.35            5.53        N        11/07/97     0.66       21.96       0.35         0.43      6.85
ETFS             0.70       0.63            3.38        N        11/07/97     0.17       25.49       0.19         0.65      3.51
FBBC             1.13       1.09            9.27        N        11/07/97     0.09       14.38       0.30         1.05     10.37
FBCI             1.38       0.81            7.81        N        11/07/97     0.41       15.63       0.38         0.88      8.40
FBCV             1.38       0.36            4.40        N        11/07/97     1.12       15.20       0.59         0.62      7.32
FBER             0.73       0.77            4.94        N        11/07/97     0.84       25.52       0.18         0.69      4.94
FBHC             0.73       0.51            8.12        N        11/07/97       NA       26.32       0.19         0.50      8.27
FBSI             1.54       1.08            7.68        N        11/07/97     0.13       14.35       0.44         1.13      8.45
FCBF             1.19       1.06            6.32        N        11/07/97     0.15       22.38       0.31         1.08      6.92
FCME             4.33       3.97           44.99        N        11/07/97     1.59       16.98       0.19         0.70      7.37
FDEF             0.60       1.01            4.70        N        11/07/97     0.45       25.63       0.15         0.95      4.65
FED              2.15       0.56           11.68        N        11/07/97     1.20       16.65       0.55         0.58     11.48
FESX             1.17       0.77           10.65        N        11/07/97       NA       16.81       0.29         0.75     10.42
FFBA             1.11       1.20            8.96        N        11/07/97     0.20       15.97       0.32         1.36     10.45
FFBH             1.14       1.06            6.61        N        11/07/97     0.19       22.83       0.23         0.81      5.24
FFBI             0.89       0.41            5.11        N        11/07/97     0.41       22.92       0.21         0.38      4.64
FFBS             1.23       1.47            7.51        N        11/07/97     0.03       23.25       0.25         1.17      6.06
FFBZ             1.06       0.96           12.66        N        11/07/97     0.47       15.04       0.32         1.11     14.72
FFCH             2.17       0.85           13.85        N        11/07/97     1.46       18.52       0.55         0.83     13.54
FFDB             1.32       0.94            9.54        N        11/07/97     0.72       16.18       0.34         0.98     10.05
FFDF             0.61       0.93            3.77        N        11/07/97     0.07       39.06       0.12         0.76      3.08
FFED             0.68       0.73           13.74        N        11/07/97     0.09       14.34       0.17         0.78     13.53
FFES             2.12       0.60            9.47        N        11/07/97     0.25       17.43       0.52         0.59      9.03
FFFC             1.57       1.35            9.97        N        11/07/97     0.16       19.87       0.42         1.40     10.57
FFFD             1.15       1.83            7.57        N        11/07/97     0.22       14.92       0.31         1.82      7.97
FFHH             1.05       0.84            6.96        N        11/07/97     0.15       16.04       0.30         0.88      7.82
FFHS             1.21       0.65            7.31        N        11/07/97     0.33       20.00       0.30         0.64      7.21
FFIC             1.07       0.97            6.05        N        11/07/97       NA       18.13       0.30         0.98      6.60
FFKY             1.44       1.62           11.85        N        11/07/97     0.08       14.93       0.36         1.61     11.74
FFLC             1.42       0.94            6.42        N        11/07/97     0.18       28.23       0.31         0.75      5.52
FFOH             0.89       0.94            7.07        N        11/07/97     0.29       16.90       0.22         0.91      6.97
FFPB             1.55       0.48            7.19        N        11/07/97       NA       25.40       0.39         0.46      7.25
FFSL             0.71       0.69            6.20        N        11/07/97     0.37       20.83       0.18         0.64      6.17
FFSX             1.16       0.71            8.61        N        11/07/97     0.16       28.23       0.29         0.70      8.19
FFWC             2.41       1.03           10.34        N        11/07/97     0.18       12.88       0.65         1.02     10.54
FFWD             0.93       1.29           10.20        N        11/07/97     0.03       18.50       0.25         1.31     10.59
FFYF             1.82       1.26            8.58        N        11/07/97     0.66       15.49       0.48         1.23      9.08
FGHC             0.37       0.78            9.53        N        11/07/97     1.41       17.45       0.12         1.00     11.97
FIBC             1.59       0.98           10.16        N        11/07/97     1.59       15.08       0.40         0.94     10.07
FISB             1.31       0.95            9.90        N        11/07/97       NA       18.01       0.34         0.98     10.02
FKFS             2.04       0.78           10.49        N        11/07/97     1.60       14.55       0.55         0.78     10.93
FLFC             1.53       0.94           12.81        N        11/07/97     0.81       16.77       0.41         1.02     13.61
FMCO             2.22       1.02           15.76        N        11/07/97     1.06       12.50       0.60         1.05     16.36
FMSB             1.00       1.00           15.00        N        11/07/97       NA       16.78       0.27         1.07     15.66
FNGB             0.62       0.89            7.88        N        11/07/97     0.08       21.09       0.16         0.92      8.26
FOBC             1.33       0.94            8.26        N        11/07/97     0.19       18.95       0.32         0.88      7.95
FSBI             1.67       0.83           11.94        N        11/07/97     0.30       15.00       0.40         0.75     10.90
FSLA             1.17       0.93            9.99        N        11/07/97     0.50       33.93       0.28         0.88      9.28
FSPG             1.77       0.97           14.79        N        11/07/97     0.64       14.22       0.40         0.86     12.91
FSTC             2.80       1.90           19.95        N        11/07/97     1.10        6.21       1.55         3.68     38.97
FTF              1.67       1.73           10.43        N        11/07/97     0.12       13.56       0.47         1.86     11.74
FTFC             1.38       0.90           13.94        N        11/07/97       NA       18.14       0.36         0.90     13.69
FTSB             0.50       0.81            4.47        N        11/07/97     1.42       15.22       0.23         1.38      8.60
FWWB             1.15       1.16            7.58        N        11/07/97     0.29       18.46       0.32         1.21      8.28
GAF              0.94       1.07            6.10        N        11/07/97     0.24       17.02       0.28         1.11      7.31
GBCI             1.25       1.54           16.10        N        11/07/97     0.12       16.18       0.34         1.62     16.87

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY        Exhibit II.1 - Select Publicly Held Thrifts
------------------

                            Core           Core                                                                   Core     Core
                  Core     Income/        Income/                             NPAs/     Price/       Core       Income/   Income/
                  EPS     Avg Assets     Avg Equity   Merger      Current     Assets     Core        EPS     Avg Assets  Avg Equity
                  ($)        (%)            (%)      Target?      Pricing      (%)        EPS        ($)            (%)     (%)
Ticker            LTM        LTM            LTM       (Y/N)         Date     Mst RctQ     (x)      Mst RctQ    Mst RctQ   Mst RctQ

GDW              5.80       0.86           13.68        N        11/07/97     1.18       14.00       1.56         0.90     14.03
GFCO             1.77       0.71            7.49        N        11/07/97     0.31       15.02       0.52         0.83      8.67
GPT              3.43       1.05           10.01        N        11/07/97     2.88       18.22       0.94         1.07     11.24
GSB              1.65       0.74           11.69        N        11/07/97     1.36       18.75       0.45         0.77     12.20
GSBC             1.25       1.54           17.00        N        11/07/97     1.91       14.67       0.36         1.66     19.65
GSFC             0.72       1.66            4.72        N        11/07/97     0.16       27.21       0.17         1.66      4.85
GUPB             0.96       0.95            5.44        N        11/07/97     0.15       14.29       0.35         1.26      8.11
HALL             1.78       0.63            8.94        N        11/07/97      NA        16.32       0.45         0.63      8.72
HARB             2.64       1.20           14.58        N        11/07/97     0.43       22.74       0.69         1.23     14.62
HARL             2.01       1.04           16.17        N        11/07/97     -          15.06       0.50         1.02     15.38
HAVN             2.54       0.69           11.45        N        11/07/97     0.76       19.03       0.55         0.56      9.38
HBBI             1.13       0.76            5.65        N        11/07/97      NA        20.02       0.27         0.72      5.35
HBFW             1.17       0.89            6.29        N        11/07/97     -          19.35       0.31         0.89      6.61
HBNK             1.81       0.86           11.72        N        11/07/97     2.52       16.93       0.48         0.88     11.88
HBS              1.25       1.15            7.72        N        11/07/97     1.97       15.58       0.33         1.12      7.99
HFFB             0.75       1.35            4.99        N        11/07/97     -          20.94       0.20         1.39      5.23
HFFC             1.72       0.94           10.13        N        11/07/97     0.48       12.75       0.50         1.05     11.48
HFGI             0.55       0.36            7.49        N        11/07/97     0.20       47.32       0.07         0.19      3.78
HFNC             0.58       1.05            4.55        N        11/07/97     0.92       29.30       0.12         0.86      4.70
HFSA             0.91       0.75            5.55        N        11/07/97     0.09       21.43       0.21         0.61      4.95
HHFC             0.53       0.57            4.44        N        11/07/97     0.11       18.09       0.19         0.80      6.56
HIFS             1.98       1.25           12.96        N        11/07/97     0.89       13.70       0.52         1.26     13.12
HMNF             1.20       0.85            5.81        N        11/07/97     0.10       22.54       0.28         0.79      5.46
HOMF             2.28       1.21           14.44        N        11/07/97     0.48       14.97       0.62         1.29     15.12
HPBC             1.75       1.67           15.64        N        11/07/97     -          12.78       0.45         1.64     15.41
HRBF             0.94       0.71            5.50        N        11/07/97     0.10       21.50       0.25         0.76      5.84
HRZB             1.09       1.54            9.95        N        11/07/97     -          17.00       0.25         1.38      8.83
HTHR             1.25       1.04           18.85        N        11/07/97      NA         9.44       0.47         1.46     24.21
HZFS             1.27       0.66            6.37        N        11/07/97      NA        13.69       0.42         0.81      8.26
IBSF             0.59       0.85            4.54        N        11/07/97     0.08       26.46       0.15         0.88      5.09
IFSB             0.55       0.27            4.09        N        11/07/97     2.02      118.75       0.03         0.06      0.85
INBI             0.96       1.44            7.92        N        11/07/97     0.14       17.50       0.25         1.40      8.06
IPSW             0.68       0.97           16.37        N        11/07/97     0.84       16.32       0.18         0.91     16.10
ISBF             1.12       0.85            6.26        N        11/07/97      NA        21.88       0.28         0.76      6.27
ITLA             1.49       1.46           13.05        N        11/07/97      NA        12.27       0.40         1.46     13.42
IWBK             2.18       0.98           14.90        N        11/07/97     0.58       19.20       0.49         0.82     12.69
JSB              2.54       1.72            7.68        N        11/07/97      NA        18.92       0.64         1.74      7.61
JSBA             2.14       0.77            9.84        N        11/07/97     0.46       19.32       0.55         0.81      9.67
JXVL             2.28       1.33            8.42        N        11/07/97     0.78       11.51       0.41         1.75     11.48
KFBI             0.88       1.04            5.75        N        11/07/97     0.03       24.01       0.22         0.99      5.90
KNK              2.01       0.87            8.11        N        11/07/97     0.80       16.54       0.48         0.84      7.48
KSAV             1.31       1.20            8.77        N        11/07/97      NA        17.74       0.31         1.10      8.19
KSBK             1.27       1.08           15.21        N        11/07/97     1.75       12.50       0.30         0.98     13.70
KYF              0.79       1.14            6.60        N        11/07/97     0.04       16.22       0.21         1.18      7.07
LARK             1.28       1.04            7.02        N        11/07/97     0.04       18.95       0.31         0.97      6.90
LARL             1.89       1.41           13.60        N        11/07/97     0.43       13.52       0.49         1.43     13.91
LFED             0.95       1.17            7.25        N        11/07/97     0.03       30.65       0.26         1.24      7.66
LISB             1.77       0.73            7.93        N        11/07/97      NA        24.51       0.45         0.71      7.78
LOGN             0.94       1.47            7.54        N        11/07/97     0.49       16.41       0.24         1.46      7.68
LONF             0.77       0.99            4.77        N        11/07/97     0.80       29.60       0.17         0.85      4.30
LSBI             1.47       0.69            7.65        N        11/07/97     1.05       15.24       0.41         0.76      8.66
LSBX             1.37       1.74           20.08        N        11/07/97     0.66        9.96       0.35         1.75     19.18
LVSB             0.87       0.93            9.48        N        11/07/97     1.13       37.50       0.17         0.69      6.29
LXMO             0.76       1.32            4.46        N        11/07/97     0.48       19.25       0.22         1.52      5.43
MAFB             2.33       1.15           14.72        N        11/07/97     0.38       14.36       0.57         1.08     13.79
MARN             1.55       1.67            7.28        N        11/07/97     0.81       16.72       0.40         1.72      7.53
MASB             2.54       1.03            9.90        N        11/07/97     0.16       17.86       0.63         1.00      9.46
MBB              1.08       0.51            5.98        N        11/07/97     0.71       22.98       0.31         0.57      6.49
MBB              1.08       0.51            5.98        N        11/07/97     0.71       22.98       0.31         0.57      6.49


Source: SNL SEcurities and F&C calculations.

FERGUSON & COMPANY        Exhibit II.1 - Select Publicly Held Thrifts
------------------

                            Core           Core                                                                   Core     Core
                  Core     Income/        Income/                             NPAs/     Price/       Core       Income/   Income/
                  EPS     Avg Assets     Avg Equity   Merger      Current     Assets     Core        EPS     Avg Assets  Avg Equity
                  ($)        (%)            (%)      Target?      Pricing      (%)        EPS        ($)            (%)     (%)
Ticker            LTM        LTM            LTM       (Y/N)         Date     Mst RctQ     (x)      Mst RctQ    Mst RctQ   Mst RctQ

MBBC             0.56       0.46            3.90        N        11/07/97     0.33       39.58       0.12         0.36      3.32
MBLF             1.37       0.85            6.63        N        11/07/97     0.57       16.94       0.38         0.89      7.13
MBSP             0.62       1.63            3.79        N        11/07/97     2.25       29.58       0.15         1.48      3.49
MCBN             1.84       0.72            8.25        N        11/07/97     0.55       14.19       0.50         0.76      9.11
MDBK             2.22       1.00           11.19        N        11/07/97     0.27       15.74       0.55         0.96     10.76
MECH             2.68       1.79           17.84        N        11/07/97     0.91       17.88       0.36         0.92      8.89
MERI             3.25       1.15           14.61        N        11/07/97     0.25       15.39       0.80         1.14     13.75
METF             1.38       0.60           15.21        N        11/07/97     0.54       16.25       0.40         0.67     16.69
MFBC             1.14       0.83            5.62        N        11/07/97       NA       20.04       0.29         0.79      5.89
MFFC             0.56       0.65            4.52        N        11/07/97     0.15       25.00       0.15         0.63      4.93
MFLR             1.24       0.92            9.53        N        11/07/97     0.81       19.89       0.33         0.94      9.83
MFSL             3.29       0.92           11.03        N        11/07/97     0.45       17.35       0.67         0.77      9.15
MIVI             0.95       1.05            5.95        N        11/07/97       NA       19.16       0.23         1.04      5.67
MSBF             0.86       1.44            8.08        N        11/07/97     0.02       20.45       0.22         1.39      8.28
MWBI             2.94       0.77           11.05        N        11/07/97     0.81       16.08       0.82         0.81     11.74
MWBX             0.53       1.37           18.02        N        11/07/97     0.69       14.29       0.14         1.36     18.16
MWFD             1.24       1.09           12.59        N        11/07/97     0.12       19.13       0.33         1.11     12.75
NASB             3.82       1.20           16.21        N        11/07/97     3.11       14.09       0.98         1.24     15.90
NBN              0.89       0.58            7.40        N        11/07/97     1.11       61.93       0.11         0.30      3.85
NEIB             1.23       1.20            7.78        N        11/07/97       NA       14.64       0.35         1.28      8.66
NHTB             0.83       0.61            8.22        N        11/07/97     0.70       17.71       0.30         0.87     11.73
NMSB             0.60       0.82            7.93        N        11/07/97     1.05       19.53       0.16         0.85      8.33
NSLB             0.60       0.77            3.72        N        11/07/97     0.02       24.67       0.19         0.94      4.78
NWEQ             1.20       0.99            8.40        N        11/07/97       NA       14.06       0.32         1.02      8.85
OCN              1.67       1.74           19.54        N        11/07/97       NA       30.73       0.42         1.67     15.97
OFCP             1.20       0.79            8.88        N        11/07/97     0.27       23.13       0.30         0.79      9.17
OHSL             1.59       0.88            7.86        N        11/07/97     0.03       17.19       0.40         0.84      7.68
PBCI             1.62       1.33            9.61        N        11/07/97     1.92       14.20       0.44         1.36     10.63
PBHC             0.96       0.95            8.27        N        11/07/97     0.91       29.89       0.23         0.91      7.63
PBKB             0.80       0.53            9.27        N        11/07/97     0.82       25.00       0.19         0.50      8.86
PCBC             1.35       1.07            5.72        N        11/07/97     0.03       20.00       0.30         1.16      6.18
PEEK             0.74       1.29            4.71        N        11/07/97     0.71       25.37       0.17         1.13      4.38
PERM             1.18       0.62            6.52        N        11/07/97     1.09       21.66       0.29         0.58      6.32
PERT             1.61       1.11            9.03        N        11/07/97     0.12       29.69       0.44         1.06      8.78
PFDC             1.86       1.46            9.55        N        11/07/97     0.34       18.23       0.48         1.53     10.08
PFFB             0.67       0.46            4.33        N        11/07/97     1.61       25.16       0.19         0.49      4.89
PFNC             0.68       0.71           13.62        N        11/07/97     1.37       18.13       0.20         0.85     16.14
PFSB             2.17       0.82           10.97        N        11/07/97       NA       13.62       0.56         0.80     10.98
PFSL             1.56       0.69           11.23        N        11/07/97     0.10       23.03       0.38         0.66     10.39
PHBK             2.55       1.30           16.37        N        11/07/97       NA       14.57       0.68         1.31     16.89
PHFC             0.93       0.76            6.02        N        11/07/97       NA       18.88       0.25         0.71      6.58
PRBC             0.91       0.62            5.11        N        11/07/97     0.33       18.75       0.24         0.59      5.32
PSBK             2.16       0.94           11.17        N        11/07/97     0.92       14.90       0.56         0.97     11.28
PTRS             2.29       0.96           10.74        N        11/07/97     0.44       16.07       0.49         0.79      8.96
PULS             1.80       1.10           14.06        N        11/07/97     0.56       14.03       0.45         1.10     13.55
PVFC             1.70       1.33           19.39        N        11/07/97     1.11       11.15       0.44         1.35     19.25
PVSA             2.00       1.08           14.93        N        11/07/97     0.26       13.73       0.51         1.08     14.80
PWBC             1.02       0.66            8.86        N        11/07/97     0.65       16.67       0.27         0.71      9.02
QCBC             1.16       0.69            7.79        N        11/07/97     1.35       15.44       0.33         0.73      8.51
QCFB             1.92       1.60            8.60        N        11/07/97     0.17       13.78       0.49         1.62      9.09
QCSB             1.40       1.55           11.55        N        11/07/97     0.53       23.36       0.38         1.46     12.78
RARB             1.52       1.02           13.07        N        11/07/97     0.39       18.83       0.38         1.00     12.75
REDF             1.25       1.01           12.25        N        11/07/97     1.81       12.91       0.38         1.19     14.23
RELI             0.25       1.29            2.52        N        11/07/97      -         30.36       0.07         1.36      2.72
RELY             1.80       0.84           10.22        N        11/07/97       NA       19.26       0.43         0.77      9.43
ROSE             1.68       0.87           14.14        N        11/07/97     0.50       18.04       0.44         0.87     14.02
SCCB             0.80       1.20            4.49        N        11/07/97     1.06       25.57       0.22         1.31      5.06
SFED             0.99       0.69            5.45        N        11/07/97       NA       22.13       0.25         0.68      5.47
SFFC             1.45       1.37            7.36        N        11/07/97     1.34       15.70       0.43         1.55      8.78

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY        Exhibit II.1 - Select Publicly Held Thrifts
------------------

                            Core           Core                                                                   Core     Core
                  Core     Income/        Income/                             NPAs/     Price/       Core       Income/   Income/
                  EPS     Avg Assets     Avg Equity   Merger      Current     Assets     Core        EPS     Avg Assets  Avg Equity
                  ($)        (%)            (%)      Target?      Pricing      (%)        EPS        ($)            (%)     (%)
Ticker            LTM        LTM            LTM       (Y/N)         Date     Mst RctQ     (x)      Mst RctQ    Mst RctQ   Mst RctQ

SFIN             1.37       0.90            9.33        N        11/07/97     0.38       16.38       0.33         0.82      8.78
SFSB             1.67       0.54            8.28        N        11/07/97       NA       19.35       0.42         0.53      8.09
SFSL             1.04       1.37           14.73        N        11/07/97     0.33       16.20       0.27         1.41     15.06
SGVB             0.54       0.31            3.98        N        11/07/97     1.06       31.70       0.14         0.30      4.11
SHEN             2.22       1.17           10.46        N        11/07/97     0.51       15.18       0.56         1.16     10.21
SISB             2.03       0.82           11.33        N        11/07/97     0.33       15.34       0.55         0.86     12.08
SKAN             1.72       0.68            9.99        N        11/07/97     1.78       17.61       0.44         0.68      9.91
SMBC             0.96       0.95            5.92        N        11/07/97     0.89       24.01       0.19         0.75      4.66
SOBI             0.61       0.57            3.56        N        11/07/97     0.13       27.08       0.18         0.60      4.00
SOPN             1.23       1.76            7.28        N        11/07/97     0.29       18.75       0.32         1.73      7.55
SOSA             0.30       0.99           16.47        N        11/07/97     5.91       14.41       0.09         1.28     19.78
SPBC             1.36       1.07           12.11        N        11/07/97     0.23       16.43       0.35         1.08     12.17
SSB              0.70       1.71            4.69        N        11/07/97      -         17.92       0.15         1.47      4.00
SSM              1.01       1.71            4.84        N        11/07/97      -         34.38       0.14         0.98      2.77
STFR             2.13       0.74            8.94        N        11/07/97     0.21       16.25       0.60         0.77      9.82
STSA             1.11       0.54            9.50        N        11/07/97     0.47       19.64       0.28         0.52      9.09
SVRN             0.97       0.61           11.89        N        11/07/97       NA       16.38       0.29         0.46      8.43
SWBI             1.40       1.02            9.55        N        11/07/97     0.20       17.71       0.36         1.07      9.61
SWCB             2.32       0.95           11.87        N        11/07/97       NA       16.39       0.61         0.96     12.12
THR              0.95       0.84            6.61        N        11/07/97     1.14       18.06       0.27         0.91      6.72
THRD             1.07       0.67            6.02        N        11/07/97     0.27       25.41       0.23         0.59      5.17
TPNZ             0.71       0.84            4.76        N        11/07/97       NA       30.15       0.17         0.76      4.46
TRIC             1.54       1.07            7.26        N        11/07/97      -         16.82       0.42         1.11      7.33
TSH              1.15       0.96            6.97        N        11/07/97     0.27       18.86       0.28         0.93      6.88
TWIN             0.60       0.72            5.59        N        11/07/97     0.08       18.75       0.19         0.90      6.97
UBMT             1.21       1.39            5.99        N        11/07/97     0.35       20.56       0.31         1.41      6.14
UFRM             0.50       0.57            7.55        N        11/07/97     0.62       19.17       0.15         0.65      8.84
USAB             0.25       0.55            4.05        N        11/07/97     0.67       17.45       0.12         0.80      6.93
VABF             0.61       0.49            7.24        N        11/07/97     0.50       24.08       0.17         0.55      7.90
WAMU             2.34       0.68           11.92        N        11/07/97       NA       25.55       0.65         0.73     12.76
WBST             3.29       0.73           13.84        N        11/07/97     0.72       16.42       0.96         0.82     15.26
WCBI             1.60       1.41            9.19        N        11/07/97     0.21       15.77       0.42         1.45      9.44
WEFC             1.09       1.04            7.37        N        11/07/97       NA       16.29       0.28         1.06      7.46
WEHO             0.55       1.09            3.50        N        11/07/97      -         27.08       0.15         1.04      3.65
WFI              1.34       0.86           12.06        N        11/07/97     0.28       15.63       0.32         0.80     11.15
WFSL             2.20       1.85           15.62        N        11/07/97     0.69       14.06       0.56         1.91     15.38
WHGB             0.58       0.85            3.72        N        11/07/97     0.15       23.16       0.17         0.93      4.37
WOFC             0.77       0.45            3.17        N        11/07/97     0.34       33.13       0.20         0.44      3.26
WRNB             1.58       1.76           17.57        N        11/07/97     1.15       15.34       0.33         1.50     14.20
WSB              0.34       0.62            7.14        N        11/07/97     1.53       21.18       0.09         0.60      7.24
WSFS             1.26       1.13           20.39        N        11/07/97     1.21       13.33       0.34         1.13     20.54
WSTR             1.21       0.76            6.60        N        11/07/97     0.24       18.36       0.32         0.72      6.79
WVFC             2.10       1.32           10.71        N        11/07/97     0.09       17.03       0.49         1.20     10.79
WYNE             1.08       0.86            6.01        N        11/07/97     0.90       21.75       0.25         0.76      5.57
YFCB             1.03       1.07            6.79        N        11/07/97     0.48       17.13       0.27         1.00      6.92
YFED             1.30       0.80            9.70        N        11/07/97     1.30       25.00       0.27         0.70      8.04

Maximum          5.80       3.97           44.99                              5.91      118.75       1.56         3.68     38.97
Minimum          0.25       0.27            2.52                               -          6.21       0.03         0.06      0.85
Average          1.41       0.98            9.48                              0.63       19.86       0.36         0.97      9.49
Median           1.24       0.94            8.78                              0.47       18.03       0.32         0.91      8.70

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY
------------------

        Exhibit II.2 - Selected Southeast Region Publicly Held Thrifts

                                                                                        Deposit                             Current
                                                                                       Insurance                             Stock
                                                                                        Agency                               Price
Ticker     Short Name                          City                 State    Region   (BIF/SAIF)    Exchange    IPO Date      ($)

BANC       BankAtlantic Bancorp Inc.           Fort Lauderdale        FL       SE        SAIF        NASDAQ     11/29/83    13.625
BFSB       Bedford Bancshares Inc.             Bedford                VA       SE        SAIF        NASDAQ     08/22/94    27.000
BKUNA      BankUnited Financial Corp.          Coral Gables           FL       SE        SAIF        NASDAQ     12/11/85    13.000
CFCP       Coastal Financial Corp.             Myrtle Beach           SC       SE        SAIF        NASDAQ     09/26/90    25.000
CFFC       Community Financial Corp.           Staunton               VA       SE        SAIF        NASDAQ     03/30/88    22.250
CFTP       Community Federal Bancorp           Tupelo                 MS       SE        SAIF        NASDAQ     03/26/96    17.000
CNIT       CENIT Bancorp Inc.                  Norfolk                VA       SE        SAIF        NASDAQ     08/06/92    66.250
COOP       Cooperative Bankshares Inc.         Wilmington             NC       SE        SAIF        NASDAQ     08/21/91    17.500
EBSI       Eagle Bancshares                    Tucker                 GA       SE        SAIF        NASDAQ     04/01/86    18.500
FFBH       First Federal Bancshares of AR      Harrison               AR       SE        SAIF        NASDAQ     05/03/96    21.000
FFBS       FFBS BanCorp Inc.                   Columbus               MS       SE        SAIF        NASDAQ     07/01/93    23.250
FFCH       First Financial Holdings Inc.       Charleston             SC       SE        SAIF        NASDAQ     11/10/83    40.750
FFDB       FirstFed Bancorp Inc.               Bessemer               AL       SE        SAIF        NASDAQ     11/19/91    22.000
FFFC       FFVA Financial Corp.                Lynchburg              VA       SE        SAIF        NASDAQ     10/12/94    33.375
FFLC       FFLC Bancorp Inc.                   Leesburg               FL       SE        SAIF        NASDAQ     01/04/94    35.000
FFPB       First Palm Beach Bancorp Inc.       West Palm Beach        FL       SE        SAIF        NASDAQ     09/29/93    39.625
FGHC       First Georgia Holding Inc.          Brunswick              GA       SE        SAIF        NASDAQ     02/11/87     8.375
FLFC       First Liberty Financial Corp.       Macon                  GA       SE        SAIF        NASDAQ     12/06/83    27.500
FOBC       Fed One Bancorp                     Wheeling               WV       SE        SAIF        NASDAQ     01/19/95    24.250
FSTC       First Citizens Corp.                Newnan                 GA       SE        SAIF        NASDAQ     03/01/86    38.500
FTF        Texarkana First Financial Corp      Texarkana              AR       SE        SAIF         AMSE      07/07/95    25.500
GSFC       Green Street Financial Corp.        Fayetteville           NC       SE        SAIF        NASDAQ     04/04/96    18.500
HARB       Harbor Florida Bancorp (MHC)        Fort Pierce            FL       SE        SAIF        NASDAQ     01/06/94    62.750
HBS        Haywood Bancshares Inc.             Waynesville            NC       SE         BIF         AMSE      12/18/87    20.563
HFNC       HFNC Financial Corp.                Charlotte              NC       SE        SAIF        NASDAQ     12/29/95    14.063
KSAV       KS Bancorp Inc.                     Kenly                  NC       SE        SAIF        NASDAQ     12/30/93    22.000
MBSP       Mitchell Bancorp Inc.               Spruce Pine            NC       SE        SAIF        NASDAQ     07/12/96    17.750
OCN        Ocwen Financial Corp.               West Palm Beach        FL       SE        SAIF         NYSE         NA       51.625
PERT       Perpetual Bank (MHC)                Anderson               SC       SE        SAIF        NASDAQ     10/26/93    52.250
PFSL       Pocahontas FS&LA (MHC)              Pocahontas             AR       SE        SAIF        NASDAQ     04/05/94    35.000
SCCB       S. Carolina Community Bancshrs      Winnsboro              SC       SE        SAIF        NASDAQ     07/07/94    22.500
SOPN       First Savings Bancorp Inc.          Southern Pines         NC       SE        SAIF        NASDAQ     01/06/94    24.000
SSB        Scotland Bancorp Inc                Laurinburg             NC       SE        SAIF         AMSE      04/01/96    10.750
SSM        Stone Street Bancorp Inc.           Mocksville             NC       SE        SAIF         AMSE      04/01/96    19.250
TWIN       Twin City Bancorp                   Bristol                TN       SE        SAIF        NASDAQ     01/04/95    14.250
UFRM       United Federal Savings Bank         Rocky Mount            NC       SE        SAIF        NASDAQ     07/01/80    11.500
VABF       Virginia Beach Fed. Financial       Virginia Beach         VA       SE        SAIF        NASDAQ     11/01/80    16.375

Maximum                                                                                                                     66.250
Minimum                                                                                                                      8.375
Average                                                                                                                     26.280
Median                                                                                                                      22.250

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY
------------------

        Exhibit II.2 - Selected Southeast Region Publicly Held Thrifts

                                                                                                                          Tangible
             Current      Price/         Current         Current                  Current        Total         Equity/     Equity/
              Market       LTM            Price/       Price/ Tang     Price/     Dividend      Assets          Assets   Tang Assets
              Value      Core EPS       Book Value      Book Value     Assets      Yield         ($000)            (%)       (%)
Ticker         ($M)        (x)             (%)             (%)          (%)         (%)       Mst RctQ        Mst RctQ     Mst RctQ
BANC          303.50      26.72           193.81          233.70        10.67       0.97      2,844,996          5.50       4.60
BFSB           30.85      17.31           152.11          152.11        22.77       2.07        135,455         14.16      14.16
BKUNA         115.30      22.81           171.28          211.38         6.38        -        1,807,192          5.61       4.94
CFCP          116.16      24.27           358.68          358.68        23.51       1.44        494,003          6.56       6.56
CFFC           28.38      13.17           117.97          117.97        16.18       2.52        175,414         13.71      13.71
CFTP           78.69      24.29           126.87          126.87        36.44       1.77        215,953         26.72      26.72
CNIT          109.60      20.57           213.64          233.27        15.62       1.51        701,708          6.95       6.40
COOP           52.21      25.36           188.78          188.78        14.52        -          359,535          7.69       7.69
EBSI          104.70      17.96           148.59          148.59        12.34       3.24        848,490          8.30       8.30
FFBH          102.82      18.42           128.36          128.36        19.21       1.14        535,204         14.97      14.97
FFBS           36.21      18.90           137.01          137.01        27.69       2.15        130,762         19.23      19.23
FFCH          259.51      18.78           247.72          247.72        15.15       2.06      1,712,931          6.12       6.12
FFDB           25.32      16.67           151.93          166.67        14.31       2.27        176,528          9.42       8.65
FFFC          150.91      21.26           187.08          190.93        26.60       1.44        567,266         13.31      13.08
FFLC           80.53      24.65           152.97          152.97        21.00       1.37        383,382         13.73      13.73
FFPB          200.02      25.56           176.98          181.18        11.06       1.51      1,808,419          6.25       6.11
FGHC           25.56      22.64           198.93          216.97        16.35       0.64        156,383          8.22       7.59
FLFC          212.59      17.97           223.58          247.97        16.48       1.46      1,288,919          7.37       6.69
FOBC           57.55      18.23           138.97          145.38        16.09       2.56        357,721         11.18      10.73
FSTC           70.80      13.75           214.01          275.20        20.83       1.14        338,857          9.73       7.73
FTF            45.65      15.27           169.66          169.66        26.64       2.20        171,358         15.70      15.70
GSFC           79.52      25.69           125.59          125.59        45.54       2.38        174,605         36.25      36.25
HARB          312.08      23.77           322.46          332.89        27.59       2.23      1,131,024          8.56       8.31
HBS            25.71      16.45           122.69          127.25        17.09       2.72        150,416         13.93      13.50
HFNC          241.78      24.25           148.34          148.34        27.89       1.99        866,859         18.81      18.81
KSAV           19.48      16.79           133.82          133.90        17.72       2.73        109,937         13.24      13.23
MBSP           16.52      28.63           115.56          115.56        47.77       2.25         34,591         41.35      41.35
OCN         1,561.79      30.91           373.55          383.54        50.88        -        3,069,300         13.62      13.31
PERT           78.62      32.45           259.43          259.43        30.68       2.68        256,211         11.83      11.83
PFSL           57.13      22.44           237.13          237.13        15.09       2.57        378,700          6.36       6.36
SCCB           15.74      28.13           131.58          131.58        33.79       2.67         46,598         25.67      25.67
SOPN           88.48      19.51           130.22          130.22        29.96       3.67        295,315         23.01      23.01
SSB            20.57      15.36            79.93           79.93        29.61       2.79         69,479         37.03      37.03
SSM            36.54      19.06           119.34          119.34        34.43       2.34        106,115         28.85      28.85
TWIN           18.13      23.75           131.09          131.09        16.96       2.81        106,931         12.94      12.94
UFRM           35.35      23.00           168.62          168.62        12.37       2.09        285,744          7.33       7.33
VABF           81.53      26.84           188.22          188.22        13.47       1.22        605,486          7.15       7.15

Maximum     1,561.79      32.45           373.55          383.54        50.88       3.67      3,069,300         41.35      41.35
Minimum        15.74      13.17            79.93           79.93         6.38        -           34,591          5.50       4.60
Average       132.32      21.66           178.01          184.97        22.72       1.91        618,859         14.50      14.28
Median         78.62      22.44           152.97          166.67        19.21       2.09        338,857         12.94      12.94

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY
------------------

        Exhibit II.2 - Selected Southeast Region Publicly Held Thrifts

                          Core          Core                                                                  Core         Core
             Core       Income/        Income/                        NPAs/      Price/      Core          Income/       Income/
              EPS      Avg Assets    Avg Equity  Merger   Current     Assets      Core       EPS        Avg Assets     Avg Equity
              ($)         (%)            (%)    Target?   Pricing      (%)        EPS        ($)               (%)         (%)
Ticker        LTM         LTM            LTM     (Y/N)      Date     Mst RctQ     (x)      Mst RctQ       Mst RctQ      Mst RctQ

BANC         0.51        0.54           9.56       N     11/07/97     0.90       37.85      0.09            0.37          6.65
BFSB         1.56        1.28           8.90       N     11/07/97      -         17.76      0.38            1.22          8.52
BKUNA        0.57        0.58           8.04       N     11/07/97     0.66       23.21      0.14            0.48          8.00
CFCP         1.03        1.05          16.81       N     11/07/97     0.10       24.04      0.26            1.03         16.25
CFFC         1.69        1.28           9.23       N     11/07/97     0.39       14.26      0.39            1.16          8.41
CFTP         0.70        1.45           4.71       N     11/07/97     0.50       32.69      0.13            1.11          4.08
CNIT         3.22        0.78          10.96       N     11/07/97     0.45       17.43      0.95            0.91         12.75
COOP         0.69        0.63           8.21       N     11/07/97     0.10       27.34      0.16            0.59          7.70
EBSI         1.03        0.76           8.78       N     11/07/97     1.07       17.13      0.27            0.76          8.92
FFBH         1.14        1.06           6.61       N     11/07/97     0.19       22.83      0.23            0.81          5.24
FFBS         1.23        1.47           7.51       N     11/07/97     0.03       23.25      0.25            1.17          6.06
FFCH         2.17        0.85          13.85       N     11/07/97     1.46       18.52      0.55            0.83         13.54
FFDB         1.32        0.94           9.54       N     11/07/97     0.72       16.18      0.34            0.98         10.05
FFFC         1.57        1.35           9.97       N     11/07/97     0.16       19.87      0.42            1.40         10.57
FFLC         1.42        0.94           6.42       N     11/07/97     0.18       28.23      0.31            0.75          5.52
FFPB         1.55        0.48           7.19       N     11/07/97       NA       25.40      0.39            0.46          7.25
FGHC         0.37        0.78           9.53       N     11/07/97     1.41       17.45      0.12            1.00         11.97
FLFC         1.53        0.94          12.81       N     11/07/97     0.81       16.77      0.41            1.02         13.61
FOBC         1.33        0.94           8.26       N     11/07/97     0.19       18.95      0.32            0.88          7.95
FSTC         2.80        1.90          19.95       N     11/07/97     1.10        6.21      1.55            3.68         38.97
FTF          1.67        1.73          10.43       N     11/07/97     0.12       13.56      0.47            1.86         11.74
GSFC         0.72        1.66           4.72       N     11/07/97     0.16       27.21      0.17            1.66          4.85
HARB         2.64        1.20          14.58       N     11/07/97     0.43       22.74      0.69            1.23         14.62
HBS          1.25        1.15           7.72       N     11/07/97     1.97       15.58      0.33            1.12          7.99
HFNC         0.58        1.05           4.55       N     11/07/97     0.92       29.30      0.12            0.86          4.70
KSAV         1.31        1.20           8.77       N     11/07/97       NA       17.74      0.31            1.10          8.19
MBSP         0.62        1.63           3.79       N     11/07/97     2.25       29.58      0.15            1.48          3.49
OCN          1.67        1.74          19.54       N     11/07/97       NA       30.73      0.42            1.67         15.97
PERT         1.61        1.11           9.03       N     11/07/97     0.12       29.69      0.44            1.06          8.78
PFSL         1.56        0.69          11.23       N     11/07/97     0.10       23.03      0.38            0.66         10.39
SCCB         0.80        1.20           4.49       N     11/07/97     1.06       25.57      0.22            1.31          5.06
SOPN         1.23        1.76           7.28       N     11/07/97     0.29       18.75      0.32            1.73          7.55
SSB          0.70        1.71           4.69       N     11/07/97      -         17.92      0.15            1.47          4.00
SSM          1.01        1.71           4.84       N     11/07/97      -         34.38      0.14            0.98          2.77
TWIN         0.60        0.72           5.59       N     11/07/97     0.08       18.75      0.19            0.90          6.97
UFRM         0.50        0.57           7.55       N     11/07/97     0.62       19.17      0.15            0.65          8.84
VABF         0.61        0.49           7.24       N     11/07/97     0.50       24.08      0.17            0.55          7.90

Maximum      3.22        1.90          19.95                          2.25       37.85      1.55            3.68         38.97
Minimum      0.37        0.48           3.79                           -          6.21      0.09            0.37          2.77
Average      1.26        1.12           9.00                          0.56       22.25      0.34            1.11          9.35
Median       1.23        1.06           8.26                          0.41       22.74      0.31            1.02          8.00

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY
------------------

            Exhibit II.3 - Selected Tennessee Publicly Held Thrifts


                                                                          Deposit                                     Current
                                                                         Insurance                                     Stock
                                                                           Agency                                      Price
Ticker       Short Name                City          State    Region     (BIF/SAIF)    Exchange     IPO Date            ($)

TWIN         Twin City Bancorp         Bristol         TN       SE          SAIF        NASDAQ      01/04/95         14.250

Maximum                                                                                                              14.250
Minimum                                                                                                              14.250
Average                                                                                                              14.250
Median                                                                                                               14.250

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY
------------------

            Exhibit II.3 - Selected Tennessee Publicly Held Thrifts

                                                                                                                       Tangible
               Current      Price/        Current       Current                Current         Total      Equity/       Equity/
                Market        LTM         Price/      Price/ Tang   Price/     Dividend       Assets       Assets     Tang Assets
                Value       Core EPS    Book Value    Book Value    Assets      Yield          ($000)         (%)         (%)
Ticker           ($M)         (x)           (%)           (%)         (%)        (%)        Mst RctQ     Mst RctQ      Mst RctQ

TWIN            18.13        23.75        131.09        131.09       16.96       2.81         106,931      12.94        12.94

Maximum         18.13        23.75        131.09        131.09       16.96       2.81         106,931      12.94        12.94
Minimum         18.13        23.75        131.09        131.09       16.96       2.81         106,931      12.94        12.94
Average         18.13        23.75        131.09        131.09       16.96       2.81         106,931      12.94        12.94
Median          18.13        23.75        131.09        131.09       16.96       2.81         106,931      12.94        12.94

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY
------------------

            Exhibit II.3 - Selected Tennessee Publicly Held Thrifts

                        Core          Core                                                                    Core        Core
            Core      Income/        Income/                             NPAs/      Price/      Core       Income/       Income/
             EPS     Avg Assets    Avg Equity     Merger   Current      Assets       Core       EPS     Avg Assets     Avg Equity
             ($)        (%)            (%)       Target?   Pricing        (%)        EPS        ($)            (%)         (%)
Ticker       LTM        LTM            LTM        (Y/N)     Date       Mst RctQ      (x)      Mst RctQ    Mst RctQ      Mst RctQ

TWIN         0.60       0.72           5.59          N     11/07/97     0.08       18.75       0.19         0.90           6.97

Maximum      0.60       0.72           5.59                             0.08       18.75       0.19         0.90           6.97
Minimum      0.60       0.72           5.59                             0.08       18.75       0.19         0.90           6.97
Average      0.60       0.72           5.59                             0.08       18.75       0.19         0.90           6.97
Median       0.60       0.72           5.59                             0.08       18.75       0.19         0.90           6.97

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY
------------------

                      Exhibit II.4 - Comparatives General

                                                                                             Total                Current   Current
                                                                   Number                    Assets                 Stock    Market
                                                                    of                      ($000)                 Price     Value
Ticker   Short Name                       City            State   Offices        Type      Mst RctQ    IPO Date     ($)      ($M)

BFFC     Big Foot Financial Corp.         Long Grove        IL       3       Traditional   212,245     12/20/96    18.38    46.17
FBER     1st Bergen Bancorp               Wood-Ridge        NJ       4       Traditional   284,739     04/01/96    18.38    52.64
HRBF     Harbor Federal Bancorp Inc.      Baltimore         MD       9       Traditional   217,202     08/12/94    21.50    36.41
JXVL     Jacksonville Bancorp Inc.        Jacksonville      TX       6       Traditional   226,182     04/01/96    18.88    46.12
LARL     Laurel Capital Group Inc.        Allison Park      PA       6       Traditional   209,980     02/20/87    26.50    38.32
LFBI     Little Falls Bancorp Inc.        Little Falls      NJ       6       Traditional   299,989     01/05/96    18.63    48.57
MFFC     Milton Federal Financial Corp.   West Milton       OH       3       Traditional   209,958     10/07/94    15.00    34.57
OHSL     OHSL Financial Corp.             Cincinnati        OH       5       Traditional   234,600     02/10/93    27.50    33.95
PFDC     Peoples Bancorp                  Auburn            IN       6       Traditional   287,564     07/07/87    35.00    79.58
WVFC     WVS Financial Corp.              Pittsburgh        PA       5       Traditional   294,693     11/29/93    33.38    58.34
WYNE     Wayne Bancorp Inc.               Wayne             NJ       5       Traditional   267,285     06/27/96    21.75    43.80
YFCB     Yonkers Financial Corporation    Yonkers           NY       4       Traditional   312,956     04/18/96    18.50    55.88

Maximum                                                              9                     312,956                 35.00    79.58
Minimum                                                              3                     209,958                 15.00    33.95
Average                                                              5                     254,783                 22.78    47.86
Median                                                               5                     250,943                 20.19    46.15

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                    Exhibit II.5 - Comparatives Balance Sheet
------------------


                                                          Total       Cash and    Cash & Inv     Net Cash    Mortgage-
                                              Total      Cash and   Investments     Net of     & Investments   Backed      MBS's
                                              Assets   Investments  % of Assets     MBS's       % of Assets  Securities % of Assets
                                              ($000)      ($000)        (%)          (%)            (%)        ($000)       (%)
             Short Name                      Mst RctQ    Mst RctQ     Mst RctQ     Mst RctQ      Mst RctQ     Mst RctQ    Mst RctQ

BFFC         Big Foot Financial Corp.        212,245     119,152       56.14        8,505          4.01        110,647     52.13
FBER         1st Bergen Bancorp              284,739     156,578       54.99       93,426         32.81         63,152     22.18
HRBF         Harbor Federal Bancorp Inc.     217,202      62,223       28.65       49,548         22.81         12,675      5.84
JXVL         Jacksonville Bancorp Inc.       226,182      50,588       22.37       34,488         15.25         16,100      7.12
LARL         Laurel Capital Group Inc.       209,980      60,964       29.03       51,752         24.65          9,212      4.39
LFBI         Little Falls Bancorp Inc.       299,989     162,571       54.19       60,140         20.05        102,431     34.14
MFFC         Milton Federal Financial Corp.  209,958      76,393       36.38       58,553         27.89         17,840      8.50
OHSL         OHSL Financial Corp.            234,600      58,983       25.14       47,882         20.41         11,101      4.73
PFDC         Peoples Bancorp                 287,564      54,795       19.05       54,267         18.87            528      0.18
WVFC         WVS Financial Corp.             294,693     131,535       44.63      117,028         39.71         14,507      4.92
WYNE         Wayne Bancorp Inc.              267,285      85,474       31.98       47,368         17.72         38,106     14.26
YFCB         Yonkers Financial Corporation   312,956     169,213       54.07       98,006         31.32         71,207     22.75

Maximum                                      312,956     169,213       56.14      117,028         39.71        110,647     52.13
Minimum                                      209,958      50,588       19.05        8,505          4.01            528      0.18
Average                                      254,783      99,039       38.05       60,080         22.96         38,959     15.10
Median                                       250,943      80,934       34.18       53,010         21.61         16,970      7.81

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                   Exhibit II.5 - Comparatives Balance Sheet
------------------


                           Net      Investment &     Loan                                               Total
              Net         Loans      Foreclosed   Servicing      Total         Other         Total     Deposits         Total
             Loans     % of Assets  Real Estate     Rights    Intangibles     Assets      Deposits   % of Assets   Borrowings
             ($000)        (%)         ($000)       ($000)       ($000)        ($000)        ($000)      (%)            ($000)
            Mst RctQ     Mst RctQ     Mst RctQ     Mst RctQ     Mst RctQ    Mst RctQ      Mst RctQ     Mst RctQ      Mst RctQ
BFFC         86,805       40.90       262.0          -            -           6,026       125,158       58.97         46,600
FBER        120,971       42.48       209.0          -            -           6,981       215,516       75.69         27,334
HRBF             NA          NA        68.0          -            -           5,424       171,727       79.06         14,723
JXVL        169,262       74.83       462.0        348            -           5,522       185,605       82.06          2,000
LARL        144,076       68.61        96.0          -            -           3,222       172,801       82.29         11,043
LFBI        128,132       42.71       987.0          -        3,037           5,262       225,385       75.13         33,500
MFFC        127,396       60.68         -          109            -           6,060       142,832       68.03         39,570
OHSL        167,071       71.22         -           28            -           6,509       181,319       77.29         25,749
PFDC        228,940       79.61       257.0          -            -           3,572       239,766       83.38          2,845
WVFC        158,134       53.66         -            -            -           5,024       170,879       57.99         84,641
WYNE        176,291       65.96         -            -            -           5,520       190,693       71.34         41,725
YFCB        118,683       37.92       379.0          -            -           4,244       207,933                     60,096

Maximum     228,940       79.61       987.0        348        3,037           6,981       239,766       83.38         84,641
Minimum      86,805       37.92         -            -            -           3,222       125,158       57.99          2,000
Average     147,796       58.05       226.7         40          253           5,281       185,801       73.75         32,486
Median      144,076       60.68       152.5          -            -           5,472       183,462       75.69         30,417

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY                     Exhibit II.5 - Comparatives Balance Sheet
------------------


               Total                                                       Regulatory  Regulatory   Regulatory
             Borrowings         Other      Total      Common     Total      Tangible      Core        Total       Tangible
            % of Assets   Liabilities   Liabilities   Equity     Equity     Capital     Capital      Capital      Capital/
                (%)           ($000)       ($000)     ($000)     ($000)      ($000)      ($000)       ($000)      Tangible
              Mst RctQ       Mst RctQ     Mst RctQ   Mst RctQ   Mst RctQ    Mst RctQ    Mst RctQ     Mst RctQ    Assets (%)
BFFC          21.96            4,440      176,198     36,047     36,047      24,900      24,900       25,200         7.18
FBER           9.60            3,007      245,857     38,881     38,881      30,115      30,115       31,472        11.10
HRBF           6.78            2,396      188,846     28,356     28,356          NA          NA           NA        10.98
JXVL           0.88            4,832      192,437     33,745     33,745      31,175      31,175           NA        13.14
LARL           5.26            4,154      187,998     21,982     21,982          NA      21,422       22,760        NA
LFBI          11.17            1,274      260,159     39,830     39,830      26,747      26,747       27,263         9.10
MFFC          18.85            1,171      183,573     26,385     26,385      21,385      21,385       21,799        11.56
OHSL          10.98            1,913      208,981     25,619     25,619      21,129      21,129       21,647         9.55
PFDC           0.99            1,230      243,841     43,723     43,723      35,036      35,036       35,904        12.09
WVFC          28.72            6,284      261,804     32,889     32,889          NA      33,069       34,759        NA
WYNE          15.61            1,654      234,072     33,213     33,213      27,121      27,121       28,556        10.84
YFCB          19.20            1,049      269,078     43,878     43,878      37,108      37,108       38,201        14.02

Maximum       28.72            6,284      269,078     43,878     43,878      37,108      37,108       38,201        14.02
Minimum        0.88            1,049      176,198     21,982     21,982      21,129      21,129       21,647         7.18
Average       12.50            2,784      221,070     33,712     33,712      28,302      28,110       28,756        10.96
Median        11.07            2,155      221,527     33,479     33,479      27,121      27,121       27,910        11.04

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY
------------------

                  Exhibit II.5 - Comparatives Balance Sheets

                                                               Loan Loss     Publicly      Tangible    Earn Assets/    Full-Time
              Core       Risk-Based     NPAs/    Reserves/     Reserves/     Reported  Publicly Rep     Int Bearing   Equivalent
            Capital/      Capital/      Assets     Assets           NPLs   Book Value    Book Value     Liabilities    Employees
          Adj Tangible  Risk-Weightd     (%)        (%)              (%)          ($)           ($)             (%)     (Actual)
           Assets (%)    Assets (%)    Mst RctQ   Mst RctQ      Mst RctQ     Mst RctQ      Mst RctQ        Mst RctQ     Mst RctQ

BFFC         7.18         20.69            -       0.14              NM        14.35         14.35          119.87           NA
FBER        11.10         28.79         0.84       1.08          139.83        13.57         13.57          113.85         55.0
HRBF        10.98         26.68         0.10       0.19          189.19        16.74         16.74          114.90           NA
JXVL        13.14         26.65         0.78       0.53           91.63        13.55         13.55          117.81         71.0
LARL           NA            NA         0.43       0.88          225.74        15.20         15.20          116.72         50.0
LFBI         9.10         29.26         0.98       0.35           42.62        14.51         13.40          112.88         38.0
MFFC        11.56         24.25         0.15       0.27          176.18        12.31         12.31          112.04         58.0
OHSL         9.55         19.51         0.03       0.23          777.94        21.42         21.42          112.22         61.0
PFDC        12.09         25.63         0.34       0.31          121.58        19.23         19.23          118.08         78.0
WVFC           NA            NA         0.09       0.68          733.21        18.82         18.82          117.28         56.0
WYNE        10.84         27.72         0.90       0.74           82.20        16.49         16.49          119.18         56.0
YFCB        14.02         37.19         0.48       0.35           96.05        14.53         14.53          117.20         61.0

Maximum     14.02         37.19         0.98       1.08          777.94        21.42         21.42          119.87        78.00
Minimum      7.18         19.51            -       0.14           42.62        12.31         12.31          112.04        38.00
Average     10.96         26.64         0.43       0.48          243.29        15.89         15.80          116.00        58.40
Median      11.04         26.67         0.39       0.35          139.83        14.87         14.87          116.96        57.00

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY
------------------

                  Exhibit II.5 - Comparatives Balance Sheets



                  Loans
               Serviced
             For Others
                  ($000)
               Mst RctQ

BFFC                  -
FBER                  -
HRBF                 NA
JXVL             56,088
LARL              1,216
LFBI                  -
MFFC              9,843
OHSL             23,669
PFDC                  -
WVFC                985
WYNE                  -
YFCB             15,524

Maximum          56,088
Minimum               -
Average           9,757
Median              985

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY          Exhibit II.6 - Comparatives Operations
------------------


                                                                      Net Income                Return on       Core
                                               Average                  Before    Return on     Avg Assets    Income/    Return on
                                                Assets  Net Income   Extra Items  Avg Assets   Before Extra  Avg Assets  Avg Equity
                                                ($000)    ($000)        ($000)       (%)           (%)          (%)         (%)
             Short Name                          LTM       LTM           LTM         LTM           LTM          LTM         LTM
BFFC         Big Foot Financial Corp.               NA        NA            NA        NA            NA           NA          NA
FBER         1st Bergen Bancorp                262,844     2,026         2,026      0.77          0.77         0.77        4.94
HRBF         Harbor Federal Bancorp Inc.       217,398     1,541         1,541      0.71          0.71         0.71        5.50
JXVL         Jacksonville Bancorp Inc.         219,110     2,229         2,229      1.02          1.02         1.33        6.42
LARL         Laurel Capital Group Inc.         207,214     3,029         3,029      1.46          1.46         1.41       14.07
LFBI         Little Falls Bancorp Inc.         294,789       789           789      0.27          0.27         0.47        1.94
MFFC         Milton Federal Financial Corp.    187,796     1,378         1,378      0.73          0.73         0.65        5.08
OHSL         OHSL Financial Corp.              225,984     2,037         2,037      0.90          0.90         0.88        8.06
PFDC         Peoples Bancorp                   282,126     3,153         3,153      1.12          1.12         1.46        7.29
WVFC         WVS Financial Corp.               277,971     2,959         2,959      1.06          1.06         1.32        8.63
WYNE         Wayne Bancorp Inc.                248,778     2,147         2,147      0.86          0.86         0.86        6.01
YFCB         Yonkers Financial Corporation     279,897     2,952         2,952      1.05          1.05         1.07        6.72

Maximum                                        294,789     3,153         3,153      1.46          1.46         1.46       14.07
Minimum                                        187,796       789           789      0.27          0.27         0.47        1.94
Average                                        245,810     2,204         2,204      0.90          0.90         0.99        6.79
Median                                         248,778     2,147         2,147      0.90          0.90         0.88        6.42

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY          Exhibit II.6 - Comparatives Operations
------------------


          Return on        Core            Loan         Total           Total       Net Loan                      Common   Dividend
          Avg Equity     Income/           Loss      Noninterest     Noninterest  Chargeoffs/      LTM EPS      Dividends   Payout
         Before Extra   Avg Equity      Provision       Income         Expense     Avg Loans     After Extra    Per Share   Ratio
             (%)           (%)            ($000)        ($000)          ($000)        (%)            ($)           ($)       (%)
             LTM           LTM             LTM           LTM             LTM          LTM            LTM           LTM       LTM
BFFC          NA            NA              NA           NA              NA              NA             NA            NA        NA
FBER        4.94          4.94          525.00          260           5,656            0.91           0.73          0.14     19.18
HRBF        5.50          5.50           40.00          240           4,047            -              0.94          0.42     44.68
JXVL        6.42          8.42          210.00        1,203           4,693            0.01           0.77          0.50     64.94
LARL       14.07         13.60           29.00          621           3,562            0.06           1.96          0.46     23.47
LFBI        1.94          3.43          273.00          246           5,456            0.12           0.31          0.08     25.81
MFFC        5.08          4.52           75.00          252           3,947            -              0.63          3.09    490.48
OHSL        8.06          7.86           39.00          326           4,471            0.02           1.64          0.85     51.83
PFDC        7.29          9.55           27.00          595           4,282            0.02           1.38          0.60     43.48
WVFC        8.63         10.71           60.00          325           4,520            0.01           1.69          3.00    177.51
WYNE        6.01          6.01          390.00          567           5,606            -              1.08          0.15     13.89
YFCB        6.72          6.79          300.00          835           6,319            0.13           1.02          0.21     20.59

Maximum    14.07         13.60          525.00     1,203.00        6,319.00            0.91           1.96          3.09    490.48
Minimum     1.94          3.43           27.00       240.00        3,562.00            -              0.31          0.08     13.89
Average     6.79          7.39          178.91       497.27        4,778.09            0.12           1.10          0.86     88.71
Median      6.42          6.79           75.00       326.00        4,520.00            0.02           1.02          0.46     43.48

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY          Exhibit II.6 - Comparatives Operations
------------------


              Interest    Interest   Net Interest   Gain on       Real    Noninterest          G&A   Noninterest      Net Oper
              Income/     Expense/      Income/      Sale/       Estate     Income/       Expense/      Expense/     Expenses/
             Avg Assets  Avg Assets   Avg Assets   Avg Assets   Expense    Avg Assets   Avg Assets    Avg Assets    Avg Assets
                (%)         (%)           (%)         (%)        ($000)       (%)              (%)           (%)           (%)
                LTM         LTM           LTM         LTM         LTM         LTM              LTM           LTM           LTM
  BFFC              NA          NA            NA          NA          NA          NA           2.17            NA            NA
  FBER            7.19        3.73          3.47           -       17.00        0.10           2.15          2.15          2.05
  HRBF            7.36        4.44          2.92           -           -        0.11           1.86          1.86          1.75
  JXVL            7.71        3.96          3.74           -     (336.00)       0.55           2.30          2.14          1.75
  LARL            7.47        3.80          3.68        0.07      (23.00)       0.30           1.73          1.72          1.43
  LFBI            6.56        3.94          2.62        0.09      137.00        0.08           1.68          1.85          1.60
  MFFC            7.33        4.34          2.99        0.12      (13.00)       0.13           2.11          2.10          1.97
  OHSL            7.68        4.49          3.18        0.03        4.00        0.14           1.98          1.98          1.83
  PFDC            7.67        4.00          3.67           -      (27.00)       0.21           1.53          1.52          1.32
  WVFC            7.60        3.92          3.68        0.01       (8.00)       0.12           1.63          1.63          1.51
  WYNE            7.40        3.83          3.57           -      (63.00)       0.23           2.28          2.25          2.05
  YFCB            7.41        3.56          3.85       (0.02)     (11.00)       0.30           2.26          2.26          1.96

  Maximum         7.71        4.49          3.85        0.12      137.00        0.55           2.30          2.26          2.05
  Minimum         6.56        3.56          2.62       (0.02)    (336.00)       0.08           1.53          1.52          1.32
  Average         7.40        4.00          3.40        0.03      (29.36)       0.21           1.97          1.95          1.75
  Median          7.41        3.94          3.57           -      (11.00)       0.14           2.05          1.98          1.75

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY          Exhibit II.6 - Comparatives Operations
------------------


                  Total    Amortization                                Yield on        Cost of                         Interest
           Nonrecurring              of         Tax     Efficiency   Int Earning     Int Bearing      Effective         Yield
                Expense     Intangibles   Provision          Ratio      Assets       Liabilities       Tax Rate         Spread
                  ($000)          ($000)      ($000)           (%)       (%)             (%)             (%)             (%)
                    LTM             LTM         LTM            LTM       LTM             LTM             LTM             LTM
BFFC                 NA              NA          NA             NA        NA              NA              NA              NA
FBER                  -               -       1,161          60.19      7.43            4.33           36.43            3.10
HRBF                  -               -         969          61.35      7.50            5.18           38.61            2.32
JXVL              1,070               -       1,204          53.47      7.95            4.82           35.07            3.13
LARL                  -               -       1,773          43.51      7.64            4.50           36.92            3.14
LFBI              1,200             360         517          62.23      6.86            4.63           39.56            2.23
MFFC                  -               -         709          67.39      7.56            5.12           33.97            2.44
OHSL                  -               -       1,052          59.40      7.84            5.23           34.06            2.61
PFDC              1,501               -       1,985          39.36      7.74            4.77           38.63            2.97
WVFC              1,138               -       1,930          42.85      7.69            4.78           39.48            2.91
WYNE                  -               -       1,308          59.98      7.56            4.62           37.86            2.94
YFCB                  -               -       1,990          54.53      7.54            4.31           40.27            3.23

Maximum        1,501.00          360.00       1,990          67.39      7.95            5.23           40.27            3.23
Minimum               -               -         517          39.36      6.86            4.31           33.97            2.23
Average          446.27           32.73       1,327          54.93      7.57            4.75           37.35            2.82
Median                -               -       1,204          59.40      7.56            4.77           37.86            2.94

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY          Exhibit II.7 - Comparatives Risk Factors
------------------


                                                       NPAs + Loans                                           Net Loan
                                            NPAs/     90+ Pst Due/       NPAs/     Reserves/    Reserves/  Chargeoffs/    Loans/
                                            Assets       Assets          Equity      Loans         NPAs     Avg Loans     Assets
                                             (%)          (%)             (%)         (%)          (%)         (%)         (%)
        Short Name                         Mst RctQ     Mst RctQ        Mst RctQ    Mst RctQ     Mst RctQ    Mst RctQ    Mst RctQ
BFFC    Big Foot Financial Corp.              -           0.09            -           0.34           NM        -          41.04
FBER    1st Bergen Bancorp                   0.84         0.84            6.18        2.47       127.66        0.37       43.56
HRBF    Harbor Federal Bancorp Inc.          0.10         0.10            0.78        0.28       189.19        -          69.02
JXVL    Jacksonville Bancorp Inc.            0.78         0.78            5.23        0.70        67.63        0.03       75.36
LARL    Laurel Capital Group Inc.            0.43         0.43            4.15        1.25       201.97        0.30       70.26
LFBI    Little Falls Bancorp Inc.            0.98         1.04            7.38        0.82        36.04        0.03       43.07
MFFC    Milton Federal Financial Corp.       0.15         0.29            1.21        0.44       176.18        -          60.94
OHSL    OHSL Financial Corp.                 0.03         0.18            0.27        0.31       777.94        -          72.30
PFDC    Peoples Bancorp                      0.34         0.36            2.24        0.38        89.69        0.03       79.92
WVFC    WVS Financial Corp.                  0.09         0.09            0.83        1.25       733.21        -          54.34
WYNE    Wayne Bancorp Inc.                   0.90         0.90            7.26        1.11        82.20        -          66.70
YFCB    Yonkers Financial Corporation        0.48         0.48            3.46        0.78        72.05        0.19       44.80

        Maximum                              0.98         1.04            7.38        2.47       777.94        0.37       79.92
        Minimum                               -           0.09             -           0.28        36.04        -          41.04
        Average                              0.43         0.47            3.25        0.84       232.16        0.08       60.11
        Median                               0.39         0.40            2.85        0.74       127.66        0.02       63.82

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY          Exhibit II.7 - Comparatives Risk Factors
------------------


               Intangible        One Year                      Earn Assets/
                 Assets/         Cum Gap/       Net            Int Bearing
                  Equity          Assets       Loans           Liabilities
                   (%)             (%)         ($000)              (%)
                 Mst RctQ        Mst RctY     Mst RctQ           Mst RctQ
BFFC                 -                 NA       86,805             119.87
FBER                 -                 NA      120,971             113.85
HRBF                 -                 NA           NA             114.90
JXVL                 -                 NA      169,262             117.81
LARL                 -              (5.56)     144,076             116.72
LFBI                 7.62              NA      128,132             112.88
MFFC                 -                 NA      127,396             112.04
OHSL                 -             (11.19)     167,071             112.22
PFDC                 -             (26.52)     228,940             118.08
WVFC                 -             (13.27)     158,134             117.28
WYNE                 -              (0.20)     176,291             119.18
YFCB                 -                 NA      118,683             117.20

                     7.62           (0.20)     228,940             119.87
                     -             (26.52)      86,805             112.04
                     0.64          (11.35)     147,796             116.00
                     -             (11.19)     144,076             116.96

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY          Exhibit II.8 - Comparatives Pricing
------------------


                                                                 Current    Current     Price/      Current         Current
                                                                  Stock      Market      LTM         Price/       Price/Tang
                                                                  Price      Value     Core EPS    Book Value      Book Value
Ticker     Name                   City              State          ($)        ($M)       (x)          (%)             (%)
BFFC       BigFootFinancl-IL      Long Grove          IL          18.38      46.17      28.65       128.05          128.05
FBER       1stBergenBancrp-NJ     Wood-Ridge          NJ          18.38      52.64      25.17       135.41          135.41
HRBF       HarborFedBancp-MD      Baltimore           MD          21.50      36.41      22.87       128.43          128.43
JXVL       Jacksonville-TX        Jacksonville        TX          18.88      46.12       8.28       139.30          139.30
LARL       LaurelCapitalGp-PA     Allison Park        PA          26.50      38.32      14.02       174.34          174.34
LFBI       LittleFallsBncp-NJ     Little Falls        NJ          18.63      48.57      35.14       128.36          138.99
MFFC       MiltonFedFinCrp-OH     West Milton         OH          15.00      34.57      26.79       121.85          121.85
OHSL       OHSLFinancial-OH       Cincinnati          OH          27.50      33.95      17.30       128.38          128.38
PFDC       PeoplesBancorp-IN      Auburn              IN          35.00      79.58      18.82       182.01          182.01
WVFC       WVSFinancialCp-PA      Pittsburgh          PA          33.38      58.34      15.89       177.34          177.34
WYNE       WayneBancorp-NJ        Wayne               NJ          21.75      43.80      20.14       131.90          131.90
YFCB       YonkersFinCorp-NY      Yonkers             NY          18.50      55.88      17.96       127.32          127.32

Maximum                                                           35.00      79.58      35.14       182.01          182.01
Minimum                                                           15.00      33.95       8.28       121.85          121.85
Average                                                           22.78      47.86      20.92       141.89          142.78
Median                                                            20.19      46.15      19.48       130.17          133.66

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY          Exhibit II.8 - Comparatives Pricing
------------------


                                                                       Tangible                 Core         Core       ROACE
                              Current       Total       Equity/         Equity/      Core     Income/      Income/     Before
               Price/        Dividend      Assets        Assets     Tang Assets      EPS     Avg Assets   Avg Equity    Extra
               Assets           Yield       ($000)          (%)             (%)      ($)        (%)          (%)         (%)
Ticker            (%)             (%)    Mst RctQ      Mst RctQ        Mst RctQ      LTM        LTM          LTM         LTM
BFFC           21.75            -         212,245         16.98           16.98      0.64       0.70         4.13          NA
FBER           18.49            1.09      284,739         13.65           13.65      0.73       0.77         4.94        4.94
HRBF           16.76            2.23      217,202         13.06           13.06      0.94       0.71         5.50        5.50
JXVL           20.78            2.65      226,182         14.92           14.92      2.28       1.33         8.42        6.42
LARL           18.25            1.96      209,980         10.47           10.47      1.89       1.41        13.60       14.07
LFBI           17.04            1.07      299,989         13.28           12.39      0.53       0.47         3.43        1.94
MFFC           16.47            4.00      209,958         12.57           12.57      0.56       0.65         4.52        5.08
OHSL           14.47            3.20      234,600         10.92           10.92      1.59       0.88         7.86        8.06
PFDC           27.68            1.83      287,564         15.20           15.20      1.86       1.46         9.55        7.29
WVFC           19.79            3.60      294,693         11.16           11.16      2.10       1.32        10.71        8.63
WYNE           16.39            0.92      267,285         12.43           12.43      1.08       0.86         6.01        6.01
YFCB           17.86            1.30      312,956         14.02           14.02      1.03       1.07         6.79        6.72

Maximum        27.68            4.00      312,956         16.98           16.98      2.28       1.46        13.60       14.07
Minimum        14.47            -         209,958         10.47           10.47      0.53       0.47         3.43        1.94
Average        18.81            1.99      254,783         13.22           13.15      1.27       0.97         7.12        6.79
Median         18.06            1.90      250,943         13.17           12.82      1.06       0.87         6.40        6.42

Source: SNL Securities and F&C calculations.

FERGUSON & COMPANY          Exhibit II.8 - Comparatives Pricing
------------------


                                                                                                      Core            Core
                                                     NPAs/           Price/           Core          Income/         Income/
                     Merger         Current          Assets           Core            EPS          Avg Assets      Avg Equity
                    Target?         Pricing           (%)             EPS             ($)             (%)             (%)
Ticker               (Y/N)           Date           Mst RctQ          (x)           Mst RctQ        Mst RctQ        Mst RctQ
BFFC                   N           11/07/97           -              28.71            0.16            0.70            4.13
FBER                   N           11/07/97           0.84           25.52            0.18            0.69            4.94
HRBF                   N           11/07/97           0.10           21.50            0.25            0.76            5.84
JXVL                   N           11/07/97           0.78           11.51            0.41            1.75           11.48
LARL                   N           11/07/97           0.43           13.52            0.49            1.43           13.91
LFBI                   N           11/07/97           0.98           31.04            0.15            0.52            3.93
MFFC                   N           11/07/97           0.15           25.00            0.15            0.63            4.93
OHSL                   N           11/07/97           0.03           17.19            0.40            0.84            7.68
PFDC                   N           11/07/97           0.34           18.23            0.48            1.53           10.08
WVFC                   N           11/07/97           0.09           17.03            0.49            1.20           10.79
WYNE                   N           11/07/97           0.90           21.75            0.25            0.76            5.57
YFCB                   N           11/07/97           0.48           17.13            0.27            1.00            6.92

Maximum                                               0.98           31.04            0.49            1.75           13.91
Minimum                                               -              11.51            0.15            0.52            3.93
Average                                               0.43           20.68            0.31            0.98            7.52
Median                                                0.39           19.87            0.26            0.80            6.38

Source: SNL Securities and F&C calculations.

                                  EXHIBIT III

                     Financial Highlights Cavalry Banking

FERGUSON & COMPANY              Cavalry Banking
------------------

                                CAVALRY BANKING
                            MURFREESBORO, TENNESSEE


                             FINANCIAL HIGHLIGHTS

                                                                   1994          1995          1996        YTD 6/97
                                                                             (All $ Amounts in Thousands)
Num of Quarters Open for Period                                          4             4             4             2

BALANCE SHEET:
Total Assets                                                       208,828       223,845       242,750       258,017
% Change in Assets                                                    1.34          7.19          8.45          6.29
Total Loans                                                        167,961       164,723       207,132       221,787
Deposits                                                           180,339       196,736       212,591       225,760
Broker Originated Deposits                                             -             -             -             -

CAPITAL:
Equity Capital                                                      21,236        24,436        27,250        29,036
Tangible Capital                                                    21,134        24,434        27,248        29,034
Core Capital                                                        21,134        24,434        27,248        29,034
Risk-Based Capital                                                  22,817        26,440        29,369        31,305
Equity Capital/Total Assets                                          10.17         10.92         11.23         11.25
Core Capital/Risk Based Assets                                       12.27         13.23         11.97         11.71
Core Capital/Adj Tang Assets                                         10.13         10.92         11.22         11.25
Tangible Cap/Tangible Assets                                         10.13         10.92         11.22         11.25
Risk-Based Cap/Risk-Wt Assets                                        13.25         14.32         12.91         12.62

PROFITABILITY:
Net Income (Loss)                                                    2,440         3,200         2,813         1,785
Ret on Avg Assets Bef Ext Item                                        1.18          1.48          1.20          1.42
Return on Average Equity                                             12.20         14.01         10.86         12.68
Net Interest Income/Avg Assets                                        4.56          4.55          4.97          4.95
Noninterest Income/Avg Assets                                         0.98          1.40          1.38          1.25
Noninterest Expense/Avg Assets                                        3.55          3.62          4.33          3.74
Yield/Cost Spread                                                     4.75          4.71          5.07          5.01

LIQUIDITY:
Int Earn Assets/Int Bear Liab                                       104.02        106.33        106.81        106.01
Brokered Deposits/Tot Deposits                                         -             -             -             -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                                         0.24          0.06          0.01          0.00
Nonaccrual Loans/Gross Loans                                          0.11          0.05          0.01          0.00
Nonaccrual Lns/Ln Loss Reserve                                       11.99          4.84          1.18          0.26
Repos Assets/Tot Assets                                                -             -             -             -
Net Chrg-Off/Av Adj Lns                                               0.02         (0.09)        (0.00)         0.01
Nonmtg 1-4 Constr&Conv Lns/TA                                        15.81         19.27         25.27         21.13

                                  EXHIBIT IV

                     Financial Highlights of Comparatives

FERGUSON & COMPANY                   BFFC
------------------

                          FAIRFIELD SAVINGS BANK, FSB
                             LONG GROVE, ILLINOIS

                             FINANCIAL HIGHLIGHTS

                                                    1994            1995           1996         YTD 6/97
                                                               (All $ Amounts in Thousands)
Num of Quarters Open for Period                       4              4               4              2

BALANCE SHEET:
Total Assets                                         190,086        203,661         208,940        204,593
% Change in Assets                                     (4.47)          7.14            2.59          (2.08)
Total Loans                                           67,112         74,343          81,855         93,639
Deposits                                             138,769        142,926         134,999        124,702
Broker Originated Deposits                               -              -               -              -

CAPITAL:
Equity Capital                                        14,088         14,944          23,670         24,736
Tangible Capital                                      13,826         14,211          24,222         24,833
Core Capital                                          13,826         14,211          24,222         24,833
Risk-Based Capital                                    13,992         14,377          24,522         25,133
Equity Capital/Total Assets                             7.41           7.34           11.33          12.09
Core Capital/Risk Based Assets                         21.70          20.83           34.07          33.63
Core Capital/Adj Tang Assets                            7.28           7.00           11.56          12.13
Tangible Cap/Tangible Assets                            7.28           7.00           11.56          12.13
Risk-Based Cap/Risk-Wt Assets                          21.96          21.08           34.49          34.03

PROFITABILITY:
Net Income(Loss)                                       1,828            385            (243)           450
Ret on Avg Assets Bef Ext Item                          0.71           0.20           (0.12)          0.44
Return on Average Equity                               10.54           2.65           (1.60)          3.77
Net Interest Income/Avg Assets                          2.90           2.42            2.36           2.69
Noninterest Income/Avg Assets                           0.52           0.18            0.26           0.26
Noninterest Expense/Avg Assets                          2.38           2.34            2.73           2.28
Yield/Cost Spread                                       3.03           2.46            2.35           2.49

LIQUIDITY:
Int Earn Assets/Int Bear Liab                            103            103             109            110
Brokered Deposits/Tot Deposits                           -              -               -              -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                           0.57           0.23            0.46           0.21
Nonaccrual Loans/Gross Loans                            0.23            -              0.19           0.21
Nonaccrual Lns/Ln Loss Reserve                         96.99            -             53.00          66.33
Repos Assets/Tot Assets                                  -              -               -              -
Net Chrg-Off/Av Adj Lns                                  -              -               -              -
Nonmtg 1-4 Constr&Conv Lns/TA                           0.92           0.63            0.56           0.55

FERGUSON & COMPANY                   FBER
------------------

                           SOUTH BERGEN SAVINGS BANK
                            WOOD-RIDGE, NEW JERSEY

                             FINANCIAL HIGHLIGHTS


                                                              1994           1995            1996         YTD 6/97
                                                                         (All $ Amounts in Thousands)
Num of Quarters Open for Period                                     4              4               4              2

BALANCE SHEET:
Total Assets                                                  216,606        225,046         247,395        285,396
% Change in Assets                                              (1.00)          3.90            9.93          15.36
Total Loans                                                   123,515        109,584         124,304        120,666
Deposits                                                      194,622        208,868         217,321        225,434
Broker Originated Deposits                                        -              -               -              -

CAPITAL:
Equity Capital                                                 15,251         14,667          28,057         29,417
Tangible Capital                                               15,251         14,667          28,151         29,408
Core Capital                                                   15,251         14,667          28,151         29,408
Risk-Based Capital                                             16,185         15,936          29,477         30,730
Equity Capital/Total Assets                                      7.04           6.52           11.34          10.31
Core Capital/Risk Based Assets                                  14.64          14.45           26.85          28.13
Core Capital/Adj Tang Assets                                     7.04           6.52           11.37          10.30
Tangible Cap/Tangible Assets                                     7.04           6.52           11.37          10.30
Risk-Based Cap/Risk-Wt Assets                                   15.54          15.70           28.11          29.39

PROFITABILITY:
Net Income (Loss)                                               1,979            843             803          1,177
Ret on Avg Assets Bef Ext Item                                   0.91           0.38            0.32           0.91
Return on Average Equity                                        14.00           5.64            3.09           8.23
Net Interest Income/Avg Assets                                   3.90           3.03            3.24           3.54
Noninterest Income/Avg Assets                                    0.06          (0.09)           0.05           0.21
Noninterest Expense/Avg Assets                                   2.29           2.18            2.56           2.20
Yield/Cost Spread                                                3.82           2.88            2.88           3.30

LIQUIDITY:
Int Earn Assets/Int Bear Liab                                  106.73         104.76          110.40         108.39
Brokered Deposits/Tot Deposits                                    -              -               -              -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                                    7.13           9.63            3.41           2.23
Nonaccrual Loans/Gross Loans                                     6.19           5.56            1.66           1.47
Nonaccrual Lns/Ln Loss Reserve                                 282.95         138.48           68.09          71.48
Repos Assets/Tot Assets                                           -              -               -             0.07
Net Chrg-Off/Av Adj Lns                                          0.27           0.11            0.65           0.09
Nonmtg 1-4 Constr&Conv Lns/TA                                   10.27           8.52            5.73           4.46

FERGUSON & COMPANY                   HRBF
------------------

                          HARBOR FEDERAL SAVINGS BANK
                              BALTIMORE, MARYLAND

                             FINANCIAL HIGHLIGHTS


                                                              1994          1995             1996        YTD 6/97
                                                                           (All $ Amounts in Thousands)
Num of Quarters Open for Period                                     4               4              4               2

BALANCE SHEET:
Total Assets                                                  147,155        155,641         219,911        217,517
% Change in Assets                                              15.41           5.77           41.29          (1.09)
Total Loans                                                   100,825        103,182         144,767        150,405
Deposits                                                      118,945        126,139         175,966        177,347
Broker Originated Deposits                                        -              -               -              -

CAPITAL:
Equity Capital                                                 25,537         23,230          23,985         24,970
Tangible Capital                                               25,480         23,166          24,029         24,905
Core Capital                                                   25,480         23,166          24,029         24,905
Risk-Based Capital                                             25,945         23,631          24,409         25,315
Equity Capital/Total Assets                                     17.35          14.93           10.91          11.48
Core Capital/Risk Based Assets                                  39.70          34.15           26.16          25.10
Core Capital/Adj Tang Assets                                    17.33          14.89           10.92          11.61
Tangible Cap/Tangible Assets                                    17.33          14.89           10.92          11.61
Risk-Based Cap/Risk-Wt Assets                                   40.42          34.84           26.58          25.51

PROFITABILITY:
Net Income (Loss)                                               1,539          1,278             678            840
Ret on Avg Assets Bef Ext Item                                   1.12           0.84            0.34           0.77
Return on Average Equity                                         7.87           5.24            2.90           6.91
Net Interest Income/Avg Assets                                   3.68           3.67            2.63           2.84
Noninterest Income/Avg Assets                                    0.28           0.19            0.37           0.22
Noninterest Expense/Avg Assets                                   2.14           2.49            2.43           1.78
Yield/Cost Spread                                                3.43           3.28            2.32           2.54

LIQUIDITY:
Int Earn Assets/Int Bear Liab                                  116.85         113.65          109.39         110.93
Brokered Deposits/Tot Deposits                                    -              -               -              -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                                    0.30           0.63            0.57           0.23
Nonaccrual Loans/Gross Loans                                      -              -               -             0.07
Nonaccrual Lns/Ln Loss Reserve                                    -              -               -            26.28
Repos Assets/Tot Assets                                           -              -               -              -
Net Chrg-Off/Av Adj Lns                                          0.04            -              0.09            -
Nonmtg 1-4 Constr&Conv Lns/TA                                    5.56           5.39            6.90           7.37

FERGUSON & COMPANY                   JXVL
------------------

                   JACKSONVILLE SAVINGS AND LOAN ASSOCIATION
                              JACKSONVILLE, TEXAS

                             FINANCIAL HIGHLIGHTS

                                                              1994           1995            1996         YTD 6/97
                                                                          (All $ Amounts in Thousands)
Num of Quarters Open for Period                                     4               4              4               2

BALANCE SHEET:
Total Assets                                                  185,928        196,690         215,849        226,392
% Change in Assets                                               0.06           5.79            9.74           4.88
Total Loans                                                   125,108        140,242         158,781        170,430
Deposits                                                      157,478        173,743         178,339        187,086
Broker Originated Deposits                                        -              -               -              -

CAPITAL:
Equity Capital                                                 19,374         20,741          29,240         31,112
Tangible Capital                                               19,595         20,747          29,281         31,175
Core Capital                                                   19,595         20,747          29,281         31,175
Risk-Based Capital                                             20,595         21,747          30,381         32,368
Equity Capital/Total Assets                                     10.42          10.55           13.55          13.74
Core Capital/Risk Based Assets                                  22.25          21.12           26.42          26.83
Core Capital/Adj Tang Assets                                    10.54          10.57           13.56          13.77
Tangible Cap/Tangible Assets                                    10.54          10.57           13.56          13.77
Risk-Based Cap/Risk-Wt Assets                                   23.38          22.14           27.41          27.86

PROFITABILITY:
Net Income (Loss)                                               2,061          1,478           1,761          1,646
Ret on Avg Assets Bef Ext Item                                   1.11           0.77            0.83           1.50
Return on Average Equity                                        13.30           7.37            6.43          10.94
Net Interest Income/Avg Assets                                   3.62           3.08            3.49           3.97
Noninterest Income/Avg Assets                                    0.49           0.48            0.56           0.57
Noninterest Expense/Avg Assets                                   2.41           2.48            2.78           2.14
Yield/Cost Spread                                                3.82           3.05            3.21           3.66

LIQUIDITY:
Int Earn Assets/Int Bear Liab                                  105.29         106.46          111.46         113.38
Brokered Deposits/Tot Deposits                                    -              -               -              -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                                    2.84           1.98            1.43           1.03
Nonaccrual Loans/Gross Loans                                     0.30           0.23            0.45            -
Nonaccrual Lns/Ln Loss Reserve                                  35.43          33.10           66.85            -
Repos Assets/Tot Assets                                           -              -               -             0.21
Net Chrg-Off/Av Adj Lns                                         (0.12)          0.07            0.00           0.01
Nonmtg 1-4 Constr&Conv Lns/TA                                    6.36           6.97            6.29           6.46

FERGUSON & COMPANY                    LARL
------------------

                               LAUREL SAVINGS BANK
                           ALLISON PARK, PENNSYLVANIA


                              FINANCIAL HIGHLIGHTS

                                                        1994           1995            1996        YTD 6/97
Number of Open Quarters                                         -               4               4              2
                                                                         ($'s in Thousands)
BALANCE SHEET:
Total Assets                                                    -         192,698         202,583        212,135
% Change in Assets                                              -               -            5.13           4.72
Securities-Book Value                                           -          32,839          47,708         55,830
Securities-Fair Value                                           -          32,927          47,752         55,849
Total Loans & Leases                                            -         146,566         148,732        148,440
Total Deposits                                                  -         164,943         172,315        178,367
Loan/Deposit Ratio                                              -           88.86           86.31          83.22
Provision for Loan Losses                                       -           68.00           27.00          15.00

CAPITAL:
Equity Capital                                                  -          19,921          21,492         21,028
Total Qualifying Capital(Est)                                   -          20,320          22,701         22,175
Equity Capital/Average Assets                                   -           10.34           10.87          10.09
Tot Qual Cap/Rk Bsd Asts(Est)                                   -           19.68           21.41          20.61
Tier 1 Cap/Rsk Bsed Asts(Est)                                   -           18.43           20.16          19.35
T1 Cap/Avg Assets(Lev Est)                                      -            9.98           10.57           9.91
Dividends Declared/Net Income                                   -               -           20.98          23.10

PROFITABILITY:
Net Income(Loss)                                                -           2,525           2,174          1,472
Return on Average Assets                                        -            1.31            1.10           1.41
Return on Average Equity Cap                                    -           12.68           10.49          13.76
Net Interest Margin                                             -            3.84            3.91           3.72
Net Int Income/Avg Assets                                       -            3.90            3.88           3.70
Noninterest Income/Avg Assets                                   -            0.20            0.24           0.24
Noninterest Exp/Avg Assets                                      -            2.00            2.41           1.72

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE                                         -            0.73            0.55           0.62
NPA's/Equity + LLR                                              -            4.94            3.49           3.98
LLR/Nonperf & Restrcd Lns                                       -          237.34          287.87         212.35
Foreclosed RE/Total Assets                                      -            0.15            0.07              -
90+ Day Del Loans/Total Loans                                   -               -               -              -
Loan Loss Reserves/Total Lns                                    -            1.29            1.29           1.31
Net Charge-Offs/Average Loans                                   -            0.03           (0.00)         (0.00)
Dom Risk R/E Lns/Tot Dom Lns                                    -            8.51            7.55           6.98

LIQUIDITY:
Brokered Dep/Total Dom Deps                                     -               -               -              -
$100M+ Time Dep/Total Dom Dep                                   -            3.32            3.99           4.10
Int Earn Assets/Int Bear Liab                                   -          115.84          116.63         116.87
Pledged Sec/Total Sec                                           -               -            2.10           1.79
Fair Value Sec/Amort Cost Sec                                   -          101.46          100.49         100.59

FERGUSON & COMPANY                    LFBI
------------------


                              FIRST SAVINGS BANK
                           LITTLE FALLS, NEW JERSEY



                             FINANCIAL HIGHLIGHTS

                                                           1994            1995           1996        YTD 6/97
                                                                       (All $ Amounts in Thousands)
Num of Quarters Open for Period                                     4              4               4              2
BALANCE SHEET:
Total Assets                                                  133,202        154,489         166,450        172,872
% Change in Assets                                               2.13          15.98            7.74           3.86
Total Loans                                                    74,147         85,681          95,081        104,565
Deposits                                                      123,569        131,484         156,398        161,735
Broker Originated Deposits                                          -              -               -              -

CAPITAL:
Equity Capital                                                  9,260          9,785           9,372          9,540
Tangible Capital                                                8,292          8,576           8,802          8,959
Core Capital                                                    8,292          8,576           8,802          8,959
Risk-Based Capital                                              9,002          9,233           9,618          9,744
Equity Capital/Total Assets                                      6.95           6.33            5.63           5.52
Core Capital/Risk Based Assets                                  13.51          12.91           12.30          11.78
Core Capital/Adj Tang Assets                                     6.27           5.60            5.31           5.20
Tangible Cap/Tangible Assets                                     6.27           5.60            5.31           5.20
Risk-Based Cap/Risk-Wt Assets                                   14.67          13.90           13.44          12.82

PROFITABILITY:
Net Income(Loss)                                                  505            478            (162)           361
Ret on Avg Assets Bef Ext Item                                   0.38           0.33           (0.10)          0.43
Return on Average Equity                                         5.47           5.02           (1.69)          7.62
Net Interest Income/Avg Assets                                   2.95           2.66            2.66           2.56
Noninterest Income/Avg Assets                                   (0.08)          0.11            0.10           0.06
Noninterest Expense/Avg Assets                                   2.29           2.28            2.75           1.89
Yield/Cost Spread                                                3.26           2.88            2.84           2.70

LIQUIDITY:
Int Earn Assets/Int Bear Liab                                   99.86          99.70          100.16         100.20
Brokered Deposits/Tot Deposits                                      -              -               -              -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                                   14.02          10.49            8.07           6.43
Nonaccrual Loans/Gross Loans                                     1.84           1.27            1.68           1.41
Nonaccrual Lns/Ln Loss Reserve                                 177.92         165.75          196.57         188.03
Repos Assets/Tot Assets                                             -              -               -           1.48
Net Chrg-Off/Av Adj Lns                                          0.03           0.08            0.01           0.07
Nonmtg 1-4 Constr&Conv Lns/TA                                    9.68           7.01            6.16           5.90

FERGUSON & COMPANY                    MFFC
------------------

                           MILTON FEDERAL SAVINGS BANK
                                WEST MILTON, OHIO


                              FINANCIAL HIGHLIGHTS

                                                           1994            1995           1996        YTD 6/97
                                                                       (All $ Amounts in Thousands)
Num of Quarters Open for Period                                     4              4               4              2
BALANCE SHEET:
Total Assets                                                  138,281        155,596         172,068        197,718
% Change in Assets                                              10.37          12.52           10.59          14.91
Total Loans                                                    91,869        103,002         110,736        120,950
Deposits                                                      110,138        123,270         132,762        138,833
Broker Originated Deposits                                      1,592          1,394              57              -

CAPITAL:
Equity Capital                                                 24,993         24,593          20,991         21,806
Tangible Capital                                               25,156         24,404          21,083         21,931
Core Capital                                                   25,156         24,404          21,083         21,931
Risk-Based Capital                                             25,435         24,603          21,442         22,343
Equity Capital/Total Assets                                     18.07          15.81           12.20          11.03
Core Capital/Risk Based Assets                                  40.09          34.22           25.31          24.41
Core Capital/Adj Tang Assets                                    18.17          15.71           12.24          11.08
Tangible Cap/Tangible Assets                                    18.17          15.71           12.24          11.08
Risk-Based Cap/Risk-Wt Assets                                   40.53          34.50           25.74          24.87

PROFITABILITY:
Net Income(Loss)                                                1,213          1,222             697            560
Ret on Avg Assets Bef Ext Item                                   0.92           0.83            0.41           0.62
Return on Average Equity                                         6.30           4.93            3.00           5.24
Net Interest Income/Avg Assets                                   3.57           3.37            3.02           2.84
Noninterest Income/Avg Assets                                    0.24           0.21            0.32           0.24
Noninterest Expense/Avg Assets                                   2.19           2.28            2.61           2.08
Yield/Cost Spread                                                3.21           2.79            2.54           2.47

LIQUIDITY:
Int Earn Assets/Int Bear Liab                                  118.63         115.64          110.73         109.15
Brokered Deposits/Tot Deposits                                   1.45           1.13            0.04           -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                                    0.83           0.51            0.52           0.53
Nonaccrual Loans/Gross Loans                                     0.07           0.14            0.26           0.25
Nonaccrual Lns/Ln Loss Reserve                                  25.09          42.82           60.24          74.27
Repos Assets/Tot Assets                                             -              -               -              -
Net Chrg-Off/Av Adj Lns                                             -              -               -              -
Nonmtg 1-4 Constr&Conv Lns/TA                                    4.89           5.10            4.27           4.06

FERGUSON & COMPANY                    OHSL
------------------

                 OAK HILLS SAVINGS AND LOAN CO., FEDERAL ASSN.
                                CINCINNATI,OHIO


                             FINANCIAL HIGHLIGHTS

                                                           1994            1995           1996        YTD 6/97
                                                                       (All $ Amounts in Thousands)
Num of Quarters Open for Period                                     4              4               4              2
BALANCE SHEET:
Total Assets                                                  171,315        198,380         210,828        225,547
% Change in Assets                                               4.30          15.80            6.27           6.98
Total Loans                                                   138,503        144,002         158,877        167,564
Deposits                                                      135,668        159,370         169,549        174,483
Broker Originated Deposits                                          -              -               -              -

CAPITAL:
Equity Capital                                                 18,438         19,334          19,426         20,570
Tangible Capital                                               18,551         19,303          19,481         20,597
Core Capital                                                   18,551         19,303          19,481         20,597
Risk-Based Capital                                             19,059         19,813          19,968         21,106
Equity Capital/Total Assets                                     10.76           9.75            9.21           9.12
Core Capital/Risk Based Assets                                  20.96          19.61           17.95          18.78
Core Capital/Adj Tang Assets                                    10.82           9.73            9.24           9.13
Tangible Cap/Tangible Assets                                    10.82           9.73            9.24           9.13
Risk-Based Cap/Risk-Wt Assets                                   21.53          20.13           18.40          19.24

PROFITABILITY:
Net Income(Loss)                                                1,560          1,733           1,135            981
Ret on Avg Assets Bef Ext Item                                   0.93           0.94            0.55           0.89
Return on Average Equity                                         8.24           9.18            5.73           9.82
Net Interest Income/Avg Assets                                   3.48           3.13            3.18           3.06
Noninterest Income/Avg Assets                                    0.47           0.73            0.28           0.26
Noninterest Expense/Avg Assets                                   2.56           2.44            2.62           1.93
Yield/Cost Spread                                                3.21           2.81            2.88           2.82

LIQUIDITY:
Int Earn Assets/Int Bear Liab                                  109.79         109.01          108.04         106.94
Brokered Deposits/Tot Deposits                                      -              -               -              -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                                    0.21           0.46            0.61           0.27
Nonaccrual Loans/Gross Loans                                     0.01           0.03            0.01           0.01
Nonaccrual Lns/Ln Loss Reserve                                   3.74           9.13            3.20           3.14
Repos Assets/Tot Assets                                             -              -               -           0.08
Net Chrg-Off/Av Adj Lns                                         (0.02)         (0.05)           0.01          (0.02)
Nonmtg 1-4 Constr&Conv Lns/TA                                   16.83          14.92           17.59          17.61

FERGUSON & COMPANY                    PFDC
------------------


                  PEOPLES FEDERAL SAVINGS BANK OF DEKALB COUNTY
                                 AUBURN, INDIANA


                              FINANCIAL HIGHLIGHTS

                                                           1994            1995           1996        YTD 6/97
                                                          (All $ Amounts in Thousands)
Num of Quarters Open for Period                                     4              4              4               2
BALANCE SHEET:
Total Assets                                                  266,242        275,034         274,077        280,647
% Change in Assets                                               4.55           3.30           (0.35)          2.40
Total Loans                                                   213,359        219,734         223,697        230,136
Deposits                                                      229,654        234,516         233,936        239,872
Broker Originated Deposits                                          -              -               -              -

CAPITAL:
Equity Capital                                                 33,241         34,692          34,056         36,037
Tangible Capital                                               33,241         34,680          34,061         36,056
Core Capital                                                   33,241         34,680          34,061         36,056
Risk-Based Capital                                             34,074         35,520          34,929         36,931
Equity Capital/Total Assets                                     12.49          12.61           12.43          12.84
Core Capital/Risk Based Assets                                  25.71          26.32           25.63          26.16
Core Capital/Adj Tang Assets                                    12.49          12.62           12.43          12.85
Tangible Cap/Tangible Assets                                    12.49          12.62           12.43          12.85
Risk-Based Cap/Risk-Wt Assets                                   26.35          26.96           26.28          26.79

PROFITABILITY:
Net Income(Loss)                                                3,744          3,743           2,881          1,995
Ret on Avg Assets Bef Ext Item                                   1.44           1.38            1.05           1.44
Return on Average Equity                                        10.94          11.02            8.25          11.40
Net Interest Income/Avg Assets                                   3.74           3.59            3.71           3.62
Noninterest Income/Avg Assets                                    0.28           0.31            0.30           0.27
Noninterest Expense/Avg Assets                                   1.66           1.58            2.22           1.49
Yield/Cost Spread                                                3.38           3.24            3.33           3.23

LIQUIDITY:
Int Earn Assets/Int Bear Liab                                  111.09         111.42          111.41         111.43
Brokered Deposits/Tot Deposits                                      -              -               -              -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                                    0.44           0.45            0.51           0.45
Nonaccrual Loans/Gross Loans                                     0.31           0.30            0.27           0.27
Nonaccrual Lns/Ln Loss Reserve                                  66.53          77.82           69.85          70.17
Repos Assets/Tot Assets                                             -              -               -           0.09
Net Chrg-Off/Av Adj Lns                                          0.01           0.02            0.01           0.03
Nonmtg 1-4 Constr&Conv Lns/TA                                    2.37           2.04            2.74           2.71

FERGUSON & COMPANY                    WVFC
------------------


                            WEST VIEW SAVINGS BANK
                           PITTSBURGH, PENNSYLVANIA


                             FINANCIAL HIGHLIGHTS

                                                            1994           1995            1996         YTD 6/97
Number of Open Quarters                                         4              4               4               2
                                                                         ($'s in Thousands)
BALANCE SHEET:
Total Assets                                              208,983         220,618         267,978        287,954
% Change in Assets                                          (4.00)           5.57           21.47           7.45
Securities-Book Value                                      65,469          69,961         107,288        120,511
Securities-Fair Value                                      64,558          70,715         107,171        120,562
Total Loans & Leases                                      134,856         142,394         152,142        160,143
Total Deposits                                            178,561         176,076         171,564        176,409
Loan/Deposit Ratio                                          75.52           80.87           88.68          90.78
Provision for Loan Losses                                  211.00          181.00          135.00              -

CAPITAL:
Equity Capital                                             21,800          24,347          26,086         24,397
Total Qualifying Capital(Est)                              23,500          25,617          27,835         26,259
Equity Capital/Average Assets                               10.22           11.33           10.62           8.93
Tot Qual Cap/Rk Bsd Asts(Est)                               17.29           22.26           22.28          19.87
Tier 1 Cap/Rsk Bsed Asts(Est)                               16.04           21.00           21.03          18.62
T1 Cap/Avg Assets(Lev Est)                                  10.65           10.72            9.81           8.78
Dividends Declared/Net Income                                   -               -           10.66         205.05

PROFITABILITY:
Net Income(Loss)                                            2,011           2,373           2,345          1,585
Return on Average Assets                                     0.94            1.10            0.95           1.16
Return on Average Equity Cap                                 9.67           10.28            9.37          12.22
Net Interest Margin                                          3.37            3.91            3.79           3.60
Net Int Income/Avg Assets                                    3.32            3.86            3.75           3.57
Noninterest Income/Avg Assets                                0.13            0.14            0.12           0.11
Noninterest Exp/Avg Assets                                   1.92            2.08            2.25           1.74

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE                                      1.30            1.21            0.60           0.17
NPA's/Equity + LLR                                           7.44            6.58            3.25           1.04
LLR/Nonperf & Restrcd Lns                                  100.70          110.92          220.18         733.21
Foreclosed RE/Total Assets                                   0.01            0.01               -              -
90+ Day Del Loans/Total Loans                                   -               -               -              -
Loan Loss Reserves/Total Lns                                 1.29            1.33            1.32           1.25
Net Charge-Offs/Average Loans                                0.01            0.01            0.02          (0.00)
Dom Risk R/E Lns/Tot Dom Lns                                22.49           20.51           19.13          18.76

LIQUIDITY:
Brokered Dep/Total Dom Deps                                     -               -               -              -
$100M+ Time Dep/Total Dom Dep                                5.58            7.51            5.56           6.27
Int Earn Assets/Int Bear Liab                              114.26          115.00          113.25         112.41
Pledged Sec/Total Sec                                        3.05           19.30            6.06           7.68
Fair Value Sec/Amort Cost Sec                               98.61          101.46           99.63          99.78

FERGUSON & COMPANY                    WYNE
------------------


                             WAYNE SAVINGS BANK, FSB
                               WAYNE,NEW JERSEY


                              FINANCIAL HIGHLIGHTS

                                                           1994            1995           1996        YTD 6/97
                                                          (All $ Amounts in Thousands)
Num of Quarters Open for Period                                     4              4               4              2
BALANCE SHEET:
Total Assets                                                  177,175        208,416         244,328        261,334
% Change in Assets                                              (3.49)         17.63           17.23           6.96
Total Loans                                                   113,817        112,742         146,378        171,415
Deposits                                                      158,989        173,804         179,213        184,982
Broker Originated Deposits                                       -              -               -              -

CAPITAL:
Equity Capital                                                 16,259         17,299          26,257         26,293
Tangible Capital                                               16,523         17,394          26,647         26,500
Core Capital                                                   16,523         17,394          26,647         26,500
Risk-Based Capital                                             17,417         18,277          26,951         27,894
Equity Capital/Total Assets                                      9.18           8.30           10.75          10.06
Core Capital/Risk Based Assets                                  20.73          22.13           26.75          22.14
Core Capital/Adj Tang Assets                                     9.31           8.34           10.89          10.13
Tangible Cap/Tangible Assets                                     9.31           8.34           10.89          10.13
Risk-Based Cap/Risk-Wt Assets                                   21.85          23.26           27.05          23.31

PROFITABILITY:
Net Income(Loss)                                                1,689            870             524          1,061
Ret on Avg Assets Bef Ext Item                                   0.94           0.45            0.24           0.85
Return on Average Equity                                        10.80           5.19            2.31           8.05
Net Interest Income/Avg Assets                                   3.66           3.15            3.23           3.25
Noninterest Income/Avg Assets                                    0.27           0.00            0.31           0.41
Noninterest Expense/Avg Assets                                   2.22           2.29            3.07           2.12
Yield/Cost Spread                                                3.65           2.90            2.98           2.98

LIQUIDITY:
Int Earn Assets/Int Bear Liab                                  106.64         114.04          109.26         108.12
Brokered Deposits/Tot Deposits                                   -              -               -              -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                                    4.07           3.12            1.57           1.46
Nonaccrual Loans/Gross Loans                                     2.98           2.26            1.41           1.38
Nonaccrual Lns/Ln Loss Reserve                                 224.07         161.86          116.04         127.64
Repos Assets/Tot Assets                                          -              -               -              0.04
Net Chrg-Off/Av Adj Lns                                          -              0.08            -              -
Nonmtg 1-4 Constr&Conv Lns/TA                                    2.04           1.84            2.97           4.62

FERGUSON & COMPANY                    YFCB
------------------


                        YONKERS SAVINGS & LOAN ASSOCIATION
                                YONKERS, NEW YORK


                              FINANCIAL HIGHLIGHTS

                                                           1994            1995           1996        YTD 6/97
                                                                       (All $ Amounts in Thousands)
Num of Quarters Open for Period                                     4              4              4               2
BALANCE SHEET:
Total Assets                                                  199,951        211,096         254,442        282,364
% Change in Assets                                               7.94           5.57           20.53          10.97
Total Loans                                                    79,028         84,224          88,368        104,581
Deposits                                                      178,130        192,324         193,641        203,504
Broker Originated Deposits                                       -              -               -              -

CAPITAL:
Equity Capital                                                 14,404         16,219          35,277         36,624
Tangible Capital                                               14,734         16,189          34,991         36,425
Core Capital                                                   14,734         16,189          34,991         36,425
Risk-Based Capital                                             15,041         16,938          35,997         37,500
Equity Capital/Total Assets                                      7.20           7.68           13.86          12.97
Core Capital/Risk Based Assets                                  18.45          18.29           34.78          34.17
Core Capital/Adj Tang Assets                                     7.36           7.67           13.77          12.91
Tangible Cap/Tangible Assets                                     7.36           7.67           13.77          12.91
Risk-Based Cap/Risk-Wt Assets                                   18.83          19.14           35.78          35.18

PROFITABILITY:
Net Income(Loss)                                                1,857          1,783           1,494          1,398
Ret on Avg Assets Bef Ext Item                                   0.93           0.87            0.64           1.03
Return on Average Equity                                        13.08          11.64            5.38           7.87
Net Interest Income/Avg Assets                                   3.61           3.39            3.70           3.78
Noninterest Income/Avg Assets                                    0.35           0.37            0.33           0.30
Noninterest Expense/Avg Assets                                   2.22           2.21            2.92           2.33
Yield/Cost Spread                                                3.57           3.30            3.39           3.42

LIQUIDITY:
Int Earn Assets/Int Bear Liab                                  104.88         106.54          114.11         112.55
Brokered Deposits/Tot Deposits                                    -              -               -              -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                                    3.75           4.51            4.15           1.96
Nonaccrual Loans/Gross Loans                                     3.56           4.50            2.91           1.17
Nonaccrual Lns/Ln Loss Reserve                                 364.91         298.84          258.95         114.14
Repos Assets/Tot Assets                                             -              -               -           0.22
Net Chrg-Off/Av Adj Lns                                          0.45          (0.01)           0.54           0.06
Nonmtg 1-4 Constr&Conv Lns/TA                                    4.98           7.35            6.85           6.96

                                   EXHIBIT V

FERGUSON & COMPANY    Exhibit V. - Pro Forma Assumptions
------------------

     1. Net proceeds from the conversion were invested at the beginning of the period at 5.45%, which was the approximate rate on the one-year treasury bill on September 30, 1997. This rate was selected because it is considered more representative of the rate the Association is likely to earn.

     2. Wyman Park's ESOP will acquire 8% of the conversion stock with loan proceeds obtained from the Holding Company; therefore, there will be no interest expense. We assumed that the ESOP expense is one 12th annually of the initial ESOP expense.

     3. Wyman Park's RP will acquire 4% of the stock through open market purchases at $10 per share and the expense is recognized ratably over five years as the shares vest.

     4. All pro forma income and expense items are adjusted for income taxes at a combined state and federal rate of 38%.

     5. In calculating the pro forma adjustments to net worth, the ESOP and RP are deducted in accordance with generally accepted accounting principles.

     6. Earnings per share calculations have ignored AICPA OP 93-6. Calculating earnings per share under SOP 93-6 and assuming 8.333% of the ESOP shares are committed to be released and allocated to individual accounts at the beginning of the period would yield earnings per share of $.99, $0.87, $0.79 and $0.71 and a price to earnings ratio of 10.11, 11.45, 12.69 and 14.02, at the minimum, midpoint, maximum and super maximum, respectively.

                                   Exhibit V
                    Pro Forma Effect of Conversion Proceeds
               At the Minimum of the Conversion Valuation Range
                                   30-Sep-97


CAVALRY BANKING, MURFREESBORO, TENNESSEE
-----------------------------------------------------------------------
1.   Conversion Proceeds
     Pro Forma Market Value (Minimum)                                   $     48,450,000
     Less: Estimated Expenses                                                 (1,002,000)
                                                                       ------------------
     Net Conversion Proceeds                                            $     47,448,000

2.   Estimated Additional Income From Conversion Proceeds
     Net Conversion Proceeds                                            $     47,448,000
     Less: ESOP Contributions                                                 (3,876,000)
           MRP Contributions                                                  (1,938,000)
                                                                       ------------------
     Net Conversion Proceeds after ESOP & MRP                           $     41,634,000
     Estimated Incremental Rate of Return(1)                                        3.38%
                                                                       ------------------
     Estimated Additional Income                                        $      1,406,813
     Less: ESOP Expense                                                         (200,260)
           MRP Expense                                                          (240,312)
                                                                       ------------------
                                                                        $        966,241
                                                                       ==================

3.   Pro Forma Calculations

                                        Before          Conversion           After
     Period                           Conversion          Results          Conversion
                                  -------------------------------------------------------
a.   Pro Forma Earnings
     Twelve Months Ended
     30-Sep-97                        $   3,474,000       $    966,241     $   4,440,241

b.   Pro Forma Net Worth
     30-Sep-97                        $  29,501,000       $ 41,634,000     $  71,135,000

c.   Pro Forma Net Assets
     30-Sep-97                        $ 275,925,000       $ 41,634,000     $ 317,559,000

(1) Investment rate of 5.45%, subject to an effective tax rate of 38%.

                                   Exhibit V
                    Pro Forma Effect of Conversion Proceeds
               At the Midpoint of the Conversion Valuation Range
                                   30-Sep-97


CAVALRY BANKING, MURFREESBORO, TENNESSEE
-----------------------------------------------------------------------
1.   Conversion Proceeds
     Pro Forma Market Valuation (Midpoint)                                  $ 57,000,000
     Less: Estimated Expenses                                                 (1,120,000)
                                                                       ------------------
     Net Conversion Proceeds                                                $ 55,880,000

2.   Estimated Additional Income From Conversion Proceeds
     Net Conversion Proceeds                                                $ 55,880,000
     Less: ESOP Contributions                                                 (4,560,000)
           MRP Contributions                                                  (2,280,000)
                                                                       ------------------
     Net Conversion Proceeds after ESOP & MRP                               $ 49,040,000
     Estimated Incremental Rate of Return(1)                                        3.38%
                                                                       ------------------
     Estimated Additional Income                                            $  1,657,062
     Less: ESOP Expense                                                         (235,600)
           MRP Expense                                                          (282,720)
                                                                       ------------------
                                                                            $  1,138,742
                                                                       ==================

3.   Pro Forma Calculations


                                                               Before            Conversion           After
     Period                                                  Conversion            Results          Conversion
                                                       ---------------------------------------------------------
a.   Pro Forma Earnings
     Twelve Months Ended
     30-Sep-97                                          $     3,474,000      $     1,138,742     $     4,612,742

b.   Pro Forma Net Worth
     30-Sep-97                                          $    29,501,000      $    49,040,000     $    78,541,000

c.   Pro Forma Net Assets
     30-Sep-97                                          $   275,925,000      $    49,040,000     $   324,965,000

(1) Investment rate of 5.45%, subject to an effective tax rate of 38%.

                                   Exhibit V
                    Pro Forma Effect of Conversion Proceeds
               At the Maximum of the Conversion Valuation Range
                                   30-Sep-97


CAVALRY BANKING, MURFREESBORO, TENNESSEE
-----------------------------------------------------------------------
1.   Conversion Proceeds
     Pro Forma Market Valuation (Maximum)                                                 $      65,550,000
     Less: Estimated Expenses                                                                    (1,238,000)
                                                                                      ----------------------
     Net Conversion Proceeds                                                              $      64,312,000

2.   Estimated Additional Income From Conversion Proceeds
     Net Conversion Proceeds                                                              $      64,312,000
     Less: ESOP Contributions                                                                    (5,244,000)
           MRP Contributions                                                                     (2,622,000)
                                                                                      ----------------------
     Net Conversion Proceeds after ESOP & MRP                                             $      56,446,000
     Estimated Incremental Rate of Return(1)                                                           3.38%
                                                                                      ----------------------
     Estimated Additional Income                                                          $       1,907,310
     Less: ESOP Expense                                                                            (270,940)
           MRP Expense                                                                             (325,128)
                                                                                      ----------------------
                                                                                          $       1,311,242
                                                                                      ======================

3.   Pro Forma Calculations

                                                         Before           Conversion               After
     Period                                            Conversion           Results             Conversion
                                                ----------------------------------------------------------
a.   Pro Forma Earnings
     Twelve Months Ended
     30-Sep-97                                      $     3,474,000    $    1,311,242     $      4,785,242

b.   Pro Forma Net Worth
     30-Sep-97                                      $    29,501,000    $   56,446,000     $     85,947,000

c.   Pro Forma Net Assets
     30-Sep-97                                      $   275,925,000    $   56,446,000     $    332,371,000

(1) Investment rate of 5.45%, subject to an effective tax rate of 38%.

                                   Exhibit V
                    Pro Forma Effect of Conversion Proceeds
               At the SuperMax of the Conversion Valuation Range
                                   30-Sep-97


CAVALRY BANKING, MURFREESBORO, TENNESSEE
-------------------------------------------------------------------------

1.    Conversion Proceeds
      Pro Forma Market Valuation (Final)                                                    $    75,382,500
      Less: Estimated Expenses                                                              $    (1,373,000)
                                                                                      ----------------------
      Net Conversion Proceeds                                                               $    74,009,500

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                               $    74,009,500
      Less: ESOP Contributions                                                              $    (6,030,600)
            MRP Contributions                                                               $    (3,015,300)
                                                                                      ----------------------
      Net Conversion Proceeds after ESOP & MRP                                              $    64,963,600
      Estimated Incremental Rate of Return(1)                                                          3.38%
                                                                                      ----------------------
      Estimated Additional Income                                                           $     2,195,120
      Less: ESOP Expense                                                                    $      (311,581)
            MRP Expense                                                                     $      (373,897)
                                                                                      ----------------------
                                                                                            $     1,509,642
                                                                                      ======================

3.    Pro Forma Calculations


                                                             Before          Conversion            After
      Period                                               Conversion          Results           Conversion
                                                     -------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      30-Sep-97                                       $    3,474,000      $   1,509,642     $    4,983,642

b.    Pro Forma Net Worth
      30-Sep-97                                       $   29,501,000      $  64,963,600     $   94,464,600

c.    Pro Forma Net Assets
      30-Sep-97                                       $  275,925,000      $  64,963,600     $  340,888,600

(1) Investment rate of 5.45%, subject to an effective tax rate of 38%.

                                   Exhibit V
                           Pro Forma Analysis Sheet


Name of Association:       CAVALRY BANKING, MURFREESBORO, TENNESSEE
Date of Letter to Assn.:   20-Nov-97
Date of Market Prices:     7-Nov-97                                                 Southeast Publicly      All Publicly
                                                                 Comparatives          Held Thrifts         Held Thrifts
                                                                 -----------           ------------         ------------
                             Symbols      Value               Mean        Median     Mean      Median     Mean      Median
                           -------------------------          ----        ------     ----      ------     ----      ------
Price-Earnings Ratio           P/E
--------------------
     Last Twelve Months                    N/A
     At Minimum of Range                  10.91
     At Midpoint of Range                 12.36              20.92        19.48      21.66     22.44      19.87     18.87
     At Maximum of Range                  13.70
     At SuperMax of Range                 15.13

Price-Book Ratio               P/B
----------------
     Last Twelve Months                    N/A
     At Minimum of Range                  68.11%
     At Midpoint of Range                 72.57%            141.89       130.17     178.01    152.97     164.93    152.02
     At Maximum of Range                  76.27%
     At SuperMax of Range                 79.80%

Price-Asset Ratio              P/A
-----------------
     Last Twelve Months                    N/A
     At Minimum of Range                  15.26%
     At Midpoint of Range                 17.54%             18.81        18.06      22.72     19.21      17.71     16.35
     At Maximum of Range                  19.72%
     At SuperMax of Range                 22.11%

Twelve Mo. Earnings Base        Y                         $   3,474,000
     Period Ended           30-Sep-97

Book Value                      B                         $  29,501,000
     As of                  30-Sep-97

Total Assets                    A                         $ 275,925,000
     As of                  30-Sep-97

Return on Money (1)             R                                  3.38%

Conversion Expense              X                         $   1,120,000
Underwriting Commission         C                                  0.00%
Percentage Underwritten         S                                  0.00%
Estimate Dividend
     Dollar Amount             DA                         $         -
     Yield                     DY
ESOP Contributions              P                         $   4,560,000
MRP Contributions               I                         $   2,280,000
ESOP Annual Expense             E                         $     235,600
MRP Annual Contributions        M                         $     282,720
Cost of ESOP Borrowings         F                                  0.00%

(1) Investment rate of 5.45%, subject to an effective tax rate of 38%.

                                   Exhibit V
                           Pro Forma Analysis Sheet


Calculation of Estimated Value (V) at Midpoint Value

1.            V=                 P/A(A-X-P-I)              $ 57,000,000
                           -------------------------
                                1-P/A(1-(CxS))

2.            V=                 P/B(B-X-P-I)              $ 57,000,000
                           -------------------------
                                1-P/B(1-(CxX))

3.            V=           P/E(Y-R(X+P+I)-(E+M+ST))        $ 57,000,000
                           ------------------------------
                               1-P/E(R(1-(CxX))



                                          Value
        Estimated Value                 Per Share         Total Shares               Date
     ----------------------            -------------     ---------------           ----------
          $57,000,000                     $10.00              5,700,000            30-Sep-97

Range of Value
$57.0 million x 1.15 = $65.55 million or 6,555,000 shares at $10.00 per share. $57.0 million x .085 = $48.45 million or 4,845,000 shares at $10.00 per share.